As filed with the Securities and Exchange Commission on September 4, 2003.

Registration No. 333-105552

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROWN HOLDINGS, INC.

CROWN EUROPEAN HOLDINGS

(Exact name of Registrants as specified in their charter)

CROWN HOLDINGS, INC.

Pennsylvania	3411	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CROWN EUROPEAN HOLDINGS

Republic of France	3411	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Le Colisée I

Rue Fructidor

75830 Paris Cedex 17

France

(331) 49-18-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William T. Gallagher, Esquire

Senior Vice President, Secretary and General Counsel

Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

See Table of Additional Registrants Below

Copies to:

William G. Lawlor, Esquire

Gil C. Tily, Esquire

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, Pennsylvania 19103

(215) 994-4000

Approximate Date Of Commencement Of Proposed Sale to The Public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Central States Can Co. of Puerto Rico, Inc.	Ohio	Not Applicable
Crown Beverage Packaging, Inc.	Delaware	13-2853410
Crown Consultants, Inc.	Pennsylvania	23-2846356
Crown Cork & Seal Americas, Inc.	Pennsylvania	75-3099510
Crown Cork & Seal Company (DE), LLC	Delaware	Not Applicable
Crown Cork & Seal Company (PA), Inc.	Pennsylvania	23-1742532
Crown Cork & Seal Company (USA), Inc.	Delaware	23-2869494
Crown Cork & Seal Company, Inc.	Pennsylvania	23-1526444
Crown Cork & Seal Technologies Corporation	Delaware	52-2006645
Crown Cork de Puerto Rico, Inc.	Delaware	Not Applicable
Crown Financial Corporation	Pennsylvania	23-1603914
Crown Financial Management, Inc.	Delaware	23-2869496
Crown Holdings (PA), LLC	Pennsylvania	Not Applicable
Crown International Holdings, Inc.	Delaware	75-3099512
Crown New Delaware Holdings, Inc.	Delaware	75-3099508
Crown Overseas Investments Corporation	Delaware	52-2006416
Eyelet Specialty Co., Inc.	Florida	59-1399731
Eyelet, Inc.	Florida	04-2825945
Foreign Manufacturers Finance Corporation	Delaware	51-0099971
Hocking Valley Leasing Company	Delaware	31-1366045
NWR, Inc.	Pennsylvania	22-2463801
Risdon-AMS (USA), Inc.	Delaware	23-2162641
Zeller Plastik, Inc.	Delaware	06-0511010
Crown Cork Company Belgium NV	Belgium	Not Applicable
Crown Cork & Seal Canada Inc.	Canada	Not Applicable
889273 Ontario Inc.	Canada	Not Applicable
Risdon-AMS (Canada), Inc.	Canada	Not Applicable
Zeller Plastik Canada, Inc.	Canada	Not Applicable
Crown Canadian Holdings ULC	Canada	Not Applicable
ZP France	France	Not Applicable
Société de Participations CarnaudMetalbox	France	Not Applicable
Astra Plastique S.A.S.	France	Not Applicable
Polyflex	France	Not Applicable
La Francaise de Développement de la Boîte Boissons	France	Not Applicable
Crown Cork Company France SA	France	Not Applicable
Crown Developpement SNC	France	Not Applicable
CarnaudMetalbox Deutschland GmbH	Germany	Not Applicable
Crown Bender GmbH	Germany	Not Applicable
Zuchner Verpackungen GmbH	Germany	Not Applicable

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Zuchner Verschlusse GmbH	Germany	Not Applicable
Zuchner & Gruss Metallverpackungen GmbH	Germany	Not Applicable
CarnaudMetalbox Nahrungsmitteldosen GmbH	Germany	Not Applicable
Zeller Plastik GmbH	Germany	Not Applicable
Raku Rastatt GmbH	Germany	Not Applicable
Zeller Engineering GmbH	Germany	Not Applicable
Crown Cork & Seal Deutschland Holdings GmbH	Germany	Not Applicable
Envases Generales Crown S.A. de C.V.	Mexico	Not Applicable
Zeller Plastik de Mexico S.A. de C.V.	Mexico	Not Applicable
Crown Mexican Holdings, S. de R.L. de C.V.	Mexico	Not Applicable
Crown Cork AG	Switzerland	Not Applicable
Crown Obrist AG	Switzerland	Not Applicable
BMW Vogel AG	Switzerland	Not Applicable
Crown UK Holdings Limited	United Kingdom	Not Applicable
The Crown Cork Company Limited	United Kingdom	Not Applicable
CarnaudMetalbox Overseas Limited	United Kingdom	Not Applicable
Crown Cork & Seal Finance PLC	United Kingdom	Not Applicable
CarnaudMetalbox PLC	United Kingdom	Not Applicable
United Closures & Plastics PLC	United Kingdom	Not Applicable
CarnaudMetalbox Engineering PLC	United Kingdom	Not Applicable
Massmould Holdings Limited	United Kingdom	Not Applicable
Specialty Packaging (UK) PLC	United Kingdom	Not Applicable
CarnaudMetalbox Group UK Limited	United Kingdom	Not Applicable

The address for service of each of the additional registrants is c/o Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania, telephone (215) 698-5100. The primary industrial classifications number for each of the additional registrants is 3411.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2003

PROSPECTUS

Crown European Holdings

OFFER TO EXCHANGE

$1,085,000,000 9 1/2% Second Priority Senior Secured Notes due 2011 and related Guarantees for all  outstanding 9 1/2% Second Priority Senior Secured Notes due 2011

€285,000,000 10 1/4% Second Priority Senior Secured Notes due 2011 and related Guarantees for all  outstanding 10 1/4% Second Priority Senior Secured Notes due 2011

$725,000,000 10 7/8% Third Priority Senior Secured Notes due 2013 and related Guarantees for all  outstanding 10 7/8% Third Priority Senior Secured Notes due 2013

The exchange offer expires at 5:00 p.m., New York City time, on                             , 2003, unless extended. Crown European Holdings will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;
•	will not bear restrictive legends restricting their transfer under the Securities Act;
•	will not be entitled to the registration rights that apply to the old notes; and
•	will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

The new notes will be senior obligations of Crown European Holdings and initially guaranteed on a senior basis by its indirect parent, Crown Holdings, Inc., or Crown, each of Crown’s U.S. subsidiaries that guarantees obligations under Crown’s credit facilities and, subject to applicable law, each of Crown European Holdings’ subsidiaries that guarantees obligations under Crown’s credit facilities. The new notes and new note guarantees will be effectively junior in right of payment to any indebtedness of Crown European Holdings and the guarantors that is secured by assets not securing the notes and will be junior in right of payment to all indebtedness of Crown’s non-guarantor subsidiaries.

See “ Risk Factors” beginning on page 14 for a discussion of risks that should be considered by holders prior to tendering their old notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

This prospectus incorporates important business and financial information that is not included in or delivered with this document. This information is available without charge upon written or oral request. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                         , 2003. See “Incorporation of Documents by Reference.”

You should rely only on the information contained in this document and any supplement, including the periodic reports and other information we file with the Securities and Exchange Commission or to which we have referred you. See “Where You Can Find Additional Information.” Neither Crown European Holdings nor Crown has authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Crown European Holdings nor Crown is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with re-sales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Crown has agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The distribution of this prospectus and the offer or sale of the new notes may be restricted by law in certain jurisdictions. Persons who possess this prospectus must inform themselves about, and observe, any such restrictions. See “Plan of Distribution.” None of Crown European Holdings, Crown or any of their respective representatives is making any representation to any offeree or purchaser under applicable legal investment or

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similar laws. Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and none of Crown European Holdings, Crown or any of their respective representatives shall have any responsibility therefor.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

MARKET, RANKING AND OTHER DATA

The data included in this prospectus regarding markets and ranking, including the position of Crown and its competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources and the estimates of Crown based on its management’s knowledge and experience in the markets in which it operates. Crown’s estimates have been based on information obtained from customers, suppliers, trade and business organizations and other contacts in the markets in which it operates. Crown believes these estimates to be accurate in all material respects as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which Crown obtained some of the data for these estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties.

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SUMMARY

The following summary should be read in connection with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) included elsewhere in this prospectus. See “Risk Factors” for a discussion of certain factors that should be considered in connection with this offering. Unless the context otherwise requires:

•	“Crown” refers to Crown Holdings, Inc. and its subsidiaries on a consolidated basis;

•	“we,” “us,” “our” and “Crown European Holdings” refers to Crown European Holdings and not its subsidiaries;

•	“old dollar second priority notes” refers to the 9 1/2% Second Priority Senior Secured Notes due 2011 prior to the exchange;

•	“new dollar second priority notes” refers to the 9 1/2% Second Priority Senior Secured Notes due 2011 offered in exchange for the old dollar second priority notes pursuant to this prospectus;

•	“old euro second priority notes” refers to the 10 1/4% Second Priority Senior Secured Notes due 2011 prior to the exchange;

•	“new euro second priority notes” refers to the 10 1/4% Second Priority Senior Secured Notes due 2011 offered in exchange for the old euro second priority notes pursuant to this prospectus;

•	“old third priority notes” refers to the 10 7/8% Third Priority Senior Secured Notes due 2013 prior to the exchange;

•	“new third priority notes” refers to the 10 7/8% Third Priority Senior Secured Notes due 2013 offered in exchange for the old third priority notes pursuant to this prospectus;

•	“old notes” refers collectively to the old dollar second priority notes, the old euro second priority notes and the old third priority notes;

•	“new notes” refers collectively to the new dollar second priority notes, the new euro second priority notes and the new third priority notes; and

•	“notes” refers collectively to the old notes and the new notes.

Crown Holdings, Inc.

Crown is a worldwide leader in the design, manufacture and sale of packaging products for consumer goods with 191 plants along with sales and service facilities throughout 44 countries and approximately 28,000 employees. Crown’s primary products include steel and aluminum cans for food, beverage, household and other consumer products and a wide variety of metal and plastic caps, closures and dispensing systems. Crown believes that, based on the number of units sold, it is the largest global supplier of food and aerosol cans and metal vacuum closures and the third largest global supplier of beverage cans. In addition, Crown believes that it is one of the largest producers of plastic closures in the world and the largest rigid packaging company in Europe and Asia, excluding Japan.

Refinancing Plan

Refinancing Transactions. We offered the old notes as part of a plan to refinance Crown’s previous credit facility and to retire a portion of Crown’s outstanding unsecured notes. In connection with the offering of the old notes, Crown entered into new credit facilities consisting of a $550 million revolving credit facility, of which $275 million has been made available to us and $275 million has been made available to Crown Cork & Seal

Americas, Inc., and a $504 million term loan facility, of which €50 million ($54 million U.S. dollar equivalent at the refinancing transaction date) has been borrowed by us and $450 million has been borrowed by Crown Cork & Seal Americas, Inc.

Organizational Structure. Prior to the completion of the offering of the old notes, Crown completed a corporate reorganization which included the formation of Crown Holdings, Inc. as a new public holding company. The following chart shows a summary of the current organizational structure, as well as the applicable obligor under the refinancing plan indebtedness and outstanding unsecured notes as of the date of this prospectus. See “Capitalization” and “Unaudited Pro Forma Consolidated Condensed Financial Information.”

*	Guarantor of Crown Cork & Seal Company, Inc.’s obligations under the unsecured notes. See “Description of Certain Indebtedness.”

Crown is a Pennsylvania corporation. Crown’s principal executive offices are located at One Crown Way, Philadelphia, Pennsylvania 19154, and its telephone number is (215) 698-5100. Crown European Holdings (formerly known as CarnaudMetalbox SA) is a French holding company (société anonyme) and an indirect, wholly-owned subsidiary of Crown.

The Exchange Offer

On February 26, 2003, we issued and sold:

•	$1.085 billion principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011;

•	€285 million principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011; and

•	$725 million principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013.

In connection with that sale, we entered into registration rights agreements with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes.

Notes Offered

•      $1.085 billion aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011.

•      €285 million aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011.

•      $725 million principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013.

The issuance of the new notes will be registered under the Securities Act. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer. You are urged to read the discussions under the heading “The New Notes” in this Summary for further information regarding the the new notes.

The Exchange Offer	We are offering to exchange:

•      the old dollar second priority notes for up to $1,085,000,000 principal amount of the new dollar second priority notes;

•      the old euro second priority notes for up to €285,000,000 principal amount of the new euro second priority notes; and

•      the old third priority notes for up to $725,000,000 principal amount of the new third priority notes.

Old notes may be exchanged only in integral multiples of $1,000 or €1,000, as the case may be. In this prospectus, the term “exchange offer” means this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your old notes for new notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2003, or such later date and time to which it may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer
Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair Crown European Holdings’ ability to consummate the exchange offer. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes

If you wish to accept the exchange offer and tender your old notes, you must either:

•      complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such Letter of Transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

•      if old notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with the Depository Trust Company, or DTC, to cause an agent’s message to be transmitted through DTC’s Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

See “The Exchange Offer—Procedures for Tendering Old Notes.”

Broker-Dealers	Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Exchange Agent	Mellon Investor Services LLC is serving as the exchange agent in connection with the exchange offer.

Federal Income Tax Consequences	The exchange of old notes for new notes pursuant to the exchange offer should not be a taxable event for federal income tax purposes. See “Material Tax Considerations.”

Consequences of Exchanging Old Notes Pursuant to the Exchange Offer

Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, Crown European Holdings is of the view that holders of old notes (other than any holder who is an “affiliate” of Crown European Holdings within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the new notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.” In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. Crown European Holdings has agreed, under the registration rights agreements and subject to limitations specified in the registration rights agreements, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. See “The Exchange Offer—Resales of New Notes.”

The old dollar second priority notes and old third priority notes are currently eligible for trading in the Portal market, and Crown European Holdings has applied to list the old euro second priority notes on the Luxembourg Stock Exchange. Following commencement of the exchange offer but prior to its completion, the old dollar second priority notes and old third priority notes may continue to be traded in the Portal market, and the old euro second priority notes may continue to be listed on the Luxembourg Stock Exchange. Following completion of the exchange offer, however, the new notes will not be eligible for trading in the Portal market.

The New Notes

For a more complete description of the terms of the new notes, see “Description of the New Notes.”

Issuer	Crown European Holdings, a société anonyme organized under the laws of France.

Notes Offered	$1.085 billion principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011.

€285 million principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011.

$725 million principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013.

Maturity	Second Priority Notes: March 1, 2011. Third Priority Notes: March 1, 2013.

Interest	Interest on the new notes is payable on March 1 and September 1 of each year beginning on September 1, 2003.

Ranking and Guarantees

The new notes will be senior obligations of Crown European Holdings, ranking senior in right of payment to all subordinated indebtedness of Crown European Holdings, and will be guaranteed on a senior basis by:

•	Crown and each of Crown’s U.S. restricted subsidiaries that are obligors under Crown’s credit facilities or that guarantee or otherwise become liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities; and

•	each of Crown European Holdings’ present and future restricted subsidiaries that guarantees or otherwise becomes liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities, or is otherwise an obligor under the credit facilities, unless the incurrence of such guarantee is prohibited by the laws of the jurisdiction of incorporation or formation of such restricted subsidiary.

The guarantors include Crown and substantially all of Crown’s U.S. restricted subsidiaries and certain subsidiaries of Crown European Holdings.

The new notes and the new note guarantees will be junior in right of payment to all indebtedness of Crown’s non-guarantor subsidiaries, including certain of its non-U.S. subsidiaries, and will be effectively junior in right of payment to any indebtedness of Crown, Crown European Holdings and the subsidiary guarantors that is:

•	secured by first priority liens on the assets securing the new notes; or

•	secured by assets not securing the new notes.

Upon the release of any note guarantor from its guarantee of all indebtedness of Crown or any of its subsidiaries, unless there is existing a default or event of default under an indenture governing the new notes, the guarantee of such notes by such guarantor will also be released.

Senior Indebtedness

As of June 30, 2003, Crown and its subsidiaries had approximately $4.4 billion of indebtedness, including $804 million ranked effectively senior to the notes, of which $663 million was outstanding under the credit facilities and $142 million was indebtedness of non-guarantor subsidiaries (consists of total indebtedness of non-guarantor subsidiaries of $348 million, less $206 million of finance subsidiary debt guaranteed by Crown Holdings, Inc.).

Additional Indebtedness

Crown may be able to incur additional debt in the future, including debt secured by the collateral that secures the new notes as well as other assets that do not secure the new notes. Although the indentures governing the new notes and Crown’s credit facilities contain restrictions on Crown’s ability to incur indebtedness, those restrictions are subject to a number of exceptions. Crown may incur up to an aggregate of $550 million under its new senior secured credit facilities, of which $260 million was available as of June 30, 2003.

Gross Profit and Net Sales from Non-Guarantors

For the fiscal year ended December 31, 2002, on a pro forma basis, and the six months ended June 30, 2003, on an historical basis, the non-guarantor subsidiaries of Crown would have represented in the aggregate approximately 29% and 39% of consolidated gross profit, respectively (calculated using $229 million and $143 million of gross profit from non-guarantor subsidiaries for the fiscal year ended December 31, 2002 and the six months ended June 30, 2003, respectively, less $14 million, for gross profit by divested operations for the fiscal year ended December 31, 2002, divided by consolidated pro forma and historical gross profit of $731 million and $367 million, respectively). There was no pro forma impact of divested operations during the six months ended June 30, 2003.

For the fiscal year ended December 31, 2002, on a pro forma basis, and the six months ended June 30, 2003, on an historical basis, the non-guarantor subsidiaries of Crown would have represented in the aggregate approximately 28% and 29% of consolidated net sales, respectively (calculated using $1.821 billion and $926 million of net sales by non-guarantor subsidiaries for the fiscal year ended December 31, 2002 and the six months ended June 30, 2003, respectively, less $93 million for sales by divested operations for the fiscal year ended December 31, 2002 divided by consolidated pro forma and historical net sales of $6.118 billion and $3.186 billion, respectively). There was no pro forma impact of divested operations during the six months ended June 30, 2003. See “Unaudited Pro Forma Consolidated Condensed Financial Information.”

Security

The new dollar second priority notes and the new euro second priority notes, along with the old dollar second priority notes and the old euro second priority notes, will be secured by second priority liens and the new third priority notes, along with the old third priority notes, will be secured by third priority liens on the assets of Crown and its subsidiaries that from time to time secure Crown’s obligations under Crown’s credit facilities (which include substantially all of the assets of Crown and Crown’s U.S. subsidiaries and substantially all the assets of Crown European Holdings and certain of Crown European Holdings’ subsidiaries), except in each case for the additional bank collateral described below. Crown’s credit facilities are secured by first priority liens on those assets including the additional bank collateral.

The additional bank collateral that secures the obligations of Crown and its subsidiaries under Crown’s new credit facilities, but not the notes, includes:

•	the capital stock of each of Crown’s U.S. subsidiaries (provided that the capital stock of Crown Cork & Seal Company, Inc. is also pledged to secure the notes);

•	all of the capital stock of Crown European Holdings and certain of its non-U.S. subsidiaries; and

•	cash flows from operating activities reserved for (1) repayment of outstanding unsecured notes or (2) repayment of borrowings under the new credit facilities.

The indentures governing the new notes permit, under certain circumstances, additional indebtedness to be secured by the collateral securing the new notes.

Principal Property

Under the terms of Crown’s outstanding unsecured notes (of which approximately $1.377 billion was outstanding as of June 30, 2003), if at any time the amount of Crown’s indebtedness secured by liens on its principal property (defined as a manufacturing or processing plant or warehouse, but excluding equipment or personalty therein) or the capital stock or indebtedness of its subsidiaries that own, operate or lease such principal properties under the applicable indentures and agreements exceeds 10% of its consolidated net tangible assets, Crown will be required to secure its obligations under such outstanding unsecured notes on an equal and ratable basis together with the new notes, the credit facilities and any other indebtedness secured by such assets. The security documents contain a provision limiting the amount of debt secured by such principal properties, capital stock and indebtedness to the extent necessary to prevent such outstanding unsecured notes from being so secured; provided that if such outstanding unsecured notes shall for any reason become entitled pursuant to their terms to be secured by a first priority lien on such principal properties, capital stock or indebtedness, then the full amount of the obligations under the new notes, the credit facilities and any other permitted secured indebtedness will be secured by first priority liens on such principal properties, capital stock and indebtedness.

Intercreditor Agreements

The trustees, on behalf of the holders of the new notes, and the bank agent, on behalf of the lenders under the credit facilities, have entered into two intercreditor agreements which provide, among other things, that the bank agent, on behalf of the lenders under the credit facilities, holds a first priority security interest in the shared collateral (as well as the additional bank collateral), the trustee for the second priority notes holds a second priority security interest in the shared collateral, and the trustee for the third priority notes holds a third priority security interest in the shared collateral. The intercreditor agreements provide that, for so long as any obligations are outstanding under Crown’s credit facilities, the designated bank agent thereunder will have the exclusive right to instruct the collateral agent to manage, perform and enforce the terms of the security documents relating to the collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction. Further, unless a default or event of default has occurred and is continuing under the new notes, the lenders under Crown’s credit facilities may, without the consent of the holders of the new notes, release any or all of the collateral securing both the new notes and the credit facilities including, without limitation, in connection with the repayment of the credit facilities, and, during the occurrence of an event of default, the lenders under the credit facilities may release collateral in connection with the foreclosure, sale or other disposition of such collateral to satisfy obligations under the credit facilities or upon consummation of any transfer or sale of assets permitted under the indentures. In addition, if the credit facilities are repaid in full and not refinanced with other secured debt, and there is no default or event of default then existing under the indentures, the liens securing the new notes will be released. The intercreditor agreements each provide that the holders of new notes will not enjoy any security interest in the additional bank collateral described in the second paragraph of “Security” above.

Global Participation and Proceeds Sharing Agreement

The trustees, on behalf of the holders of the new notes, and the bank agent on behalf of the lenders under the credit facilities, entered into a global participation and proceeds sharing agreement. The proceeds sharing agreement provides that from and after the occurrence of a principal payment default on or an acceleration of the new notes, the credit facilities or any other debt subject to such agreement, which has not been waived, each obligor under the new notes, the credit facilities and such other covered debt will be required to make all payments due under the new notes, the credit facilities and such other covered debt directly to a sharing agent to be placed into a sharing account. Generally, the sharing agent will disburse amounts to the trustees on behalf of the holders of the new notes, the bank agent on behalf of the lenders under the credit facilities and the representatives of such other covered debt on their behalf only after such item of debt has matured, whether at its final scheduled maturity or by acceleration, and then in the following priority:

•	in the case of proceeds received in respect of collateral securing any such debt, first to the bank agent under the credit facilities and to any other holder of debt secured by a first priority lien on any such collateral, until all such debt is paid in full, second to the trustee under the indenture governing the new dollar second priority notes and the new euro second priority notes and to any other holder of debt secured by a second priority lien on any such collateral, until all such debt is paid in full, and third to the trustee under the indenture governing the third priority notes and to any other holder of debt secured by a third priority lien on any such collateral, until all such debt is paid in full; and

•	in the case of proceeds received other than in respect of collateral securing such debt, to the bank agent under the credit facilities, the trustees under the indentures governing the new notes and to the holders of any other senior indebtedness subject to the proceeds sharing agreement on a pro rata basis and, thereafter, to the holders of any subordinated indebtedness subject to the proceeds sharing agreement. See “Description of the Notes—Global Participation and Proceeds Sharing Agreement.”

Optional Redemption

Crown European Holdings may redeem some or all of the new dollar second priority notes and the new euro second priority notes at any time prior to March 1, 2007 and the new third priority notes at any time prior to March 1, 2008, in each case by paying a “make-whole” premium as set forth under “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date. Thereafter, Crown European Holdings may redeem some or all of the new dollar second priority notes, the new euro second priority notes or the new third priority notes at the redemption prices set forth under the caption “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Optional Redemption After Certain Equity Offerings

Prior to March 1, 2006, Crown European Holdings may use the net cash proceeds from certain equity offerings of capital stock of Crown Holdings, Inc. that are contributed to the common equity capital or are used to subscribe for qualified capital stock of Crown European Holdings to redeem up to 35% of the principal amount of each of the new dollar second priority notes, the new euro second priority notes and the new third priority notes, in each case, at a redemption price equal to 109.5% of their principal amount, in the case of the new dollar second priority notes, 110.25% of their principal amount, in the case of the new euro second priority notes and 110.875% of their principal amount, in the case of the new third priority notes, in each case, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such series of the notes originally issued remain outstanding immediately after such redemption. See “Description of the New Notes—Optional Redemption.”

Redemption for Changes in Withholding Taxes

In the event Crown European Holdings has or would become obligated to pay additional amounts as a result of changes affecting certain withholding tax laws applicable to payments on the new dollar second priority notes, the new euro second priority notes or the new third priority notes, Crown European Holdings may redeem all, but not less than all, of such notes at any time at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the New Notes—Redemption of Notes for Changes in Withholding Taxes” and “—Additional Amounts.”

Change of Control

Upon a change of control of Crown, as defined under the caption “Description of the New Notes—Repurchase at the Option of Holders,” you will have the right, as a holder of new notes, to require Crown European Holdings to repurchase all or part of your new notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Asset Sales

Crown European Holdings may have to use a portion of the net cash proceeds from selling assets to offer to purchase your new notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the New Notes—Repurchase at the Option of Holders.”

Additional Amounts

All payments made by Crown European Holdings or any guarantor with respect to the new notes will be made without withholding or deduction for taxes unless required by law or the interpretation or administration thereof. Subject to certain exceptions, if Crown European Holdings or any guarantor is required to withhold or deduct any amount for taxes from any payment made with respect to the new notes, Crown European Holdings or the guarantor will pay such additional amounts as may be necessary so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of the New Notes—Additional Amounts.”

Restrictive Covenants	The indentures governing the new notes limit, among other things, Crown’s ability and the ability of its restricted subsidiaries (including Crown European Holdings) to:

•	incur additional debt;

•	pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments;

•	create liens and engage in sale and leaseback transactions;

•	create restrictions on the payment of dividends and other amounts to Crown or Crown European Holdings from restricted subsidiaries;

•	sell assets or merge or consolidate with or into other companies; and

•	engage in transactions with affiliates.

These covenants are subject to a number of important exceptions and limitations that are described under the caption “Description of the New Notes—Material Covenants.”

Covenant Suspension

At any time when the new notes issued under an indenture are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred and is continuing under the indenture governing such notes, Crown and its subsidiaries will not be subject to most of the covenants described under the captions “Restrictive Covenants” and “Change of Control” above and will not be required to offer to purchase notes from the net cash proceeds from selling assets that do not constitute collateral as described under the caption “Asset Sales” above. See “Description of the New Notes—Material Covenants.”

Risk Factors

An investment in the new notes involves risks. You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under the caption “Risk Factors” in this prospectus.

Summary Historical and Pro Forma Consolidated Condensed Financial Data

The following table sets forth summary historical and pro forma consolidated condensed financial data for Crown. The summary of operations and other data for each of the years in the three-year period ended December 31, 2002 and the balance sheet data as of December 31, 2000, 2001 and 2002 have been derived from Crown’s audited consolidated financial statements. The summary of operations and other data for each of the six-month periods ended June 30, 2002 and 2003 and the balance sheet data as of June 30, 2002 and 2003 have been derived from Crown’s unaudited consolidated financial statements. The pro forma data gives effect to the disposition transactions and the refinancing plan assumptions described under the caption “Unaudited Pro Forma Consolidated Condensed Financial Information.” You should read the following financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Consolidated Condensed Financial Information” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere and incorporated by reference in this prospectus.

	Historical					Pro Forma
	Year Ended December 31,			Six Months Ended June 30,		Year Ended December 31, 2002	Six Months Ended June 30, 2003
	2000	2001	2002	2002	2003
	(dollars in millions)
Summary of Operations Data:
Net sales	$7,289	$7,187	$6,792	$3,356	$3,186	$6,118	$3,186
Cost of products sold excluding depreciation and amortization	5,982	6,063	5,619	2,760	2,656	5,061	2,656
Depreciation and amortization	379	386	375	185	163	326	163

Gross profit	928	738	798	411	367	731	367
Goodwill amortization	116	113	—	—	—	—	—
Selling and administrative expense	314	310	317	152	162	295	162
Provision for asbestos	255	51	30	—	—	30	—
Provision for restructuring	52	48	19	2	—	19	—
Provision for asset impairments and loss/(gain) on sale of assets	27	213	247	24	(3)	4	(3)
Loss/(gain) from early extinguishment of debt	—	—	(28)	(25)	9	—	—
Interest expense	393	455	342	179	180	406	200
Interest income	(20)	(18)	(11)	(5)	(5)	(11)	(5)
Translation and exchange adjustments	8	10	27	18	(69)	26	(69)

	Historical							Pro Forma
	Year Ended December 31,			Six Months Ended June 30,				Year Ended December 31, 2002	Six Months Ended June 30, 2003
	2000	2001	2002	2002		2003
	(dollars in millions)
Income/(loss) before minority interests, income taxes, and cumulative effect of a change in accounting(1)	$(217)	$(444)	$(145)	$66		$93		$(38)	$82
Provision for income taxes	(58)	528	30	46		39		(37)	25
Minority interests, net of equity earnings	(15)	(4)	(16)	(10)		(38)		(15)	(38)

Income/(loss) before cumulative effect of a change in accounting(1)	$(174)	$(976)	$(191)	$10		$16		$(16)	$19

Other Financial Data:
Cash flows provided by/(used in):
Operating activities	$270	$310	$415	$(2)		$(85)
Investing activities	(248)	(163)	591	129		(199)
Financing activities	127	(63)	(1,128)	(255)		180
Capital expenditures	262	168	115	56		54
Ratio of earnings to fixed charges(2)(3)	—	—	—	1.4	x	1.5	x	—	1.3	x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$382	$456	$363	$308		$276			$276
Working capital	652	(84)	(246)	152		458			468
Total assets	11,159	9,620	7,505	8,619		8,207			8,199
Total debt	5,349	5,320	4,054	4,912		4,364			4,356
Shareholders’ equity/(deficit)	2,109	804	(87)	109		56			56

(1)	Excludes a credit of $4 million in the first quarter of 2001 for the cumulative effect of a change in accounting for the adoption of SFAS 133, “Accounting for Derivatives and Hedging Instruments.” Also excludes a charge of $1.014 billion in the first quarter of 2002 for the cumulative effect of a change in accounting for the adoption of SFAS 142, “Goodwill and Other Intangible Assets.”

(2)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges (exclusive of interest capitalized during the period), amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the notes, the ratio of earnings to fixed charges is defined differently.

(3)	Earnings did not cover fixed charges by $215 million, $442 million and $140 million for the years ended December 31, 2000, 2001 and 2002, respectively. If the interest rates on the new debt were applied to the historical debt, and no other pro forma adjustments were made, earnings would not cover fixed charges by $217 million for the year ended December 31, 2002.

RISK FACTORS

An investment in the new notes involves a high degree of risk. You should consider carefully the following risks involved in investing in the new notes, as well as the other information contained in this prospectus, before deciding whether to exchange your old notes in the exchange offer. The risk factors related to the new notes and Crown’s business are also generally applicable to the old notes.

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes your old notes will continue to be subject to restrictions on transfer.

We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain limitations. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes.

If an active trading market for the new notes does not develop, the liquidity and value of the new notes could be harmed.

While the old dollar second priority notes and old third priority notes are presently eligible for trading in the Portal market, and application has been made to list the old euro second priority notes on the Luxembourg Stock Exchange, there is no existing market for the new notes. An active public market for the new notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your new notes at their fair market value or at all.

You must comply with the exchange offer procedures in order to receive new notes.

The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. None of us, Crown nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes

The substantial indebtedness of Crown could prevent it from fulfilling its obligations under the new notes and the new note guarantees.

Crown is highly leveraged. As a result of Crown’s substantial indebtedness, a significant portion of Crown’s cash flow will be required to pay interest and principal on its outstanding indebtedness, and Crown may not generate sufficient cash flow from operations, or have future borrowings available under its credit facilities, to enable it to pay its indebtedness, including the new notes, or to fund other liquidity needs. As of June 30, 2003, Crown had approximately $4.4 billion of total indebtedness, including $804 million ranked effectively senior to the new notes, $162 million of unsecured notes due in December 2003 (which will be paid with $162 million from Crown’s restricted cash amount), €107 million ($124 million U.S. dollar equivalent at June 30, 2003) of unsecured notes due in December 2004 and $269 million of unsecured notes due in December 2006, and shareholders’ equity of $56 million. Crown’s $550 million revolving credit facility will mature in September 2006. The maturity of Crown’s $504 million term loan facility will be shortened from September 2008 to September 2006 in the event that Crown’s unsecured public debt that matures in 2006 is not repaid or funds are not set aside in a designated account to repay at maturity such debt by September 15, 2006. Earnings did not cover fixed charges by $140 million for the year ended December 31, 2002 and by $217 million on a pro forma basis for the year ended December 31, 2002.

The substantial indebtedness of Crown could have important consequences to you. For example, it could:

•	make it more difficult for Crown and its subsidiaries to satisfy their obligations with respect to the new notes, such as Crown European Holdings’ obligation to purchase new notes tendered as a result of a change in control of Crown;

•	increase Crown’s vulnerability to general adverse economic and industry conditions, including rising interest rates;

•	require Crown to dedicate a substantial portion of its cash flow from operations to service its indebtedness, thereby reducing the availability of its cash flow to fund future working capital, capital expenditures and other general corporate requirements;

•	require Crown to sell assets used in its business;

•	limit Crown’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; and

•	place Crown at a competitive disadvantage compared to its competitors that have less debt.

Crown does not have the right to redeem certain of its outstanding unsecured notes prior to stated maturity and must instead repurchase or retire such outstanding unsecured notes through privately negotiated purchases, public tender offers or other means.

If its financial condition, operating results and liquidity deteriorate, Crown’s creditors may restrict its ability to obtain future financing and its suppliers could require prepayment or cash on delivery rather than extend credit to it. If Crown’s creditors restrict advances, Crown’s ability to generate cash flows from operations sufficient to service its short and long-term debt obligations will be further diminished.

Indebtedness under the credit facilities is subject to floating interest rates, which would result in Crown’s interest expense increasing if interest rates rise.

As of June 30, 2003, approximately $850 million of Crown’s indebtedness and other outstanding obligations was subject to floating interest rates. Changes in economic conditions could result in higher interest rates, thereby increasing Crown’s interest expense and reducing funds available for operations or other purposes. Crown’s annual interest expense net of interest income for 2002, on a pro forma basis, was $395 million. Based on the amount of variable rate debt outstanding during 2002, on a pro forma basis, a 1% increase in variable interest rates for 2002 would have increased its annual pro forma interest expense by $9 million to $404 million. In July 2003, Crown entered into three interest rate swaps with a combined notional value of $800 million, which effectively converted $800 million of 9.5% fixed rate debt into variable rate debt, thereby increasing Crown’s exposure to variable interest rate fluctuations. Accordingly, Crown may experience economic losses and a negative impact on earnings as a result of interest rate fluctuations. Although Crown may use interest rate protection agreements from time to time to reduce its exposure to interest rate fluctuations in some cases, it may not elect or have the ability to implement hedges or, if it does implement them, they may not achieve the desired effect. See “Capitalization” and “Description of Certain Indebtedness.”

Despite current indebtedness levels and restrictive covenants, Crown may still be able to incur substantial additional debt, which could exacerbate the risks described above.

Crown may be able to incur additional debt in the future, including debt secured by the collateral that secures the new notes as well as other assets that do not secure the new notes. Although the indentures governing the new notes and Crown’s credit facilities contain restrictions on Crown’s ability to incur indebtedness, those restrictions are subject to a number of exceptions. In addition, if Crown is able to designate some of its restricted subsidiaries under the indentures governing the notes as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indentures and engage in other activities in which restricted subsidiaries may not engage. Adding new debt to current debt levels could intensify the related risks that Crown and its subsidiaries now face. See “Capitalization” and “Description of Certain Indebtedness.”

Restrictive covenants in the credit facilities, the indentures governing the new notes and Crown’s other current or future indebtedness could restrict Crown’s operating flexibility.

The credit facilities and the indentures governing the new notes contain, and the indentures and agreements governing Crown’s outstanding unsecured notes contain, affirmative and negative covenants that limit the ability of Crown and its subsidiaries to take certain actions. These restrictions may limit Crown’s ability to operate its businesses and may prohibit or limit its ability to enhance its operations or take advantage of potential business opportunities as they arise. The credit facilities require Crown to maintain specified financial ratios and satisfy other financial conditions. The credit facilities, the indentures governing the new notes and the agreements or indentures governing the other indebtedness incurred in connection with the refinancing plan restrict, among other things, the ability of Crown and the ability of all or substantially all of its subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments;

•	create liens and engage in sale and leaseback transactions;

•	create restrictions on the payment of dividends and other amounts to Crown or Crown European Holdings from subsidiaries;

•	sell assets and merge or consolidate with or into other companies; and

•	engage in transactions with affiliates.

In addition, the indentures and agreements governing Crown’s outstanding unsecured notes limit, among other things, the ability of Crown to enter into certain transactions, such as mergers, consolidations, asset sales, sale and leaseback transactions and the pledging of assets.

The breach of any of these covenants by Crown or the failure by Crown to meet any of these ratios or conditions could result in a default under any or all of such indebtedness. If a default occurs under any such indebtedness, all of the outstanding obligations thereunder could become immediately due and payable, which could result in a default under Crown’s other outstanding debt and could lead to an acceleration of obligations related to the new notes and other outstanding debt. The ability of Crown to comply with the provisions of the credit facilities, the indentures governing the new notes, the agreements or indentures governing other indebtedness it may incur in the future and its outstanding unsecured notes can be affected by events beyond its control and, therefore, it may be unable to meet those ratios and conditions.

The value of the collateral securing the new notes may not be sufficient to satisfy Crown’s and its subsidiaries’ obligations under the new notes and the collateral securing the new notes may be reduced or diluted under certain circumstances.

Proceeds from a sale of the collateral described in this prospectus would be distributed to satisfy indebtedness and all other obligations under the credit facilities and any other indebtedness secured by a first priority lien on the collateral before any such proceeds are distributed in respect of the new notes, which will be secured by second or third priority liens. In the event of foreclosure on the collateral, the proceeds from the sale of the collateral securing indebtedness under the new notes may not be sufficient to satisfy the new notes and Crown may not be able to continue operating its business. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral, to the extent the indentures governing the new notes and the credit facilities permit the collateral to secure additional indebtedness. Guarantees of the new notes by certain subsidiaries may be limited so as not to violate applicable laws. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. The collateral is located in a number of countries, and the multi-jurisdictional nature of any foreclosure on the collateral may limit the realizable value of the collateral. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released and the new notes will be structurally subordinated to the debt and other obligations of the unrestricted subsidiary and its subsidiaries. See “Description of the New Notes—Sufficiency of Collateral.”

The new notes will also be effectively subordinated to Crown’s and its subsidiaries’ obligations under the credit facilities and any additional obligations to lenders and their affiliates permitted under such facilities to the extent that these obligations are secured by collateral that does not secure the new notes.

To the extent that Crown’s and its subsidiaries’ assets secure their obligations under the credit facilities and any other obligations they may have to lenders thereunder and their affiliates, such as in connection with interest rate and currency agreements, but do not secure the new notes, the new notes will be effectively subordinated to such other obligations. In addition to the collateral from time to time securing the new notes and the note guarantees, the obligations of the borrowers and the guarantors under the credit facilities are further secured by:

•	pledges of (a) the capital stock of substantially all of Crown’s U.S. subsidiaries and (b) all of the capital stock of certain foreign subsidiaries of Crown;

•	that portion of the cash flow of Crown and its subsidiaries which would, in accordance with the terms of the credit facilities, be required to be applied to repay borrowings under the credit facilities but which is, in lieu thereof, deposited in a segregated account for the purpose of (a) refinancing or otherwise retiring any of Crown’s outstanding unsecured notes maturing in or prior to 2006 that remained outstanding after the date of the issuance of the old notes or (b) repaying borrowings under the credit facilities, in each case at a future date as may be provided for in the credit facilities; and

•	substantially all of the assets (including, without limitation, capital stock and intercompany indebtedness) of any subsidiaries of Crown that are obligors under the credit facilities and which are not guarantors of the new notes.

The assets described in the preceding paragraph (except as set forth therein) will not secure the new notes. In the event of a bankruptcy, liquidation, reorganization or other winding up of Crown or any such subsidiary, those assets that do not secure the new notes will not be available to pay obligations under the new notes unless and until payment in full of the obligations under the credit facilities and such other obligations is made. Likewise, if the lenders under the credit facilities accelerate the obligations under such facilities, then those lenders would be entitled to exercise the remedies available to a secured creditor under applicable law, and those lenders would have a claim on those assets that do not secure the new notes before any holder of notes.

Both Crown and Crown European Holdings are holding companies with no direct operations and the new notes will be effectively subordinated to all indebtedness of Crown’s subsidiaries that are not guarantors of the new notes.

Both Crown and Crown European Holdings are holding companies with no direct operations. Their principal assets are the equity interests and investments they hold in their subsidiaries. As a result, they depend on dividends and other payments from their subsidiaries to generate the funds necessary to meet their financial obligations, including the payment of principal of and interest on their outstanding debt. Their subsidiaries are legally distinct from them and have no obligation to pay amounts due on their debt or to make funds available to them for such payment except as provided in the new note guarantees or pursuant to intercompany notes which may be pledged as collateral for the new notes. Not all of Crown’s or Crown European Holdings’ subsidiaries will guarantee the new notes. A holder of new notes will not have any claim as a creditor against subsidiaries of Crown or Crown European Holdings that are not guarantors of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those non-guarantor subsidiaries will be effectively senior to your claims. For the fiscal year ended December 31, 2002, on a pro forma basis, and the six months ended June 30, 2003, on an historical basis, the non-guarantor subsidiaries of Crown and Crown European Holdings would have represented in the aggregate approximately 28% and 29% of consolidated net sales, respectively, in each period.

The lenders under the credit facilities will have the sole right to exercise remedies against the collateral for so long as the credit facilities are outstanding and, unless a default or event of default has occurred and is continuing, release the collateral securing the notes, and may take actions detrimental to your rights as a holder of new notes.

The intercreditor agreements provide that the lenders under the credit facilities will have the exclusive right to manage, perform and enforce the terms of the security documents relating to the collateral, and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of the collateral and to hold or dispose of the collateral. Under the terms of the intercreditor agreements, if the lenders under the credit facilities release all or any portion of the collateral securing the credit facilities for any reason whatsoever, including, without limitation, in connection with any sale of assets, the collateral so released will no longer secure Crown European Holdings’ and the guarantors’ obligations under the new notes if at the time of such release no default or event of default has occurred and is continuing with respect to the new notes. In addition, if the credit facilities are repaid in full and not refinanced with other secured debt, and there is no default or event of default then existing under the indentures, the liens securing the new notes will be released. If an event of default has occurred, the lenders under the credit facilities may release collateral in connection with the foreclosure, sale or other disposition of such collateral to satisfy obligations under the credit facilities or upon consummation of any transfer or sale of assets constituting collateral permitted under the indentures and the credit facilities. Any collateral released would cease to act as security for the new notes and the guarantees of the new notes, as well as Crown European Holdings’ and the guarantors’ obligations under the credit facilities and any other indebtedness which is secured by such collateral. In addition, because the lenders under the credit facilities control the disposition of the collateral securing the credit facilities and the new notes, if there were an event of default under the new notes, the lenders could decide not to proceed against the collateral, regardless of whether or not there is a default under the credit facilities. In such event, the only remedy available to the holders of the new notes would be to sue for payment on the new notes and the new note guarantees. By virtue of the direction of the administration of the pledges and security interests and the release of collateral, actions may be taken under the collateral documents that may be detrimental to your rights as a holder of new notes.

The proceeds sharing agreement may reduce and/or delay your recovery under the new notes.

Under the terms of the proceeds sharing agreement, on and after the occurrence of a principal payment default or an acceleration of the notes, the credit facilities or any other debt covered by the proceeds sharing agreement, the obligors under the notes, the credit facilities and such other covered debt will be required to cause Crown and each other applicable obligor to make all payments and other distributions due to the holders of the notes, the lenders under the credit facilities and the holders of such other covered debt directly to the sharing agent under the proceeds sharing agreement to be placed into a sharing account. Generally, the sharing agent will disburse amounts to the trustee on behalf of the holders of the notes, the bank agent under the credit facilities and the representatives of the holders of such other covered debt for their benefit only after such item of debt has matured and then in accordance with the priority specified in the agreement.

The holders of the new notes may recover less after giving effect to the proceeds sharing agreement than what they otherwise would have recovered if the new notes were not subject to the proceeds sharing agreement.

This is because if borrowings under the credit facilities are undersecured, the proceeds sharing agreement permits the lenders under such facilities to seek recovery of any shortfall from holders of the new notes. Accordingly, holders of the new notes may recover less than the full amount of their notes even if the value of the Crown European Holdings collateral exceeds the amount of notes outstanding. See “Description of the new notes—Global Participation and Proceeds Sharing Agreement.”

The new note guarantee of a subsidiary guarantor will be released if such subsidiary guarantor no longer guarantees or is otherwise an obligor of indebtedness of Crown or any of its subsidiaries.

Any subsidiary guarantee of the new notes may be released without action by, or consent of, any holder of the new notes or the trustees under the indentures if the subsidiary guarantor is no longer a guarantor or an obligor of other indebtedness of Crown or any of its subsidiaries. The lenders under the credit facilities will have the discretion to release the subsidiary guarantees under the credit facilities in a variety of circumstances. In the case of the release of collateral consisting of the stock of a subsidiary guarantor, that release would cause the subsidiary guarantor’s guarantee to be released if the release occurs in the context of an asset sale of such subsidiary guarantor that is not prohibited by the credit facilities or the related security documents. Upon release of a subsidiary guarantor of the new notes under its subsidiary guarantee, the security documents related to the indenture provide that the security interests in the assets of that subsidiary guarantor securing the new notes and note guarantees will be released simultaneously. You will not have a claim as a creditor against any subsidiary that is no longer a subsidiary guarantor of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims.

Insolvency and administrative laws could limit your ability to enforce your rights under the new notes, the new note guarantees and the security documents.

Your rights under the new notes, the new note guarantees and the security documents will be subject to the insolvency and administrative laws of several jurisdictions and you may not be able to effectively enforce your rights in such complex, multiple bankruptcy or insolvency proceedings. The new notes will be issued by Crown European Holdings, which is organized under the laws of France, and the new notes will be guaranteed by and secured by the assets of subsidiaries of Crown in the United States and subsidiaries of Crown European Holdings in Belgium, Canada, France, Germany, Mexico, Switzerland and the United Kingdom. In the event of a bankruptcy or insolvency event, proceedings could be initiated in France, the United States, the UK or in one or more other jurisdictions in which the guarantors or the collateral are domiciled. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. In addition, in actions brought in countries outside of the United States, courts may choose to apply their own law rather than the law of the State of New York, which governs the indentures, the new notes and the new note guarantees. The application of foreign law may limit your ability to enforce your rights under the new notes, the new note guarantees and the security documents. See “Description of the New Notes—Certain Bankruptcy and Fraudulent Transfer Limitations” and “Description of the New Notes—Enforceability of Judgments.”

The new notes and the new note guarantees and the granting of the collateral securing the new note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.

Fraudulent transfer and insolvency laws may void, subordinate or limit the new notes, new note guarantees and the granting of collateral securing the new notes. See “Description of the New Notes—Certain Bankruptcy and Fraudulent Transfer Limitations.”

United States

Under U.S. federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the new note guarantees by Crown and the U.S. subsidiary guarantors could be voided, or claims in respect of such liens or obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time Crown and/or the U.S. subsidiary guarantors issued the related new note guarantees, Crown or the applicable subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which Crown’s or such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

By its terms, the new note guarantee of each U.S. subsidiary guarantor will limit the liability of each such guarantor to the maximum amount it can pay without the new note guarantee being deemed a fraudulent transfer.

United Kingdom

Under UK insolvency law, a court may, upon application, set aside certain types of preliquidation transactions and rescind a transaction entered into by such company at an undervalue (which is similar to less than fair value), if such company was insolvent at the time of, or in consequence of, the transaction and enters into a liquidation or administration within two years of the completion of the transaction. In addition, under UK insolvency law, the liabilities of guarantors organized in the UK in respect of the guarantees of the new notes will be paid in the event of an insolvency after certain debts which are entitled to priority under UK law.

France

A French court may, under certain circumstances, set aside a guarantee granted by a French company for the benefit of another company if the guarantor derives no corporate benefit of its own from such transaction or if the liability assumed by the guarantor exceeds the guarantor’s financial resources. A French court may also refuse to enforce a guarantee if it is determined that the company granting such guarantee was insolvent at the time the guarantee was granted. In addition, a French court may grant a debtor or guarantor a period of time to perform its obligation. The liabilities and obligations of any guarantor incorporated in France shall be limited to the extent required by applicable law to the amount any guarantor can pay without exceeding its financial capacity or otherwise resulting in insolvency of the guarantor.

Other

The laws of each of the jurisdictions in which the non-U.S. subsidiary guarantors are organized limit the ability of these subsidiaries to guarantee and secure debt of a parent company. These limitations arise under various provisions or principles of corporate law which include provisions requiring a subsidiary guarantor to receive adequate corporate benefit from the financing, rules governing preservation of share capital, thin capitalization and fraudulent transfer principles. In many of these jurisdictions, including Belgium, Canada, France, Germany and Switzerland, the new note guarantees and/or security documents will contain language limiting the amount of debt guaranteed and secured so that applicable local law restrictions will not be violated. Accordingly, if you were to enforce the new note guarantees and security interests of the subsidiary guarantors in these jurisdictions, your claims may be limited. Furthermore, although we believe that the note guarantees and security interests of these subsidiary guarantors are enforceable (subject to local law restrictions), a third party creditor may challenge these new note guarantees and security interests and prevail in court.

The credit facilities provide that certain change of control events constitute an event of default. In the event of a change of control, Crown and Crown European Holdings may not be able to satisfy all of their obligations under the credit facilities, the new notes or other indebtedness.

Crown or Crown European Holdings may not have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of its obligations under the credit facilities, the new notes or other indebtedness in the event of a change of control. If Crown or Crown European Holdings experiences specific kinds of changes of control, Crown European Holdings will be required to offer to repurchase all outstanding new notes. However, the credit facilities provide that certain change of control events will constitute an event of default under such facilities. Such an event of default would entitle the lenders thereunder to, among other things, cause all outstanding debt obligations under the credit facilities to become due and payable and to proceed against the collateral securing the credit facilities, which includes collateral securing the new notes and the new note guarantees. Any event of default or acceleration of the credit facilities will likely also cause a default under the terms of the other indebtedness of Crown.

In addition, the credit facilities contain, and any future credit facilities or other agreements to which Crown becomes a party may contain, restrictions on its ability to offer to repurchase the new notes in connection with a change of control. In the event a change of control occurs at a time when it is prohibited from offering to purchase the new notes, Crown European Holdings could seek consent to offer to purchase the new notes or attempt to refinance the borrowings that contain such a prohibition. If it does not obtain the consent or refinance the borrowings, Crown European Holdings would remain prohibited from offering to purchase the new notes. In such case, the failure by Crown European Holdings to offer to purchase any of the new notes would constitute a default under the indentures governing such new notes, which, in turn, could result in amounts outstanding under any future credit facility or other agreement relating to indebtedness being declared due and payable. Any such declaration could have adverse consequences to Crown, Crown European Holdings and the holders of the new notes.

Crown may enter into transactions that would not constitute a change of control that could affect Crown’s ability to satisfy its obligations under the new notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture may allow Crown to enter into transactions, such as acquisitions, refinancings or recapitalizations, that would not constitute a change of control but may increase Crown’s outstanding indebtedness or otherwise affect Crown’s ability to satisfy its obligations under the new notes. The definition of change of control includes a phrase relating to the transfer of “all or substantially all” of the assets of Crown and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require Crown European Holdings to repurchase new notes as a result of a transfer of less than all of the assets Crown to another person may be uncertain.

At any time when the new notes are rated investment grade, Crown will not be subject to most of the covenants in the indenture governing such new notes.

At any time when any of the new notes are rated “investment grade” by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., Crown and its restricted subsidiaries will not be subject to most of the covenants contained in the indentures governing such new notes. This may permit the taking of actions that would be detrimental to the interests of the holders of new notes and that would otherwise have been prohibited by the covenants.

The value of payments relating to the new notes and the price of the new notes may be subject to the effects of fluctuations in foreign exchange rates.

Payments of interest and principal on the new dollar second priority notes and the new third priority notes will be in U.S. dollars and payments of interest and principal on the new euro second priority notes will be in euros. During times of a strengthening U.S. dollar, payments on the new euro second priority notes will translate into fewer U.S. dollars. Conversely, during times of a weakening U.S. dollar, payments on the new dollar second priority notes and the new third priority notes will translate into fewer euros. Fluctuations in exchange rates between the euro and U.S. dollar may also impact the price at which you may be able to sell your new notes.

Risks Related to Crown’s Business

Pending and future asbestos litigation and payments to settle asbestos-related claims could reduce Crown Cork & Seal Company, Inc.’s cash flow and negatively impact Crown Cork & Seal Company, Inc.’s financial condition.

Crown Cork & Seal Company, Inc. is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. In 1963, Crown Cork & Seal Company, Inc. acquired a subsidiary that had two operating businesses, one of which is alleged to have manufactured asbestos-containing insulation products. Crown Cork & Seal Company, Inc. believes that the business ceased manufacturing such products in 1963.

Crown Cork & Seal Company, Inc. recorded pre-tax charges of $163 million, $255 million, $51 million and $30 million to increase its accrual for asbestos-related liabilities in 1999, 2000, 2001 and 2002, respectively. As of June 30, 2003, Crown Cork & Seal Company, Inc.’s accrual for pending and future asbestos-related claims was $233 million and Crown Cork & Seal Company, Inc. estimates that its range of potential liability for pending and future asbestos claims that are probable and estimatable is between $233 million and $472 million. Crown Cork & Seal Company, Inc. made cash payments of $94 million, $118 million, $114 million and $30 million in 2000, 2001, 2002 and the first six months of 2003, respectively, for asbestos-related claims and it expects to make additional asbestos-related cash payments of approximately $40 million in 2003, of which approximately $24 million will be for committed settlements. These payments have reduced and any such future payments will reduce the cash flow available to Crown Cork & Seal Company, Inc. for its business operations and debt payments. Asbestos-related pay-outs and defense costs may be significantly higher than those estimated by Crown Cork & Seal Company, Inc. because the outcome of this type of litigation (and, therefore, Crown Cork & Seal Company, Inc.’s reserve and range of potential liabilities) is subject to a number of assumptions and uncertainties, such as the number or size of asbestos-related claims or settlements, the number of financially viable responsible parties, the extent to which a Pennsylvania statute relating to asbestos liability is upheld and/or applied by courts in states other than Pennsylvania, the extent to which a Texas statute relating to asbestos liability is upheld and/or applied by Texas courts, and the potential impact of any pending or future asbestos-related litigation. Accordingly, Crown Cork & Seal Company, Inc. may be required to make payments for claims substantially in excess of its accrual and range of potential liability, which could reduce Crown’s cash flow and impair Crown’s ability to satisfy its obligations under the new notes. As a result of the uncertainties regarding its asbestos-related liabilities and its reduced cash flow, the ability of Crown Cork & Seal Company, Inc. to raise new money in the capital markets has become increasingly difficult and more costly, and Crown may not be able to access the capital markets in the future. See “Note K—Commitments and Contingent Liabilities to the 2002 Consolidated Financial Statements of Crown Cork & Seal Company, Inc” and Note I—Commitments and Contingent Liabilities to the Consolidated Financial Statements of Crown Cork & Seal Company, Inc. for the six months ended June 30, 2003.”

Crown has significant pension plan obligations worldwide and significant underfunded U.S. post-retirement obligations, which could decrease cash available to satisfy obligations under the new notes.

Pension contributions and payments under Crown’s retiree medical plans may decrease cash available to pay Crown’s obligations under the new notes. Crown sponsors various pension plans worldwide, with the largest funded plans in the UK, U.S. and Canada. In 1998, 1999, 2000, 2001, 2002 and the first six months of 2003, Crown contributed $19 million, $22 million, $26 million, $118 million, $144 million and $41 million, respectively, to these plans and currently anticipates its additional 2003 funding to be approximately $81 million. Crown has adjusted several of its assumptions for 2003 and, among other changes, has lowered its discount rate assumptions to between 6.75% and 7.0% and also lowered its long-term rate of return assumptions to between 8.5% and 9.0%. Assumption changes along with lower fund performance in recent years will result in an increase in 2003 pension expense to approximately $100 million from $27 million in 2002, which will decrease Crown’s cash available to pay its outstanding obligations, including the new notes. For 2003, Crown lowered its expected rate of return on plan assets to 9.0% in the U.S. and Canada from 9.5% in 2002, and to 8.5% in the U.K. from 9.25% in 2002. A .25% change in the expected rate of return would change 2003 pension expense by approximately $7 million. A .25% change in the discount rates would change 2003 pension expense by approximately $12 million.

Crown has significant current funding obligations for pension benefits. Crown’s minimum U.S. pension funding requirement on a calendar year basis for 2002 was $52 million. Crown contributed an additional $73 million to its U.S. pension plan in 2002, including $3 million of contributions to the pension plan assumed by Constar. Because of this additional contribution, Crown’s minimum U.S. pension funding requirement for 2003 will be zero. Based on current assumptions, Crown’s minimum U.S. pension funding requirement in 2004 is expected to be approximately $88 million.

Crown’s U.S. pension and retiree medical plans are significantly underfunded. As of December 31, 2002, the Crown U.S. pension plan was underfunded on a termination basis by approximately $788 million. The Crown pension plan assets consist primarily of common stocks and fixed income securities. If the performance of investments in the plan does not meet Crown’s assumptions, the underfunding of the pension plan may increase and Crown may have to contribute additional funds to the pension plan. An increase in pension contributions could decrease Crown’s cash available to pay its outstanding obligations, including the notes. While its U.S. pension plan continues in effect, Crown continues to incur additional pension obligations. The Crown pension plan is subject to the Employee Retirement Income Security Act of 1974, or ERISA. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded plan under certain circumstances. In the event its U.S. pension plan is terminated for any reason while the plan is underfunded, Crown will incur a liability to the PBGC that may be equal to the entire amount of the underfunding.

In addition, as of December 31, 2002, the unfunded “accumulated post-retirement benefit obligation,” calculated in accordance with generally accepted accounting principles, for U.S. retiree medical benefits was approximately $555 million, based on assumptions set forth in Crown’s consolidated financial statements.

Crown could be liable for Constar’s pension obligations, which could decrease cash available to satisfy obligations under the new notes.

Under certain circumstances, Crown may be liable for Constar’s pension obligations, which could decrease Crown’s cash available to pay its outstanding obligations, including the new notes. At the time of the Constar initial public offering, Constar assumed sponsorship of the Crown pension plan which covered all active and former hourly employees and certain former salaried employees of Constar. Such plan was underfunded by approximately $24 million when it was assumed by Constar. The Constar pension plan is subject to ERISA. Under ERISA, the PBGC has the authority to terminate an underfunded plan under certain circumstances. If the Constar pension plan is terminated within five years of the completion of the Constar initial public offering, the PBGC may bring a claim under ERISA to hold Crown liable for the Constar pension plan underfunding if it is determined that a principal purpose of the Constar initial public offering was to evade pension liability. Crown does not believe that is the case. The actual amount for which Crown may become liable in the future depends on the future funding status of the Constar pension plan. In any case, if this claim is brought against Crown in the future, it may be costly to defend and the claim may reduce Crown’s liquidity.

Crown had net operating losses in recent years and may not generate profits in the future.

Continuing operating losses limit its ability to service its debt and fund its operations. For the fiscal years ended December 31, 2000, 2001 and 2002, Crown had consolidated losses before cumulative effect of a change in accounting of approximately $174 million, $976 million, and $191 million, respectively. For the six months ended June 30, 2003, Crown had consolidated income before cumulative effect of a change in accounting of $16 million. Crown may not generate net income from operations in the future.

Crown’s principal markets are subject to overcapacity and intense competition, which could reduce Crown’s net sales and net income.

The worldwide food and beverage can markets have experienced limited growth in demand in recent years. Food and beverage cans are standardized products, allowing for relatively little differentiation among competitors. This led to overcapacity and price competition among food and beverage producers, as capacity growth outpaced the growth in demand for food and beverage cans. These market conditions reduced product prices, which contributed to declining revenue and net income and increasing debt balances that Crown experienced in recent years. The North American food and beverage can market, in particular, is considered to be a mature market, characterized by slow growth and a sophisticated distribution system. Price-driven competition has increased as producers seek to capture more sales volumes in order to keep their plants operating at optimal levels and reduce unit costs.

Competitive pricing pressures, overcapacity, the failure to develop new product designs and technologies for the products, as well as other factors could cause Crown to lose existing business or opportunities to generate new business and could result in decreased cash flow and net income.

Crown is subject to competition from substitute products, which could result in lower profits and reduced cash flows.

Crown is subject to substantial competition from producers of alternative packaging made from glass and plastic, particularly from producers of plastic food and beverage containers, whose market has grown substantially over the past several years. Crown’s sales depend heavily on the volumes of sales by Crown’s customers in the food and beverage markets. Changes in preferences for products and packaging by consumers of prepackaged food and beverage cans significantly influence Crown’s sales. Changes in packaging by Crown’s customers may require Crown to re-tool manufacturing operations, which could require material expenditures. In addition, a decrease in the costs of, or a further increase in consumer demand for, alternative packaging could result in lower profits and reduced cash flows.

Crown is subject to the effects of fluctuations in foreign exchange rates, which may reduce its net sales and cash flow.

Crown is exposed to fluctuations in foreign currencies as a significant portion of its consolidated net sales, and some of its costs, assets and liabilities (including, the new euro second priority notes), are denominated in currencies other than the U.S. dollar. For the fiscal years ended December 31, 2000, 2001 and 2002, and for the six months ended June 30, 2003, Crown derived approximately 61%, 60%, 63% and 69%, respectively, of its consolidated net sales from sales in foreign currencies. In its consolidated financial statements, Crown translates local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period. During times of a strengthening U.S. dollar, its reported international revenue and earnings will be reduced and its expenses denominated in U.S. dollars, including its interest expense with respect to the new dollar notes, will effectively increase because the local currency will translate into fewer U.S. dollars. Conversely, a weakening U.S. dollar will effectively increase Crown’s expenses denominated in foreign currencies, including interest expense, and the translated principal amount, with respect to the new euro second priority notes. In 2000, 2001 and 2002, Crown’s currency translation adjustments reduced reported income before tax by $8 million, $10 million and $27 million, respectively, and, during the first six months of 2003, Crown’s currency translation adjustments increased reported income before tax by $69 million. Although Crown may use currency exchange rate protection agreements from time to time to reduce its exposure to currency exchange rate fluctuations in some cases, it may not elect or have the ability to implement hedges or, if it does implement them, they may not achieve the desired effect.

Crown European Holdings is exposed to fluctuations in exchange rates between foreign currencies and the U.S. dollar. The operations of Crown European Holdings’ subsidiaries are primarily denominated in foreign currencies and, the new dollar second priority notes and new third priority notes will be denominated in U.S. dollars. During times of a strengthening U.S. dollar, Crown European Holdings’ interest expense, and the translated principal amount, with respect to the new dollar notes will effectively increase because the euro and other currencies will translate into fewer U.S. dollars. Conversely, a weakening U.S. dollar will effectively decrease interest expense, and the translated principal amount, with respect to the new dollar second priority notes and the new third priority notes. The purchase of aluminum for foreign operations is denominated in U.S. dollars which may result in additional exchange rate risk. At this time, Crown European Holdings does not intend to hedge the exposure. Although Crown European Holdings may use currency exchange rate protection agreements from time to time to reduce its exposure to currency exchange rate fluctuations in some cases, it may not elect or have the ability to implement hedges or, if it does implement them, they may not achieve the desired effect.

Crown’s international operations are subject to various risks that may lead to decreases in its financial results.

The risks associated with operating in foreign countries may have a negative impact on Crown’s liquidity and net income. Crown’s international operations generated approximately 61%, 60%, 63% and 69% of its consolidated net sales in 2000, 2001, 2002 and the first six months of 2003, respectively. The business strategy of Crown includes continued expansion of international activities. However, Crown’s international operations are subject to various risks associated with operating in foreign countries, including:

•	restrictive trade policies;

•	inconsistent product regulation or policy changes by foreign agencies or governments;

•	duties, taxes or government royalties, including the imposition or increase of withholding and other taxes on remittances and other payments by non-U.S. subsidiaries;

•	foreign exchange rate risks;

•	difficulty in collecting international accounts receivable and potentially longer payment cycles;

•	increased costs in maintaining international manufacturing and marketing efforts;

•	non-tariff barriers and higher duty rates;

•	difficulties in enforcement of contractual obligations and intellectual property rights;

•	exchange controls, such as those found in Thailand, Greece and Spain;

•	national and regional labor strikes;

•	political, social and economic instability;

•	taking of property by nationalization or expropriation without fair compensation (in 2000, a Crown plant in Moldova was expropriated);

•	imposition of limitations on conversions of foreign currencies into dollars or payment of dividends and other payments by non-U.S. subsidiaries;

•	hyperinflation and currency devaluation in certain foreign countries, including the countries of Eastern Europe and Turkey, where such currency devaluation could affect the amount of cash generated by operations in those countries and thereby affect Crown’s ability to service the Notes; and

•	war, civil disturbance and acts of terrorism.

In addition to the risks listed above, recent adverse economic conditions in Argentina and Brazil reduced sales in those jurisdictions in 2002. While the reduction in sales in Argentina and Brazil is not likely to have a material impact on noteholders, there can be no guarantee that a continued deterioration of economic conditions in those countries would not have a material impact.

Crown’s profits will decline if the price of raw materials or energy rises and it cannot increase the price of its products.

Crown uses various raw materials, such as aluminum and tinplate for metals packaging, and various types of resins, which are petrochemical derivatives, for plastics packaging in its manufacturing operations. Sufficient quantities of these raw materials may not be available in the future. Moreover, the prices of certain of these raw materials, such as aluminum and resin, have historically been subject to volatility. In addition, the political situation in Iraq may cause additional volatility in the price of petrochemicals. Crown may be subject to adverse price fluctuations when purchasing raw materials and it may be unable to increase its prices to offset unexpected increases in raw material costs without suffering reductions in unit volume, revenue and operating income. If any of Crown’s principal suppliers were to increase their prices significantly or were unable to meet its requirements for raw materials, either or both of its revenues or profits would decline.

In addition, the manufacturing facilities of Crown are dependent, in varying degrees, upon the availability of processed energy, such as natural gas and electricity. Certain of these energy sources may become difficult or impossible to obtain on acceptable terms due to external factors, which could increase Crown’s costs or interrupt its business.

The loss of a major customer and/or customer consolidation could reduce Crown’s net sales and profitability.

Many of Crown’s largest customers have acquired companies with similar or complementary product lines. This consolidation has increased the concentration of Crown’s business with its largest customers. In many cases, such consolidation has been accompanied by pressure from customers for lower prices, reflecting the increase in the total volume of product purchased or the elimination of a price differential between the acquiring customer and the company acquired. Increased pricing pressures from Crown’s customers may reduce Crown’s net sales and net income.

The majority of Crown’s sales are to companies that have leading market positions in the sale of packaged food, beverages, aerosol and health and beauty products to consumers. Although no one customer accounted for more than 10% of its net sales in 2000, 2001 or 2002, the loss of any of its major customers could reduce Crown’s net sales and net income. A continued consolidation of Crown’s customers could exacerbate any such loss.

Crown’s business is seasonal and weather conditions could reduce Crown’s net sales.

Crown manufactures packaging primarily for the food and beverage can market. Its sales can be affected by weather conditions. Due principally to the seasonal nature of the soft drink, brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, sales of Crown’s products have varied and are expected to vary by quarter. Shipments in the U.S. and Europe are typically greater in the second and third quarters of the year. Unseasonably cool weather can reduce consumer demand for certain beverages packaged in its containers. In addition, poor weather conditions that reduce crop yields of packaged foods can decrease customer demand for its food containers.

Crown is subject to costs and liabilities related to stringent environmental and health and safety standards.

Laws and regulations relating to environmental protection and health and safety may increase Crown’s costs of operating and reduce Crown’s profitability. Crown’s operations are subject to numerous U.S. federal and state and non-U.S. laws and regulations governing the protection of the environment, including those relating to treatment, storage and disposal of waste, discharges into water, emissions into the atmosphere, remediation of soil and groundwater contamination and protection of employee health and safety. Future regulations may impose stricter environmental requirements affecting Crown’s operations. For example, anticipated future restrictions in some jurisdictions on air emissions of volatile organic compounds and the use of certain paint and lacquering ingredients may require Crown to employ additional control equipment or process modifications. Crown’s operations and properties, both in the U.S. and abroad, must comply with these laws and regulations.

A number of governmental authorities both in the U.S. and abroad have enacted, or are considering, legal requirements that would mandate certain rates of recycling, the use of recycled materials and/or limitations on certain kinds of packaging materials such as plastics. In addition, some companies with packaging needs have responded to such developments, and/or to perceived environmental concerns of consumers, by using containers made in whole or in part of recycled materials. Such developments may reduce the demand for some of Crown’s products, and/or increase Crown’s costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Position—Environmental Matters” in Crown’s Annual Report on Form  10-K for the year ended December 31, 2002 incorporated by reference in this prospectus.

Crown has written down a significant amount of goodwill, and a further writedown of goodwill could result in lower reported net income and a reduction of its net worth.

Further impairment of Crown’s goodwill would require additional write-offs of the goodwill, which would reduce Crown’s net income in the period of any such write-off. At June 30, 2003, the carrying value of Crown’s goodwill was approximately $2.4 billion. In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Under the new standard, Crown is no longer required to or permitted to amortize goodwill reflected on its balance sheet. It is, however, required to evaluate goodwill reflected on its balance sheet when circumstances indicate a potential impairment or at least annually, under the new impairment testing guidelines outlined in the standard. If it determines that the goodwill is impaired, Crown would be required to write-off a portion of the goodwill. Crown adopted this standard on January 1, 2002 and recorded a noncash, non-tax deductible impairment charge of $1.0 billion, reported as the cumulative effect of a change in accounting.

If Crown fails to retain key management and personnel Crown may be unable to implement its business and financial improvement plan.

Crown believes that its future success depends, in large part, on its experienced senior management team. Losing the services of key members of its management team could limit Crown’s ability to implement its business and financial improvement plan.

A significant portion of Crown’s workforce is unionized and labor disruptions could increase Crown’s costs and prevent Crown from supplying its customers.

A significant portion of Crown’s workforce is unionized. Although Crown considers its current relations with its employees to be generally good, a prolonged work stoppage or strike at any facility with unionized employees could increase Crown’s costs and prevent Crown from supplying its customers. In addition, upon the expiration of existing collective bargaining agreements, Crown may not reach new agreements without union action and any such new agreements may not be on terms satisfactory to Crown.

Crown is subject to litigation risks which could negatively impact its operations and net income.

Crown is subject to claims, tax assessments and lawsuits that arise in the ordinary course of business, in addition to asbestos-related litigation described in “—Pending and future asbestos litigation and payments to settle asbestos-related claims could reduce Crown Cork & Seal Company, Inc.’s cash flow and negatively impact Crown Cork & Seal Company, Inc.’s financial condition.” Crown is currently unable to determine the total expense or possible loss, if any, that may ultimately be incurred in the resolution of such legal proceedings. Regardless of the ultimate outcome of such legal proceedings, they could result in significant diversion of time by Crown’s management. The results of Crown’s pending legal proceedings, including any potential settlements, are uncertain and the outcome of these disputes may decrease its cash available for operations and investment, restrict its operations or otherwise negatively impact its business, operating results, financial condition and cash flow.

In March 2003, the European Commission issued a Statement of Objections alleging that certain of Crown’s European subsidiaries engaged in commercial practices that violated European competition law. The Statement of Objections alleges that certain food can contracts primarily in the United Kingdom and Ireland during the 1990’s infringed Article 82 of the EC Treaty (abuse of dominant position). The issuance of a Statement of Objections by the Commission is the initial step in formal proceedings. It does not constitute a decision on the merits. If the Commission finds that the subsidiaries violated European competition law, the Commission has the authority to require Crown to modify its commercial practices and to levy fines, which could be material to Crown. Because the matter is in its preliminary stages, Crown is unable to predict the ultimate outcome of the matter or its impact on Crown’s business, operating results, financial condition and cash flow.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Crown European Holdings is a société anonyme organized under the laws of France. Certain members of its board of directors (conseil d ‘administration) and officers may reside outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Crown European Holdings or those persons or to enforce, in courts outside of the United States, judgments against Crown European Holdings or those persons obtained in United States courts, whether or not based upon the civil liability provisions of the federal securities laws of the United States. Furthermore, to the extent its assets are located outside of the United States, any judgment obtained in the United States against Crown European Holdings or those persons may not be collectible within the United States. Crown European Holdings has been advised by its French counsel, JeantetAssociés, that liabilities predicated upon the U.S. federal securities laws may not be enforceable in actions brought in France. Certain remedies available under U.S. federal or state laws may not be admitted or enforced by French courts on the basis of being contrary to France’s public policy or mandatory provisions of French law. In addition, actions for enforcement before French courts of the judgments of U.S. courts rendered against a French person may be barred by Article 15 of the French Code Civil, which has been construed by the courts in France as granting its nationals, as well as certain foreign nationals domiciled in those countries, the right to be sued only in France. This bar on enforcement would not exist if the French defendant waived his or her rights under Article 15 of the French Code Civil. However, only Crown European Holdings, to the extent set forth in “Description of the Notes—Enforceability of Judgments,” has waived this right. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by French law no. 80-538 of July 16,1980 which may, subject to international treaties, preclude or restrict the obtaining of evidence in France or from French persons in connection with the actions described above.

The old notes are, and the new notes will be, guaranteed by certain of Crown European Holdings’ subsidiaries organized under the laws of Belgium, Canada, France, Germany, Mexico, Switzerland and the United Kingdom. The laws of the jurisdiction of organization of each such guarantor, and the laws of any jurisdiction in which collateral is located, may also limit or prevent investors from effecting service of process, enforcing the obligations of such guarantors, or pursuing other remedies against such guarantors.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, which are not historical facts (including any statements concerning plans and objectives of management for future operations or financial performance, or assumptions related thereto), are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by words, such as “believes,” “estimates,” “anticipates,” “expects” and other words of similar meaning in connection with a discussion of future operating or financial performance. These may include, among others, statements relating to:

•	Crown’s plans or objectives for future operations, products or financial performance;

•	Crown’s and its subsidiaries’ indebtedness;

•	the impact of an economic downturn or growth in particular regions;

•	anticipated uses of cash;

•	cost reduction efforts and expected savings; and

•	the expected outcome of contingencies, including with respect to asbestos-related litigation and pension liabilities.

These forward-looking statements are made based upon Crown’s expectations and beliefs concerning future events impacting it and therefore involve a number of risks and uncertainties. Crown cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause the actual results of operations or the financial condition of Crown and its subsidiaries to differ include, but are not necessarily limited to, the factors indicated in this prospectus under the caption “Risk Factors” and to the following additional factors:

•	their ability to repay, refinance or restructure their remaining short and long-term indebtedness on adequate terms and to comply with the terms of their agreements relating to debt;

•	loss of customers, including the loss of any significant customer;

•	their ability to obtain and maintain adequate pricing for their products, including the impact on their revenue, margins and market share and the ongoing impact of their recent price increases;

•	the impact of their initiative to generate additional cash, including the reduction of working capital levels and capital spending;

•	their ability to realize cost savings from their restructuring programs;

•	changes in the availability and pricing of raw materials (including aluminum can sheet, steel tinplate, plastic resin, inks and coatings) and their ability to pass raw material price increases through to their customers or to otherwise manage these commodity pricing risks;

•	the financial condition of their vendors and customers;

•	their ability to generate significant cash to meet their obligations and invest in their business and to maintain appropriate debt levels;

•	their ability to maintain adequate sources of capital and liquidity;

•	their ability to realize efficient capacity utilization and inventory levels and to innovate new designs and technologies for their products in a cost-effective manner;

•	changes in consumer preferences for different packaging products;

•	competitive pressures, including new product developments, industry overcapacity, or changes in competitors’ pricing for products;

•	their ability to maintain and develop competitive technologies for the design and manufacture of products and to withstand competitive and legal challenges to the proprietary nature of such technology;

•	their ability to generate sufficient production capacity;

•	the collectibility of receivables;

•	changes in governmental regulations or enforcement practices, including with respect to environmental, health and safety matters and restrictions as to foreign investment or operation;

•	weather conditions including their effect on demand for beverages and on crop yields for fruits and vegetables stored in food containers;

•	changes or differences in U.S. or international economic or political conditions, such as inflation or fluctuations in interest or foreign exchange rates and tax rates;

•	war or acts of terrorism that may disrupt their production or the supply or pricing of raw materials, impact the financial condition of their customers or adversely affect their ability to refinance or restructure their remaining indebtedness;

•	energy and natural resource costs;

•	the costs and other effects of legal and administrative cases and proceedings, settlements and investigations;

•	the outcome of asbestos-related litigation (including the number and size of future claims and the terms of settlements, and the impact of bankruptcy filings by other companies with asbestos-related liabilities, any of which could increase asbestos-related costs over time), the adequacy of reserves established for asbestos-related liabilities, Crown Cork & Seal Company, Inc.’s ability to obtain resolution without payment of asbestos related claims by persons alleging first exposure to asbestos after 1964 and the impact of the recent Pennsylvania corporate and Texas tort-reform legislation dealing with asbestos liabilities (and any litigation challenging that legislation) and any future legislation dealing with asbestos liabilities;

•	labor relations and workforce and social costs, including pension obligations and other employee or retiree costs;

•	investment performance of their pension plans;

•	costs and difficulties related to the integration of acquired businesses; and

•	the impact of any potential dispositions or other strategic realignments.

Some of the factors noted above are discussed elsewhere in this prospectus. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

USE OF PROCEEDS

We will not receive any proceeds from this exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements. Net proceeds from the offering of the old notes were approximately $2.028 billion, after deducting the initial purchasers’ discount and offering expenses. The net proceeds from the offering of old notes and the net proceeds from the other components of Crown’s refinancing plan were used to repay indebtedness outstanding under Crown’s previous credit facility, to repurchase $759 million of Crown’s outstanding unsecured notes, and to pay fees and expenses associated with the refinancing. The remaining proceeds were placed in restricted cash accounts as collateral for the notes, the term loan and the revolver, and may only be used to repurchase or retire additional unsecured notes. As of June 30, 2003, the balance in the restricted cash accounts was $162 million.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2002	2003
Ratio of earnings to fixed charges	1.3x	1.7x	N/A	N/A	N/A	1.4x	1.5x

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges, amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the new notes, the ratio of earnings to fixed charges is defined differently.

Earnings did not cover fixed charges by $215 million, $442 million and $140 million for the years ended December 31, 2000, 2001 and 2002, respectively.

CAPITALIZATION

The following table sets forth the unaudited consolidated capitalization of Crown as of June 30, 2003, on an actual basis and as adjusted to give effect to the repurchase in July 2003 of $8 million of unsecured notes maturing in December 2003. You should read this table in conjunction with “Unaudited Pro Forma Consolidated Condensed Financial Information,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere and incorporated by reference in this prospectus.

	June 30, 2003
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$276	$276

Restricted cash(1)	$162	$154

Debt:
New credit facilities:
Revolving credit facilities	$155	$155
Term loan facilities	508	508
9.5% Second priority notes	1,085	1,085
10.25% Second priority notes	328	328
10.875% Third priority notes	725	725
Outstanding unsecured notes:
Notes due April 2003 through May 2005(1)	408	400
Notes due December 2006 through December 2096	969	969
Capital lease obligations and other secured debt	43	43
Other unsecured indebtedness	143	143

Total debt	$4,364	$4,356
Minority interests	216	216
Shareholders’ equity	56	56

Total capitalization	$4,636	$4,628

(1)	Restricted cash and total debt have been decreased to reflect the repurchase of $8 million of the unsecured notes maturing in December 2003.

UNAUDITED PRO FORMA CONSOLIDATED

CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma consolidated condensed financial statements are presented to illustrate the effects of the refinancing plan and the other transactions described below on the historical financial position and results of operations of Crown. Historical amounts for the year ended December 31, 2002 are derived from Crown’s audited 2002 consolidated financial statements and historical amounts as of and for the six months ended June 30, 2003 are derived from Crown’s unaudited consolidated financial statements. The statements reflect adjustments for the following:

Disposition adjustments

•	Crown’s sales of its U.S. fragrance pumps business, European pharmaceutical packaging business and its 15% equity interest in Crown Nampak (Pty) Limited in the first quarter of 2002 and its Central and East African packaging interests in the third quarter of 2002 and the application of the proceeds of such sales to repay outstanding debt; and

•	Crown’s receipt of approximately $460 million in net proceeds after underwriting discounts and other expenses from the Constar initial public offering.

Refinancing adjustments

•	the receipt of proceeds from the issuance of $1.085 billion of old dollar second priority notes, €285 million of old euro second priority notes ($306 million U.S. dollar equivalent at the refinancing transaction date) and $725 million of old third priority notes;

•	the receipt of $504 million pursuant to the new term loan facilities (including €50 million at a U.S. dollar equivalent of $54 million at the refinancing transaction date);

•	the application of these proceeds to pay down Crown’s entire outstanding balance under its previous revolving credit facility, repurchase or retire $810 million of the outstanding unsecured notes scheduled to mature in or prior to 2006 (including the $43 million of debt-for-equity exchanges which occurred in January 2003) and pay fees and expenses incurred in connection with the refinancing; and

•	Crown’s $315 million reduction in the outstanding principal amount of unsecured notes maturing in or prior to December 2006 as a result of privately negotiated debt-for-equity exchanges which occurred in 2002 and January 2003.

The pro forma adjustments are based upon available information and certain assumptions that Crown believes are reasonable under the circumstances. These adjustments are more fully described in the notes to the pro forma consolidated condensed financial statements below.

The unaudited pro forma consolidated condensed balance sheet at June 30, 2003 includes the refinancing and other transactions described above. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2002 and the six months ended June 30, 2003 assume that the refinancing plan and the other transactions described above took place on January 1, 2002, the beginning of Crown’s 2002 fiscal year. Such information is not necessarily indicative of the financial position or results of operations of Crown that would have occurred if the refinancing plan and other transactions described above had been consummated as of the dates indicated, nor should it be construed as being a representation of the future financial position or results of operations of Crown.

The unaudited pro forma consolidated condensed financial statements of Crown should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2003

(in millions)

	Historical Amounts	Refinancing Adjustments		Pro Forma for Refinancing
Assets
Current assets
Cash and cash equivalents	$276	$—		$276
Receivables	1,023	—		1,023
Inventories	975	—		975
Restricted cash	162	(8	)(1)	154
Prepaid expenses and other current assets	94	—		94

Total current assets	2,530	(8)		2,522
Long-term notes and receivables	27	—		27
Investments	93	—		93
Goodwill, net of amortization	2,362	—		2,362
Property, plant and equipment, net	2,176	—		2,176
Other non-current assets	1,019	—		1,019

Total assets	$8,207	$(8)		$8,199

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$62	$—		$62
Current maturities of long-term debt	190	(8	)(1)	182
Accounts payable and accrued liabilities	1,762	—		1,762
Income taxes payable	58	—		58

Total current liabilities	2,072	(8)		2,064
Long-term debt, excluding current maturities	4,112	—		4,112
Post-retirement and pension liabilities	1,029	—		1,029
Other non-current liabilities	722	—		722
Minority interests	216	—		216
Shareholders’ equity	56	—		56

Total liabilities & shareholders’ equity	$8,207	$(8)		$8,199

See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(in millions, except per share data)

	Historical Amounts	Refinancing Adjustments		Pro Forma for Refinancing
Net sales	$3,186	—		$3,186
Cost of products sold (excluding depreciation and amortization)	2,656	—		2,656
Depreciation and amortization	163	—		163

Gross profit	367	—		367
Selling and administrative expense	162	—		162
Provision for asset impairments and loss/(gain) on sale of assets	(3)	—		(3)
Loss/(gain) on early extinguishment of debt	9	(9	)(2)	—
Interest expense	180	20	(3)	200
Interest income	(5)	—		(5)
Translation and exchange adjustments	(69)	—		(69	)(4)

Income/(loss) before income taxes and cumulative effect of a change in accounting	93	(11)		82
Provision for income taxes	39	(14	)(5)	25
Minority interests, net of equity earnings	(38)	—		(38)

Income before cumulative effect of a change in accounting	$16	$3		$19

Earnings per share	$.10			$.11

Average number of shares	165.3			165.8

See Accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002(6)

(in millions, except per share data)

	Historical Amounts	Disposition Adjustments(7)		Pro Forma for Dispositions	Total Refinancing Adjustments		Pro Forma for Refinancing and Dispositions
Net sales	$6,792	$(674)		$6,118	$—		$6,118
Cost of products sold (excluding depreciation and amortization)	5,619	(558)		5,061	—		5,061
Depreciation and amortization	375	(49)		326	—		326

Gross profit	798	(67)		731	—		731
Selling and administrative expense	317	(22)		295	—		295
Provision for restructuring	19	—		19	—		19
Provision for asbestos	30	—		30	—		30
Provision for asset impairments and loss/(gain) on sale of assets	247	(243)		4	—		4
Loss/(gain) on early extinguishment of debt	(28)			(28)	28	(9)	—
Interest expense	342	(15	)(8)	327	79	(3)	406
Interest income	(11)			(11)			(11)
Translation and exchange adjustments(4)	27	(1)		26	—		26

Income/(loss) before income taxes and cumulative effect of a change in accounting	(145)	214		69	(107)		(38)
Provision for income taxes	30	(15)		15	(52	)(5)	(37)
Minority interests, net of equity earnings	(16)	1		(15)	—		(15)

Income/(loss) before cumulative effect of a change in accounting	$(191)	$230		$39	$(55)		$(16)

Loss per share	$(1.33)						$(.10)

Average number of shares	143.8						159.3

See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.	The refinancing adjustment at June 30, 2003 reflects the use of $8 million from the cash collateral account which was used to repurchase in July, 2003 of $8 million of the unsecured notes maturing in December 2003.

2.	Reflects the elimination of the $9 million loss on the early extinguishment of $43 million of unsecured notes maturing in or prior to December 2006 as a result of privately negotiated debt-for-equity exchanges which occurred in January 2003 and the early extinguishment of the previous credit facility in February 2003.

3.	Reflects the interest expense impact based on the following:

•	Crown borrowed $504 million under the term loan facility at LIBOR plus 425 basis points. The interest rate is assumed to be 5.4%.

•	Crown issued $1.085 billion in second priority notes at an interest rate of 9.50%.

•	Crown issued $725 million in third priority notes at an interest rate of 10.875%.

•	Crown issued €285 million in second priority notes ($328 million in U.S. dollar equivalent at June 30, 2003) at an interest rate of 10.25%.

•	Crown entered into a $550 million three-year revolving credit facility at LIBOR plus 400 basis points. The interest rate is assumed to be 5.15% on the average outstanding balances under the new revolving credit facilities of $180 million and $154 million as of December 31, 2002 and June 30, 2003, respectively.

•	Crown pays a commitment fee on the undrawn portion of the $550 million new revolving credit facility of $2 million for the six month period ended June 30, 2003 and $3 million for the twelve month period ended December 31, 2002. The commitment fee varies according to the following schedule:

Drawn portion of the Credit Facility	Fee
(basis points)
less than 33%	100
greater than or equal to 33% and less than 66%	75
greater than or equal to 66%	50

•	The reversal of $86 million and $10 million in historical interest expense on borrowings under Crown’s previous credit facility at weighted average interest rates of 4.7% and 3.2% for the periods ended December 31, 2002 and June 30, 2003, respectively.

•	The reversal of $21 million and $5 million in historical amortization of debt issuance fees on the indebtedness to be repaid in connection with the refinancing plan during the periods ended December 31, 2002 and June 30, 2003, respectively.

•	The reversal of the historical 50 basis point commitment fee on the committed amount of the $2.5 billion existing revolving credit facility.

•	The amortization of $21 million and $11 million of $131 million in estimated fees to be paid in connection with the refinancing plan during the periods ended December 31, 2002 and June 30, 2003, respectively.

•

The reversal of historical interest expense of $59 million and $9 million for the periods ended December 31, 2002 and June 30, 2003, respectively. These adjustments reflect the repurchase of $602 million of outstanding unsecured notes due in April 2003, December 2003, January 2005, May 2005 and December 2006 and that $208 million of the Euro unsecured notes due in December 2004 are repaid in each case at the beginning of each period. The portion of the Euro unsecured notes due in December

2004 outstanding on a pro forma basis were $107 million during 2002 and $122 million during the six months ended June 30, 2003. The currency exchange rate for the Euro notes was 1.048 euro to the U.S. dollar for 2002 and 1.15 for the six months ended June 30, 2003.

A 0.5% movement in LIBOR would change annual interest expense on $850 million of average outstanding variable debt by $4 million as of June 30, 2003.

4.	Crown has considerable foreign exchange exposure as a result of the U.S. dollar denominated debt issued by Crown European Holdings. For every 1% change in the euro, Crown would record a gain or loss of $10 million based on the exposure position at June 30, 2003.

5.	Reflects the tax benefit associated with the additional interest that will be recognized outside the United States. There was no tax expense associated with the interest savings in the United States because Crown has unrecognized tax loss carryforwards. The tax rate is assumed to be 30% outside the United States.

6.	The Unaudited Pro Forma Consolidated Condensed Statement of Operations excludes a charge of $1.014 billion for the cumulative effect of a change in accounting for the adoption of SFAS 142 for the year ended December 31, 2002.

7.	Reflects the removal of the historical financial results of Constar, Crown’s European pharmaceutical packaging business, Crown’s U.S. fragrance pumps business, Crown’s 15% equity interest in Crown Nampak (Pty) Limited and Crown’s Central and East African packaging interests from the Statement of Operations for the period ended December 31, 2002.

8.	Reflects the interest savings associated with the repayment of $661 million of borrowings under Crown’s previous credit facility using $57 million in net proceeds received from the sale of Crown’s European pharmaceutical packaging business, $100 million in net proceeds received from the sale of Crown’s U.S. fragrance pumps business, $20 million in net proceeds received from the sale of Crown’s Central and East African packaging interests, $24 million in net proceeds received from the sale of Crown’s 15% equity interest in Crown Nampak (Pty) Limited and $460 in net proceeds received in connection with the initial public offering of Constar.

9.	Reflects the elimination of the $28 million gain on the early extinguishment of $272 million of unsecured notes maturing in or prior to December 2006 as a result of privately negotiated debt-for-equity exchanges which occurred in 2002.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected consolidated historical financial data for Crown. The summary of operations and other data for each of the years in the five-year period ended December 31, 2002 and the balance sheet data as of December 31, 1998, 1999, 2000, 2001 and 2002 have been derived from Crown’s audited consolidated financial statements. The summary of operations and other data for each of the six-month periods ended June 30, 2002 and 2003 and the balance sheet data as of June 30, 2002 and 2003 have been derived from Crown’s unaudited consolidated financial statements. You should read the following financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, the related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2002	2003
	(dollars in millions, except per share data)
Summary of Operations Data:
Net sales(1)	$8,568	$7,998	$7,289	$7,187	$6,792	$3,356	$3,186
Cost of products sold (excluding depreciation and amortization)(1)	6,795	6,326	5,982	6,063	5,619	2,760	2,656
Depreciation and amortization	533	522	495	499	375	185	163
Selling and administrative expense	379	348	314	310	317	152	162
Provision for asbestos	125	163	255	51	30	—	—
Provision for restructuring	179	(7)	52	48	19	2	—
Provision for asset impairments and loss/(gain) on sale of assets	—	(18)	27	213	247	24	(3)
Loss/(gain) on early extinguishment of debt	—	—	—	—	(28)	(25)	9
Interest expense	408	367	393	455	342	179	180
Interest income	(45)	(25)	(20)	(18)	(11)	(5)	(5)
Translation and exchange adjustments	14	13	8	10	27	18	(69)

Income/(loss) before minority interests, income taxes and cumulative effect of a change in accounting	180	309	(217)	(444)	(145)	66	93
Provision for income taxes	74	105	(58)	528	30	46	39
Minority interests, net of equity earnings	(1)	(23)	(15)	(4)	(16)	(10)	(38)

Net income/(loss) before cumulative effect of a change in accounting	105	181	(174)	(976)	(191)	10	16
Cumulative effect of a change in accounting(2)	—	—	—	4	(1,014)	(1,014)

Net income/(loss)	$105	$181	$(174)	$(972)	$(1,205)	$(1,004)	$16

Earnings/(loss) per share before cumulative effect of a change in accounting	$.71	$1.36	$(1.40)	$(7.77)	$(1.33)	$(.08)	$.10
Earnings/(loss) per share after cumulative effect of a change in accounting	$.71	$1.36	$(1.40)	$(7.74)	$(8.38)	$(7.73)	$.10

	Year Ended December 31,							Six Months Ended June 30,
	1998		1999		2000	2001	2002	2002		2003
	(dollars in millions, except per share data)
Other Financial Data:
Cash flows provided by/(used in):
Operating activities	$672		$827		$270	$310	$415	$(2)		$(85)
Investing activities	(452)		(197)		(248)	(163)	591	129		(199)
Financing activities	(152)		(617)		127	(63)	(1,128)	(255)		180
Capital expenditures	487		280		262	168	115	56		54
Ratio of earnings to fixed charges(3)(4)	1.3	x	1.7	x	—	—	—	1.4	x	1.5	x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$284		$267		$382	$456	$363	$308		$276
Working capital	(1,542)		(573)		652	(84)	(246)	152		458
Total assets	12,469		11,545		11,159	9,620	7,505	8,619		8,207
Total debt	5,654		5,104		5,349	5,320	4,054	4,912		4,364
Shareholders’ equity/(deficit)	2,975		2,891		2,109	804	(87)	109		56

(1)	In the fourth quarter of 2000, Crown adopted EITF 00-10, “Accounting for Shipping and Handling Fees and Costs.” As a result, net sales and cost of products sold have been increased by $268 million in 1998 and $266 million in 1999.
(2)	Cumulative effect of a change in accounting includes transition adjustments for the adoption of FAS 133 in 2001 and FAS 142 in 2002.
(3)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges (exclusive of interest capitalized during the period), amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the notes, the ratio of earnings to fixed charges is defined differently.
(4)	Earnings did not cover fixed charges by $215 million, $442 million and $140 million for the years ended December 31, 2000, 2001 and 2002, respectively.

DESCRIPTION OF CERTAIN INDEBTEDNESS

New Credit Facilities

In connection with its refinancing plan, Crown entered into new senior secured credit facilities with Deutsche Bank Trust Company Americas, Citicorp North America, Inc., Citibank International PLC, ABN AMRO and other lenders from time to time party thereto. Set forth below is a summary of the terms of the new credit facilities. You should refer to the new credit facilities for all of the terms thereof, which are filed with the SEC as Exhibit 4.cc to Crown’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Borrowers. The borrowers under the new credit facilities are Crown Cork & Seal Americas, Inc., or Crown Americas, a wholly-owned indirect subsidiary of Crown, Crown European Holdings and certain subsidiaries of Crown European Holdings organized in the United Kingdom and Germany approved by the administrative agent.

The Facilities. The new credit facilities consist of (a) a senior secured term loan B facility that will mature on September 15, 2008, in an aggregate principal amount of $504 million (the “Term B Facilities”), of which $450 million was borrowed by Crown Americas in U.S. dollars (the “Term B Dollar Facility”) and €50 million ($58 million U.S. dollar equivalent at June 30, 2003) was borrowed by Crown European Holdings in euros (such facility, the “Term B Euro Facility”) and (b) a senior secured revolving facility that will mature on September 15, 2006 in an aggregate principal amount of $550 million (the “Revolving Facilities”), of which up to $275 million will be available to Crown Americas in U.S. dollars (the “Revolving Dollar Facility”), and up to $275 million will be available to Crown European Holdings and the subsidiary borrowers described above in euros, pounds sterling and dollars (the “Revolving Euro Facility”). The proceeds of the Term B Facilities, along with the proceeds of the old notes, were used to repay certain of Crown’s indebtedness in connection with the refinancing plan. The maturity of the Term B Facilities will be shortened to September 15, 2006 in the event that Crown’s unsecured public debt that matures in 2006 is not repaid or funds are not set aside in a designated account to repay at maturity such debt, by September 15, 2006. As of June 30, 2003, the aggregate amount drawn on Crown’s new credit facilities was $155 million.

The Term B Facilities bear interest at (1) LIBOR plus 4.25% or (2) in the United States the alternate base rate plus 3.25% and the Revolving Facilities bear interest at (1) LIBOR plus 4.00% or (2) in the United States the alternate base rate plus 3.00%. The Revolving Facilities are also subject to a commitment fee of 1.00% per annum on the undrawn portion thereof, subject to reduction to (1) 0.50% per annum for as long as  2/3 or more of the Revolving Facilities are utilized and (2) 0.75% per annum for as long as more than  1/3 and less than  2/3 of the Revolving Facilities are utilized.

The Term B Facilities will amortize on an annual basis in the amount of 5% of the principal amount of the Term B Facilities per annum with the remainder being paid on the final maturity date of the Term B Facilities.

Guarantees. The Term B Dollar Facility and the Revolving Dollar Facility are guaranteed by Crown and, with certain limited exceptions, each of the direct and indirect U.S. subsidiaries of Crown (existing or thereafter acquired or created) (collectively, the “U.S. Credit Group”).

The U.S. Credit Group and, with certain limited exceptions, each of Crown European Holdings’ subsidiaries organized in Belgium, Canada, France, Germany, Mexico, Switzerland and the United Kingdom (the “European Credit Group”) guarantee obligations under the Term B Euro Facility and the Revolving Euro Facility. See “Risk Factors—Risks Related to the New Notes—Insolvency and administrative laws could adversely affect your ability to enforce your rights under the new notes, the new note guarantees and the security documents.” Because of limitations and restrictions under local law, none of Crown European Holdings’ subsidiaries in Greece, The Netherlands, Italy, Spain, or Portugal guarantee the obligations of Crown European Holdings under the Term B

Euro Facility and the Revolving Euro Facility. Additionally, the obligations under the new credit facilities are not guaranteed by any direct or indirect non-U.S. subsidiary of Crown in any jurisdiction other than as set forth above, thereby excluding subsidiaries in African, Asian or Caribbean nations, Denmark, Finland, Hungary, Ireland and Luxembourg, Central and South America and the Middle East.

Security. The Term B Dollar Facility and the Revolving Dollar Facility and certain hedging and cash management obligations are secured by substantially all of the assets of the U.S. Credit Group (the “U.S. Collateral”); provided that the pledge of capital stock of first-tier non-U.S. subsidiaries of the U.S. Credit Group will be limited to 65% of such capital stock.

The Term B Euro Facility and the Revolving Euro Facility and certain hedging and cash management obligations are secured by the U.S. Collateral and certain of the direct assets of the European Credit Group (collectively, the “European Collateral”). The European Collateral generally includes:

•	all of the stock of certain subsidiaries of the European Credit Group, and certain intercompany notes, owed to the European Credit Group;

•	a floating charge on all assets in the United Kingdom; and

•	(a) real property in Belgium, Canada, Germany, Mexico and Switzerland, (b) certain receivables in Belgium, Canada, Germany, Mexico and Switzerland, (c) equipment in Canada and Germany and (d) inventory in Canada and Germany.

Any liens or security interests on assets that constitute “principal property” under the indentures governing Crown’s outstanding unsecured notes are limited to the maximum amount that would not trigger the obligation to equally and ratably secure such outstanding unsecured notes. See “—Outstanding Unsecured Notes—Limitations on Liens.” In addition, exceptions are provided for receivables that support receivables financings permitted by the new credit facilities. Certain of the U.S. Collateral and the European Collateral will also secure the new notes on a subordinated basis subject to the terms and conditions of the applicable intercreditor agreement. The bank agent on behalf of the lenders under the new credit facilities is also a party to the proceeds sharing agreement. See “Description of the New Notes—Security” and “—Intercreditor Agreements.”

All of the Term B Euro Facility and a portion of the net proceeds of the notes were on-lend by Crown European Holdings to certain of its operating subsidiaries in France and Holland. These intercompany loans are represented by intercompany loans made available by Crown European Holdings and will be secured by certain of the assets of these operating subsidiaries. The Term B Euro Facility is secured by these intercompany loans. In addition, Crown European Holdings may in the future on-lend a portion of the Revolving Euro Facility to an operating subsidiary in France and, in such case, the new credit facilities require such loans to be represented by secured intercompany loans made available by Crown European Holdings to such subsidiary that will secure the Term B Euro Facility and the Revolving Euro Facility. These intercompany loans will also secure the notes on a subordinated basis subject to the terms and conditions of the applicable intercreditor agreement.

Prepayments; Covenants; Events of Default. The new credit facilities are mandatorily prepayable with the proceeds of non-ordinary course asset sales and events of loss of Crown and its subsidiaries and debt issuances by Crown and its subsidiaries, and, except under certain circumstances, net proceeds of equity issuances by and excess cash flow of Crown. The new credit facilities contain affirmative and negative covenants, representations and warranties and events of default (including, without limitation, upon the occurrence of a triggering event under the proceeds sharing agreement) customary for facilities of this type.

In addition, the new credit facilities contain financial covenants that require Crown to maintain the following financial ratios and tests:

The interest expense coverage ratio (the ratio of consolidated EBITDA to net cash interest expense, which prior to March 31, 2004 is determined on a pro forma basis giving effect to the refinancing as of the first day of the determination period) must be at least 1.75 to 1.0 for any quarter through December 31, 2003 and at least 1.85 to 1.0 for any quarter thereafter through December 31, 2004. This ratio increases each year thereafter to become 2.35 to 1.0 for the first three quarters of 2008.

The total leverage ratio (the ratio of total indebtedness to consolidated EBITDA) may not exceed 6.25 to 1.0 as of the last day of the measurement period through the last day of each quarter through June 30, 2004. This ratio falls to 4.0 to 1.0 by September 30, 2008.

The first lien leverage ratio (the ratio of the outstanding amount of all indebtedness secured by a Lien on any assets or properties of Crown Holdings or any of its subsidiaries) may not exceed 1.75 to 1.0 as of the last day of the measurement period through the last day of each quarter through September 30, 2004. This ratio falls to 0.75 to 1.0 by September 30, 2008.

The consolidated fixed charge coverage ratio (the ratio of consolidated EBITDA minus capital expenditures to net cash interest expense plus scheduled mandatory payments of indebtedness principal for the next four quarters plus asbestos payments), which prior to March 31, 2004 is determined on a pro forma basis giving effect to the refinancing as of the first day of the determination period, must be at least 1.15 to 1.0 for any quarter through December 31, 2003 and at least 1.80 to 1.0 for any quarter through September 30, 2008.

In any fiscal year, beginning with December 31, 2003, capital expenditures cannot exceed $145 million plus, to the extent the full $145 million was not spent in the prior fiscal year, up to an additional $72.5 million.

Outstanding Unsecured Notes

Crown currently has eight series of unsecured notes outstanding. Its outstanding unsecured notes were issued under a total of five existing indentures or other similar instruments, which are listed below:

•	indenture between Crown Cork & Seal Company, Inc. and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee, dated as of April 1, 1993;

•	indenture between Crown Cork & Seal Company, Inc. and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee, dated as of January 15, 1995;

•	indenture among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and The Bank of New York, as trustee, dated as of December 17, 1996; and

•	fiscal and paying agency agreement among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance S.A. and Citibank, N.A., as fiscal agent, dated as of December 6, 1999.

The obligations under each of the outstanding unsecured notes that have been issued by one of Crown’s subsidiaries have been guaranteed by Crown. Crown has provided in the table below a summary of the eight series of unsecured notes outstanding as of the date of this prospectus.

Issuer	Outstanding Principal Amount	Interest Rate	Maturity	Redemption by Issuer
	(in millions)
Crown Cork & Seal Finance PLC	$78	6.75%	December 2003	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Finance S.A.	$76	6.75%	December 2003	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Finance S.A.	€107	6.00%	December 2004	Redeemable for tax reasons at a price equal to 100% of the principal amount plus accrued interest, interest in arrears and any additional amounts payable on the notes

Crown Cork & Seal Company, Inc.	$122	8.375%	January 2005	Not redeemable

Crown Cork & Seal Finance PLC	$269	7.00%	December 2006	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Company, Inc.	$200	8.00%	April 2023	Redeemable after April 15, 2003 at specified percentages of the principal amount plus accrued interest

Crown Cork & Seal Company, Inc.	$350	7.375%	December 2026	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Company, Inc.	$150	7.50%	December 2096	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

The indentures and agreements under which the outstanding unsecured notes were issued provide certain protections for the holders of such outstanding unsecured notes. These protections restrict the ability of Crown to enter into certain transactions, such as mergers, consolidations, asset sales, sale and leaseback transactions and pledging of assets.

Consolidation, Merger, Conveyance, Transfer or Lease

Subject to certain exceptions, each of the indentures and agreements contains a restriction on the ability of Crown to undergo a consolidation or merger, or to transfer or lease substantially all of its properties and assets.

Limitation on Sale and Leaseback

Subject to certain exceptions, each of the indentures and agreements contains a covenant prohibiting Crown and certain “restricted subsidiaries” from selling any “principal property” to a person or entity and then subsequently entering into an arrangement with such person or entity that provides for the leasing by Crown or any of its restricted subsidiaries, as lessee, of such principal property. “Principal property” is defined in the indentures and agreements as any single manufacturing or processing plant or warehouse (excluding any equipment or personality located therein), other than any such plant or warehouse or portion thereof that Crown’s board of directors reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety. The indentures and agreements define “restricted subsidiary” to mean any subsidiary that owns, operates or leases one or more principal properties.

Limitations on Liens

Subject to certain exceptions, each of the indentures and agreements contains a covenant restricting Crown and its restricted subsidiaries under such indentures or agreements from creating or assuming any mortgage, security interest, pledge or lien upon any principal property (as defined above) or any shares of capital stock or evidences of indebtedness for borrowed money issued by any such restricted subsidiary and owned by Crown or any such restricted subsidiary without concurrently providing that the outstanding unsecured notes issued under such indenture shall be secured equally and ratably. The foregoing covenant shall not apply to the extent that the amount of indebtedness secured by liens on Crown’s principal properties and Crown’s restricted subsidiaries under such indentures does not exceed 10% of its consolidated net tangible assets.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

Simultaneously with the sale of the old notes, we and the guarantors entered into registration rights agreements with the initial purchasers of the old notes—Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc. We are conducting the exchange offer to satisfy our obligations under the registration rights agreements.

The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the old notes. Consequently, (1) both the old dollar second priority notes and the new dollar second priority notes will be treated as a single series of debt securities under the second priority notes indenture, (2) both the old euro second priority notes and the new euro second priority notes will be treated as a single series of debt securities under the second priority notes indenture and (3) both the old third priority notes and the new third priority notes will be treated as a single series under the third priority notes indenture. For a description of the indentures, see “Description of the New Notes.”

The exchange offer is not extended to, nor will we accept tenders for exchange from, old note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

If we and the guarantors fail to meet certain specified deadlines under the registration rights agreements, we will be obligated to pay increased interest rates on the old notes.

Copies of the registration rights agreements have been filed with the SEC as Exhibits 4.mm and 4.nn to Crown’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

We are offering to exchange an aggregate principal amount of up to:

•	$1,085,000,000 of our new dollar second priority notes for a like amount of our old dollar second priority notes;

•	€285,000,000 of our new euro second priority notes for a like amount of our old euro second priority notes; and

•	$725,000,000 of our new third priority notes for a like amount of our old third priority notes.

Holders may only exchange old dollar second priority notes for new dollar second priority notes, old euro second priority notes for new euro second priority notes and old third priority notes for new third priority notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, all of the old notes are outstanding.

Old dollar second priority notes and old third priority notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and old euro second priority notes tendered in the exchange offer must be in denominations of the principal amount of €1,000, and any integral multiple of $1,000 or €1,000, as the case may be, in excess thereof.

Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indentures relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See “Risk Factors—Consequences of a failure to exchange old notes” for more information regarding old notes outstanding after the exchange offer.

None of us or the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

The expiration date is 5:00 p.m., New York City time, on                         , 2003, or such later date and time to which the exchange offer is extended.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the old notes;

•	to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the exchange offer in any manner.

If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act to the exchange agent.

The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

In tendering old notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer old notes;

•	we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the old notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

Procedures for Tendering Old Notes

Valid Tender

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent or (2) a tender of old notes is to be made by book-entry transfer to the account of the exchange agent for the exchange offer at DTC, or by confirmation of blocking instructions in accordance with the standard operating procedures of Euroclear or Clearstream, Luxembourg, as the case may be.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC or Euroclear or Clearstream, Luxembourg, as applicable, and either:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	in lieu of delivering a letter of transmittal, instruct DTC or Euroclear or Clearstream, Luxembourg, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal; or

•	with respect to the old dollar second priority notes and old third priority notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below; or

•	with respect to the old euro second priority notes, the exchange agent must receive, before the expiration date, timely confirmation from Euroclear or Clearstream, Luxembourg that the securities account to which the old euro second priority notes are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such old euro second priority notes at any time after such date.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption “—Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption “—Exchange Agent.”

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to Crown. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their respective procedures does not constitute delivery to the exchange agent.

If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC or Euroclear or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption “—Exchange Agent.”

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

•	by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

DTC Book-Entry Transfers

For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent.” In this context, the term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Euroclear and Clearstream, Luxembourg Procedures for Blocking Instructions

The registered holder of the old euro second priority notes on the records of Euroclear or Clearstream, Luxembourg must instruct Euroclear or Clearstream, Luxembourg to block the securities in the account in Euroclear or Clearstream, Luxembourg to which such old euro notes are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Euroclear or Clearstream, Luxembourg that the securities account of old euro second priority notes tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the old euro second priority notes at any time after such date. Old euro second priority notes should be blocked in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be. The exchange of the old euro second priority notes so tendered will only be made after a timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. In this context, the term “agent’s message” means a message, transmitted by Euroclear or Clearstream, Luxembourg and received by the exchange agent which states that Euroclear or Clearstream, Luxembourg has received an express acknowledgment from a participant tendering old euro second priority notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of old notes by any holder.

Any waiver to the exchange offer will apply to all old notes tendered.

Resales of New Notes

Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder of the exchange notes is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

•	the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

•	neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the new notes; and

•	neither the holder nor any other person receiving the new notes is an “affiliate” (as defined under the Securities Act) of us.

If any holder or any such other person is an “affiliate” of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the new notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

•	where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer or through the blocking procedures described above, the notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, Luxembourg, as applicable, to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under  “ —Procedures for Tendering Old Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. The old notes will be returned or credited to the account maintained with DTC promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of old euro second priority notes tendered in accordance with the blocking procedures of Euroclear or Clearstream, Luxembourg, the old euro second priority notes will be returned to their holder by cancellation of the blocking instruction in accordance with the standard operating procedures of Euroclear or Clearstream, Luxembourg. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

•	the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	we have not received all applicable governmental approvals;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC. See “—Registration Rights and Additional Interest on the Old Notes.”

Exchange Agent

We appointed Mellon Investor Services LLC as exchange agent for the exchange offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at (888) 634-7103 or one of the following addresses:

By Registered or Certified Mail:	By Hand Delivery:	By Overnight Delivery:

Mellon Investor Services LLC Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Reorganization Department 85 Challenger Road Mail Stop: Reorganization Ridgefield Park, NJ 07660

By Facsimile (for eligible institutions only): (201) 296-4293

Confirm facsimile by telephone ONLY: (201) 296-4860

If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes. Accordingly, Crown will not recognize any gain or loss for accounting purposes. Crown intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights and Additional Interest on the Old Notes

If:

•	applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer contemplated by this prospectus; or

•	for any other reason this exchange offer is not consummated within 240 days after the issue date of the old notes; or

•	prior to the 20th day following consummation of this exchange offer:

•	the initial purchasers so request with respect to old notes not eligible to be exchanged for new notes in the registered exchange offer;

•	any holder of old notes notifies us that it is not eligible to participate in the registered exchange offer; or

•	an initial purchaser notifies us that it will not receive freely tradable new notes in exchange for old notes constituting any portion of an unsold allotment,

we will, subject to certain conditions, at our cost:

•	as promptly as practicable, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be;

•	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	keep the shelf registration statement effective until the earliest of (A) the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the shelf registration statement (or until one year from the effective date of the shelf registration statement if the shelf registration statement is filed at the request of an initial purchaser) and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

If:

•	within 90 days after the issue date of the old notes neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC;

•	within 210 days after the issue date of the old notes the exchange offer registration statement has not been declared effective;

•	within 240 days after the issue date of the notes, neither the exchange offer contemplated by this prospectus has been consummated nor the shelf registration statement has been declared effective; or

•	after the shelf registration statement or the exchange offer registration statement is declared effective, such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the registration rights agreements (each such event is referred to as a registration default)

then additional interest will accrue on the old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.50% per annum in the aggregate regardless of the number of registration defaults.

DESCRIPTION OF THE NEW NOTES

General

Crown European Holdings (“CEH”) issued the old dollar second priority notes and the old euro second priority notes, and will issue the new dollar second priority notes (the “Dollar Second Priority Notes”) and the new euro second priority notes (the “Euro Second Priority Notes” and, together with the Dollar Second Priority Notes, the “Second Priority Notes”) under an indenture (the “Second Priority Notes Indenture”) among CEH, the Guarantors (as defined below) and Wells Fargo Bank Minnesota, National Association, as trustee (the “Second Priority Notes Trustee”). The Dollar Second Priority Notes and the Euro Second Priority Notes will each be issued as a separate series but, except as otherwise provided below, will be treated as a single class for all purposes under the Second Priority Notes Indenture.

CEH also issued the old third priority notes, and will issue the new third priority notes (the “Third Priority Notes”) under a separate indenture (the “Third Priority Notes Indenture”) among CEH, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the “Third Priority Notes Trustee”).

For purposes of this “Description of the New Notes”:

•	the Second Priority Notes and the Third Priority Notes are collectively referred to as the “Notes”;

•	the Second Priority Notes Indenture and the Third Priority Notes Indenture are each individually referred to as an “Indenture” and collectively as the “Indentures”;

•	the Second Priority Notes Trustee and the Third Priority Notes Trustee are each individually referred to as a “Trustee” and collectively as the “Trustees”; and

•	references to “CEH” are references to Crown European Holdings and not any of its Subsidiaries.

The definitions of certain other terms used in the following summary are set forth below under “—Certain Definitions.”

The terms of the Notes include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders of Notes are referred to the applicable Indenture and the Trust Indenture Act for a statement thereof.

The terms of the new notes are the same as the terms of the old notes, except that:

•	the new notes will be registered under the Securities Act of 1933, as amended;

•	the new notes will not bear restrictive legends restricting their transfer under the Securities Act;

•	holders of the new notes are not entitled to certain rights under the registration rights agreements; and

•	the new notes will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

Furthermore, each series of new notes, and the corresponding series of old notes, are treated as one series of notes under the Indentures, the Security Documents, and the Proceeds Sharing Agreement, and references in the following summary to each series of new notes should be read to include the corresponding series of old notes.

The following is a summary of the material provisions of the Indentures, the Security Documents and the Proceeds Sharing Agreement (as defined below). This summary is not necessarily complete and is qualified in its entirety by reference to the Indentures, the Security Documents and the Proceeds Sharing Agreement, including the definitions therein of certain terms used below. You should read the Indentures, the Security Documents and the Proceeds Sharing Agreement because they, and not this summary, will define your rights as a holder of Notes. Copies of the forms of the Indentures, the Security Documents and the Proceeds Sharing Agreement have been filed with the SEC as Exhibits 4.oo and 4.rr, 4.cc through 4.kk and 4.ll, respectively to Crown’s Annual Report on Form 10-K for 2002 filed on March 31, 2002 and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

To the extent applicable French law does not recognize the concept of second or third priority liens with respect to assets located in France, the Security Documents provide that holders of Notes and other creditors secured by a lien over such French assets have pari passu security interests as a matter of French law, with the order of priority among the holders of Notes and such other creditors being determined pursuant to the Euro Intercreditor Agreement (as defined below) and the Proceeds Sharing Agreement.

Principal, Maturity and Interest

In the exchange offer contemplated by this prospectus (the “Offering”), CEH will issue up to $1.085 billion aggregate principal amount of Dollar Second Priority Notes and up to €285 million aggregate principal amount of Euro Second Priority Notes under the Second Priority Notes Indenture and up to $725 million aggregate principal amount of Third Priority Notes under the Third Priority Notes Indenture. CEH may issue additional Dollar Second Priority Notes (the “Additional Dollar Second Priority Notes”) and additional Euro Second Priority Notes (the “Additional Euro Second Priority Notes” and, together with the Additional Dollar Second Priority Notes, the “Additional Second Priority Notes”) from time to time under the Second Priority Notes Indenture and additional Third Priority Notes (the “Additional Third Priority Notes” and, together with the Additional Second Priority Notes, the “Additional Notes”) from time to time under the Third Priority Notes Indenture; provided that any issuance of Additional Notes must first comply with the requirements of the covenant described under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Liens” below. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. A series of Notes and any Additional Notes of the same series issued under the same Indenture will be treated as a single class for all purposes under such Indenture.

The Second Priority Notes will mature on March 1, 2011. The Third Priority Notes will mature on March 1, 2013. Interest on the Dollar Second Priority Notes will accrue at the rate of 9 1/2% per annum, interest on the Euro Second Priority Notes will accrue at the rate of 10 1/4% per annum and interest on the Third Priority Notes will accrue at the rate of 10 7/8% per annum. Interest on the Notes will be payable in cash semi-annually in arrears on March 1 and September 1, commencing on September 1, 2003, to holders of record on the immediately preceding February 15 and August 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. The redemption price at final maturity for the Notes will be 100% of their principal amount.

Principal of and premium, if any, and interest on (1) the Dollar Second Priority Notes and the Third Priority Notes will be payable at the office or agency of CEH maintained for such purpose in the City and State of New York (the “Dollar Paying Agents”) and (2) the Euro Second Priority Notes will be payable at the office or agency of CEH maintained for such purpose in the City and State of New York or London, England (the “Euro Paying Agent” and, together with the Dollar Paying Agents and any other paying agent maintained by CEH, the “Paying Agents”), or, at the option of CEH, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that if any holder has given wire transfer instructions to CEH or the applicable Paying Agent at least 15 days prior to the payment date, all payments of principal, premium, if any, and interest with respect to the Notes held by such holder will be made by wire transfer of immediately available funds to the account specified by such holder. Until otherwise designated by CEH, CEH’s office or agency in the City and State of New York will be the office of the applicable Trustee maintained for such purpose in the City and State of New York and CEH’s office or agency in London, England will be the office of the applicable Trustee maintained for such purpose in London, England.

CEH may change the applicable Paying Agent or Registrar without prior notice to the holders, and Parent or any of the Restricted Subsidiaries may act as a Paying Agent or Registrar.

CEH has applied to list the Euro Second Priority Notes on the Luxembourg Stock Exchange. So long as the Euro Second Priority Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, a Paying Agent and Transfer Agent will be maintained in Luxembourg at all times that payments are required to be made in respect of the Euro Second Priority Notes. In addition, for so long as the Euro Second Priority Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, notices to be given to holders of Euro Second Priority Notes shall be validly given if published in a daily leading newspaper with general circulation in Luxembourg.

The Dollar Second Priority Notes and the Third Priority Notes will be issued in denominations of $1,000 and integral multiples thereof and the Euro Second Priority Notes will be issued in denominations of €1,000 and integral multiples thereof.

Ranking and Guarantees

The Notes will be senior obligations of CEH, ranking pari passu in right of payment with all other senior obligations of CEH, including obligations under other unsubordinated Indebtedness. The Notes will effectively rank senior in right of payment to all existing and future obligations of CEH that are unsecured or secured by Liens junior to those securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral securing the Notes, and will also rank senior in right of payment to all existing and future obligations of CEH that are, by their terms, subordinated in right of payment to the Notes. The Notes will be effectively subordinated to Indebtedness under the New Credit Facility as a result of the operation of the Intercreditor Agreements and the Proceeds Sharing Agreement and to other Indebtedness incurred by CEH to the extent that such Indebtedness is secured by Liens on the Collateral which are senior to the Liens securing the Notes or is secured by collateral that does not secure the Notes. See “—Security,” “—Intercreditor Agreements” and  “—Global Participation and Proceeds Sharing Agreement.”

CEH’s obligations under the Notes, the Indentures and the Security Documents will be unconditionally Guaranteed, jointly and severally, by:

•	Parent and each of Parent’s present and future Domestic Subsidiaries that from time to time is an obligor under the New Credit Facility or Guarantees or otherwise becomes liable with respect to any Indebtedness of CEH, Parent or any other Guarantor including, without limitation, the New Credit Facility; and

•	each of CEH’s present and future Restricted Subsidiaries that from time to time Guarantees or otherwise becomes liable with respect to any Indebtedness of CEH, Parent or any other Guarantor including, without limitation, the New Credit Facility, or is otherwise an obligor under the New Credit Facility unless the incurrence of such Guarantee is prohibited by the laws of the jurisdiction of incorporation or formation of such Restricted Subsidiary.

The old notes are and the new notes will be Guaranteed by (1) Parent and each of Parent’s Domestic Subsidiaries, subject to limited exceptions, and (2) each of CEH’s Subsidiaries organized in Belgium, Canada, France, Germany, Mexico, Switzerland and the United Kingdom, subject to limited exceptions. Because of limitations and restrictions under local law, none of CEH’s subsidiaries in Greece, Italy, The Netherlands, Portugal or Spain will Guarantee the Notes. Additionally the Notes will not be Guaranteed by any direct or indirect Foreign Subsidiary of Parent that is not also a Subsidiary of CEH, including the Subsidiaries organized in various countries in Central and South America and the Middle East, and the Notes will not be Guaranteed by any Subsidiary of CEH organized in various countries in Africa, Asia and the Caribbean, as well as in Denmark, Finland, Hungary, Ireland and Luxembourg. See “Description of Certain Indebtedness—Credit Facilities.”

Each Note Guarantee will be a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated Indebtedness. Each Note Guarantee will effectively rank senior in right of payment to all existing and future obligations of such Guarantor that are unsecured or secured by Liens junior to those securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral held by such Guarantor, and will also rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, subordinated in right of payment to the Notes. Each Note Guarantee will be effectively subordinated to Indebtedness incurred by such Guarantor to the extent that such Indebtedness is secured by Liens on the Collateral which are senior to the Liens securing the Notes or are secured by collateral that does not secure such Note Guarantee. See “—Security,” “—Intercreditor Agreements” and “Global Participation and Proceeds Sharing Agreement.”

The Notes will be effectively subordinated to the obligations of Non-Guarantor Subsidiaries. As of June 30, 2003, Non-Guarantor Subsidiaries had $142 million of outstanding Indebtedness, consisting of $348 million of Indebtedness less $206 million of finance subsidiary debt guaranteed by Crown Holdings, Inc.

The Guarantors will Guarantee the Notes on the terms and conditions set forth in the Indentures.

A Note Guarantee of a Guarantor (other than Parent or Crown Cork & Seal Company, Inc.) will be unconditionally released and discharged upon any of the following:

•	any Transfer (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of all of the Equity Interests of, or all or substantially all of the properties and assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of the applicable Indenture;

•	any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of the applicable Indenture, such that such Guarantor ceases to be a Subsidiary of Parent; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness of CEH, Parent and each other Guarantor;

•	if such Guarantor is a Domestic Subsidiary of Parent, the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under the New Credit Facility and under all Guarantees and other obligations of such Guarantor in respect of Indebtedness of CEH, Parent and each other Guarantor;

•	if such Guarantor is a Restricted Subsidiary of CEH, the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under the New Credit Facility and under all Guarantees and other obligations of such Guarantor in respect of Indebtedness of CEH, Parent and each other Guarantor; or

•	the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the applicable Indenture; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under the New Credit Facility and under all Guarantees and other obligations of such Guarantor in respect of Indebtedness of CEH, Parent and each other Guarantor.

Except as provided under “—Material Covenants—Merger, Consolidation or Sale of Assets,” a Note Guarantee of Parent or Crown Cork & Seal Company, Inc. may be released and discharged only with the consent of each holder of Notes to which such Note Guarantee relates; provided that the Note Guarantee of Crown Cork & Seal Company, Inc. may also be released and discharged upon satisfaction of any of the conditions set forth in the first, second or fifth bullet points of the preceding paragraph.

No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the applicable Trustee or the holders of Notes to which such Note Guarantee relates (1) if a Default or Event of Default shall have occurred and be continuing under the applicable Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting Additional Bank Collateral in connection with the exercise of remedies against such Equity Interests in accordance with the terms of the Security Documents or in connection with a Transfer permitted by the Indentures if, but for the existence of such Default or Event of Default, such Subsidiary would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (2) until CEH shall have delivered to the applicable Trustee an officers’ certificate stating that all conditions precedent provided for in the applicable Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under the applicable Indenture. At the request of CEH, the applicable Trustee shall execute and deliver an instrument evidencing such release.

The Security Documents and the Indentures provide that, upon the release of a Note Guarantee under an Indenture, the security interests in the assets of the applicable Guarantor securing the Notes to which such Note Guarantee relates and such Note Guarantee will also be released.

By its terms, the Guarantee of each Domestic Subsidiary Guarantor limits the liability of each such Guarantor to the maximum amount it can pay without its Guarantee being deemed a fraudulent transfer and the Guarantees of CEH’s Subsidiary Guarantors organized in certain jurisdictions, including, without limitation, Belgium, Canada, France, Germany and Switzerland, will contain language limiting the amount of Indebtedness Guaranteed so that applicable local law restrictions will not be violated. See “—Certain Bankruptcy and Fraudulent Transfer Limitations” below, “Risk Factors—Risks Related to the New Notes—The new notes and the new note guarantees and the granting of the collateral securing the new note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency” and “—Insolvency and administrative laws could adversely affect your ability to enforce your rights under the new notes, the new note guarantees and the security documents.”

Security

Pursuant to the Security Documents, (1) the Second Priority Notes and the Note Guarantees thereof and any Additional Pari Passu Second Priority Indebtedness will be secured by a second priority Lien and (2) the Third Priority Notes and the Note Guarantees thereof and any Additional Pari Passu Third Priority Indebtedness will be secured by a third priority Lien, in each case, subject to Permitted Collateral Liens, on all assets, that from time to time secure the obligations of CEH and the Guarantors under the New Credit Facility and the Related Obligations (the “Bank Collateral”) other than the Additional Bank Collateral (as defined below). That portion of the Bank Collateral which will secure the obligations of CEH and each Guarantor under the Notes and the Notes Guarantees is referred to in this “Description of the New Notes” as the “Collateral.”

The New Credit Facility and the Related Obligations are secured by a first priority Lien on the Collateral and the Additional Bank Collateral. As a result, (1) the Liens on the Collateral securing the Second Priority Notes and the Note Guarantees thereof will be subject and subordinate to the Liens securing the New Credit Facility and the Related Obligations as well as any Additional Pari Passu First Priority Indebtedness and (2) the Liens on the Collateral securing the Third Priority Notes and the Note Guarantees thereof will be subject and subordinate to the Liens securing the New Credit Facility and the Related Obligations as well as any Additional Pari Passu First Priority Indebtedness and the Liens securing the Second Priority Notes and any Additional Pari Passu Second Priority Indebtedness. See “Description of Certain Indebtedness—Credit Facilities” and “Risk Factors—Risks Related to the New Notes—The value of the collateral securing the new notes may not be sufficient to satisfy Crown’s and its subsidiaries’ obligations under the new notes and the collateral securing the new notes may be reduced or diluted under certain circumstances” and “—The new notes will also be effectively subordinated to Crown’s and its subsidiaries’ obligations under the new credit facilities and any additional obligations to lenders and their affiliates permitted under such facilities to the extent that these obligations are secured by collateral that does not secure the new notes.”

That portion of the Bank Collateral which will secure the obligations under the New Credit Facility and the Related Obligations but which will not secure the obligations under the Notes and the Note Guarantees will consist of the following (the “Additional Bank Collateral”):

(1)	the pledges of the capital stock of substantially all Domestic Subsidiaries of Parent (other than the pledge of 100% of the outstanding capital stock of the Pledged Holdco, which will be pledged for the benefit of all Secured Parties) and the capital stock of CEH and certain other Foreign Subsidiaries (collectively, the “Excluded Securities”);

(2)	that portion of the cash flow of Parent and its Subsidiaries which would, in accordance with the terms of the New Credit Facility, be required to be applied to repay borrowings under the New Credit Facility but which is in lieu thereof deposited in a segregated account for the purpose of (1) repaying, repurchasing, redeeming or otherwise retiring or defeasing the Retained Near-Term Notes or (2) repaying borrowings under the New Credit Facility at a future date as provided for in the New Credit Facility; and

(3)	all or substantially all of the assets of Non-Guarantor Subsidiaries of Parent that may be obligors from time to time under the New Credit Facility.

Under the Security Documents, any Refinancing Plan Proceeds which were not applied on the Issue Date as provided under “Use of Proceeds” (the “Remaining Refinancing Proceeds”) were delivered to the Collateral Agent to be held as Collateral subject to the terms of the Security Documents for the benefit of the Secured Parties and may be released to Parent or CEH solely to repay, repurchase, redeem or retire or defease Identified Near-Term Notes or upon a release of all the Collateral as provided for in the Security Documents.

The Security Documents provide that to the extent the Notes are secured by one or more intercompany notes, the amount realizable with respect to any single intercompany note upon any exercise of remedies by the holders of Notes will be limited to the amount necessary such that the issuer of the intercompany note would not be required to prepare separate audited financial statements under applicable rules or regulations of the Securities and Exchange Commission.

Applicable French law does not recognize the concept of second or third priority liens with respect to most assets located in France and, as a result, the Euro Intercreditor Agreement (as defined below) and the security agreements entered into by CEH relating to any such assets located in France provide, among other things, with respect to such assets, that the holders of Notes and other creditors secured by a lien on such assets will have pari passu security interests as a matter of French law; however, the right to receive distributions upon any foreclosure or other disposition of such assets will be structured so as to give effect to the subordination of the liens securing the Notes as described in this section and under “—Intercreditor Agreements” below.

The indentures and other agreements governing the Existing Notes (approximately $1.4 billion of which is outstanding on the date of this prospectus) provide that if any liens are granted on any Principal Property or on any shares of capital stock or evidences of indebtedness for borrowed money issued by Subsidiaries of Crown Cork & Seal Company, Inc. that own, operate or lease one or more Principal Properties (“Principal Properties Subsidiaries”) and owned by Crown Cork & Seal Company, Inc. or any Principal Properties Subsidiary, and such liens secure indebtedness representing 10% or more of Crown Cork & Seal Company, Inc.’s consolidated net tangible assets, then the Existing Notes must be equally and ratably secured by such lien on such Principal Property, capital stock and indebtedness. The Security Documents provide that for so long as (and to the extent that) any Existing Notes remain outstanding and continue to contain the limitation described in the preceding sentence, the amount of Indebtedness of Crown Cork & Seal Company, Inc. and its Subsidiaries secured thereunder by any Principal Properties or by any shares of capital stock or evidences of Indebtedness issued by Principal Properties Subsidiaries that are owned by Crown Cork & Seal Company, Inc. or any Principal Properties Subsidiary and which constitute Collateral or Bank Collateral will be limited such that it will not exceed 10% of Crown Cork & Seal Company, Inc.’s consolidated net tangible assets (as defined in the indentures and other agreements governing the Existing Notes). Crown Cork & Seal Company, Inc.’s net tangible assets were approximately $3.6 billion at June 30, 2003. To the extent that the amount of Indebtedness under the New Credit Facility and other first priority Indebtedness exceeds this limit, the Notes will effectively be unsecured with respect to such Principal Properties. If the Existing Notes shall for any reason become entitled pursuant to their terms to be secured by a lien on such Principal Properties, capital stock or indebtedness, the full amount of the obligations of Crown Cork & Seal Company, Inc. and its Subsidiaries under the Notes (to the extent such capital stock, indebtedness or properties would otherwise constitute Collateral) and the New Credit Facility and the Related Obligations and all other Pari Passu Indebtedness entitled to be secured by a loan on such assets will be secured by such Principal Properties, capital stock and indebtedness as provided for in the applicable Intercreditor Agreement. See “—Intercreditor Agreements.”

All funds distributed under the Security Documents and received by the Collateral Agent for the benefit of the Secured Parties will, subject to the Proceeds Sharing Agreement, be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreements. See “—Intercreditor Agreements” and “—Global Participation and Proceeds Sharing Agreement.” There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Indentures and the Security Documents following a Default or Event of Default would be sufficient to satisfy payments due on the Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable. See “—Sufficiency of Collateral.”

The collateral release provisions of the Indentures and the Security Documents will permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See “—Intercreditor Agreements.”

To the extent that third parties enjoy Liens permitted by the Security Documents and the Indentures, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent, acting on behalf of the Secured Parties, to realize or foreclose on the Collateral. In addition, the ability of the Collateral Agent, acting on behalf of the Secured Parties, to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Bankruptcy and Fraudulent Transfer Limitations.”

Sufficiency of Collateral

The value of the Collateral may not be sufficient to satisfy the Notes and the Collateral may be reduced or diluted under certain circumstances. The Second Priority Notes will be secured by second priority liens and the Third Priority Notes will be secured by third priority liens on the Collateral, which will also secure on a first priority basis Parent’s and its Subsidiaries’ obligations under the New Credit Facility and Obligations to lenders and their affiliates permitted by the terms of the New Credit Facility, such as in connection with interest rate and currency agreements. The value of the Collateral may not be sufficient to satisfy the obligations under the Notes.

The Collateral also secures additional Indebtedness to the extent permitted by the terms of the Indentures and the New Credit Facility. Your rights to the Collateral would be diluted by any increase in the Indebtedness secured by the Collateral. Additional assets secure the obligations of Parent and its Subsidiaries under the New Credit Facility. Guarantees of the Notes by certain Subsidiaries may be limited so as not to violate applicable laws.

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral securing Indebtedness under the Notes may not be sufficient to satisfy the Dollar Second Priority Notes, the Euro Second Priority Notes and/or the Third Priority Notes and Parent may not be able to continue operating its business. This is because, except in the limited instance with respect to Principal Properties as described above, proceeds from a sale of the Collateral would be distributed to satisfy Indebtedness and all other obligations under the New Credit Facility and any other Indebtedness secured by a first priority lien on the Collateral before any such proceeds are distributed in respect of the Notes. Only after all of Parent’s obligations under the New Credit Facility and any such other first priority Indebtedness have been satisfied will proceeds from the sale of Collateral be available to holders of the Notes at which time such proceeds will be distributed (except as so described above with respect to Principal Properties) first, to satisfy CEH’s obligations under the Second Priority Notes and any additional new second priority Indebtedness incurred after the offering, and second, to satisfy CEH’s obligations under the Third Priority Notes and any additional third priority Indebtedness incurred after the offering.

By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. The book value of the Collateral should not be relied on as a measure of realizable value for such assets. In addition, a significant portion of the Collateral includes assets that may only be usable, and thus retain value, as part of Parent’s existing operating businesses. Accordingly, any such sale of the Collateral separate from the sale of certain operating businesses may not be feasible or of significant value. The Collateral is located in a number of countries, and the multi-jurisdictional nature of any foreclosure on the Collateral may limit the realizable value of the Collateral. To the extent that holders of other secured Indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the Indentures, such holders or third parties may have rights and remedies with respect to the Collateral securing the Notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the Notes.

If Parent designates an Unrestricted Subsidiary as permitted by the Indentures, all of the liens on any Collateral owned by the Unrestricted Subsidiary or any of its Subsidiaries and any Guarantees of the Notes by the Unrestricted Subsidiary or any or its Subsidiaries will be released under the Indentures but not under the New Credit Facility. Designation of an Unrestricted Subsidiary will reduce the aggregate value of the Collateral to the extent that liens on the assets of the Unrestricted Subsidiary and its Subsidiaries are released and the Notes will be structurally subordinated to the debt and other obligations of the Unrestricted Subsidiary and its Subsidiaries. This may materially reduce the Collateral available to secure the Notes.

Intercreditor Agreements

The Trustees on behalf of the holders of the Notes have entered into a U.S. Intercreditor and Collateral Agency Agreement (the “U.S. Intercreditor Agreement”) with Citibank North America, Inc., as collateral agent (the ”U.S. Collateral Agent”), and a Euro Intercreditor and Collateral Agency Agreement (the “Euro Intercreditor Agreement” and, together with the U.S. Intercreditor Agreement, the “Intercreditor Agreements”), with Citicorp Trustee Company Limited as collateral agent (the “Euro Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”), and, in each case, each other Secured Party to the extent such Secured Parties enjoy a security interest in the Collateral covered by such Intercreditor Agreement. The following summary of certain provisions of the Intercreditor Agreements does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreements.

Pursuant to the terms of each Intercreditor Agreement, the applicable Collateral Agent has been appointed as collateral agent for each of the Secured Parties thereunder and holds the liens and security interests in the applicable Collateral granted pursuant to the Security Documents with sole authority to exercise remedies under the Security Documents. Each Collateral Agent has agreed to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as secured party under the applicable security agreements, to follow the instructions provided to it under its Intercreditor Agreement and to carry out certain other duties.

Each Intercreditor Agreement sets out the relative rights and responsibilities of the Secured Parties with respect to the applicable Collateral and their respective rights to instruct the Collateral Agent thereunder. Pursuant to each Intercreditor Agreement, the Secured Parties thereunder have agreed that, except as described below, (1) each of the Pari Passu First Priority Secured Parties thereunder will have a security interest in the Collateral that is senior and prior to the security interest of all other Secured Parties therein and (2) each of the Pari Passu Second Priority Secured Parties thereunder will have a security interest in the Collateral that is senior and prior to the security interest of the Pari Passu Third Priority Secured Parties therein. All payments received and all amounts held or realized by a Collateral Agent in respect of Collateral under its respective Intercreditor Agreement will be applied as follows:

•	first, to such Collateral Agent to the extent necessary to reimburse such Collateral Agent for any expenses in connection with the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral;

•	second, to each of the Pari Passu First Priority Secured Parties under such Intercreditor Agreement on a pro rata basis based on the respective amounts of Pari Passu First Priority Indebtedness owing to each of them;

•	third, to each of the Pari Passu Second Priority Secured Parties under such Intercreditor Agreement on a pro rata basis based on the respective amounts of Pari Passu Second Priority Indebtedness owing to each of them;

•	fourth, to each of the Pari Passu Third Priority Secured Parties under such Intercreditor Agreement on a pro rata basis based on the respective amounts of Pari Passu Third Priority Indebtedness owing to each of them; and

•	fifth, any surplus remaining after such payments shall be paid over to CEH or to whosoever may be lawfully entitled thereto.

Each Intercreditor Agreement provides that the holders of Notes shall not enjoy any security interest in the Additional Bank Collateral and shall not be granted any rights with respect to the Additional Bank Collateral pursuant to such Intercreditor Agreement.

Applicable French law does not recognize the concept of second or third priority liens with respect to most assets located in France and, as a result, the Euro Intercreditor Agreement and the security agreements entered into by CEH relating to any such assets located in France provide, among other things, with respect to such assets, that the holders of Notes and other creditors secured by a lien on such assets will have pari passu security interests as a matter of French law; however, the right to receive distributions upon any foreclosure or other disposition of such assets will be structured so as to give effect to the subordination of the liens securing the Notes as described under “—Security” above and in this section.

Each Intercreditor Agreement provides that, if at any time the Existing Notes are given the benefit of a security interest in any Principal Property of Crown Cork & Seal Company, Inc. or any of its Subsidiaries or in any shares of capital stock or evidences of indebtedness for borrowed money issued by any Principal Properties Subsidiary of Crown Cork & Seal Company, Inc. which capital stock or indebtedness is owned by Crown Cork & Seal Company, Inc. or any Principal Properties Subsidiary, then, to the extent that such Principal Property, capital stock or indebtedness constitutes collateral securing such Indebtedness under such Intercreditor Agreement, the Pari Passu Second Priority Secured Parties and the Pari Passu Third Priority Secured Parties under such Intercreditor Agreement will have an equal and ratable first priority security interest together with the other First Priority Pari Passu Secured Parties under such Intercreditor Agreement in such Principal Property, capital stock and indebtedness and will, with respect thereto (and only to the extent thereof), be considered “Pari Passu First Priority Secured Parties” for purposes of such Intercreditor Agreement.

Each Intercreditor Agreement provides that, for so long as any obligations are outstanding under any Pari Passu First Priority Indebtedness, the First Priority Representative will have the exclusive right to instruct the Collateral Agent thereunder to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Notes. Under each Intercreditor Agreement, in the event that the First Priority Representative releases the Lien on any Collateral in respect of any obligations under all Pari Passu First Priority Indebtedness, including, without limitation, in connection with the repayment in full of all obligations under all Pari Passu First Priority Indebtedness, the Lien of each such other Secured Party on such Collateral will be automatically released and terminated; provided, however, that no such release (other than certain releases of Collateral following a sale or transfer thereof if permitted by the Indentures and the Security Documents and releases in connection with the foreclosure, sale or other disposition of such Collateral following the acceleration of any Pari Passu First Priority Indebtedness) shall be effective against a Trustee or the applicable holders if a Default or Event of Default shall have occurred and be continuing under the applicable Indenture as of the time of such proposed release and notice thereof shall have been given to the Collateral Agent at least one business day prior to such release until such time as the Default or Event of Default is cured or waived unless such release is consented to by the applicable holders in accordance with the terms of the applicable Indenture.

Each Intercreditor Agreement provides that following the payment in full of all Pari Passu First Priority Indebtedness and, if all of the Collateral shall not have been released, the Second Priority Notes Trustee will generally succeed to the right to make determinations with respect to the Collateral given to the First Priority Representative as described above and, following the payment in full of all of both the Pari Passu First Priority Indebtedness and the Pari Passu Second Priority Indebtedness and, if all of the Collateral shall not have been released, the Third Priority Notes Trustee will generally succeed to the right to make determinations with respect to the Collateral given to the First Priority Representative and the Second Priority Note Trustee as described above.

Each Intercreditor Agreement provides that, for so long as any Pari Passu First Priority Indebtedness shall be outstanding, the Trustees on behalf of the holders of Notes waive any and all right to (1) require the Collateral Agent to marshal any property or assets of CEH or any Guarantor or (2) to resort to any of the property or assets of CEH or any Guarantor in any particular order or manner.

Each Intercreditor Agreement provides that it may be amended by the Collateral Agent and either the First Priority Representative, the Second Priority Notes Trustee or the Third Priority Notes Trustee, to the extent such party is at such time generally entitled to make determinations with respect to the Collateral as described above, except that any modification or waiver that (1) adversely affects a Secured Party’s right to receive distributions or consent to a release of Collateral following the occurrence of a default or event of default with respect to such Secured Party’s indebtedness or (2) by its terms has a disproportionate adverse effect on any Secured Party (as opposed to all Secured Parties) shall, in each case require the written consent of such Secured Party or its representative; provided that no such consent will be required with respect to amendments necessary to permit the inclusion of additional indebtedness that is permitted or required by the terms of the Indentures to become a party to such Intercreditor Agreement; provided, further, that any amendment that directly and adversely affects Parent or any of its subsidiaries will require the written consent of Parent or CEH, as the case may be.

“First Priority Representative” means the administrative agent appointed and acting in accordance with the terms of the New Credit Facility.

Each Intercreditor Agreement provides that if, following the release of the Lien on any Collateral, the property or assets which were subject to such Lien are again made subject to the Lien of any Indebtedness required to become a party to such Intercreditor Agreement, then the Notes will also be entitled to the benefit of such Liens to the extent and in the manner provided for in the Security Documents.

Each Intercreditor Agreement further provides, among other things, that:

(1)	the Secured Parties thereunder will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to CEH) to each other with respect to the acceleration of their respective Indebtedness;

(2)

all decisions with respect to the Collateral thereunder, including the time and method of any disposition thereof, will be made (a) by the First Priority Representative for so long as any obligations under any Pari Passu First Priority Indebtedness shall be outstanding and thereafter, if, pursuant to the terms of the Security Documents, all of the Collateral shall not have been released, (b) by the Second Priority

Notes Trustee for so long as any obligations under the Second Priority Notes shall be outstanding and thereafter, if, pursuant to the terms of the Security Documents, all of the Collateral shall not have been released, or (c) by the Third Priority Notes Trustee for so long as any obligations under the Third Priority Notes shall be outstanding;

(3)	the Secured Parties thereunder will not contest each other’s security interest in and Liens on the Collateral or contest the validity of the documents governing their respective security interests;

(4)	in a bankruptcy or insolvency proceeding (a) the First Priority Representative for so long as any obligations under any Pari Passu First Priority Indebtedness shall be outstanding may, and thereafter, if, pursuant to the terms of the Security Documents, all of the Collateral shall not have been released, (b) the Second Priority Notes Trustee for so long as any obligations under the Second Priority Notes shall be outstanding and thereafter, if, pursuant to the terms of the Security Documents, all of the Collateral shall not have been released, or (c) the Third Priority Notes Trustee for so long as any obligations under the Third Priority Notes shall be outstanding may, consent to the use of cash collateral in their sole discretion; and

(5)	the Collateral Agent thereunder, on behalf of any Secured Party thereunder, will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Collateral or take any other enforcement action against or in respect of the Collateral, unless and until such Collateral Agent receives written authorization from (a) the First Priority Representative or, if no obligations are outstanding under any Pari Passu First Priority Indebtedness, (b) the Second Priority Notes Trustee for so long as any obligations under the Second Priority Notes shall be outstanding and thereafter, (c) the Third Priority Notes Trustee for so long as any obligations under the Third Priority Notes shall be outstanding.

Each Intercreditor Agreement provides that the Collateral Agent thereunder shall have no liability to any of the Secured Parties thereunder as a consequence of its performance or non-performance under such Intercreditor Agreement, except for gross negligence or willful misconduct.

Global Participation and Proceeds Sharing Agreement

The Trustees on behalf of the holders of Notes together with each Collateral Agent have entered into a Global Participation and Proceeds Sharing Agreement (the “Proceeds Sharing Agreement”) with Citicorp North America, Inc., as sharing agent (the “Sharing Agent”), and, in each case, each other Secured Party (each such party, a “Covered Party” and the indebtedness held by such party, the “Covered Debt”). The following summary of certain provisions of the Proceeds Sharing Agreement does not purport to be complete and is qualified in its entirety by reference to the Proceeds Sharing Agreement.

Pursuant to the terms of the Proceeds Sharing Agreement, from and after the occurrence of a Triggering Event (as defined below):

(1)	each Covered Party shall cause Parent and each of its Subsidiaries that are obligors under such Covered Party’s item of Covered Debt to pay (or cause to be paid) any and all Proceeds (as defined below) directly to the Sharing Agent for deposit into an account established by the Sharing Agent (the “Sharing Account”); and

(2)	each Covered Party shall cause each Collateral Agent to deliver any and all Collateral Proceeds (as defined below) directly to the Sharing Agent for deposit into the Sharing Account.

The Proceeds Sharing Agreement provides that as between CEH or any other applicable obligor under any item of Covered Debt and the holder of such Covered Debt, all payments made by such obligor in respect of such Covered Debt shall be deemed received by the holder of such Covered Debt notwithstanding the fact that such payment may be required to be paid into the Sharing Account in accordance with the terms of the Proceeds Sharing Agreement.

“Collateral Proceeds” means any payment or proceeds (whether in the form of cash or property or other assets) received or receivable by any Covered Party or any agent in respect of any obligations under any Covered Debt, other than any such payment or proceeds to the extent that, and only to the extent that, after giving effect thereto the value of the remaining collateral securing Covered Debt (valued by the Sharing Agent in its sole discretion by any method of its choice at the greater of book value and fair market value) would be zero. Notwithstanding the foregoing, cash paid as an interest payment (and not from the collection, sale or disposition of any collateral securing any Covered Debt) on Covered Debt that is not Matured Covered Debt (as defined below) shall not be Collateral Proceeds but shall be Debt Proceeds.

“Debt Proceeds” means any payment (whether in the form of cash or property or other assets) received or receivable by any Covered Party or agent in respect of any obligations under any Covered Debt (other than Collateral Proceeds) or in exchange for or in connection with the refinancing of Covered Debt.

“Proceeds” means, collectively, Debt Proceeds and Collateral Proceeds.

A “Triggering Event” means the occurrence of any of the following: (1) a default under any item of Covered Debt which results in the acceleration of such Covered Debt prior to the stated maturity thereof (whether or not such acceleration is enforceable under applicable law); or (2) a default under any item of Covered Debt which is caused by the failure to pay when due at final stated maturity (after giving effect to the expiration of any applicable grace period(s) as provided in the terms of such Covered Debt) principal of such Covered Debt (a “Covered Debt Payment Default”), unless, in each case, such acceleration or Covered Debt Payment Default shall have been waived or deferred by the Covered Party which has so accelerated or in respect of which such Covered Debt Payment Default has occurred.

The Proceeds Sharing Agreement sets out the relative rights and responsibilities of the Covered Parties with respect to the Proceeds and their respective rights to instruct the Sharing Agent. In order for any item of Covered Debt to be entitled to receive any Proceeds under the Proceeds Sharing Agreement either (1) the date of the final scheduled maturity for the payment of principal in respect of such Covered Debt must have occurred and all or a portion of such Covered Debt has not been paid in full in cash when so due (after giving effect to any applicable grace periods) or (2) such Covered Debt must have been accelerated prior to its final maturity (such Covered Debt, “Matured Covered Debt”). All payments received and all amounts held or realized by the Sharing Agent in respect of Collateral Proceeds under the Proceeds Sharing Agreement will be paid as follows:

(1)	first, to each Covered Party holding Matured Covered Debt which is Pari Passu First Priority Indebtedness (“First Priority Matured Covered Debt”) on a pro rata basis based on the respective principal amounts of such Covered Party’s First Priority Matured Covered Debt outstanding on the date of the Triggering Event until the Total Obligations owed in respect of all First Priority Matured Covered Debt have been paid in full;

(2)	second, following the payment in full of the Total Obligations in respect of First Priority Matured Covered Debt, to each Covered Party holding Matured Covered Debt which is Pari Passu Second Priority Indebtedness (“Second Priority Matured Covered Debt”) on a pro rata basis based on the respective principal amount of such Covered Party’s Second Priority Matured Covered Debt outstanding of the date of the Triggering Event until the payment in full of the Total Obligations in respect of such Second Priority Matured Covered Debt; and

(3)	third, following the payment in full of the Total Obligations in respect of First Priority Matured Covered Debt and Second Priority Matured Covered Debt, to each Covered Party holding Matured Covered Debt which is Pari Passu Third Priority Indebtedness (“Third Priority Matured Covered Debt”) on a pro rata basis based on the respective principal amount of such Covered Party’s Third Priority Matured Covered Debt outstanding on the date of the Triggering Event until the payment in full of the Total Obligations in respect of such Third Priority Matured Covered Debt.

Additionally, all payments received and all amounts held or realized by the Sharing Agent in respect of Debt Proceeds under the Proceeds Sharing Agreement will be paid to each Covered Party holding Matured Covered

Debt on a pro rata basis based on the respective principal amounts of such Covered Party’s Covered Debt outstanding on the date of the Triggering Event until the Total Obligations owed in respect of all Matured Covered Debt have been paid in full unless such Matured Covered Debt is by its terms subordinated to any other item of Matured Covered Debt in which case the distribution of Debt Proceeds will give effect to such subordination. Any additional Proceeds that remain in the Sharing Account shall be distributed to each Covered Party holding Matured Covered Debt on a pro rata basis in proportion to the respective principal amounts of all Covered Debt outstanding on the date of the Triggering Event.

Additionally, each Indenture provides that, until such time as the Proceeds Sharing Agreement shall have been terminated in accordance with its terms, neither Parent nor any of its Restricted Subsidiaries shall cause or permit any of CEH or any Restricted Subsidiary of CEH to incur, Guarantee or otherwise become an obligor in respect of any Indebtedness (a) incurred pursuant to either (x) the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” (y) clauses (1) or (2) of the second paragraph of the covenant described under  “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (z) clause (5) of the second paragraph of the covenant described under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” as Permitted Refinancing Indebtedness of Indebtedness incurred pursuant to clause (2) of such paragraph or the first paragraph thereof or (b) that is otherwise secured by any Collateral pursuant to a Lien permitted under clause (1) or (2) of the definition of “Permitted Collateral Liens” unless, to the extent that such Indebtedness is not otherwise Covered Debt under the Proceeds Sharing Agreement, such Indebtedness (the “Future Covered Debt”) is made subject to the terms of the Proceeds Sharing Agreement. The Proceeds Sharing Agreement provides that, following the occurrence of a Triggering Event, all Future Covered Debt will be required to share amounts received in respect of such Future Covered Debt with the holders of Covered Debt in a manner consistent with the sharing mechanism described above.

“Total Obligations” means as to any item of Covered Debt the sum of (1) the then outstanding obligations in respect of such Covered Debt (including, without limitation, interest on any defaulted amounts owed in accordance with the terms of such Indebtedness) and (2) interest on the Net Cash Deposited Amount, which interest shall accrue (a) on the outstanding amount of such Net Cash Deposited Amount from and including the date on which such Net Cash Deposited Amount was deposited into the Sharing Account and (b) at the rate at which such Net Cash Deposited Amount would have accrued interest (assuming that the entire amount of such Net Cash Deposited Amount represented principal outstanding under the applicable Covered Debt) pursuant to the terms of the applicable item of Covered Debt, it being understood that (y) interest on any obligation which accrues at a floating or variable rate shall be calculated in same manner as such interest was calculated on the date such Covered Debt became Matured Covered Debt and (z) the Net Cash Deposited Amount shall accrue interest at the applicable default rate to the extent such default rate would accrue if Parent or the applicable obligor in respect of such Covered Debt had failed to satisfy the obligation to pay principal in respect of such Covered Debt (without giving effect to any applicable grace periods). All calculations of “Total Obligations” shall be made by the Sharing Agent and, absent manifest error, shall be binding on all Covered Parties. As used in the definition of Total Obligations, “Net Cash Deposited Amount” means the amount of all Proceeds deposited into the Sharing Account in respect of any item of Matured Covered Debt, less the amount of distributions made from the Sharing Account in respect of such item of Matured Covered Debt (for purposes of this definition, whenever any property or other asset (other than cash) is deposited into the Sharing Account, it shall be valued, for purposes of determining the Net Cash Deposited Amount, at its fair market value on the date of deposit into the Sharing Account).

The Proceeds Sharing Agreement further provides, among other things, that:

(1)

the Sharing Agent may act (a) with respect to Collateral Proceeds as Covered Parties holding at least a majority of the Total Obligations in respect of Covered Debt which is Pari Passu First Priority Indebtedness may request (and following the indefeasible payment in full thereof Pari Passu Second Priority Indebtedness and, thereafter, Pari Passu Third Priority Indebtedness) and (b) with respect to Debt Proceeds or any other matters under the Proceeds Sharing Agreement as Covered Parties holding at least a majority of the Total Obligations in respect of Covered Debt outstanding as of the applicable date of determination may request (the “Requisite Obligees”) and, in each case, the Sharing Agent shall have no liability for acting in accordance with such request (provided that such action does not, on its face, conflict with the express terms of the Proceeds Sharing Agreement);

(2)	the Sharing Agent may (but shall not be obligated to) at its discretion invest funds in the Sharing Account, (a) in the case of United States dollars, in any direct obligations of the federal government of the United States of America having a final maturity not later than 90 days from the date such funds are invested, (b) in the case of Euros, in any direct obligations of the government of the Federal Republic of Germany having a final maturity not later than 90 days from the date such funds are invested and (c) in the case of any other currency, in any securities described in clauses (a) and (b);

(3)	all amounts of funds in the Sharing Account and any and all proceeds received in respect of funds, property or other assets in the Sharing Account shall remain deposited in the Sharing Account as additional Collateral Proceeds or Debt Proceeds, as applicable, for the benefit of the Covered Parties until released in accordance with the terms of the Proceeds Sharing Agreement;

(4)	all property and other assets other than cash from time to time deposited in the Sharing Account shall be valued at the fair market value of such property or asset as of the applicable date of deposit, and in the event that the Sharing Agent shall distribute any property or assets other than cash from the Sharing Account, the amount of such distribution shall be deemed to equal the fair market value of such property or assets, as the case may be, on the date of distribution from the Sharing Account (fair market value shall be determined by the Sharing Agent, whose determination, absent manifest error, shall be conclusive as to fair market value);

(5)	to the extent that any property or assets other than cash are distributed from the Sharing Account in respect of Covered Debt, subject to certain exceptions, the Sharing Agent shall use its commercially reasonable efforts to distribute such property and assets among all Covered Parties receiving a distribution as of each applicable distribution date based on their respective rights in such distribution as described above; provided, however, that the Sharing Agent may in its sole discretion sell or otherwise convert any non-cash Proceeds into cash in lieu of distributing such non-cash Proceeds;

(6)	the Sharing Agent shall be entitled to deduct from time to time from the Sharing Account and be entitled to be paid therefrom all of its out-of pocket expenses, liabilities and advances made or incurred by the Sharing Agent in connection with its acting as Sharing Agent under the Proceeds Sharing Agreement and all amounts for which Sharing Agent is entitled to indemnification under the Proceeds Sharing Agreement, and to the payment of all out-of-pocket costs and expenses paid or incurred by Sharing Agent in connection with the exercise of any right or remedy under the Proceeds Sharing Agreement; and

(7)	each representative of Covered Debt shall have the right to request that all cash distributions made to it under the Proceeds Sharing Agreement be made in the same currency as the currency of the Covered Debt it represents by giving prior written notice to the Sharing Agent at least three business days prior to any such distribution and, upon receiving such written notice, the Sharing Agent shall convert all cash to be distributed to such representative into the requested currency on the date of disbursement at the spot rate of exchange available to the Sharing Agent on such date (the Sharing Agent shall be entitled to charge against any amount being distributed as so requested, its out-of-pocket expenses incurred in complying with such request).

The Proceeds Sharing Agreement provides that it will not affect the obligations of Parent or any other obligor under any item of Covered Debt to pay all amounts due to in respect of such Covered Debt and that any distribution of Proceeds from the Sharing Account to a Covered Party shall not result in the extinguishment of the obligations of such obligor to such Covered Party in respect of such item of Covered Debt.

The Proceeds Sharing Agreement will terminate upon the first to occur of (1) the receipt by the Sharing Agent and the other representatives of Covered Debt of written notice from the First Priority Representative that it has elected to terminate the Proceeds Sharing Agreement, which notice shall state that it is a “Notice of Termination,” and (2) when both (a) the Total Obligations under all Covered Debt have been paid in full after the occurrence of a Triggering Event and (b) all amounts in the Sharing Account have been distributed in accordance with the terms of the Proceeds Sharing Agreement.

The Proceeds Sharing Agreement provides that if, as a result of the operation of that Agreement, any Covered Party recovered less in respect of its Covered Debt than it would have had it not been a party to the Proceeds Sharing Agreement (the “Harmed Covered Party”), then, upon the payment in full of the Total Obligations in respect of any item of Covered Debt the Covered Party which has benefited from the operation of the Proceeds Sharing Agreement through the receipt of Proceeds resulting in a recovery that is greater than the recovery that would have been realized had such Covered Debt not been a party to the Proceeds Sharing Agreement (the “Benefited Covered Party”), each Harmed Covered Party will be subrogated to the rights, if any, that each such Benefited Covered Party may have against Parent or any of its subsidiaries to receive payments and distributions of cash, property or other assets of such obligor. Any such cash, property or other assets received by a Harmed Covered Party will constitute Debt Proceeds or Collateral Proceeds, as applicable, under the Proceeds Sharing Agreement. The Proceeds Sharing Agreement provides that each Benefited Covered Party will agree to use its commercially reasonable efforts to cooperate with each Harmed Covered Party to give effect to the foregoing provision.

The Proceeds Sharing Agreement provides that it may be amended by the Sharing Agent and the Requisite Obligees, except that any modification or waiver that by its terms (1) adversely affects the right of any holder of Covered Debt to receive distributions, (2) obligates any Covered Party to contribute funds or other amounts under the Proceeds Sharing Agreement in excess of its obligations as in effect on the Issue Date or (3) has a disproportionate adverse effect on any holder of Covered Debt (as opposed to all holders of Covered Debt), shall not be effective against any holder of Covered Debt without the written consent of the agent in respect of such Covered Debt; provided that no such consent will be required with respect to amendments necessary to permit the inclusion of additional indebtedness that is required by the terms of the Indentures or any other Covered Debt to become a party to the Proceeds Sharing Agreement.

Certain Bankruptcy and Fraudulent Transfer Limitations

The right of a Collateral Agent to repossess and dispose of, or otherwise exercise remedies in respect of, Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy, insolvency or similar law if a bankruptcy, insolvency or similar proceeding were to be commenced by or against CEH or a Guarantor prior to such Collateral Agent having repossessed and disposed of, or otherwise exercised remedies in respect of, such Collateral. Fraudulent transfer, insolvency and administrative laws may void, subordinate or limit the Notes, Note Guarantees and the granting of Collateral securing the Notes and may otherwise limit your ability to enforce your rights under the Notes, the Note Guarantees and the security documents.

France

CEH is organized under the laws of France. For a French company to give a guarantee certain procedural and substantive requirements must be satisfied. In particular, under French company law a French court may, under certain circumstances, set aside a guarantee granted by a French company for the benefit of another company if the guarantor derives no corporate benefit of its own from such transaction or if the liability assumed by the guarantor exceeds the guarantor’s financial resources. The application of these provisions of French law depends on the interpretation of the facts by a French court. A French court may also refuse to enforce a guarantee if it is determined that the company granting such guarantee was insolvent at the time the guarantee was granted. In addition, a French court may grant a debtor or guarantor a period of time to perform its obligation. The liabilities and obligations of any guarantor incorporated in France shall be limited to the extent required by applicable law to the amount any guarantor can pay without exceeding its financial capacity or otherwise resulting in insolvency of the guarantor.

Any insolvency proceedings with respect to CEH or its Subsidiaries incorporated in France would likely proceed under the laws of France. French insolvency legislation generally favors the continuation of a business and protection of employment over payment of creditors.

A French company is required to petition for bankruptcy within 15 days of its becoming unable to pay its debts as they come due (date de cessation des paiements). Failure to do so subjects the directors to personal liability. A company’s creditors also may file a bankruptcy petition if it is insolvent. Following any such petition and after a hearing with the company, the court issues either (1) an order commencing bankruptcy proceedings (jugement d’ouverture) and appointing (a) an administrator to investigate the affairs of the debtor during an initial observation period (période d’observation), and make proposals for its reorganization, sale or liquidation as well as (b) a creditors’ representative, or (2) an order for the immediate liquidation of the company (liquidation judiciaire immédiate).

In the order commencing judicial reorganization or liquidation proceedings or in a subsequent order, the court may order that the date on which the company became unable to pay its debts as they come due be deemed to be an earlier date of up to 18 months prior to said order (report de la date de cessation des paiements). The importance of this date is that it marks the beginning of a suspect period (période suspecte) during or before which certain transactions may be void or voidable.

Void transactions include transactions or payments entered into or made during the suspect period that constitute voluntary preferences for the benefit of certain creditors to the detriment of other creditors. These include transfers of assets for no or nominal consideration (à titre gratuit), contracts under which the reciprocal obligations of the debtor significantly exceed those of the other party, payment of debts not due at the time of payment, payments-in-kind, security granted for debts previously incurred and provisional measures unless the writ of attachment or seizure predates the beginning of the suspect period.

Voidable transactions include transfers of assets for no or nominal consideration (à titre gratuit), transactions occurring within six months prior to the commencement of the suspect period, and transactions or payments made when due after the beginning of the suspect period if the party dealing with the debtor knew or should have known that it had suspended payment of its debts.

In addition to challenging void or voidable transactions, the administrator may renounce or set aside executory contracts. If the administrator elects not to renounce a contract, the administrator must ensure that the debtor fully performs its post-petition contractual obligations.

As a general rule, creditors domiciled in continental (métropolitaine) France whose debts arose prior to the commencement of bankruptcy proceedings must file a claim with the creditors’ representative within two months of the publication of the jugement d’ouverture in the Bulletin Officiel des Annonces Civiles et Commerciales; this period is extended to four months for creditors domiciled outside continental (métropolitaine) France. Creditors who have not submitted their claims during this period are barred from receiving distributions made in connection with the bankruptcy proceedings and their unasserted claims will be extinguished under French law.

During the observation period, the debtor is prohibited from paying debts outstanding prior to the commencement of bankruptcy proceedings, subject to certain exceptions. During this period, creditors may not pursue any legal action against the debtor with respect to any claim arising prior to the commencement of the observation period if the objective of the legal action is:

•	to obtain an order for payment of a sum of money by the debtor to the creditor (however, the creditor may require that a court fix the amount due);

•	to set aside a contract for non-payment of amounts owed by the debtor; or

•	to enforce the creditor’s rights against any asset of the debtor.

Contractual provisions such as those contained in the Indentures that would accelerate the payment of debtor’s obligations upon the occurrence of certain bankruptcy events would be subject to an automatic stay of payment under French law for debts outstanding at the time of commencement of bankruptcy proceedings.

If the court orders a judicial reorganization, it can prohibit the sale of an asset that it deems to be essential to the continued business of the debtor and can postpone the payment of debts owed by the debtor. The court can order the liquidation of the company at any time during the bankruptcy proceeding. French bankruptcy law assigns priority to the payment of certain creditors, including the French treasury, employees, secured creditors and post-petition creditors.

If the reorganization of the company fails, the court can order the sale or the liquidation of the company.

If Parent or CEH were to become a debtor in bankruptcy, under certain circumstances a French court could disregard the separateness of Parent and CEH and consolidate the liabilities and assets of those entities as though held and incurred by a single entity. Although the French Code de commerce does not expressly provide for the consolidation of different entities in the same group, courts have ordered consolidation in certain circumstances (for example, abnormal funds transferred, transfer without fair consideration, or operation of a company as an instrumentality for the benefit of an affiliate).

If this were to occur, you could experience delays or reductions in payments on the Notes as a result of:

•	the stay of payments and actions for recovery provision of the French Code de commerce, which means that during the observation period, no debts which were incurred prior to the commencement of proceedings may be repaid, apart from a very few authorized by the bankruptcy court, and the stay of all actions at law; and

•	the fact that certain claims of the French treasury, of employees, and of other secured creditors and post-petition creditors will be paid prior to the Notes.

Under French bankruptcy law, the consent of each creditor affected is generally required in order to consent to the modification of the terms of its indebtedness. In order to prevent a possible stalemate in connection with any possible future restructuring of indebtedness of CEH, the Indentures contain a provision which will, in the event of certain proceedings in France relating to CEH’s creditors, permit 66 2/3% of the holders of the Notes issued under that Indenture to, under certain circumstances, amend fundamental terms of all of the Notes issued under that Indenture including, without limitation, the principal amount, maturity date, interest rate, interest payment date, ranking, redemption, currency and guarantee provisions thereof and/or to require all holders to exchange all or any portion of their Notes for other securities of CEH. This provision of the Indentures is subject to applicable U.S. securities laws including, without limitation, the Trust Indenture Act of 1939 and provisions thereunder requiring the consent of a holder if the right to receive payment of principal or interest, or to institute suit for payment, is impaired or affected. To the extent permitted by such applicable law, this right may be exercised at any time when a default or event of default under the Notes has occurred and is continuing and there have commenced and are continuing under French law with respect to CEH certain pre-bankruptcy proceedings relating to its creditors or a formal bankruptcy proceeding. As a result, among other things:

•	you may under such circumstances lose the right to receive principal and interest on the Notes when due or at all,

•	the value of the Notes may be adversely affected, and

•	all or any portion of the Indebtedness represented by the Notes may be extinguished.

In addition, applicable law may not permit such provision to be given effect, which may make it more difficult to restructure the terms of the Notes. See “—Amendment, Supplement and Waiver.”

United States

Under federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the Guarantees by Parent and the U.S. Guarantors could be voided, or claims in respect of such liens or obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time Parent and/or the U.S. Guarantors issued the related Guarantees, Parent or the applicable Guarantor intended to hinder, delay or defraud any present or future creditor; or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which Parent’s or such Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, Parent or a U.S. Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•	the present fair saleable value of its assets was less that the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

By its terms, the Guarantee of each U.S. Guarantor will limit the liability of each such Guarantor to the maximum amount it can pay without the Guarantee being deemed a fraudulent transfer. Parent believes that immediately after the issuance of the Notes by CEH and the issuance of the Guarantees by the Guarantors, Parent and each of the U.S. Guarantors will be solvent, will have sufficient capital to carry on its respective business and will be able to pay its respective debts as they mature. However, a court may not apply these standards in making its determinations and a court may not reach the same conclusions with regard to these issues. In a recent evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

If a bankruptcy proceeding were to be commenced under the federal bankruptcy laws by or against Parent or any other U.S. Guarantor, it is likely that delays will occur in any payment upon acceleration of the Notes and in enforcing remedies under the related Indentures, including with respect to the liens securing the Notes and the Guarantees, because of specific provisions of such laws or by a court applying general principles of equity.

Provisions under federal bankruptcy laws or general principles of equity that could result in the impairment of your rights include, but are not limited to:

•	the automatic stay;

•	avoidance of preferential transfers by a trustee or debtor-in-possession;

•	substantive consolidation;

•	limitations on collectability of unmatured interest or attorney fees;

•	fraudulent conveyance; and

•	forced restructuring of the Notes, including reduction of principal amounts and interest rates and extension of maturity dates, over the holders’ objections.

Additionally, applicable federal bankruptcy laws generally permit a debtor to continue to retain and to use collateral, including capital stock, even if the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The interpretation of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in collateral. Because the term “adequate protection” is subject to varying interpretation and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) whether payments under any of the Notes would be made following commencement of and during a bankruptcy case, (2) whether or when the lenders under the New Credit Facility could foreclose upon or sell any Collateral or (3) whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral under the doctrine of “adequate protection.” Furthermore, in the event a bankruptcy court were to determine that the value of the Collateral was not sufficient to repay all amounts due on any of the Notes, the holders of such Notes would become holders of “undersecured claims.” Applicable federal bankruptcy laws generally do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims.”

United Kingdom

Under UK insolvency law, the liquidator or administrator of any guarantor organized in the UK may apply to the court to set aside certain types of preliquidation transactions and to rescind a transaction entered into by such company at an undervalue (which is similar to less than fair value), if such company was insolvent at the time of, or in consequence of, the transaction and enters into a liquidation or administration within two years of the completion of the transaction. A transaction might be so challenged if it involved a gift by a company or such company received consideration of significantly less value than the consideration given by such company. A court generally will not intervene, however, if a company entered the transaction in good faith and for the purpose of carrying on its business and there were reasonable grounds for believing the transaction would benefit such company.

In addition, under UK insolvency law, the liabilities of Guarantors organized in the UK in respect of the Guarantees of the Notes will be paid in the event of an insolvency after certain debts which are entitled to priority under UK law, such as amounts owed in respect of occupational pension schemes and amounts owed to employees.

Other

The Notes will also be guaranteed by and secured by the assets of subsidiaries of CEH in Belgium, Canada, Germany, Mexico, Switzerland and the United Kingdom. The laws of each of these jurisdictions in which the Foreign Subsidiary Guarantors are organized limit the ability of these Subsidiaries to guarantee and secure debt of a parent company. These limitations arise under various provisions or principles of corporate law which include provisions requiring a subsidiary guarantor to receive adequate corporate benefit from the financing, rules governing preservation of share capital, thin capitalization and fraudulent transfer principles. If these limitations are not observed, the Guarantees and security interests of these Guarantors would be subject to legal challenge. In many of these jurisdictions, including Belgium, Canada, France, Germany and Switzerland, the Guarantees and/or security documents will contain language limiting the amount of debt guaranteed and secured so that applicable local law restrictions will not be violated. Accordingly, if you were to enforce the Guarantees and security interests of the Guarantors in these jurisdictions, your claims may be limited. Furthermore, although we believe that the Guarantees and security interests of these Guarantors are enforceable (subject to local law restrictions), a third party creditor may challenge these Guarantees and security interests and prevail in court.

Any enforcement of the Guarantees and Collateral after an insolvency event of any of the Foreign Subsidiary Guarantors will be subject to the insolvency and administrative laws of such Subsidiary Guarantor’s jurisdiction of organization. The insolvency, administrative and other laws of each of these jurisdictions may be materially different from, or in conflict with, each other and those of France and the United States, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affect your ability to enforce your rights under the Guarantees and the Collateral in these jurisdictions or limit any amounts that you may receive.

Additional Amounts

All payments made by CEH under or with respect to a Note or by a Guarantor under or with respect to a Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of France or any other jurisdiction in which CEH or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless CEH or such Guarantor is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

If CEH or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Note or a Note Guarantee of such Guarantor, CEH or such Guarantor, as applicable, will, to the extent permitted by applicable law, pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

(1)	any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner of such Note, if the holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note);

(2)	subject to the last paragraph of this section, any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

(3)	any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note;

(4)	any Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (a) made a declaration of non- residence, or any other claim or filing for exemption, to which it is entitled or (b) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non- residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant holder at that time has been notified by CEH, any Guarantor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(5)	any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6)	any payment under or with respect to a Note to any holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

(7)	any combination of items (1) through (6) above.

The foregoing provisions shall survive any termination or discharge of the applicable Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to CEH or a Guarantor.

CEH or the applicable Guarantor will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. CEH or the applicable Guarantor will furnish to the applicable Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to CEH or such Guarantor, such other documentation that provides reasonable evidence of such payment by CEH or such Guarantor. Copies of such receipts or other documentation will be made available to the holders or the Paying Agents, as applicable, upon request.

At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if CEH or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, CEH or such Guarantor will deliver to the applicable Trustee and the applicable Paying Agents an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and Paying Agents to pay such Additional Amounts to holders of such Notes on the payment date. Each officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Whenever in the Indentures or in this “Description of the New Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

CEH and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indentures or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which CEH or any Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a Paying Agent is located, and CEH and the Guarantors will agree to indemnify the holders of the Notes for any such non-excluded taxes paid by such holders.

Optional Redemption

The Second Priority Notes. On and after March 1, 2007, CEH may redeem the Dollar Second Priority Notes and may redeem the Euro Second Priority Notes, in each case, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

Year	Dollar Second Priority Note Percentage	Euro Second Priority Note Percentage
2007	104.750%	105.125%
2008	102.375%	102.563%
2009 and thereafter	100.000%	100.000%

In addition, on or prior to March 1, 2007, CEH may redeem the Dollar Second Priority Notes and may redeem the Euro Second Priority Notes, in each case, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus the applicable Make-Whole Premium (a “Second Priority Notes Make-Whole Redemption”).

Notwithstanding the foregoing, on or prior to March 1, 2006, CEH, on one or more occasions, may, at its option, (1) redeem up to 35% in aggregate principal amount of Dollar Second Priority Notes (including Additional Dollar Second Priority Notes) originally issued under the Second Priority Notes Indenture at a redemption price equal to 109.50% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, and (2) redeem up to 35% in aggregate principal amount of Euro Second Priority Notes (including Additional Euro Second Priority Notes) originally issued under the Second Priority Notes Indenture at a redemption price equal to 110.25% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of CEH or are used to subscribe from CEH shares of its Qualified Capital Stock; provided that (1) in the case of a redemption of Dollar Second Priority Notes, at least 65% in aggregate principal amount of the Dollar Second Priority Notes (including Additional Dollar Second Priority Notes) originally issued under the Second Priority Notes Indenture remain outstanding immediately after the occurrence of each such redemption, (2) in the case of a redemption of Euro Second Priority Notes, at least 65% in aggregate principal amount of the Euro Second Priority Notes (including Additional Euro Second Priority Notes) originally issued under the Second Priority Notes Indenture remain outstanding immediately after the occurrence of each such redemption and (3) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

The Third Priority Notes. On and after March 1, 2008, CEH may redeem the Third Priority Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

Year	Third Priority Note Percentage
2008	105.438%
2009	103.625%
2010	101.813%
2011 and thereafter	100.000%

In addition, on or prior to March 1, 2008, CEH may redeem the Third Priority Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus the applicable Make-Whole Premium (a “Third Priority Notes Make-Whole Redemption”).

Notwithstanding the foregoing, on or prior to March 1, 2006, CEH, on one or more occasions, may, at its option, redeem up to 35% in aggregate principal amount of Third Priority Notes (including Additional Third Priority Notes) originally issued under the Third Priority Notes Indenture at a redemption price equal to 110.875% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of CEH or are used to subscribe from CEH shares of its Qualified Capital Stock; provided that (1) at least 65% in aggregate principal amount of the Third Priority Notes (including Additional Third Priority Notes) originally issued under the Third Priority Notes Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Redemption of Notes for Changes in Withholding Taxes

CEH may, at its option, redeem all, but not less than all, of the then outstanding Second Priority Notes and/or the Third Priority Notes, as applicable, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which CEH or any Guarantor of such Notes is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to CEH or a Guarantor of such Notes, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to CEH or a Guarantor of such Notes, the date on which such successor Person became such pursuant to applicable provisions of the applicable Indenture), that CEH or a Guarantor of such Notes has become or will become obligated to pay material Additional Amounts (as described above under “—Additional Amounts”) on the next date on which any amount would be payable with respect to such Notes and CEH or such Guarantor determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to CEH or such Guarantor.

No such notice of redemption may be given earlier than 90 days prior to the earliest date on which CEH or a Guarantor of such Notes would be obligated to pay such Additional Amounts were a payment in respect of such Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, CEH shall deliver to the applicable Trustee (1) a certificate stating that CEH is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CEH so to elect to redeem have occurred and (2) an opinion of counsel qualified under the laws of the relevant jurisdiction to the effect that CEH or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

Selection and Notice Regarding Notes

If less than all of the Dollar Second Priority Notes, the Euro Second Priority Notes or the Third Priority Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as such Trustee deems fair and appropriate; provided that no Notes with a principal amount of $1,000 or €1,000, as the case may be, or less shall be redeemed in part. Notwithstanding the foregoing, any redemption following an Equity Offering will be made on a pro rata basis or as nearly a pro rata basis as practicable. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on such Notes or portions thereof called for redemption.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” CEH is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require CEH to repurchase all or any part (equal to $1,000 or €1,000, as the case may be, or an integral multiple thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, thereon to the purchase date (the “Change of Control Payment”). Within 30 days following any Change of Control, CEH will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by the applicable Indenture and described in such notice. Such obligation will not continue after a discharge of CEH or defeasance from its obligations with respect to the Notes. See “—Legal Defeasance and Covenant Defeasance.”

On the Change of Control Payment Date, CEH will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof (in integral multiples of $1,000 or €1,000, as the case may be) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with (a) the applicable Dollar Paying Agent an amount equal to the Change of Control Payment in respect of all Dollar Second Priority Notes or portions thereof so tendered, (b) the Euro Paying Agent an amount equal to the Change of Control Payment in respect of all Euro Second Priority Notes or portions thereof so tendered and (c) the Dollar Paying Agent an amount equal to the Change of Control Payment in respect of all Third Priority Notes or portions thereof so tendered; and

(3)

deliver or cause to be delivered to (a) the Second Priority Notes Trustee all Second Priority Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Dollar Second

Priority Notes (or portions thereof) and the aggregate principal amount of Euro Second Priority Notes (or portions thereof), in each case being purchased by CEH and (b) the Third Priority Notes Trustee all Third Priority Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Third Priority Notes (or portions thereof) being purchased by CEH.

The applicable Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the applicable Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or €1,000, as the case may be, or an integral multiple thereof. CEH will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

CEH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, CEH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the holders of the Notes to require that CEH repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction with respect to Parent or CEH.

CEH will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures with respect to a Change of Control Offer made by CEH and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The New Credit Facility and other existing Indebtedness of Parent and its Subsidiaries contain, and their future Indebtedness may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require CEH to repurchase the Notes could cause a default under the New Credit Facility and/or such Indebtedness, even if the Change of Control itself does not. Finally, CEH’s ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases and there can be no assurance that CEH would be able to obtain financing to make such repurchases. CEH’s failure to purchase the Notes in connection with a Change of Control would result in a Default under the Indentures which could, in turn, constitute a default under such other Indebtedness.

The existence of a holder’s right to require CEH to make a Change of Control Offer upon a Change of Control may deter a third party from acquiring CEH in a transaction that constitutes a Change of Control. The definition of “Change of Control” includes a phrase relating to the transfer of “all or substantially all” of the assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require CEH to repurchase its Notes as a result of a transfer of less than all of the assets of Parent and its Subsidiaries taken as a whole to another Person may be uncertain.

Asset Sales

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless each of the following requirements is satisfied:

(1)	Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of (a) cash and/or Cash Equivalents, (b) Replacement Assets or (c) any combination of the consideration described in clauses (a) and (b); provided that the amount of:

•	any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Parent or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets as a result of which Parent and its Restricted Subsidiaries are released from further liability with respect thereto, and

•	any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted within 180 days of receipt thereof by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) will, in each case, be deemed to be cash for purposes of this provision; and

(3)	if such Asset Sale involves the Transfer of Collateral, it complies with the applicable provisions of the Security Documents.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Parent or such Restricted Subsidiary may, at its option, cause such Net Proceeds to be applied as follows:

(1)	in the case of any Transfer of Collateral or Excluded Securities, (a) to make an investment in or expenditure for Replacement Assets or other capital expenditures on assets that constitute Collateral or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 360th day (provided that in all such cases such investment or expenditure shall be acquired or made by CEH or a Guarantor and, in the case of investments in or expenditures for Replacement Assets, such Replacement Assets shall be made subject to the Lien of the Security Documents), (b) to repay Indebtedness under the New Credit Facility (including any Related Obligations) and/or any Additional Pari Passu First Priority Indebtedness (and, in each case, to permanently reduce amounts outstanding thereunder) or (c) any combination of subclauses (a) and (b) of this clause (1); and

(2)	in all other cases, (a) to make an investment in or expenditure for Replacement Assets or other capital expenditure or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 360th day, (b) to repay Indebtedness (and to permanently reduce amounts outstanding thereunder) secured by a Lien on the assets which are the subject of such Asset Sale, (c) to repay Indebtedness under the New Credit Facility (including any Related Obligations) and/or any Additional Pari Passu First Priority Indebtedness (and, in each case, to permanently reduce amounts outstanding thereunder) or (d) any combination of subclauses (a), (b) and (c) of this clause (2).

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, CEH will be required to:

(1)	to the extent that such Excess Proceeds resulted from the Transfer of assets constituting Collateral or Excluded Securities:

(a)

first, (i) to make an offer (“Asset Sale Offer”) to the holders of the Second Priority Notes to purchase Second Priority Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the Second Priority Notes Indenture and (ii) to the extent CEH so elects or is required, to repay any other outstanding Pari Passu Second Priority Indebtedness (or offer to purchase such Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and, in each case, permanently reduce amounts outstanding thereunder) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date;

(b)	second, to the extent any Excess Proceeds remain after giving effect to clause (a) above, (i) to make an Asset Sale Offer to the holders of the Third Priority Notes to purchase Third Priority Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the Third Priority Notes Indenture and (ii) to the extent CEH so elects or is required, to repay any other outstanding Pari Passu Third Priority Indebtedness (or offer to purchase such Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and, in each case, permanently reduce amounts outstanding thereunder) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date; and

(2)	to the extent that such Excess Proceeds resulted from the Transfer of assets not constituting Collateral or Excluded Securities (i) to make an Asset Sale Offer to the holders of the Second Priority Notes and the Third Priority Notes to purchase such Second Priority Notes and Third Priority Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the Indentures and (ii) to the extent CEH so elects or is required, to repay any other outstanding Pari Passu Indebtedness (or offer to purchase such Pari Passu Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and permanently reduce amounts outstanding under such Pari Passu Indebtedness) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date.

Each application of Excess Proceeds pursuant to (x) clause (1) (a) of the preceding paragraph shall be made on a pro rata basis among the Second Priority Notes and any such other Pari Passu Second Priority Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness, (y) clause (1) (b) of the preceding paragraph shall be made on a pro rata basis among the Third Priority Notes and any such other Pari Passu Third Priority Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness and (z) clause (2) of the preceding paragraph shall be made on a pro rata basis among the Second Priority Notes, the Third Priority Notes and any such other Pari Passu Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness. To the extent that any Excess Proceeds remain after compliance with the preceding paragraph, Parent or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under the Indentures; provided, however, that to the extent that all or any portion of any remaining Excess Proceeds is comprised of proceeds of Asset Sales of Collateral, such Excess Proceeds shall remain subject to the Liens of the Security Documents. If the aggregate principal amount of Second Priority Notes surrendered by holders thereof exceeds the amount of Excess Proceeds available in connection with an Asset Sale Offer, the Second Priority Notes Trustee shall select the Second Priority Notes to be purchased on a pro rata basis. If the aggregate principal amount of Third Priority Notes surrendered by holders thereof exceeds the amount of Excess Proceeds available in connection with an Asset Sale Offer, the Third Priority Notes Trustee shall select the Third Priority Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

All Net Proceeds and Excess Proceeds from Asset Sales (whether or not involving Collateral) may, pending their application in accordance with this covenant, be used to temporarily reduce revolving credit borrowings under (1) the New Credit Facility in the case of Asset Sales involving Collateral, or (2) any Credit Facility in the case of Asset Sales not involving Collateral, or in either case, be invested in any manner that is not prohibited by the Indentures. Upon consummation of any Asset Sale of assets constituting Collateral, permitted under the terms of the applicable Indenture, the assets so Transferred in such Asset Sale will be released from the Liens created by the Security Documents.

CEH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, CEH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Material Covenants

Set forth below are summaries of material covenants contained in the Indentures.

Each of the Indentures provides that during any period of time (the “Suspension Period”) that (a) the Notes issued under such Indenture have investment grade ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under such Indenture, Parent and its Restricted Subsidiaries will not be subject to the following provisions of such Indenture:

(1)	“—Repurchase at the Option of Holders—Change of Control”;

(2)	the obligation of CEH to make an Asset Sale Offer to the extent from Excess Proceeds of an Asset Sale not involving Collateral or Excluded Securities (including any such proceeds from a sale and leaseback transaction) as provided for under “—Repurchase at the Option of Holders—Asset Sales”;

(3)	“—Restricted Payments”;

(4)	“—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5)	clause (1) under “—Sale and Leaseback Transactions”;

(6)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7)	clause (4) of the first paragraph under “—Merger, Consolidation or Sale of Assets”; and

(8)	“—Transactions with Affiliates”

(collectively, the “Suspended Covenants”). In the event that Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to such Notes below the required investment grade ratings such that both Rating Agencies at such time shall not have assigned to such Notes an investment grade rating or a Default or Event of Default occurs and is continuing, then Parent and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to such Notes and compliance with the Suspended Covenants with respect to such Notes with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of “—Restricted Payments” below as though such covenant had been in effect during the entire period of time from the Issue Date; provided, however, that there will not be deemed to have occurred a Default or Event of Default under such Notes with respect to the Suspended Covenants during the Suspension Period solely as a result of Parent’s and its Restricted Subsidiaries’ non-compliance with the Suspended Covenants under such Notes during such Suspension Period.

Restricted Payments

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of Parent or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or such Restricted Subsidiaries or dividends or distributions payable to Parent or any Restricted Subsidiary of Parent);

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, any of its Restricted Subsidiaries or any other Affiliate of Parent (other than any such Equity Interests owned by Parent or any Restricted Subsidiary of Parent);

(3)	make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is expressly subordinated by its terms in right of payment to the Notes or a Note Guarantee (other than intercompany Indebtedness exclusively between or among Parent and one or more of its Restricted Subsidiaries); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

(b)	Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate of all other Restricted Payments made by Parent and its Restricted Subsidiaries from and after the Issue Date (excluding Restricted Payments permitted by clauses (2) (a), (3) (a) and (5) of the next succeeding paragraph), is less than the sum of:

(w)	50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from April 1, 2003 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

(x)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of its Qualified Capital Stock or from contributions to its common equity from and after the Issue Date (other than Qualified Capital Stock issued to or contributions to common equity received from a Restricted Subsidiary of Parent); plus

(y)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of debt securities or Disqualified Stock of Parent or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of Parent from and after the Issue Date (other than convertible or exchangeable debt securities or Disqualified Stock issued to a Restricted Subsidiary of Parent); plus

(z)	to the extent not included in the calculation of Consolidated Net Income referred to in (w) above, an amount equal to, without duplication, the sum of:

(i)	the aggregate amount returned in cash (including any non-cash proceeds that have been converted into cash) on or with respect to Restricted Investments made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(ii)	the net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to a Restricted Subsidiary of Parent); and

(iii)	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of all outstanding Investments by Parent and its Restricted Subsidiaries in such Subsidiary at the time of such designation;

provided, however, that the sum of clauses (i), (ii) and (iii) shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

The foregoing provisions will not prohibit any or all of the following:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the applicable Indenture;

(2)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary (a) solely in exchange for Equity Interests of Parent (other than Disqualified Stock) or (b) out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(3)	the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of Parent or any Restricted Subsidiary solely (a) in exchange for Equity Interests of Parent (other than Disqualified Stock) and/or (b) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness and/or the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(4)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent held by employees or directors of Parent or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (a) $5.0 million in any twelve-month period plus (b) the aggregate cash proceeds received by Parent during such twelve-month period from any issuance of Equity Interests by Parent to employees and directors of Parent and its Restricted Subsidiaries;

(5)	the payment of dividends by a Restricted Subsidiary on any Equity Interest of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such Equity Interest;

(6)	the repurchase of Equity Interests of Parent deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(7)	in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated by its terms in right of payment to the Notes or a Note Guarantee, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, CEH has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(8)	the purchase by the Parent of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(9)	the acquisition in open market purchases of capital stock of Parent for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business in an aggregate amount not to exceed $15.0 million in any twelve-month period;

(10)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the board of directors of Parent); and

(11)	other Restricted Payments in an aggregate amount not to exceed $25.0 million from and after the Issue Date.

The board of directors of Parent may designate any Restricted Subsidiary, or any newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by Parent and its Restricted Subsidiaries in the Subsidiary so designated, and all Investments by Parent and its Restricted Subsidiaries to be made in connection with such acquisition or creation, will be deemed to be, at CEH’s election, either (a) Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the second paragraph of this covenant or (b) Permitted Investments under either clause (10) or (12) of the definition of “Permitted Investments.” All such outstanding Investments will be deemed to constitute either Restricted Investments (in the case of a designation pursuant to clause (a) of the preceding sentence) or Permitted Investments (in the case of a designation pursuant to clause (b) of the preceding sentence) in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above or is entitled to be made pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify or reclassify such Restricted Payment or any portion thereof in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and Parent will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that CEH may incur Indebtedness or issue shares of preferred stock and any Guarantor may incur Indebtedness or issue shares of preferred stock, if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing provisions will not apply to any of the following:

(1)	the incurrence by Parent or any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount, together with the aggregate Off-Balance Sheet Financing Amount attributable to Qualified Receivables Transactions, not to exceed at any time outstanding $1.4 billion, less the amount of any such Indebtedness permanently retired with the Net Proceeds from any Asset Sale applied from and after the Issue Date to reduce the outstanding amounts pursuant to the covenant described under “—Repurchase of Notes at the Option of Holders—Asset Sales”; provided that the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries outstanding under this clause (1) shall not at any time exceed $200 million;

(2)	(a) the incurrence by CEH of Indebtedness represented by $1.085 billion aggregate principal amount of the Dollar Second Priority Notes, and the incurrence of the Dollar Second Priority Note Guarantees of such Dollar Second Priority Notes by the Guarantors, (b) the incurrence by CEH of Indebtedness represented by €285 million aggregate principal amount of the Euro Second Priority Notes, and the incurrence of the Euro Second Priority Note Guarantees of such Euro Second Priority Notes by the Guarantors, and (c) the incurrence by CEH of Indebtedness represented by $725 million aggregate principal amount of the Third Priority Notes, and the incurrence of the Third Priority Note Guarantees of such Third Priority Notes by the Guarantors;

(3)	the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Parent or such Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (3), and refinancings thereof, shall not exceed 5.0% of Consolidated Tangible Assets at any time outstanding;

(4)	Existing Indebtedness;

(5)	the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Existing Indebtedness or Indebtedness that was permitted to be incurred pursuant to the first paragraph of this covenant or pursuant to clause (2) above or this clause (5);

(6)	(a) Indebtedness of Parent owed to a Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than a Restricted Subsidiary, Parent shall be deemed to have incurred Indebtedness not permitted by this clause (6), and (b) Indebtedness of any Restricted Subsidiary of Parent owed to Parent or any of its other Restricted Subsidiaries; provided that upon such Indebtedness being owed to any Person other than Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (6);

(7)	the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging (a) interest rate risk with respect to any Indebtedness of such Person so long as such Indebtedness is permitted by the terms of the applicable Indenture to be outstanding, (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than the principal currency in which such Person’s revenue is generated or (c) commodity price risk with respect to commodities purchased by such Person in the ordinary course of its business and, in each case, not for speculative purposes;

(8)	Indebtedness of Parent or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(9)	Indebtedness of Parent or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)	Indebtedness of Parent or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Parent or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

(11)	Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout obligations or similar obligations, in each case incurred or assumed in connection with the Transfer of any business, asset or Equity Interests permitted by the applicable Indenture;

(12)	Non-Recourse Accounts Receivable Subsidiary Indebtedness incurred by any Accounts Receivable Subsidiary in a Qualified Receivables Transaction; and

(13)	the incurrence by Parent or any Restricted Subsidiary of Indebtedness or issuance of preferred stock (in addition to Indebtedness and preferred stock that may be incurred or issued pursuant to any other clause of this covenant) in an aggregate principal amount (or liquidation value in the case of preferred stock) not to exceed $150.0 million at any time outstanding.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent to the extent provided for in the definition of “Fixed Charges.” The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

The Indentures provide that:

(1)	Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Parent or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) expressly subordinated to the Notes or any Note Guarantee of such Restricted Subsidiary to the extent it is or may become a Guarantor, on substantially the same terms as such Indebtedness is subordinated to such other Indebtedness of Parent or such Restricted Subsidiary, as the case may be; provided, however, that in no event shall Indebtedness of Parent or any Restricted Subsidiaries be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent or such Restricted Subsidiary solely by virtue of being unsecured or secured by a junior Lien; and

(2)	until such time as the Proceeds Sharing Agreement shall have been terminated in accordance with its terms, neither Parent nor any of its Restricted Subsidiaries shall cause or permit any of CEH or any Restricted Subsidiary of CEH to incur, Guarantee or otherwise become an obligor in respect of any Indebtedness (a) incurred pursuant to either (x) the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, (y) clauses (1) or (2) of the second paragraph of this covenant, or (z) clause (5) of the second paragraph of this covenant as Permitted Refinancing Indebtedness of Indebtedness incurred pursuant to clause (2) of such paragraph or the first paragraph of this covenant or (b) that is secured by a Lien permitted under clause (1) or (2) of the definition of “Permitted Collateral Liens” unless, to the extent that such Indebtedness is not otherwise Covered Debt under the Proceeds Sharing Agreement, such Indebtedness is made subject to the Proceeds Sharing Agreement.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of Indebtedness or preferred stock described in clauses (1) through (13) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify such item of Indebtedness or preferred stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and such Indebtedness or preferred stock will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Parent; provided that, any Indebtedness under the New Credit Facility (including any Related Obligations) outstanding on the Issue Date shall at all times be deemed to have been incurred pursuant to clause (1) above.

Sale and Leaseback Transactions

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Parent or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	Parent or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	the Lien to secure such Indebtedness does not extend to or cover any assets of Parent or any of its Restricted Subsidiaries other than the assets which are the subject of the sale and leaseback transaction;

(3)	the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the asset that is the subject of such sale and leaseback transaction; and

(4)	the Transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described under the caption “—Repurchase at the Option of the Holders—Asset Sales.”

Liens

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom except:

(1)	in the case of any asset that does not constitute Collateral, Permitted Liens; provided that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the applicable Indenture, Notes and Note Guarantees are secured on an equal and ratable basis (or prior basis in the case of any such Indebtedness which is subordinated in right of payment to such Notes or Note Guarantees) with the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(2)	in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its capital stock;

(2)	pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

(3)	make loans or advances to Parent or any of its Restricted Subsidiaries; or

(4)	Transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of any of the following:

(a)	Existing Indebtedness, the New Credit Facility and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in such Existing Indebtedness or the New Credit Facility, as the case may be, on the Issue Date;

(b)	the Second Priority Notes Indenture, the Third Priority Notes Indenture, the Security Documents, the Second Priority Notes, the Third Priority Notes, the Second Priority Note Guarantees and the Third Priority Note Guarantees;

(c)	any Additional Pari Passu First Priority Indebtedness, Additional Pari Passu Second Priority Indebtedness and Additional Pari Passu Third Priority Indebtedness and any amendments or refinancings thereof; provided that the encumbrances and restrictions contained in such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the Indentures or the New Credit Facility;

(d)	applicable law, rule, regulation or order;

(e)	any instrument governing Indebtedness or capital stock of a Person acquired by Parent or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the applicable Indenture to be incurred;

(f)	Purchase Money Obligations and Capital Lease Obligations permitted to be incurred pursuant to clause (3) of the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock” for assets acquired that impose restrictions of the nature described in clause (4) of the first paragraph of this covenant on the assets so acquired;

(g)	an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary; provided that (i) such sale or disposition is permitted by the terms of the applicable Indenture and (ii) such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement pending its sale or other disposition;

(h)	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the covenant described above under the caption “—Liens” that (i) limit the right of Parent or any of its Restricted Subsidiaries to Transfer or dispose of the assets subject to such Lien or (ii) place any restriction on Parent’s or such Restricted Subsidiaries’ use of the assets subject to such Lien;

(i)	restrictions on cash or other deposits or net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

(j)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in either (i) the agreements governing the Indebtedness being refinanced or (ii) the New Credit Facility as in effect on the Issue Date;

(k)	Non-Recourse Accounts Receivable Subsidiary Indebtedness or other contractual requirements of an Accounts Receivable Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Subsidiary or the receivables which are subject to the Qualified Receivables Transaction;

(l)	contractual encumbrances and restrictions in effect on the Issue Date, and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, than such existing contractual encumbrances and restrictions;

(m)	protective liens filed in connection with sale and leaseback transactions permitted under the covenant described under “—Sale and Leaseback Transactions”;

(n)	customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary;

(o)	customary provisions restricting the disposition or distribution of assets or property to each holder of capital stock of a joint venture contained in any joint venture agreement which restriction is limited to the assets or property of such joint venture;

(p)	restrictions in effect on the Issue Date that are contained in charter documents or shareholder agreements relating to any Restricted Subsidiary and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, with respect to such restrictions than those contained in such document or agreement as in effect on the Issue Date; and

(q)	Indebtedness of (i) Non-Guarantor Subsidiaries incurred pursuant to clause (1) or (13) of the second paragraph of the covenant described above under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (ii) CEH or any Guarantor incurred pursuant to the covenant described above under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided (1) in the case of clause (ii) above with respect to any Guarantor, such encumbrance or restriction may exist only for so long as such Guarantor continues to Guarantee the applicable Notes and (2) in the case of clauses (i) and (ii) above, the board of directors of Parent shall have determined in good faith (as evidenced by a resolution of the board of directors) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of CEH to make scheduled payments of interest and principal on the Notes in each case as and when due.

Merger, Consolidation or Sale of Assets

The Indentures provide that (1) none of Parent, Crown Cork & Seal Company, Inc. or CEH will consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of (a) Parent and its Restricted Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by Parent, (b) Crown Cork & Seal Company, Inc. and its Restricted Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by Crown Cork & Seal Company, Inc., or (c) CEH and its Restricted Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by CEH, in each case, to another Person, and (2) none of Parent, Crown Cork & Seal Company, Inc. or CEH will permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of (a) Parent and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of Parent, (b) Crown Cork & Seal Company, Inc. and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of Crown Cork & Seal Company, Inc., or (c) CEH and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of CEH, in each case, to, another Person unless:

(1)	(a) in the case of a merger, consolidation or Transfer involving Parent, Parent is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia,

(b) in the case of a merger, consolidation or Transfer involving CEH, CEH is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than CEH) or to which such Transfer has been made is a corporation organized or existing under the laws of a member state of the European Union (as it exists on the Issue Date), the United States, any State thereof or the District of Columbia, and

(c) in the case of a merger, consolidation or Transfer involving Crown Cork & Seal Company, Inc., Crown Cork & Seal Company, Inc. is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Crown Cork & Seal Company, Inc.) or to which such

Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Parent, Crown Cork & Seal Company, Inc. or CEH, as the case may be) or the Person to which such Transfer has been made assumes all the obligations of Parent, Crown Cork & Seal Company, Inc., CEH or such Restricted Subsidiary under the Second Priority Notes or Third Priority Notes (as applicable), the Second Priority Note Guarantees or Third Priority Note Guarantees (as applicable), the applicable Indenture, the applicable Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture or amendment of the relevant documents, in form reasonably satisfactory to the applicable Trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	Parent, Crown Cork & Seal Company, Inc. or CEH, as the case may be, or the Person formed by or surviving any such consolidation or merger, or to which such Transfer has been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(5)	each of the conditions in the second to last paragraph of this covenant is satisfied.

Notwithstanding the foregoing, none of the following shall be permitted:

•	the consolidation or merger of Parent with or into or the Transfer of all or substantially all of the property or assets of Parent and its Restricted Subsidiaries, taken as a whole, to Crown Cork & Seal Company, Inc., other than any such merger or consolidation or Transfer to a Restricted Subsidiary of Crown Cork & Seal Company, Inc.;

•	the Transfer of all or substantially all of the property or assets of Crown Cork & Seal Company, Inc. and its Restricted Subsidiaries, taken as a whole, to Crown Cork & Seal Company, Inc., other than any Transfer to a Restricted Subsidiary of Crown Cork & Seal Company, Inc.; and

•	the consolidation or merger of CEH with or into or the Transfer of all or substantially all of the property or assets of CEH and its Restricted Subsidiaries, taken as a whole, to Crown Cork & Seal Company, Inc., other than any such consolidation or merger with or into or Transfer to a Restricted Subsidiary of Crown Cork & Seal Company, Inc.

The foregoing will not prohibit:

•	a consolidation or merger between CEH and a Guarantor other than Crown Cork & Seal Company, Inc.;

•	a consolidation or merger between a Guarantor and any other Guarantor other than Crown Cork & Seal Company, Inc.;

•	a consolidation or merger between a Restricted Subsidiary (other than CEH) that is not a Guarantor and any other Restricted Subsidiary other than Crown Cork & Seal Company, Inc.;

•	the Transfer of all or substantially all of the properties or assets of a Guarantor to CEH and/or any other Guarantor other than Crown Cork & Seal Company, Inc.; or

•	the Transfer of all or substantially all of the properties or assets of a Restricted Subsidiary (other than CEH) that is not a Guarantor to any other Restricted Subsidiary;

provided that, in each case involving CEH or a Guarantor, if CEH or such Guarantor is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with clauses (2) and (5) above.

The following additional conditions shall apply to each transaction described in the above paragraphs:

(1)	CEH, such Guarantor or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states or other similar filing under any other applicable law;

(2)	the Collateral owned by or Transferred to CEH, such Guarantor or the relevant surviving entity, as applicable, shall:

(a)	continue to constitute Collateral under the Security Documents; and

(b)	not be subject to any Lien other than Liens permitted by the applicable Indenture and the Security Documents;

(3)	the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent required by the terms of the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Security Documents; and

(4)	CEH shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such transaction and, if supplemental indentures or supplemental Security Documents are required in connection with such transaction, such supplemental indentures and Security Documents comply with the applicable provisions of the Indentures, that all conditions precedent in the applicable Indenture relating to such transaction have been satisfied and that such supplemental indentures and Security Documents are enforceable.

Upon any consolidation, combination or merger of Parent, CEH or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or CEH in accordance with the foregoing, in which Parent, CEH or such Guarantor is not the continuing obligor under the Notes or its related Note Guarantee, the surviving entity formed by such consolidation or into which Parent, CEH or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, CEH or such Guarantor under the applicable Indenture, Notes and Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, CEH or such Guarantor and, except in the case of a Transfer to Parent or any of its Restricted Subsidiaries, Parent, CEH or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of Parent’s, CEH’s or such Guarantor’s other obligations and covenants under such Notes, the applicable Indenture and its related Note Guarantee, if applicable.

Transactions with Affiliates

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Parent or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $10.0 million, Parent must obtain a board resolution of a majority of the disinterested members of the board of directors of Parent certifying that such Affiliate Transaction complies with the previous paragraph. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $50.0 million or as to which there are no disinterested members of the board of directors of Parent, Parent must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

The foregoing provisions will not apply to:

(1)	any Affiliate Transaction that is between or among Parent and/or any one or more of its Restricted Subsidiaries;

(2)	any Restricted Payment or Permitted Investment that is not prohibited by the provisions described under “Restricted Payments” above;

(3)	reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and indemnity provided on behalf of, officers, directors or employees or consultants of Parent or any Restricted Subsidiary as determined in good faith by Parent’s board of directors or senior management;

(4)	any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the holders, taken as a whole, than the original agreement as in effect on the Issue Date;

(5)	transactions effected as part of a Qualified Receivables Transaction;

(6)	sales or issuances of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;

(7)	transactions with a Person that is an Affiliate of Parent solely because Parent or a Restricted Subsidiary owns an Equity Interest in or controls such Person;

(8)	any transaction undertaken pursuant to the Constar Agreements, including any amendment thereto or replacement thereof so long as any such amendment or replacement agreement is not materially more disadvantageous to the holders, taken as a whole, than the original Constar Agreement so amended or replaced; and

(9)	the non-recourse accommodation pledge of equity of any Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary to the extent such pledge is otherwise permitted under the applicable Indenture and the Security Documents.

Creation of Subsidiaries

The Indentures provide that Parent will not create, acquire or suffer to exist, and will not permit any of its Restricted Subsidiaries to create, acquire or suffer to exist, any Subsidiary other than:

(1)	a Restricted Subsidiary existing as of the Issue Date or that is acquired or created after the Issue Date; provided, however, that each

(a)	Domestic Subsidiary of Parent that from time to time is an obligor under the New Credit Facility or directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of CEH, Parent or any other Guarantor (including, without limitation, Indebtedness under the New Credit Facility) and

(b)	Restricted Subsidiary of CEH that directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of CEH, Parent or any other Guarantor (including, without limitation, Indebtedness under the New Credit Facility) or is otherwise an obligor under the New Credit Facility (unless, in each case, the incurrence of such Note Guarantee is prohibited under the laws of its jurisdiction of incorporation (as evidenced by an Opinion of Counsel reasonably satisfactory to the applicable Trustee))

must execute a Note Guarantee, satisfactory in form and substance to the applicable Trustee (and with such documentation relating thereto as such Trustee may require, including, without limitation, a supplement or amendment to the applicable Indenture and an Opinion of Counsel as to the enforceability of such Note Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

(2)	an Unrestricted Subsidiary.

As of the Issue Date Parent had no Unrestricted Subsidiaries other than Crownway Insurance Company, Crown Cork & Seal Receivables (DE) Corporation and Standfast Reinsurance S.A.

A Note Guarantee of any Guarantor will be subject to release and discharge as described under the caption “—Ranking and Guarantees.”

Reports

Each of the Indentures provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding thereunder, CEH will furnish to the applicable Trustee and holders of the following:

(1)	all quarterly and annual financial information of Parent that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Unrestricted Subsidiaries of Parent, if any) and, with respect to the annual information only, a report thereon by Parent’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports,

in each case, within the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, Parent will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, CEH and the Guarantors will, for so long as any Notes remain outstanding, furnish to the holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of CEH or the Guarantors under the Notes, the Indentures, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws and under French law.

Events of Default and Remedies

Each Indenture provides that each of the following constitutes an “Event of Default”:

(1)	default for 30 days in the payment when due of interest with respect to the Notes issued thereunder;

(2)	default in payment when due of principal or premium, if any, on the Notes issued thereunder at maturity, upon redemption or otherwise;

(3)	failure by Parent or any Restricted Subsidiary to comply with the provisions described under “Repurchase at the Option of Holders—Change of Control,” “—Asset Sales” or “—Material Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by Parent or any Restricted Subsidiary for 60 days after receipt of notice from the applicable Trustee or the holders of at least 25% in principal amount of the Notes then outstanding under such Indenture to comply with any covenant or agreement contained in such Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this paragraph);

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, but (for so long as the Proceeds Sharing Agreement shall be in effect) excluding any Indebtedness which is Covered Debt under the Proceeds Sharing Agreement, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)	failure by Parent or any of its Restricted Subsidiaries to pay final judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $50.0 million or more, which judgments are not paid, discharged, bonded or stayed within 60 days after their entry;

(7)	certain events of bankruptcy or insolvency with respect to Parent, CEH or any other Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, together, would constitute a Significant Subsidiary;

(8)	any Note Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the related Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the related Indenture and such Note Guarantee);

(9)	any default by CEH or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or such Indenture which adversely affects the enforceability, validity, perfection or priority of the applicable Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by CEH or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against CEH or any Guarantor for any reason; and

(10)	the occurrence of a Triggering Event with respect to any Covered Debt under the Proceeds Sharing Agreement and the continuance of the event(s) or circumstance(s) giving rise to such Triggering Event until the earlier of (a) the 60th day following the occurrence of such Triggering Event and (b) the date of the acceleration of all of Parent’s and its Restricted Subsidiaries’ obligations in respect of Indebtedness under the New Credit Facility.

If any Event of Default under an Indenture occurs and is continuing, the applicable Trustee or the holders of at least (a) 25% in principal amount of the Notes then outstanding under such Indenture, in the case of any Event of Default arising under any of clauses (1) through (9) inclusive above and (b) a majority in principal amount of the Notes then outstanding under such Indenture in the case of any Event of Default arising under clause (10) above may, in each case, declare all Notes issued under such Indenture to be due and payable by notice in writing to CEH and the applicable Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to Parent or CEH, all outstanding Notes then outstanding under such Indenture will become due and payable without further action or notice. The holders of any Notes may not enforce the Indenture relating to such Notes or such Notes except as provided in such Indenture. Subject to certain limitations, the holders of a majority in principal amount of the then outstanding Notes issued under either Indenture may direct the Trustee under such Indenture in its exercise of any trust or power.

The holders of a majority in aggregate principal amount of the Notes then outstanding under the applicable Indenture, by notice to the applicable Trustee, may on behalf of the holders of all of the Notes issued under such Indenture waive any existing Default or Event of Default and its consequences under such Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, such Notes. The applicable Trustee may withhold from the holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the holders’ interest.

CEH is required to deliver to each Trustee annually a statement regarding compliance with the applicable Indenture, and CEH is required upon becoming aware of any Default or Event of Default to deliver to the applicable Trustee a statement specifying such Default or Event of Default.

Satisfaction and Discharge

An Indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all Notes issued thereunder when:

(1)	CEH delivers to the applicable Trustee all outstanding Notes issued under such Indenture (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2)	all Notes outstanding under such Indenture have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, or will become due and payable within one year, and CEH or any Guarantor irrevocably deposits with the applicable Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, in the case of the Dollar Second Priority Notes or the Third Priority Notes, or Euros, in the case of the Euro Second Priority Notes, non- callable government securities, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes outstanding under such Indenture, including interest thereon, and if in either case CEH or any Guarantor pays all other sums payable under such Indenture by it. The applicable Trustee will acknowledge satisfaction and discharge of such Indenture on demand of CEH accompanied by an officers’ certificate and an Opinion of Counsel reasonably acceptable to such Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of CEH.

Legal Defeasance and Covenant Defeasance

CEH may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Notes outstanding under an Indenture (“Legal Defeasance”), except for:

(1)	the rights of the holders of the Notes outstanding under such Indenture to receive payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2)	CEH’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the applicable Trustee, and CEH’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of such Indenture.

In addition, CEH may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in an Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default under such Indenture. In the event Covenant Defeasance occurs under an Indenture, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default under such Indenture.

In order to exercise either Legal Defeasance or Covenant Defeasance under an Indenture:

(1)	CEH must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the Notes issued under such Indenture, cash in U.S. dollars, in the case of the Dollar Second Priority Notes or the Third Priority Notes, or Euros, in the case of the Euro Second Priority Notes, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest on the Notes outstanding under such Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and CEH must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, CEH shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that (a) CEH has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of such Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes outstanding under such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, CEH shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to the such Trustee confirming that the holders of the Notes outstanding under the such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than such Indenture) to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

(6)	CEH must have delivered to the applicable Trustee an Opinion of Counsel reasonably acceptable to such Trustee to the effect that assuming no intervening bankruptcy of CEH or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of CEH under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	CEH must deliver to the applicable Trustee an officers’ certificate stating that the deposit was not made by CEH with the intent of preferring the holders of Notes issued under such Indenture over the other creditors of CEH with the intent of defeating, hindering, delaying or defrauding creditors of CEH or others; and

(8)	CEH must deliver to the applicable Trustee an officers’ certificate and an Opinion of Counsel reasonably acceptable to such Trustee, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A holder of Notes may transfer or exchange Notes in accordance with the terms of the applicable Indenture. The applicable Registrar and Trustee may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the applicable issuer may require a holder of Notes to pay any taxes and fees required by law or permitted by the applicable Indenture. CEH is not required to transfer or exchange any Note selected for redemption. Also, CEH is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except to the extent provided under the captions “—Security,” “—Intercreditor Agreements” and “—Global Participation and Proceeds Sharing Agreement” and in the next three succeeding paragraphs, an Indenture, the Notes governed thereby or any Note Guarantee issued thereunder or any provision of any of the Security Documents or the Proceeds Sharing Agreement affecting the holders of such Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Notes issued under such Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing default or compliance with any provision of an Indenture, the Notes governed thereby or any Note Guarantee issued thereunder or any provision of the Security Documents or the Proceeds Sharing Agreement affecting the holders of such Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under such Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes); provided, however, that, in the case of the Second Priority Notes Indenture, if any amendment, waiver or other modification will only affect the Dollar Second Priority Notes or the Euro Second Priority Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Dollar Second Priority Notes or Euro Second Priority Notes (and not the consent of the holders of at least a majority of all Second Priority Notes), as the case may be, shall be required.

Except as provided in the immediately succeeding paragraph, without the consent of each holder of Notes issued under an Indenture affected thereby, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder) :

(1)	reduce the principal amount of Notes issued under such Indenture whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed maturity of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions relating to the covenants described under the caption “—Repurchase at the Option of Holders”;

(3)	reduce the rate of or change the time for payment of interest on any such Notes;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture and a waiver of the payment default that resulted from such acceleration);

(5)	make any such Note payable in currency other than that stated in such Note;

(6)	make any change to the provisions of such Indenture relating to waiver of past Defaults or the rights of holders of the Notes issued thereunder to receive payments of principal of or interest on the Notes;

(7)	after CEH’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of CEH to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8)	release Parent, Crown Cork & Seal Company, Inc. or any other Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or such Indenture otherwise than in accordance with the terms of such Indenture; or

(9)	modify or change any provision of such Indenture affecting the ranking of the Notes or Note Guarantees issued thereunder in a manner adverse to the holders of Notes issued thereunder.

Notwithstanding the foregoing, (a) in addition to the release of Collateral expressly permitted by an Indenture and the Security Documents, Collateral may be released under such Indenture and the Security Documents with the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding under such Indenture and (b) if both (i) a Default or Event of Default shall have occurred and be continuing with respect to the Notes issued under an Indenture and (ii) there shall have been commenced and be continuing with respect to CEH either (x) an amicable settlement (réglement amiable) proceeding under Article L611-3 of the French Commercial Code, (y) an ad hoc mandate (Mandat Ad Hoc) or (z) a bankruptcy proceeding (Redressement Judiciaire) under Article L620-1 et seq. of the French Commercial Code, then, subject to applicable United States securities laws including, without limitation, the Trust Indenture Act of 1939, as amended, the provisions of such Indenture and all of the Notes and Note Guarantees issued thereunder described in clauses (1) through (9) of the immediately preceding paragraph may be amended and/or all or any portion of such Notes may be exchanged for other securities of CEH, in each case, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding under such Indenture; provided that each such amendment, waiver or exchange, as the case may be, shall apply equally to all Notes issued under such Indenture unless otherwise consented to by the holder of each Note to which such amendment, waiver or exchange shall not so apply.

Without the consent of any holder of Notes, CEH and the applicable Trustee may amend an Indenture, the Notes governed thereby, the Note Guarantees issued thereunder or the Security Documents:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide for the assumption of CEH’s or any Guarantor’s obligations to the holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of CEH’s or such Guarantor’s assets;

•	to add any additional assets as Collateral;

•	to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of the applicable indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such Notes or that does not adversely affect the rights under such Indenture of any holder thereunder in any material respect; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of such Indenture under the Trust Indenture Act.

The consent of the holders is not necessary under an Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Concerning the Trustees

Each Indenture will contain certain limitations on the rights of the applicable Trustee, should such Trustee become a creditor of CEH, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions with CEH; however, if a Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The holders of a majority in principal amount of the then outstanding Notes under each Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the applicable Indenture, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur under the applicable Indenture (which shall not be cured), the Trustee under the applicable Indenture will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee under the applicable Indenture will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any holder of Notes issued thereunder, unless such holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Enforceability of Judgments

Service of process upon CEH or any Guarantor in any action to enforce an Indenture, the Notes governed thereby or a Note Guarantee issued thereunder may be obtained within the United States by service upon CT Corporation System, CEH’s and the Guarantors’ designated agent for service of process under the Indenture, the Notes governed thereby or the Note Guarantees issued thereunder. Since substantially all of CEH’s assets and the assets of the Guarantors are outside the United States, any judgment obtained in the United States against CEH or the Guarantors, including judgments with respect to the payment of principal, premium if any, and interest on the Notes, may not be collectible within the United States. In addition, judgments obtained against CEH or the Guarantors in jurisdictions outside of the United States, such as France, may not be collectible in the United States or in any jurisdiction other than the jurisdiction in which the judgment was obtained. In actions brought in countries outside of the United States, courts may choose to apply their own law rather than the law of the State of New York, which governs the Indentures, the Notes and the Note Guarantees. The application of foreign law may limit your ability to enforce your rights under the Notes, the Note Guarantees and the Security Documents.

Each of the Indentures provide that CEH and the Guarantors will submit to the jurisdiction of any United States federal or state court located in the City of New York in any suit, action or proceeding with respect to such Indenture, the Notes governed thereby or the Note Guarantees issued thereunder or under United States federal or state securities laws brought in any such court.

Although CEH and the Guarantors have agreed under the terms of the Indentures, to accept service of process in the United States by an agent designated for such purpose, it may not be possible for investors to (i) effect service of process within the United States upon CEH’s or the Guarantors’ officers and directors and (ii)

realize in the United States upon judgments against such persons obtained in such courts predicated upon civil liabilities of such persons, including any judgments predicated upon United States federal securities laws, to the extent such judgments exceed such person’s United States assets.

See “Service of Process and Enforcement of Liabilities.”

Governing Law

The Indentures are, and the Notes and the Note Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indentures. Reference is made to each Indenture for a full disclosure of all such terms, as well as, any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Subsidiary” means a Subsidiary of Parent:

(1)	that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of Parent and/or its Restricted Subsidiaries;

(2)	that is designated by the board of directors of Parent as an Accounts Receivable Subsidiary pursuant to a board of directors’ resolution set forth in an officers’ certificate and delivered to the applicable Trustee;

(3)	that has total assets at the time of such creation and designation with a book value of $10,000 or less;

(4)	no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Parent or any Restricted Subsidiary of Parent (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any other Restricted Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Accounts Receivable Subsidiary Indebtedness”);

(5)	with which neither Parent nor any Restricted Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(6)	with respect to which neither Parent nor any Restricted Subsidiary of Parent has any obligation (a) to subscribe for additional shares of capital stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Pari Passu First Priority Indebtedness” means Pari Passu Indebtedness incurred in compliance with the terms of the applicable Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent) which Indebtedness is secured by a first priority Lien pursuant to clause (1) of the definition of “Permitted Collateral Liens” on all or any portion of the Collateral to the extent and in the manner provided for in the applicable Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

“Additional Pari Passu Second Priority Indebtedness” means Pari Passu Indebtedness incurred in compliance with the terms of the applicable Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent), as the case may be, which Indebtedness is secured by a second priority Lien pursuant to clause (2) (b) of the definition of “Permitted Collateral Liens” on all or any portion of the Collateral to the extent and in the manner provided for in the applicable Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

“Additional Pari Passu Third Priority Indebtedness” means Pari Passu Indebtedness incurred in compliance with the terms of the applicable Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent), as the case may be, which Indebtedness is secured by a third priority Lien pursuant to clause (2) (d) of the definition of “Permitted Collateral Liens” on all or any portion of the Collateral to the extent and in the manner provided for in the applicable Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or, indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than Parent or any Subsidiary of Parent) in whom an Accounts Receivable Subsidiary makes an Investment in connection with a financing of accounts receivable will be deemed to be an Affiliate of Parent or any of its Subsidiaries solely by reason of such Investment.

“Applicable Treasury Rate” for any redemption date, means (a) with respect to the Dollar Second Priority Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Make-Whole Redemption Date of such Dollar Second Priority Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to March 1, 2007; provided, however, that if the period from the Make-Whole Redemption Date to March 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to March 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, (b) with respect to the Euro Second Priority Notes, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany with a constant maturity most nearly equal to the period from the applicable Make-Whole Redemption Date of such Euro Second Priority Notes to March 1, 2007; provided, however, that if the period from the Make-Whole Redemption Date to March 1, 2007 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given except that if the period from the Make-Whole Redemption Date to March 1, 2007 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used and (c) with respect to the Third Priority Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Make-Whole Redemption Date) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable Make-Whole Redemption Date of such Third Priority Notes to March 1, 2008; provided, however, that if the period from the Make-Whole Redemption Date to March 1, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to March 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Asset Sale” means:

(1)	the Transfer by Parent or any Restricted Subsidiary of any property or assets (provided that the Transfer of all or substantially all of the assets of Parent, Crown Cork & Seal Company, Inc. or CEH and their respective Restricted Subsidiaries, taken as a whole, will be governed by the applicable provisions of the covenant described under the caption “—Material Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”); and

(2)	the issue or sale by Parent or any of its Restricted Subsidiaries of Equity Interests of any of Parent’s Restricted Subsidiaries.

Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

(1)	sales of inventory in the ordinary course of business;

(2)	sales of accounts receivables to the Accounts Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash in an amount at least equal to 75% of the Fair Market Value thereof;

(3)	any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Subsidiary in a Qualified Receivables Transaction;

(4)	any Transfer of assets (including, without limitation, Equity Interests of any Subsidiary) in a single transaction or a series of related transactions for which Parent and its Restricted Subsidiaries receive aggregate consideration or which assets have a Fair Market Value of less than $10.0 million;

(5)	a Transfer of assets by Parent to a Restricted Subsidiary (or to a Person that becomes a Restricted Subsidiary upon the consummation of such Transfer) or by a Restricted Subsidiary to Parent or to another Restricted Subsidiary (or to a Person that becomes a Restricted Subsidiary upon the consummation of such Transfer);

(6)	an issuance of Equity Interests by a Restricted Subsidiary to Parent or to another Restricted Subsidiary;

(7)	a Restricted Payment that is permitted by the covenant described under the caption “—Material Covenants—Restricted Payments” or any Permitted Investment;

(8)	the sale or disposition of cash or Cash Equivalents;

(9)	any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended;

(10)	the creation of Liens otherwise permitted under the applicable Indenture, including, without limitation, a pledge of assets otherwise permitted by such Indenture;

(11)	the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectually property; and

(12)	the sale or disposition of obsolete, damaged or worn out assets or assets no longer used or useful, in each case in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

“Bank Agents” means the Persons acting as the duly authorized representatives of the Lenders pursuant to the New Credit Facility.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2)	marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)	time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Issue Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

(5)	repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of any of the following:

(1)	any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d) (3) and 14(d) (2) of the Exchange Act) other than any Transfer to Parent or one or more Restricted Subsidiaries of Parent;

(2)	the adoption of a plan for the liquidation or dissolution of Parent or CEH (other than in a transaction that complies with the covenant described under “—Material Covenants—Merger, Consolidation or Sale of Assets”);

(3)	Parent consolidates with, or merges with or into, another “person” (as defined above) or “group” (as defined above) in a transaction or series of related transactions in which the voting stock of Parent is converted into or exchanged for cash, securities or other assets, other than any transaction where (a) the outstanding voting stock of Parent is converted into or exchanged for voting stock (other than Disqualified Stock) of the surviving or transferee corporation and (b) the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the outstanding voting stock of Parent immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the voting power of the total outstanding voting stock of the surviving or transferee corporation immediately after such transaction;

(4)	the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation), the result of which is that any “person” (as defined above) or “group” (as defined above) becomes, directly or indirectly, the “beneficial owner” (as defined above) of more than 50% of the voting power of the voting stock of Parent;

(5)	during any consecutive two-year period, the first day on which a majority of the members of the board of directors of Parent who were members of the board of directors of Parent at the beginning of such period are not Continuing Directors; or

(6)	the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, 100% of the issued and outstanding Equity Interests of Crown Cork & Seal Company, Inc. or CEH.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

(2)	Consolidated Interest Expense of such Person for such period; and

(3)	depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, capitalized interest, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (4) below) a Restricted Subsidiary thereof in cash;

(2)	the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5)	in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

(6)	any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

(7)	extraordinary gains and losses shall be excluded.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

“Constar Agreements” means each of the agreements entered into between Crown and Constar in connection with its initial public offering, as such agreements were in effect on the Issue Date.

“Contested Collateral Lien Conditions” means the following conditions:

(1)	any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

(2)	in the event the amount of any such Lien shall exceed $5.0 million, at the option and upon request of the applicable Collateral Agent, Parent or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent’s reasonable estimate of all interest and penalties related thereto.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the relevant Person who:

(1)	was a member of such board of directors on the Issue Date; or

(2)	was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, notes or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the date on which the Second Priority Notes mature, in the case of the Second Priority Notes, or the Third Priority Notes mature, in the case of the Third Priority Notes; provided, however, that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent or a Restricted Subsidiary to repurchase such capital stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such capital stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “—Material Covenants—Restricted Payments.”

“Domestic Subsidiary” means a Restricted Subsidiary of Parent which is organized under the laws of the United States or any State thereof or the District of Columbia.

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Equity Offering” means any public or private sale of common stock (other than Disqualified Stock) of Parent (other than public offerings pursuant to Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan of Parent).

“Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date after giving effect to the intended use of proceeds from the issuance of the old notes and the borrowings under the New Credit Facility on the Issue Date, until such amounts are repaid.

“Existing Notes” means each of the following to the extent outstanding on the Issue Date:

(1)	$200 million original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Company, Inc. issued under the 1993 Indenture;

(2)	$300 million original principal amount of 8 3/8% Notes due 2005 of Crown Cork & Seal Company, Inc. issued under the 1995 Indenture;

(3)	$200 million original principal amount of 8% Debentures due 2023 of Crown Cork & Seal Company, Inc. issued under the 1993 Indenture;

(4)	$350 million original principal amount of 7 3/8% Debentures due 2026 of Crown Cork & Seal Company, Inc. issued under the 1996 Indenture;

(5)	$150 million original principal amount of 7 1/2% Debentures due 2096 of Crown Cork & Seal Company, Inc. issued under the 1996 Indenture;

(6)	$200 million original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

(7)	$300 million original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

(8)	$200 million original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance, S.A. issued under the 1996 Indenture;

(9)	€300 million original principal amount of 6% Senior Notes due 2004 of Crown Finance S.A. issued under the Fiscal and Paying Agency Agreement dated as of December 6, 1999 among Parent, Crown Finance S.A. and Citibank, N.A. as paying agent (the “Existing Crown Finance S.A. Euro Notes”); and

(10)	$105 million original principal amount of 7.54% Notes due 2005 of CarnaudMetalbox Investments (USA), Inc. (“Carnaud”) issued under the Note Purchase Agreement dated as of May 4, 1993 among CarnaudMetalbox and the noteholders party thereto, as amended (the “Existing Carnaud Notes”).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of Parent or by the board of directors of Parent or a duly authorized committee thereof. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the board of directors of Parent acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the applicable Trustee.

“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Fixed Charges for such four fiscal quarters; provided that:

(1)	if Parent or any Restricted Subsidiary has (y) incurred any Indebtedness or issued preferred stock since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or issuance of preferred stock or both, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or preferred stock (and the application of the proceeds thereof) as if the incurrence of such Indebtedness or issuance of such preferred stock (and the application of the proceeds thereof) had occurred on the first day of such period or (z) repaid, retired, repurchased or redeemed any Indebtedness or preferred stock of Parent or any Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment, retirement, repurchase or redemption of such Indebtedness or preferred stock as if such Indebtedness or preferred stock had been repaid, retired, repurchased or redeemed on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit facility or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal quarter period);

(2)

if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets outside the ordinary course of business, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, and Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness or preferred stock of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness or preferred stock) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Fixed Charges for such period directly attributable to the Indebtedness or preferred stock of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness or preferred stock after such sale);

(3)	if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or issuance of preferred stock) as if such Investment or acquisition occurred on the first day of such period;

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

(5)	if during the beginning of such period Parent or any Restricted Subsidiary shall have identified any operations as discontinued operations, as determined in accordance with GAAP, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to such discontinued operations or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition or Transfer of assets, the amount of income, earnings or expense relating thereto and the amount of Fixed Charges associated with any Indebtedness or preferred stock incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations has a remaining term in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	the Consolidated Interest Expense of such Person for such period; and

(2)	any interest expense on Indebtedness of another Person that is (a) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (b) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (2) (b), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (i) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (ii) the Fair Market Value of the assets securing such Indebtedness; and

(3)	the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of Parent other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1)	Parent;

(2)	each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to the covenant described under “—Material Covenants—Creation of Subsidiaries”; and

(3)	each Restricted Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of the applicable Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

(3)	any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

(4)	indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3).

“Identified Near-Term Notes” means the Indebtedness identified in clauses (1), (2), (6), (8), (9) and (10) of the definition of Existing Notes.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1)	all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2)	all Capital Lease Obligations of such Person;

(3)	all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person other than obligations with regard to letters of credit securing obligations (other than obligations of the type described in clause (1) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4)	net obligations of such Person under Hedging Obligations if and to the extent such would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(5)	all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

(6)	all Attributable Debt of such Person;

(7)	to the extent not otherwise included, any Guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (6) above; and

(8)	all Indebtedness of the type described in clauses (1) through (7) above of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Standard Securitization Undertakings shall not constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking or consulting firm of national reputation in the United States:

(1)	which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent or any of its Subsidiaries; and

(2)	which, in the judgment of the board of directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar advances to officers, directors and employees and advances to customers, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Parent for consideration consisting of common equity securities of Parent shall not be deemed to be an Investment. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent, or any Restricted Subsidiary of Parent issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Equity Interests of such Person held by Parent or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

“Issue Date” means February 26, 2003, the date on which old notes are first issued under the Indentures.

“Lenders” means the lenders from time to time under the New Credit Facility.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, debenture, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Make-Whole Premium” means:

(a) with respect to a Second Priority Note at any applicable Make-Whole Redemption Date, an amount equal to the greater of:

(i) 1.0% of the principal amount of such Second Priority Note; and

(ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Second Priority Note on March 1, 2007 and all remaining interest payments to and including March 1, 2007 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from March 1, 2007 to the applicable Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Secondary Priority Note;

and

(b) with respect to a Third Priority Note at any applicable Make-Whole Redemption Date, an amount equal to the greater of:

(i) 1.0% of the principal amount of such Third Priority Note; and

(ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Third Priority Note on March 1, 2008 and all remaining interest payments to and including March 1, 2008 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from March 1, 2008 to the applicable Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Third Priority Note.

“Make-Whole Redemption” means, as the case may be, a Second Priority Notes Make-Whole Redemption or a Third Priority Notes Make-Whole Redemption.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Minority Equity Interest” means any Equity Interest in any Person engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, where such Equity Interest constitutes less than 50% of all Equity Interests issued and outstanding of such Person.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission and any relocation expenses incurred as a result thereof), (b) taxes paid or payable as a result thereof, and (c) amounts required to be applied to the repayment of Indebtedness secured by a (i) Prior Lien or a Lien permitted by clause

(2), (3), (4) or (7) under the definition of “Permitted Liens” in the case of assets which constitute Collateral or (ii) a Lien in the case of assets which do not constitute Collateral, in each case, which Prior Lien or Lien, as the case may be, is permitted under the applicable Indenture on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed or contingent) attributable to sellers’ indemnities to purchasers.

“New Credit Facility” means the Credit Agreement dated as of February 26, 2003 as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the caption
“—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between Crown Cork & Seal Company, Inc. and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1995 Indenture” means the Indenture dated as of January 15, 1995 between Crown Cork & Seal Company, Inc. and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Non-Guarantor Subsidiary” means any Subsidiary of Parent that is not a Guarantor.

“Off-Balance Sheet Financing Amount” means, as of any date, with respect to a Qualified Receivables Transaction, that portion of the Indebtedness of the related Accounts Receivable Subsidiary (other than Standard Securitization Undertakings) that is attributable to the accounts receivable and related assets of the type described in the definition of “Qualified Receivables Transaction” transferred to such Accounts Receivable Subsidiary by or on behalf of Parent and its Restricted Subsidiaries.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the applicable Trustee. Such counsel may be an employee of or counsel to Parent or any of its Subsidiaries.

“Parent” means Crown Holdings, Inc., a Pennsylvania corporation, and its successor and assigns.

“Pari Passu First Priority Indebtedness” means the Indebtedness represented by (1) the obligations under the New Credit Facility and any Related Obligations to the extent incurred in compliance with the terms of the Notes and (2) the obligations under any Additional Pari Passu First Priority Indebtedness to the extent incurred in compliance with the terms of the applicable Indenture.

“Pari Passu First Priority Secured Parties” means each of (1) the Bank Agents on behalf of themselves and the Lenders and the Related Obligations Counterparties and (2) the holders from time to time of any Additional Pari Passu First Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

“Pari Passu Indebtedness” means, with respect to any Person, Indebtedness of such Person unless, with respect to any item of Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding or any other agreement governing the terms of such Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to any other item of Indebtedness of such Person. Notwithstanding the foregoing, “Pari Passu Indebtedness” shall not include:

(1)	Indebtedness of Parent owed to any Restricted Subsidiary of Parent or Indebtedness of any such Restricted Subsidiary owed to Parent or any other Restricted Subsidiary of such Restricted Subsidiary;

(2)	Indebtedness incurred in violation of the applicable Indenture; and

(3)	Indebtedness represented by Disqualified Stock.

“Pari Passu Second Priority Indebtedness” means the Indebtedness represented by (1) the Second Priority Notes (including any Additional Second Priority Notes) and the Second Priority Note Guarantees and (2) the obligations under any Additional Pari Passu Second Priority Indebtedness, in each case, to the extent incurred in compliance with the terms of the applicable Indenture.

“Pari Passu Second Priority Secured Parties” means each of (2) the Second Priority Notes Trustee on behalf of itself and the holders of the Second Priority Notes and (1) the holders from time to time of any Additional Pari Passu Second Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

“Pari Passu Third Priority Indebtedness” means the Indebtedness represented by (1) the Third Priority Notes (including any Additional Third Priority Notes) and the Third Priority Note Guarantees and (2) the obligations under any Additional Pari Passu Third Priority Indebtedness, in each case, to the extent incurred in compliance with the terms of the applicable Indenture.

“Pari Passu Third Priority Secured Parties” means each of (1) the Third Priority Notes Trustee on behalf of itself and the holders of the Third Priority Notes and (2) the holders from time to time of any Additional Pari Passu Third Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

“Permitted Collateral Liens” means:

(1)	Liens securing Pari Passu First Priority Indebtedness (including, without limitation, Indebtedness under the New Credit Facility (including any Related Obligations)) in an aggregate principal amount not to exceed at any one time outstanding (a) $1.65 billion less (b) the aggregate Off-Balance Sheet Financing Amount attributable to Qualified Receivables Transactions; provided that each of the Pari Passu First Priority Secured Parties with respect thereto, shall have entered into the Security Documents applicable to such Collateral and, to the extent required under the applicable Indenture, the Proceeds Sharing Agreement;

(2) (a)	Liens securing the Second Priority Notes Indenture, the Second Priority Notes outstanding on the Issue Date and the Second Priority Note Guarantees relating thereto;

(b)	Liens securing Additional Pari Passu Second Priority Indebtedness (including, without limitation, Additional Second Priority Notes) in an aggregate principal amount not to exceed $600.0 million at any one time outstanding; provided that each of the Pari Passu Second Priority Secured Parties with respect thereto shall have entered into the Security Documents applicable to such Collateral and, to the extent required under the applicable Indenture, the Proceeds Sharing Agreement;

(c)	Liens securing the Third Priority Notes Indenture, the Third Priority Notes outstanding on the Issue Date, and the Third Priority Note Guarantees relating thereto;

(d)	Liens securing Additional Pari Passu Third Priority Indebtedness (including, without limitation, Additional Third Priority Notes); provided that each of the Pari Passu Third Priority Secured

Parties with respect thereto shall have entered into the Security Documents applicable to such Collateral and, to the extent required under the applicable Indenture, the Proceeds Sharing Agreement;

(3)	Liens securing the obligations of CEH and the Guarantors in respect of Hedging Obligations (including, without limitation, Related Hedging Obligations) to the extent that such obligations are incurred pursuant to clause (7) of the second paragraph under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that each of the Secured Parties related thereto shall have entered into the Security Documents applicable to such Collateral;

(4)	to the extent and in the manner required by the terms of the Existing Notes as in effect on the Issue Date, Liens on Principal Property of Crown Cork & Seal Company, Inc. and its Principal Properties Subsidiaries and on any shares of capital stock or evidences of indebtedness for borrowed money issued by any Principal Properties Subsidiary of Crown Cork & Seal Company, Inc. and owned by Crown Cork & Seal Company, Inc. or any Principal Properties Subsidiary of Crown Cork & Seal Company, Inc. securing the obligations of Crown Cork & Seal Company, Inc. or such Principal Properties Subsidiary under the Existing Notes; provided that, to the extent such Principal Property, shares or indebtedness would constitute Collateral, the Notes are secured by an equal and ratable Lien on such Principal Property, shares or indebtedness to the extent and in the manner contemplated by the Security Documents;

(5)	Prior Liens;

(6)	Liens in favor of CEH or any Guarantor; provided that, to the extent required by the Security Documents, any Liens of the type described in this clause (6) shall be subject to the Lien granted and evidenced by the Security Documents;

(7)	Liens incurred in the ordinary course of business of CEH or any Guarantor with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding (a) that are not yet delinquent or (b) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;

(8)	Liens described in clauses (2) through (12), (14), (16) and (19) of the definition of “Permitted Liens”; provided that, in the case of clauses (5) and (6) thereof, the Contested Collateral Liens Conditions are satisfied; and

(9)	any additional Liens on the Collateral (other than Liens securing Indebtedness) to the extent and in the manner permitted by the New Credit Facility.

“Permitted Investments” means:

(1)	Investments in Parent or any Restricted Subsidiary;

(2)	Investments in cash and Cash Equivalents;

(3)	Investments by Parent or any Restricted Subsidiary of Parent in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4)	Investments in accounts and notes receivable acquired in the ordinary course of business;

(5)	Investments received or acquired in compromise of, or in respect of, obligations of, claims against or disputes with, any Person (other than Parent or any Restricted Subsidiary or Affiliate), including, but not limited to, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

(6)	any non-cash consideration received in connection with an Asset Sale that complies with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(7)	Investments in connection with Hedging Obligations permitted to be incurred under the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	commission, payroll, travel and similar loans and advances to employees in the ordinary course of business;

(9)	any Investment by Parent or any Restricted Subsidiary of Parent in an Accounts Receivable Subsidiary or any Investment by an Accounts Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Subsidiary is in the form of a Purchase Money Note or an Equity Interest;

(10)	any Investments (a) the consideration for which consists exclusively of Qualified Capital Stock of Parent and (b) in any Unrestricted Subsidiary, joint venture or any Minority Equity Interest made by exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Qualified Capital Stock of Parent; provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded for purposes of clause (c) of the first paragraph of “—Material Covenants—Restricted Payments” in determining the amount available for Restricted Payments;

(11)	Investments existing on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

(12)	additional Investments in an aggregate amount not to exceed $100.0 million at any time outstanding.

“Permitted Liens” means:

(1)	Liens on the Additional Bank Collateral securing Indebtedness of Parent and its Restricted Subsidiaries under the New Credit Facility to the extent such Indebtedness is incurred pursuant to clause (1) of the second paragraph under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	Liens on assets of a Person merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent after the Issue Date existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the assets of such Person acquired in such merger or consolidation;

(3)	Liens on assets of a Person that becomes a Restricted Subsidiary of Parent existing at the time such Person becomes a Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Parent and do not extend to any assets of Parent or any Restricted Subsidiary of Parent;

(4)	Liens on assets acquired after the Issue Date existing at the time of acquisition thereof by Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the specific assets so acquired;

(5)	landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business with respect to amounts (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(6)

Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, that (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(7)	Liens to secure Indebtedness permitted by (a) clause (3) of the second paragraph of the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness and (b) clause (7) of the second paragraph under “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted by the applicable Indenture; provided that (a) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred pursuant to clause (5) of the second paragraph of the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)	(a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(10)	Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, banker’s acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which Parent or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

(11)	Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under the applicable Indenture;

(12)	Liens in the form of licenses, leases or subleases granted or created by Parent or any Restricted Subsidiary in the ordinary course of business, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Parent or such Restricted Subsidiary; provided that any such Lien shall not extend to or cover any assets of Parent or any Restricted Subsidiary of Parent that is not the subject of any such license, lease or sublease;

(13)	Liens in favor of Parent or any Restricted Subsidiary of Parent;

(14)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary of Parent in the ordinary course of business in accordance with the past practices of Parent or any Restricted Subsidiary of Parent;

(15)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary of Parent, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(16)	Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

(17)	Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

(18)	Liens existing on the Issue Date to the extent and in the manner existing on the Issue Date;

(19)	deposits, pledges or other Liens to secure obligations under purchase or sale agreements or letters of intent entered into in respect of a proposed acquisition;

(20)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

(21)	in addition to the Liens described in clauses (1) through (20) above, Liens in respect of Indebtedness or other obligations of Parent or any Restricted Subsidiary not to exceed 10.0% of Consolidated Net Tangible Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Parent or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of accrued and unpaid interest, if any, and premiums owed, if any (not in excess of preexisting prepayment provisions on such Indebtedness) and the amount of reasonable and customary fees and expenses incurred in connection therewith) (the “Original Amount”); provided, however, if the amount of such Permitted Refinancing Indebtedness exceeds the Original Amount, the amount of such Permitted Refinancing Indebtedness equal to the Original Amount shall nonetheless constitute “Permitted Refinancing Indebtedness” if it otherwise complies with the requirements of this definition;

(2)	such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to any Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, such Notes on terms at least as favorable to the holders of such Notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4)	such Indebtedness is incurred by Parent or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced; provided, however, that Parent or any Restricted Subsidiary of Parent (other than CEH or any Restricted Subsidiary of CEH) may incur Indebtedness which refinances Indebtedness of any Restricted Subsidiary of Parent.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pledged Holdco” means Crown Cork & Seal Company, Inc. for so long as Crown Cork & Seal Company, Inc. shall own, directly or indirectly, all of the Equity Interest in Parent’s other direct and indirect Restricted Subsidiaries and thereafter shall mean the one or more Wholly Owned Restricted Subsidiaries of Parent that collectively own directly or indirectly all of the Equity Interests in Parent’s other direct and indirect Restricted Subsidiaries, in each case in accordance with and to the extent required by the terms of the applicable Indenture and the Security Documents.

“Principal Property” means:

(1)	in the case of Existing Notes issued under the 1993 Indenture or the 1995 Indenture or the Existing Carnaud Notes, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the board of directors of Crown Cork & Seal Company, Inc. reasonably determines is not of material importance to the business conducted by Crown Cork & Seal Company, Inc. and its subsidiaries as an entirety;

(2)	in the case of the Existing Notes issued under the 1996 Indenture, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein), other than any such plant or warehouse or portion thereof that the board of directors of Crown Cork & Seal Company, Inc. reasonably determines is not of material importance to the business conducted by Crown Cork & Seal Company, Inc. and its subsidiaries as an entirety; and

(3)	in the case of the Existing Crown Finance S.A. Euro Notes, any single manufacturing or processing plant or warehouse owned or leased by Crown Cork & Seal Company, Inc. or any subsidiary (excluding any equipment or personalty located therein), other than any such plant or warehouse or portion thereof that the board of directors of Crown Cork & Seal Company, Inc. reasonably determines is not of material importance to the business conducted by Crown Cork & Seal Company, Inc. and its subsidiaries as an entirety.

“Prior Liens” means Liens existing on the Issue Date to the extent permitted by the applicable Security Documents.

“Purchase Money Note” means a promissory note of an Accounts Receivable Subsidiary to Parent or any Restricted Subsidiary of Parent, which note must be repaid from cash available to the Accounts Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Purchase Money Obligations” of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“Qualified Capital Stock” means any capital stock that is not Disqualified Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which Parent or such Restricted Subsidiary Transfers to (1) an Accounts Receivable Subsidiary (in the case of a Transfer by Parent or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a Transfer by an Accounts Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time Parent or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, CEH shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Refinancing Plan Proceeds” means the net cash proceeds from the issuance of the old notes and from initial borrowings under the New Credit Facility as of the Issue Date.

“Related Cash Management Obligations” means obligations of Parent or any Restricted Subsidiary arising from treasury, depository and cash management services provided by one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Hedging Obligations” means Hedging Obligations of Parent or any Restricted Subsidiary entered into with one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Obligations” means, collectively, the Related Cash Management Obligations and the Related Hedging Obligations.

“Related Obligations Counterparties” means the counterparties to the Related Obligations.

“Replacement Assets” means any (1) business, (2) controlling or majority Equity Interest in any Person engaged in a line of business, (3) in the case of a Transfer of a Minority Equity Interest, another Minority Equity Interest in a Person engaged primarily in a line of business or (4) property or assets used or useful in a line of business, in the case of each of clauses (1) through (4), in which Parent or any of its Restricted Subsidiaries is engaged or which is or are, as the case may be, complementary, reasonably related, ancillary or useful to any such line of business in which Parent or any of its Restricted Subsidiaries is then engaged.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means each Subsidiary of Parent that is not an Unrestricted Subsidiary.

“Retained Near-Term Notes” means the Indebtedness identified in clauses (2), (7), (9) and (10) of the definition of Existing Notes to the extent not repaid with Remaining Refinancing Proceeds.

“Secured Parties” means, collectively, the Pari Passu First Priority Secured Parties, the Pari Passu Second Priority Secured Parties and the Pari Passu Third Priority Secured Parties.

“Security Documents” means, collectively:

(1)	the Intercreditor Agreements; and

(2)	all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustees and any holders of the Notes in any or all of the Collateral, in each case, as amended from time to time in accordance with its terms.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Restricted Subsidiary of Parent which are reasonably customary in an accounts receivable securitization transaction.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of voting stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Unrestricted Subsidiary” means any Subsidiary of Parent (other than CEH) that is designated by the board of directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of such board of directors, but only if:

(1)	(a)	such Subsidiary has no Indebtedness other than Indebtedness as to which neither Parent nor any of its Restricted Subsidiaries (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, other than in the case of clauses (i) and (ii) any non-recourse Guarantee given solely to support the pledge by Parent or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary; and

	(b)	neither Parent nor any Restricted Subsidiary is liable for any Indebtedness that would permit (upon notice, lapse of time or both) any holder thereof to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness of such Unrestricted Subsidiary;

(2)	such Subsidiary is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Parent or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of Parent;

(3)	such Subsidiary is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or

	(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	such Subsidiary does not Guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

Any such designation by the board of directors shall be evidenced to the applicable Trustee by filing with such Trustee a certified copy of the resolution of such board of directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under the caption “—Material Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Parent as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Parent shall be in default of such covenant from the date of such incurrence).

The board of directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)	such incurrence of Indebtedness is permitted under the covenant described under the caption “—Material Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and

(2)	no Default or Event of Default would be in existence following such designation.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the then outstanding principal amount of such Indebtedness; into

(2)	the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Book-Entry; Delivery and Form

Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 or €1,000 and integral multiples of $1,000 or €1,000. New notes will be issued at the closing of the exchange offer only against surrender of corresponding old notes.

Dollar Second Priority Notes and Third Priority Notes will initially be represented by one or more global notes in definitive, fully registered form without interest coupons (collectively, the “Dollar Global Notes”) and will be deposited with the applicable Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Euro Second Priority Notes will be represented by one or more global notes in definitive, fully registered form without interest coupons (collectively, the “Euro Global Notes”) and will be deposited with a common depositary (the “Common Depositary”) for the Euroclear System as operated by Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg,” formerly Cedelbank) and registered in the name of a nominee of the Common Depositary.

Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes. The following is a description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time.

Upon the issuance of the Dollar Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Dollar Global Note will be limited to its participants or persons who hold interests through its participants. Ownership of beneficial interests in the Dollar Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

Upon the issuance of the Euro Global Notes, the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such global note to the accounts of Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will credit, on their internal systems, the respective principal amounts of the individual beneficial interests in such global notes to the accounts of persons who have accounts with Euroclear and Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be shown on and the transfer of that ownership will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg or their nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC or the Common Depositary, or its respective nominee, is the registered holder of a global note, DTC or the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the new notes represented by such global notes for all purposes under the Indentures and the new notes. Unless (1) in the case of a Dollar Global Note, DTC notifies Crown European Holdings that it is unwilling or unable to continue as depositary for such global note or ceases to be a “Clearing Agency” registered under the Exchange Act, (2) in the case of a Euro Global Note, Euroclear and Clearstream, Luxembourg notify Crown European Holdings they are unwilling or unable to continue as clearing agency, (3) in the case of a Euro Global Note, the Common Depositary notifies Crown European Holdings that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice or (4) in the case of any global note, an Event of Default has occurred and is continuing with respect to such note, owners of beneficial interests in such global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of new notes in certificated form and will not be considered the owners or holders of such global note (or any new notes represented thereby) under the Indentures or the new notes. In addition, no beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC’s and/or Euroclear’s and Clearstream, Luxembourg’s applicable procedures (in addition to those under the Indentures).

Investors may hold their interests in the Euro Global Notes through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Investors may hold their interests in the Dollar Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

Payments of the principal of and interest on Dollar Global Notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on the Euro Global Notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither Crown European Holdings, the Trustees, DTC, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Crown European Holdings expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any new notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such new notes as shown on the records of DTC or its nominee. Crown

European Holdings expects that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a global note representing any new notes held by it or its nominee, will immediately credit the accounts of Euroclear and Clearstream, Luxembourg, which in turn will immediately credit accounts of participants in Euroclear and Clearstream, Luxembourg with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such new notes as shown on the records of Euroclear and Clearstream, Luxembourg. Crown European Holdings also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream, Luxembourg systems, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC, Euroclear and Clearstream, Luxembourg can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Clearstream, Luxembourg, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Dollar Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Dollar Global Notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers of interests in Euro Global Notes and Dollar Global Notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in Dollar Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Dollar Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a

DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have advised Crown European Holdings that they will take any action permitted to be taken by a holder of new notes (including the presentation of new notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the new notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised Crown European Holdings as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear and Clearstream, Luxembourg have advised Crown European Holdings as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

Euroclear and Clearstream, Luxembourg each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

An account holder’s overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither Crown European Holdings nor the Trustees will have any responsibility for the performance by

DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes. If any depositary is at any time unwilling or unable to continue as a depositary for new notes for the reasons set forth above under “—Global Notes,” Crown European Holdings will issue certificates for such new notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable global notes. Certificates for new notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures).

The holder of a non-global note may transfer such note by surrendering it at the office or agency maintained by Crown European Holdings for such purpose in The City and State of New York or in London, England, which initially will be the offices of the applicable Trustee in such locations or, in the case of Euro Second Priority Notes, to the transfer agent in Luxembourg. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, Crown European Holdings will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to it such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by it that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Upon transfer or partial redemption of any note, new certificates may be obtained from the applicable Trustee or from the transfer agent in Luxembourg. Notwithstanding any statement herein, Crown European Holdings and the Trustees reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing new notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

Prescription. Under New York’s statute of limitations, any legal action upon the new notes must be commenced within six years after the payment thereof is due. Thereafter, the new notes will become generally unenforceable.

MATERIAL TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

General. This section summarizes the material U.S. federal income tax consequences of the exchange offer to holders of old notes. However, the discussion is limited in the following ways:

•	The discussion only covers you if you bought your old notes in the initial offering.

•	The discussion only covers you if you hold your old notes as capital assets (that is, for investment purposes), and you are not a person in a special tax situation, such as a financial institution, an insurance company, a regulated investment company, a dealer in securities or currencies, a partnership or other entity treated as a partnership for federal income tax purposes, a person holding the old notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or a person whose functional currency is not the United States dollar.

•	The discussion does not cover tax consequences that depend upon your particular tax situation.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the exchange of notes.

•	The discussion does not cover state, local or foreign law.

•	Crown has not requested a ruling from the Internal Revenue Service (“IRS”) on any matter discussed herein. As a result, the IRS could disagree with portions of this discussion.

A “U.S. holder” is:

(1) a citizen or resident of the U.S.;

(2) a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

(3) an estate whose income is subject to U.S. federal income tax regardless of its source; or

(4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a U.S. person will also be a U.S. holder for purposes of the following discussion. All references to “holders” (including U.S. holders) are to beneficial owners of the notes.

The term “non-U.S. holder” refers to a holder of a note who or which is not a U.S. holder.

If you are considering exchanging notes, Crown urges you to consult your tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the exchange, ownership and disposition of the notes and the application of the U.S. federal income tax laws to your particular situation.

        The exchange of notes for identical debt securities registered under the Securities Act will not constitute a taxable exchange. As a result, (1) you will not recognize a taxable gain or loss as a result of exchanging your old notes; (2) the holding period of the new notes you receive will include the holding period of the old notes you exchange; and (3) the adjusted tax basis of the new notes you receive will be the same as the adjusted tax basis of the old notes you exchange determined immediately before the registered exchange.

Tax Consequences of the Global Participation and Proceeds Sharing Agreement. Crown believes that if a triggering event occurs under the global participation and proceeds sharing agreement, no holder of new notes will be entitled to deduct any loss until such holder can reasonably ascertain that no further recovery under the global participation and proceeds sharing agreement is available. See “Description of the New Notes—Global

Participation and Proceeds Sharing Agreement.” Such loss will be a capital loss, except to the extent the loss is attributable to changes in exchange rates between the U.S. dollar and the euro during the period the holder holds a new note, and any subsequent recovery under the global participation and proceeds sharing agreement will be included in gross income as capital gain, unless the earlier deduction of such capital loss did not result in a reduction in tax. The IRS may take a different view regarding the tax consequences of amounts received under the global participation and proceeds sharing agreement which could affect the timing and character of amounts received under the global participation and proceeds sharing agreement. Crown urges you to consult your own tax advisor.

U.S. Holders

Taxation of Interest. If you are a U.S. holder, you will be required to recognize as ordinary income any interest paid or accrued on the new notes, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Interest will be treated as foreign source income for United States federal income tax purposes, including any amounts paid in respect of French withholding tax, if applicable. Any French taxes imposed will be available for the foreign tax credit, subject to certain limitations. We do not expect that the interest will be subject to withholding tax in France. Please see the discussion below regarding the French tax consequences to U.S. holders. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For purposes of this calculation, interest on the new notes will generally constitute “passive income” or, in the case of certain taxpayers, “financial services income.”

In the case of interest paid with respect to a euro-denominated note, the amount of interest income realized by a U.S. holder that uses the cash method of tax accounting will be the U.S. dollar value of the euro payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. Such a U.S. holder may, however, be required to recognize gain or loss with respect to changes in the exchange rate upon disposition of euros received as an interest payment. A U.S. holder required to accrue interest income for tax purposes will accrue interest income on the new note in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or, at the election of a U.S. holder required to accrue interest income for tax purposes, at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period, or the last date of the accrual period. A U.S. holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without consent of the IRS. A U.S. holder required to accrue interest income for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a euro-denominated note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. The foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the note.

Sale, Exchange or Redemption of New Notes. On the sale, retirement or redemption of your new note:

•	You will have taxable gain or loss equal to the difference between the amount received by you (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such) and your adjusted tax basis in the new note. Your adjusted tax basis in a new note generally will equal the cost of the old note exchanged by you.

•	Your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you held the note for more than one year. For an individual, the maximum tax rate on long-term capital gains is 20% (or 18% if the note is held for more than five years). The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a euro-denominated note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates between the U.S. dollar and the euro during the period in which the holder held such note. Foreign currency gain or loss will not be treated as an adjustment to interest income received on the notes.

Non-U.S. Holders

Generally, non-U.S. holders will not be subject to United States federal withholding or income tax on interest payments made on the new notes or on gain realized on the sale, exchange or redemption of a new note, unless:

•	you are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) you have a “tax home” in the U.S. and certain other requirements are met, or (B) the gain from the disposition is attributable to your office or other fixed place of business in the U.S.;

•	the interest or gain is effectively connected with your conduct of a trade or business in the U.S.; or

•	you are subject to provisions in the Internal Revenue Code applicable to certain U.S. expatriates.

If you are described in any of the three preceding bullet points, you generally will be taxed in the same manner as a U.S. holder with respect to interest payments on a note or gain realized on the sale, exchange or redemption of a new note, except to the extent otherwise provided under an applicable tax treaty. In such a case, you should consult your tax advisor.

Backup Withholding and Information Reporting

U.S. Holders. Information reporting will apply to payments of interest made on, or the proceeds of the sale or other disposition of, the new notes with respect to certain non-corporate U.S. holders, and backup withholding may apply unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders. Backup withholding and information reporting on Form 1099 will apply to payments of principal and interest on the new notes to a non-U.S. holder unless the non-U.S. holder provides an IRS Form  W-8BEN to avoid backup withholding and information reporting.

Material French Tax Considerations

General

The description below only represents a summary of certain provisions of French tax laws and regulations which, due to its summary character, does not cover all details and tax exemptions which may apply in specific individual cases and may even require a deviation therefrom. Further, this section does not address the tax regime applicable to French individual residents since the new notes will not be distributed to the public of the Republic of France. Therefore, holders of old notes and prospective investors are advised to consult their own tax advisors concerning the overall tax consequences of the ownership and transfer of the new notes on their own situation.

Exchange of the old notes for new notes

The wordings “exchange, “old notes” and “new notes” used in the Exchange offering prospectus aim at describing the exchange of the form of the notes. Subject to the change of the form of the notes, from a French law point of view, the old notes and the new notes are the same notes. The completion of the change of the form of the notes does not require any new issue of notes by Crown European Holdings.

Because the exchange offer will not result in any transfer of ownership of the old notes, nor any novation (novation) of the old notes, Crown believes that the exchange of the old notes for identical registered new notes does not constitute an exchange for French tax capital gain purposes. As a result, the exchange will not trigger any taxation in France. The cost price of the notes will remain unchanged for French tax purposes. As no ruling has been requested in France, holders must be aware that the French tax authorities, subject to confirmation from the French tax courts, may view the exchange of the old notes for new notes as a taxable event in France.

Non-French Holders

For the purposes of this section, a non-French holder is a holder which is not tax domiciled in, or a tax resident of, or does not have a permanent establishment or a fixed base to which the new notes are attributable in the Republic of France.

Income Received from the New Notes. In principle, interest from French sources paid to non-French holders is likely to be subject to two types of tax: compulsory prepayment (prélèvement obligatoire) pursuant to Article 125 A-III of the French General Tax Code (Code Général des Impôts) and withholding tax (retenue à la source) pursuant to Article 119-bis-1 of the same Code. Because the new notes are “obligations” within the meaning of Article L. 213-5 of the French Code Monétaire et Financier, issued after 1st January 1987, all payments of interests on, and other revenues including reimbursement premiums with respect to the notes to non-French holders will be made without any withholding tax, pursuant to Article 119 bis-1 of the French General Tax Code.

Payments of interest and other revenues in respect of the new euro second priority notes, to non-French holders are entitled under current French law to the exemption from compulsory prepayment tax provided by Article 131 quarter of the French Code Général des Impôts (as construed by the French tax administration in Revenue Ruling 5 I-11-98 dated October 6, 1998) because such new notes are being issued, or are deemed to be issued, outside the Republic of France. Payments of interest and other revenues in respect of the dollar second priority notes and the third priority notes should be entitled to the exemption from compulsory prepayment tax provided by Article 131 quarter of the French Code Général des Impôts, in accordance with market practice, because the new dollar second priority notes and the new third priority notes should be deemed to be issued outside the Republic of France. As far as the new dollar second priority and third priority notes are concerned, it is not certain that these notes would be considered as issued outside the Republic of France since the Revenue Ruling 5 I-11-98 has not expressed an opinion on notes other than euro or ecu notes. However, it is reasonable to believe that the French tax administration would consider the new dollar second priority notes and the new third priority notes to be issued outside the Republic of France.

Sale, Transfer or Redemption of the Notes. A non-French holder, as this term is defined above, of any of the new notes will not be subject to income tax in France in respect of gains realized on the sale or transfer of the new notes (Article 244 bis C of the French Code Général des Impôts). Transfers of the new notes outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

French Holders

For the purposes of this section, a French holder is a holder which is tax domiciled in, or a tax resident of, or has a permanent establishment or a fixed base in to which the new notes are attributable in the Republic of France.

The comments below only address the tax treatment of new notes held by French holders subject to corporate income tax in France (a “Corporate French Holder”).

Income from the New Notes. Corporate French Holders will have to recognize as ordinary taxable income the interest accrued over the fiscal year, even if not paid, in compliance with the common company tax rules on financial income. In case (1) the redemption premium exceeds 10% of the acquisition price of the old note, and (2) the average subscription price does not exceed 90% of the redemption price of the new note, the redemption premium will be amortized annually over the duration of the new note pursuant to Article 238 septies B of the French General Tax Code (Code Général des Impôts). The rules on the reimbursement premiums described above do not apply as such with respect to banks (établissements de crédit et entreprises d’investissement) and insurance companies which are subject to specific rules in this matter.

In principle, the new notes will be treated by Corporate French Holders as portfolio securities (titres de placement). Pursuant to French tax law, at the end of each fiscal year, the corporate taxpayer must evaluate all portfolio securities at their mean market value over the last month if listed, or at their probable market value, if not. For each category of portfolio securities, this year-end value is compared with the mean cost price of the security. If the year-end value is higher the latent gain is not booked. If the year-end value is lower, the corporate taxpayer is entitled to set up a reserve for depreciation of the securities. This reserve is deductible from the results liable to the standard rate of the corporate income tax.

Sale, Transfer or Redemption of the New Notes. Corporate French Holders realize gain or loss on the sale, transfer or redemption of the new notes. The capital gain, if any, will be subject to French corporation tax at the regular rate. The redemption premiums, if any, which have already been taxed annually are deducted from the basis of the gain. The loss, if any, will be treated pursuant to the common company tax rules applicable to capital losses. The gain will be realized and the loss will be incurred with respect to the fiscal year during which the sale, transfer or redemption occurred. The sale, transfer or redemption of the new notes will not give rise to stamp duty in France.

European Union Directive on the Taxation of Savings Income.

The European Union adopted a directive on June 3, 2003 on taxation of savings income in the form of interest payments (the “European Savings Directive”). It is stated that, subject to certain conditions being met, EU member states will be required to provide to the tax authorities of another EU member state details of payments of interest within the meaning of the European Savings Directive (interest, products, premiums or other debt income) made by a paying agent within its jurisdiction to an individual resident in that other EU member state (the “Disclosure of Information Method”). For these purposes, the term “paying agent” is defined widely and includes in particular any economic operator who is responsible for making interest payments, within the meaning of the European Savings Directive, for the immediate benefit of individuals. However, it is provided that throughout the transitional period, which will last so long as a certain number of third States apply measures equivalent to, or the same as, those provided for by the European Savings Directive, certain EU member states (Luxembourg, Belgium and Austria), instead of using the Disclosure of Information Method used by other EU member states, will withhold an amount on interest payments of 15% during the first three years, 20% for the subsequent three years and 35% thereafter until the end of the transitional period. The European Savings Directive must be implemented into the domestic law of each member State before January 1, 2004.

Holders of new notes are advised to consult their own tax advisors regarding the potential consequences of the application and implementation of the European Savings or any similar directive on their investment in the new notes.

Tax Consequences of the Global Participation and Proceeds Sharing Agreement.

Crown believes that if a triggering event occurs under the global participation and proceeds sharing agreement, no Corporate French Holder will be entitled to deduct any loss until such Corporate French Holder can reasonably ascertain that no further recovery under the global participation and proceeds sharing agreement is possible. However, in evaluating its portfolio securities, it may, in accordance with the evaluation rules discussed above, take a charge for depreciation depending on the mean market value of the new notes over the last month if listed, or at their probable market value, if not. In case of any subsequent recovery pursuant to the global participation and proceeds sharing agreement, Corporate French Holders may have to recapture all or part of the reserve for depreciation of the new notes initially deducted, depending on the amount of the sums recovered in connection with the amount of the depreciation reserve deducted. When it becomes certain that no further recovery under the global participation and proceeds sharing agreement can be expected, Corporate French Holders may have to recapture the remaining depreciation reserve and take a loss equal to the difference between their acquisition cost price of the old notes and the sums recovered as long as this loss relates to the principal of the new notes and not to interest. This loss is deductible from the results subject to the standard rate of the corporate income tax.

Corporate French Holders are urged to consult their tax advisors in order to take into account their personal situation on this matter.

PLAN OF DISTRIBUTION

The exchange offer is not being made to, nor will we accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This communication is directed solely at persons who (1) are outside the United Kingdom, or (2) are persons falling within Article 43(2)(a) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together are referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

Under existing SEC interpretations, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2003, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

A broker-dealer intending to use this prospectus in the resale of new notes must so notify us on or prior to the expiration date. This notice may be given in the space provided in the letter of transmittal or may be delivered to the exchange agent.

We may, in certain cases, issue a notice suspending use of this exchange offer registration statement. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with regard to the validity of the new notes and the new note guarantees will be passed upon for us and the guarantors by Dechert LLP, Philadelphia, Pennsylvania; Dechert, London, England; Holland & Knight LLP, Orlando, Florida; Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio; Miller Thomson, LLP, Toronto, Canada and Stewart McKelvey Stirling Scales, Halifax, Canada; Hoelters & Elsing, Frankfurt, Germany; JeantetAssociés, Paris, France; Basham, Ringe y Correa, S.C., Mexico City, Mexico and Cannizo Ortiz y Asociados, S.C., Mexico City, Mexico; and Homburger, Zurich, Switzerland. Thomas A. Ralph, a partner of Dechert LLP, is a director of Crown and beneficially owns 31,156 shares of its common stock.

EXPERTS

The financial statements of Crown Holdings, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Crown Cork & Seal Company, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Crown is subject to the information requirements of the Securities Exchange Act of 1934, and it files unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information Crown files at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0030 for further information on operation of the public reference rooms. The SEC also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Crown with the SEC under the Exchange Act are incorporated by reference in this prospectus:

•	Crown’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended;

•	Crown’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as amended;

•	Crown’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as amended;

•	Crown’s Proxy Statement on Schedule 14A filed with the SEC on March 21, 3003; and

•	Crown’s Current Reports on Form 8-K filed with the SEC on February 26, 2003 and February 5, 2003.

And any future filings Crown makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated are also incorporated by reference into this prospectus. The information incorporated by reference is considered a part of this prospectus, and subsequent information that Crown files with the SEC will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, you will be provided with a copy of the incorporated document without charge (not including exhibits to the document unless the exhibits are specifically incorporated by reference into the document). You may submit such a request for this material at the following address and telephone number:

Crown European Holdings

c/o Crown Holdings, Inc.

Attn: Corporate Secretary

One Crown Way

Philadelphia, PA 19154

U.S.A.

(215) 698-5100

In addition, documents incorporated by reference will be made available free of charge at the office of the paying agent in Luxembourg.

* The financial statements of Crown Cork & Seal Company, Inc. are provided to comply with Crown Holdings, Inc.’s requirement under Rule 3-16 of Regulation S-X to provide financial statements of affiliates whose securities collateralize public debt.

Report of Independent Accountants

To the Board of Directors and Shareholders

of Crown Holdings, Inc.:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Crown Holdings, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As discussed in Note B the Company adopted a new financial accounting standard for goodwill during 2002.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 19, 2003 except for Note X, as to which the date is May 22, 2003.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	2002	2001	2000
Net sales	$6,792	$7,187	$7,289
Cost of products sold (excluding depreciation and amortization)	5,619	6,063	5,982
Depreciation and amortization	375	386	379

Gross profit	798	738	928

Goodwill amortization		113	116
Selling and administrative expense	317	310	314
Provision for asbestos. .Note K	30	51	255
Provision for restructuring. . Note L	19	48	52
Provision for asset impairments and loss/gain on sale of assets.(Note M)	247	213	27
Gain from early extinguishments of debt. (Note N)	(28)
Interest expense	342	455	393
Interest income	(11)	(18)	(20)
Translation and exchange adjustments	27	10	8
Loss before income taxes, minority interests and cumulative effect of a change in accounting	(145)	(444)	(217)
Provision/(benefit) for income taxes (Note U)	30	528	(58)
Minority interests, net of equity earnings	(16)	(4)	(15)

Loss before cumulative effect of a change in accounting	(191)	(976)	(174)
Cumulative effect of a change in accounting, net of tax (Notes A and B)	(1,014)	4

Net loss	(1,205)	(972)	(174)

Preferred stock dividends			2
Net loss available to common shareholders	$(1,205)	$(972)	$(176)

Per common share data:
Loss Note S
Basic and diluted—before cumulative effect of a change in accounting	$(1.33)	$(7.77)	$(1.40)

Basic and diluted—after cumulative effect of a change in accounting	$(8.38)	$(7.74)	$(1.40)

Dividends			$1.00

The accompanying notes are an integral part of these financial statements.

Crown Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31
	2002	2001
Assets
Current assets
Cash and cash equivalents	$363	$456
Receivables (Note D)	782	996
Inventories (Note E)	779	862
Prepaid expenses and other current assets	100	108

Total current assets	2,024	2,422

Long-term notes and receivables	24	18
Investments	111	99
Goodwill (Note B)	2,269	3,625
Property, plant and equipment, net (Note F)	2,212	2,618
Other non-current assets (Note G)	865	838

Total	$7,505	$9,620

Liabilities & Shareholders’ Equity/(Deficit)
Current liabilities
Short-term debt (Note P)	$54	$464
Current maturities of long-term debt (Note P)	612	381
Accounts payable and accrued liabilities (Note H)	1,541	1,593
Income taxes payable	63	68

Total current liabilities	2,270	2,506

Long-term debt, excluding current maturities (Note P)	3,388	4,475
Other non-current liabilities (Note I)	756	760
Postretirement and pension liabilities (Note T)	982	874
Minority interests	196	201
Commitments and contingent liabilities (Notes J and K)
Shareholders’ equity/(deficit)
Preferred stock, 4.5% cumulative convertible, par value: $41.8875; none outstanding, none authorized (Note N)
Additional preferred stock, authorized: 30,000,000; none issued (Note N)
Common Stock, par value: $5.00; authorized: 500,000,000 (Note N)
2002—issued 180,364,643	902
2001—issued 155,968,854		780
Additional paid-in capital	1,684	1,600
Retained earnings/(accumulated deficit)	(1,183)	22
Accumulated other comprehensive loss (Note C)	(1,386)	(1,447)
Treasury stock (2002—20,934,568 shares; 2001—30,266,798 shares)	(104)	(151)

Total shareholders’ equity/(deficit)	(87)	804

Total	$7,505	$9,620

The accompanying notes are an integral part of these financial statements.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	2002	2001	2000
Cash flows from operating activities
Net loss	$(1,205)	$(972)	$(174)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	375	499	495
Cumulative effect of a change in accounting	1,014	(4)
Provision for asbestos	30	51	255
Asbestos-related payments	(114)	(118)	(94)
Provision for restructuring	19	48	52
Provision for asset impairments and loss/gain on sale of assets	247	213	27
Gain from early extinguishments of debt	(28)
Deferred income taxes	(31)	480	(96)
Changes in assets and liabilities, net of businesses acquired:
Receivables	161	110	(110)
Inventories	20	377	(26)
Accounts payable and accrued liabilities	(12)	(221)	(33)
Other, net	(61)	(153)	(26)

Net cash provided by operating activities	415	310	270

Cash flows from investing activities
Capital expenditures	(115)	(168)	(262)
Proceeds from sale of businesses	661
Proceeds from sale of property, plant and equipment	45	28	28
Acquisition of businesses, net of cash acquired			(11)
Other, net		(23)	(3)

Net cash provided by/(used for) investing activities	591	(163)	(248)

Cash flows from financing activities
Proceeds from long-term debt	87	2	4
Payments of long-term debt	(264)	(77)	(216)
Net change in short-term debt	(924)	(397)	601
New term loan borrowing		400
Stock repurchased			(49)
Dividends paid			(127)
Common stock issued	3		2
Repayment of shareholder notes		4
Acquisition of minority interests			(81)
Minority contributions, net of dividends paid	(30)	5	(7)

Net cash provided by/(used for) financing activities	(1,128)	(63)	127

Effect of exchange rate changes on cash and cash equivalents	29	(10)	(34)

Net change in cash and cash equivalents	(93)	74	115
Cash and cash equivalents at January 1	456	382	267

Cash and cash equivalents at December 31	$363	$456	$382

The accompanying notes are an integral part of these financial statements.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY/(DEFICIT)

(in millions, except share data)

	Comprehensive Income/(Loss)	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Total
Balance December 31, 1999		$349	$779	$1,317	$1,295	$(676)	$(173)	$2,891
Net loss—2000	$(174)				(174)			(174)
Translation adjustments	(221)					(221)		(221)
Minimum pension liability adjustment, net of $115 tax	(213)					(213)		(213)

Comprehensive loss	$(608)

Stock repurchased:
3,165,528 common shares				(33)			(16)	(49)
Dividends declared:
Common					(125)			(125)
Preferred					(2)			(2)
Preferred stock conversions 7,591,802 common shares		(349)	1	311			37
Stock issued: 114,221 shares				1			1	2

Balance December 31, 2000			780	1,596	994	(1,110)	(151)	2,109
Net loss—2001	$(972)				(972)			(972)
Derivatives qualifying as hedges	(4)					(4)		(4)
Translation adjustments	(131)					(131)		(131)
Translation adjustments—disposition of foreign investments	71					71		71
Minimum pension liability adjustment, net of $1 tax	(273)					(273)		(273)

Comprehensive loss	$(1,309)

Stock repurchased
20,695 common shares
Stock issued: 101,103 shares
Repayment of shareholder notes				4				4

Balance December 31, 2001			780	1,600	22	(1,447)	(151)	804
Net loss—2002	$(1,205)				(1,205)			(1,205)
Derivatives qualifying as hedges	6					6		6
Translation adjustments	211					211		211
Translation adjustments—disposition of foreign investments	(8)					(8)		(8)
Minimum pension liability adjustment, net of $4 tax	(148)					(148)		(148)

Comprehensive loss	$(1,144)

Stock issued in debt-for-equity exchanges: 33,386,880 shares			122	83			45	250
Stock issued—benefit plans: 347,221 common shares				1			2	3

Stock repurchased: 6,082 common shares
Balance December 31, 2002			$902	$1,684	$(1,183)	$(1,386)	$(104)	$(87)

The accompanying notes are an integral part of these financial statements.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except per share, employee, shareholder and statistical data; per share earnings are quoted as diluted)

A. Summary of Significant Accounting Policies

Business and Principles of Consolidation. In connection with its refinancing and reorganization in 2003, as discussed in Notes N and Q, Crown Cork & Seal Company, Inc. formed a new public holding company, named Crown Holdings, Inc. (“CHI”), Crown Cork & Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc. The consolidated financial statements include the accounts of Crown Holdings, Inc. and its wholly-owned and majority-owned subsidiary companies (the “Company”). The reorganization had no effect on the results of operations, financial position or cash flow of the Company.

The Company manufactures and sells metal containers, metal and plastic closures, crowns and canmaking equipment. These products are manufactured in the Company’s plants both within and outside the United States and are sold through the Company’s sales organization to the soft drink, food, citrus, brewing, household products, personal care and various other industries. The financial statements have been prepared in conformity with U.S. generally accepted accounting principles and reflect management’s estimates and assumptions. Actual results could differ from those estimates, impacting reported results of operations and financial position. All significant intercompany accounts and transactions are eliminated in consolidation. Investments in joint ventures and other companies in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies, are accounted for by the equity method. Other investments are carried at cost.

Foreign Currency Translation. For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated as a separate component of accumulated other comprehensive income/(loss) in shareholders’ equity. For non-U.S. subsidiaries which operate in U.S. dollars (functional currency), local currency inventories and plant and other property are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Revenue Recognition. The Company recognizes revenue from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are provided in the same period that the related sales are recorded.

Shipping and Handling. Shipping and handling costs are included in cost of products sold in the Consolidated Statements of Operations.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock-Based Compensation. Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant above the amount an employee must pay to acquire the stock granted under the option. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (“FAS 123”) “Accounting for Stock-Based Compensation,” to stock options:

		2002	2001	2000
Net loss available to common shareholders, as reported		$(1,205)	$(972)	$(176)
Deduct: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects		(11)	(14)	(13)

Pro forma net loss		$(1,216)	$(986)	$(189)

Loss per share:
Basic and diluted	—as reported	$(8.38)	$(7.74)	$(1.40)
	—pro forma	$(8.46)	$(7.85)	$(1.50)

Cash and Cash Equivalents. Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable.

Inventory Valuation. Inventories are stated at the lower of cost or market, with cost for U.S. inventories principally determined under the last-in, first-out (“LIFO”) method. Non-U.S. inventories are principally determined under the average cost method.

Property, Plant and Equipment. Property, plant and equipment (“PP&E”) is carried at cost less accumulated depreciation and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives of existing PP&E. Cost of constructed assets includes capitalized interest incurred during the construction and development period. Maintenance, repairs and minor renewals are expensed as incurred. When PP&E is retired or otherwise disposed, the net carrying amount is eliminated with any gain or loss on disposition recognized in earnings at that time.

Depreciation and amortization are provided on a straight-line basis for financial reporting purposes and an accelerated basis for tax purposes over the estimated useful lives of the assets. The range of estimated economic lives in years assigned to each significant fixed asset category is as follows: Land Improvements-25; Buildings and Building Improvements-25 to 40; Machinery and Equipment-3 to 14.

Intangibles. Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost.

Goodwill and intangible assets with indefinite lives are no longer amortized, but instead are tested for impairment, at least annually. Potential impairment is identified by comparing the fair value of a reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, any impairment loss is measured by comparing the carrying value of the reporting unit’s goodwill to its implied fair value, using quoted market prices, a discounted cash flow model, or a combination of both.

Impairment or Disposal of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long-lived assets, primarily PP&E and certain identifiable intangible assets with defined lives, may be impaired, the Company performs a recoverability evaluation. If the evaluation indicates that the carrying amount of the asset is not recoverable from its undiscounted cash flows, then an impairment loss is measured by

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

comparing the carrying amount of the asset to its fair value. Long-lived assets classified as held for sale are presented separately in the balance sheet at the lower of their carrying value or fair value less cost to sell.

Derivatives and Hedging. The Company recognizes all outstanding derivative financial instruments in the balance sheet at their fair values. The impact on earnings from recognizing the fair values of these instruments depends on their intended use, their hedge designation and their effectiveness in offsetting changes in the fair values of the exposures that they are hedging. The effectiveness of these instruments to reduce risk associated with the exposures hedged is assessed and measured using a dollar-offset method, at inception and on an ongoing basis. Any amounts excluded from the assessment of hedge effectiveness, as well as any ineffective portion of designated hedges, are reported currently in earnings. Time value, a component of an instrument’s fair value, is excluded in assessing effectiveness for fair value hedges and included for cash flow hedges. If a derivative instrument ceases to be highly effective as a hedge, the Company discontinues hedge accounting immediately with changes in fair value reported currently in earnings. For derivative instruments that do not qualify for hedge accounting treatment, changes in fair value are reported currently in earnings.

The accounting treatment of these instruments is dependent upon their intended use. For instruments used to reduce or eliminate adverse fluctuations in the fair values of recognized assets and liabilities and unrecognized firm commitments, changes in their fair values are reported currently in earnings along with the changes in fair values of the hedged assets, liabilities or firm commitments. For instruments used to reduce or eliminate adverse fluctuations in cash flows of anticipated or forecasted transactions, changes in their fair values are reported in shareholders’ equity as a component of other comprehensive income. Adjustments accumulated in other comprehensive income are released to earnings when the related hedged items impact earnings or the anticipated transaction is no longer probable.

Upon adoption of SFAS No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities,” as of January 1, 2002, the Company recorded a transition credit of $4, net of $1 tax, to earnings and a charge of $18, net of $10 tax, to accumulated other comprehensive income in shareholders’ equity. See Note R for details of the Company’s use of these instruments in 2002 along with disclosure of the fair values of those instruments outstanding at December 31, 2002 and 2001.

Treasury Stock. Treasury stock is reported at par value. The excess of fair value over par value is first charged to paid in capital, if any, and then to retained earnings.

Research and Development. Net research, development and engineering expenditures which amounted to $43, $40 and $41 in 2002, 2001 and 2000, respectively, are expensed as incurred and reported in selling and administrative expense in the Consolidated Statements of Operations. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products.

Reclassifications. Certain reclassifications of prior years’ data have been made to improve comparability.

Other Recently Adopted Accounting Standards. In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145 (“FAS 145”), “Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” In the fourth quarter of 2002, effective January 1, 2002, the Company early-adopted FAS 145. Among other provisions, the new standard no longer permits gains or losses from the extinguishment of debt to be reported as an extraordinary item unless the extinguishment qualifies as extraordinary under the criteria of Accounting Principles Board Opinion No. 30 (“APB 30”). The standard requires that prior gains or losses which were reported as extraordinary items and do not qualify as extraordinary under APB 30 be reclassified within income/(loss) from continuing operations.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Extraordinary gains, from the early extinguishment of debt, reported in the second and third quarters of 2002, are now classified in income/(loss) from continuing operations. See Note N for further details about the early extinguishments of debt.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The guarantee disclosure requirements of FIN 45 became effective in the fourth quarter of 2002. The initial recognition and measurement requirements are effective on a prospective basis for qualified guarantees issued or modified after December 31, 2002.

B. Goodwill

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“FAS 142”), “Goodwill and Other Intangible Assets.” During the second quarter of 2002, the Company completed its transitional impairment review and recognized a noncash, non-tax deductible impairment charge of $1,014 reported as the cumulative effect of a change in accounting, effective January 1, 2002. In evaluating and measuring the impairment charge, estimated fair values were calculated for each reporting unit within each reportable segment using a combination of market values for comparable businesses and discounted cash flow projections.

The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2002 and 2001 were as follows:

	Americas	Europe	Asia- Pacific	Total
Balance at January 1, 2001	$1,200	$2,715	$5	$3,920
Amortization	(38)	(75)		(113)
Impairment		(69)		(69)
Additions			1	1
Foreign currency translation and other	(6)	(108)		(114)

Balance at December 31, 2001	1,156	2,463	6	3,625
Transitional impairment charge	(120)	(888)	(6)	(1,014)
Divestitures	(407)	(95)		(502)
Foreign currency translation and other	10	150		160

Balance at December 31, 2002	$639	$1,630		$2,269

The following is a reconciliation of previously reported financial information to adjusted amounts excluding goodwill amortization for the years ended December 31, 2002, 2001 and 2000, respectively:

	2002	2001	2000
Loss before cumulative effect of a change in accounting	$(191)	$(976)	$(174)
Add back: goodwill amortization		113	116

Adjusted loss before cumulative effect of a change in accounting	(191)	(863)	(58)
Cumulative effect of a change in accounting, net of tax	(1,014)	4

Adjusted net loss	$(1,205)	$(859)	$(58)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2002	2001	2000
Basic and diluted loss per share:
Loss before cumulative effect of a change in accounting	$(1.33)	$(7.77)	$(1.40)
Add back: goodwill amortization		.90	.92

Adjusted loss before cumulative effect of a change in accounting	(1.33)	(6.87)	(.48)
Cumulative effect of a change in accounting, net of tax	(7.05)	.03

Adjusted net loss	$(8.38)	$(6.84)	$(.48)

Identifiable intangible assets other than goodwill are recorded in other noncurrent assets in the Consolidated Balance Sheets and, excluding minimum pension assets, are not material.

C. Accumulated Other Comprehensive Loss

As of December 31, accumulated other comprehensive loss consists of the following:

	2002	2001
Minimum pension liability adjustments	$(675)	$(527)
Cumulative translation adjustments	(713)	(916)
Derivatives qualifying as hedges	2	(4)

	$(1,386)	$(1,447)

D. Receivables

	2002	2001
Accounts and notes receivable	$718	$938
Less: allowance for doubtful accounts	(54)	(95)

Net trade receivables	664	843
Miscellaneous receivables	118	153

	$782	$996

The Company utilizes receivable securitization facilities in the normal course of business as part of its management of cash flow activities. Facilities were outstanding during 2002 and 2001 in North America and Europe providing for the accelerated receipt of cash from a qualified pool of receivables. The Company’s current facility entered into during 2001, provides for the accelerated receipt of cash up to $350 on the available pool of North American receivables. Under this facility the Company sells, on a revolving and non-recourse basis, accounts receivables to a wholly-owned, bankruptcy-remote subsidiary. This subsidiary was formed for the sole purpose of buying and selling receivables generated by the Company and, in turn, sells eligible accounts from the pool of purchased receivables to an unconsolidated entity of a leading financial institution. New receivables are added to the pool of receivables as collections reduce previously sold amounts. The Company continues to service these receivables for a fee but does not retain any interest in the receivables sold. The securitization facilities are accounted for as sales because the Company has relinquished control of the receivables. Accordingly, accounts receivable sold under securitization facilities are reflected as a reduction in receivables within the Consolidated Balance Sheets. At December 31, 2002 and 2001 receivables securitized were $100 and

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$110, respectively. During 2002 and 2001, the Company recorded expenses related to the outstanding securitization facilities of $10 and $18, respectively, as interest expense.

E. Inventories

	2002	2001
Finished goods	$314	$314
Work in process	89	112
Raw materials and supplies	376	436

	$779	$862

Approximately 23% and 24% of worldwide productive inventories at December 31, 2002 and 2001, respectively, were stated on the LIFO method of inventory valuation. Had average cost (which approximates replacement cost) been applied to such inventories at December 31, 2002 and 2001, total inventories would have been $32 higher in both years. Cost of products sold in 2001 included a charge of $10 for the liquidation of LIFO inventory layers carried at higher costs that prevailed in prior years.

F. Property, Plant and Equipment

	2002	2001
Buildings and improvements	$781	$856
Machinery and equipment	3,760	4,168

	4,541	5,024
Less: accumulated depreciation and amortization	(2,561)	(2,652)

	1,980	2,372
Land and improvements	172	157
Construction in progress	60	89

	$2,212	$2,618

G. Non-Current Assets

	2002	2001
Pension assets	$672	$565
Deferred tax assets	112	105
Fair value of derivatives	22	76
Pension intangibles	28	30
Other	31	62

	$865	$838

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

H. Accounts Payable and Accrued Liabilities

	2002	2001
Trade accounts payable	$820	$836
Salaries, wages and other employee benefits	312	305
Accrued taxes, other than on income	89	88
Asbestos	70	110
Deferred taxes	55	50
Interest	27	50
Restructuring	14	22
Fair value of derivatives	4
Other	150	132

	$1,541	$1,593

I. Other Non-Current Liabilities

	2002	2001
Deferred taxes	$370	$352
Asbestos	193	237
Postemployment benefits	43	43
Environmental	12	15
Fair value of derivatives	21
Other	117	113

	$756	$760

J. Lease Commitments

The Company leases manufacturing, warehouse and office facilities and certain equipment. Certain non-cancelable leases are classified as capital leases, and the leased assets are included in PP&E. Other long-term non-cancelable leases are classified as operating leases and are not capitalized. The amount of capital leases reported as capital assets, net of accumulated amortization, was $40 at both December 31, 2002 and 2001.

Under long-term operating leases, minimum annual rentals are $22 in 2003, $16 in 2004, $14 in 2005, $12 in 2006, $10 in 2007, and $40 thereafter. Such rental commitments have been reduced by minimum sublease rentals of $20 due under non-cancelable subleases. Under long-term capital leases, minimum annual rentals are $5 in 2003, $6 in 2004, $2 in 2005, $1 in 2006, $1 in 2007, and $3 thereafter. The present value of future minimum payments on capital leases is $17 with a current obligation of $5. Rental expense (net of sublease rental income of $3 in 2002, $4 in 2001 and $4 in 2000) was $33 in 2002, $34 in 2001 and $36 in 2000.

K. Commitments and Contingent Liabilities

Crown Cork & Seal Company, Inc. (“Crown Cork”) is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock Crown Cork purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation operations and was later merged into Crown Cork.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Prior to 1998, the amounts paid to asbestos claimants were covered by a fund of $80 made available to Crown Cork under a 1985 settlement with carriers insuring Crown Cork through 1976, when Crown Cork became self-insured. Until 1998, the Company considered that the fund was adequate and that the likelihood of exposure in excess of the amount of the fund was remote. This view was based on the Company’s analysis of its potential exposure, the balance available under the 1985 settlement, historical trends and actual settlement ranges. However, an unexpected increase in claims activity, along with several larger group settlements, caused the Company to reevaluate its position.

Each quarter, the Company reviews and analyzes its claim experience, settlement trends, changes in the litigation environment and other factors to determine the adequacy of its asbestos accruals. Adjustments to the asbestos accrual are made based on changes to the above-mentioned factors.

During 2002, 2001 and 2000, respectively, Crown Cork (i) received 36,000, 53,000 and 44,000 new claims, (ii) settled or dismissed 43,000, 31,000 and 40,000 claims, and (iii) has 59,000, 66,000 and 44,000 claims outstanding at the end of the respective years. The outstanding claims at December 31, 2002 exclude 33,000 pending claims involving plaintiffs who allege that they are, or were, maritime workers subject to exposure to asbestos, but whose claims the Company believes will not, in the aggregate, involve any material liability. During 2001, one jurisdiction accounted for 25,000 claims received, 17,000 of which were settled for $4 in 2001.

During 2002, 2001 and 2000, respectively, the Company (i) recorded pre-tax charges of $30, $51 and $255 to increase its accrual, (ii) made asbestos-related payments of $114, $118 and $94, (iii) settled claims totaling $77, $66 and $100, including amounts committed to be paid in future periods and (iv) had outstanding accruals of $263, $347 and $420 at the end of the year. The 2001 charge of $51 included an allowance of $6 for an insurance receivable.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value. The Company has already paid significantly more for asbestos claims than the acquired company’s asset value. On June 12, 2002, Crown Cork received a favorable ruling from the Philadelphia Court of Common Pleas on its motion for summary judgment regarding the 376 asbestos-related cases pending against it in that court (in re Asbestos Litigation, October Term 1986, Number 001). The plaintiffs claimed that the legislation was procedurally inapplicable and that, if applicable, it violated due process and other clauses of the United States and Pennsylvania constitutions. The plaintiffs’ appeal of that ruling was heard by the Supreme Court of Pennsylvania on October 22, 2002, and a decision could come at any time. An unfavorable decision may require the Company to increase its accrual for pending and future asbestos-related claims.

Based on its review, the Company estimates that its probable and estimable asbestos liability for pending and future asbestos claims will range between $263 and $502. The accrual balance of $263 at the end of 2002 includes $146 for unasserted claims and $50 for committed settlements that will be paid over time, including $41 in 2003. Historically (1977-2002), Crown Cork estimates that approximately one-quarter of all asbestos claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964. However, because of Crown Cork’s settlement experience to date and the increased difficulty of establishing identification of the subsidiary’s insulation products as the cause of injury by persons alleging first exposure to asbestos after 1964, the Company has not included in its accrual and range of potential liability any amounts for settlements by persons alleging first exposure to asbestos after 1964. Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the U.S. company’s insulation business in 1964 would not be entitled to settlement payouts and that the Pennsylvania asbestos

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

legislation described above is expected to have a highly favorable impact on Crown Cork’s ability to settle or defend against asbestos-related claims. The Company’s accrual includes estimates for probable costs for claims through the year 2012. The upper end of the Company’s estimated range of possible asbestos costs of $502 includes claims beyond that date.

While it is not possible to predict the ultimate outcome of the asbestos-related claims and settlements, the Company believes that resolution of these matters is not expected to have a material adverse effect on the Company’s financial position. The Company cautions, however, that these estimates for asbestos cases and settlements are difficult to predict and may be influenced by many factors. Accordingly, these matters, if resolved in a manner different from the estimate, could have a material effect on the Company’s results of operations, financial position and cash flow.

The Company has been identified by the EPA as a potentially responsible party (along with others, in most cases) at a number of sites. Actual expenditures for remediation were $2, $4 and $2 in 2002, 2001, and 2000, respectively. The Company’s balance sheet reflects estimated gross remediation liabilities of $14 and $18 at December 31, 2002 and 2001, respectively, and probable recoveries related to indemnification from the sellers of acquired companies and the Company’s insurance carriers of $2 at December 31, 2001. The Company records an environmental reserve when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. The recorded reserve at December 31, 2002 is primarily for asserted claims and is based on internal and external environmental studies. The Company expects that the reserved amounts will be paid out over the period of remediation for the applicable sites, which in some cases may exceed ten years. Although the Company believes its reserves are adequate, there can be no assurance that the ultimate payments will not exceed the amount of the Company’s reserves and will not have a material effect on the Company’s consolidated results, financial position and cash flow. Any possible loss or range of potential loss that may be incurred in excess of the recorded reserves cannot be estimated.

On March 19, 2003, the European Commission informed the Company that it is in the process of issuing a Statement of Objections alleging that certain of the Company’s European subsidiaries engaged in commercial practices that violated European competition law. The Statement of Objections, which is understood to arise from an investigation of a complaint made by a competitor, alleges that certain food can contracts primarily in the United Kingdom and Ireland during the 1990’s infringed Article 82 of the EC Treaty (abuse of dominant position). The issuance of a Statement of Objections by the Commission is the initial step in formal proceedings. It does not constitute a decision on the merits. Under applicable procedures, the Company will have an opportunity to reply to the Statement of Objections and to contest its allegations at a formal hearing. The Commission will issue its formal decision sometime after the hearing and if it finds that the subsidiaries violated European competition law, the Commission has the authority to require the Company to modify its commercial practices and to levy fines. The Commission’s decision may be appealed to the European Court of First Instance. The Company believes that the allegations against it are without merit and intends to defend its position vigorously. However, because the matter is in its preliminary stages, the Company is unable to predict the ultimate outcome or its impact on the Company. The Company is also unable at this time to estimate the range of potential fines, which could be material to its results of operations, financial position and cash flow.

The Company is also subject to various other lawsuits and claims with respect to matters such as governmental and environmental regulations and other actions arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated results, liquidity or financial position of the Company.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has various commitments to purchase materials and supplies as part of the ordinary conduct of business. The Company’s basic raw materials for its products are tinplate, aluminum and resins, all of which are purchased from multiple sources. The Company is subject to material fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to reflect these movements. There can be no assurances, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for standby letters of credit and for purchases of capital assets.

At December 31, 2002 the Company has guaranteed future rent payments for properties leased by Constar International. The guarantees represent an accommodation to landlords due to Constar’s divestiture from the Company. The maximum potential liability for these lease payments is $12. The lease agreements expire over the next five years with lease commitments of $4 in 2003, $4 in 2004, $2 in 2005, $1 in 2006 and $1 in 2007.

At December 31, 2002 the Company has certain indemnification agreements covering environmental remediation and other potential costs associated with properties sold or business divested. For agreements with defined liability limits the maximum potential amount of future liability is $57. Several agreements outstanding at December 31, 2002 do not provide liability limits. At December 31, 2002, the Company has recorded liabilities of approximately $3 covering these indemnification agreements. The Company accrues for costs associated with such indemnifications and potential costs when it is probable that a liability has been incurred and the amount can be reasonably estimated.

The Company also has guarantees aggregating to $19 with various governmental agencies within Europe to cover imports and other tax matters.

L. Restructuring

During 2002, the Company provided a net charge of $19 ($15 after tax) for costs associated with (i) the closure of two European food can plants, (ii) the closure of a crown plant and elimination of a crown operation within Europe, (iii) the elimination of a European metal closures operation, (iv) the downsizing of a European specialty plastics operation and (v) the elimination of a plastic bottle operation in China; partially offset by a credit for the reversal of other exit costs recognized in 2001 due to the favorable resolution of a lease termination in a U.S. food can plant. The related severance charges for these actions were associated with the termination of approximately 500 employees, 400 of whom were directly involved in manufacturing operations.

During 2001, the Company provided a net charge of $48 ($46 after tax) for costs associated with (i) the closure of six U.S. food can plants, two European crown operations, a European food can plant and a European PET bottle plant and (ii) severance related to downsizing three plants in Africa; partially offset by a credit for the reversal of severance charges recognized in 2000 for certain restructuring plans which the Company decided not to pursue. The severance charge was associated with the termination of approximately 700 employees, 600 of whom were directly involved in manufacturing operations.

During 2000, the Company provided $52 ($37 after-tax) for costs associated with overhead structure modifications in Europe, the closure of three plants in the Americas division, and the loss on sale of a South American operation to local management. This provision included (i) $42 for severance costs for approximately

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

1,000 employees, (ii) $5 for lease termination and other exit costs, (iii) $1 for the write-down of assets and (iv) $4 for the loss on sale.

The write-downs of assets were made under announced restructuring plans, as the carrying values exceeded the Company’s estimated proceeds from abandonment or disposal. The sale of plant sites may require more than one year to complete due to preparations for sale, such as site cleanup and buyer identification, as well as market conditions and the location of the properties.

Balances remaining in the reserves included provisions for current year actions as well as for contracts or agreements for which payments from prior restructuring actions are extended over time. This includes employee-related agreements with unions and governmental agencies as well as lease arrangements with landlords. The balance of the restructuring reserves (excluding asset write-downs that were recorded as a reduction to the related asset accounts) were included in accounts payable and accrued liabilities. The components of the restructuring reserve and movements within these components during 2001 and 2002 were as follows:

	Termination Benefits	Other Exit Costs	Asset Write- downs	Total
Balance at January 1, 2001	$24	$8		$32
Provisions—2001	14	14	$20	48
Payments—2001	(28)	(5)		(33)
Transfer against assets			(20)	(20)
Other movements*	(2)	(3)		(5)

Balance at December 31, 2001	8	14		22
Provisions—2002	13	(2)	8	19
Payments—2002	(11)	(4)		(15)
Transfer against assets			(8)	(8)
Other movements*	(1)	(3)		(4)

Balance at December 31, 2002	$9	$5		$14

*	Includes translation adjustments

During 2002, severance payments were made related to the termination of approximately 500 employees, 400 of whom were involved in direct manufacturing operations. The remaining termination benefits of $9 are expected to be paid in 2003.

M. Asset Impairments and Loss/Gain on Sale of Assets

During 2002, the Company recorded pre-tax charges of $247 ($258 after tax) for losses from divestitures of businesses, the sale of assets, and asset impairments outside of restructuring programs. During the fourth quarter of 2002, Constar International Inc. (“Constar”), the Company’s wholly-owned subsidiary, completed its initial public offering. The Company retained a 10.5% interest in Constar with a carrying value of $30, received net proceeds of $460, and recorded a loss of $213 on the portion sold. The Company also completed the sales of its U.S. fragrance pumps business, its European pharmaceutical packaging business, its 15% shareholding in Crown Nampak (Pty) Ltd., and certain businesses in Central and East Africa. The Company received total proceeds of $201 and recorded total pre-tax losses of $26 on these divestitures. In addition to the business divestitures, the Company sold various other assets, primarily real estate, for total proceeds of $45 and a pre-tax gain of $11. The Company also recorded asset impairment charges of (i) $10 to write-off certain surplus assets in the U.S. due to

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Company’s assessment that their carrying value will not be recovered based on current operating plans, (ii) $4 to write-down the assets of a U.S. operation the Company is considering for sale or closure, (iii) $3 to write-down the value of surplus U.S. real estate the Company has for sale, and (iv) $2 to write-off the carrying value of other assets.

As of December 31, 2001, the following balances were included related to the divested businesses, other than Constar:

Receivables	$19
Inventories	26
Investments	24
Property, plant and equipment, net	73
Goodwill, net of amortization	126
Accounts payable and accrued liabilities	(25)
Other net liabilities	(7)

The results of operations for these businesses included in the financial statements for 2001, excluding Constar, were:

Net sales	$158
Cost of products sold	109
Depreciation	7
Amortization	6
Selling and administrative expenses	4

The results of operations for these businesses were not material for the portion of 2002 prior to their divestiture.

The divested businesses other than Constar were not presented as discontinued operations because their sales were initiated prior to the initial application of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Constar was not presented as a discontinued operation because the Company retained a 10.5% ownership and accounts for its investment in Constar under the equity method of accounting.

During 2001, the Company recorded a net charge of $213 ($208 after-tax) for noncash asset impairment charges and gains from asset sales. Of the total impairment charge, $204 arose from the Company’s planned divestitures of certain interests in Africa, including $71 for the reclassification of cumulative translation adjustments to earnings. The remaining impairment charge of $11 was due to the write-down of surplus equipment. The sale of surplus properties generated proceeds of $28 and a net gain of $2.

A charge of $27 ($20 after-tax) was recorded in 2000 for the noncash write-off of a minority interest in a machinery company and an investment in Moldova and for losses on the sale of various assets. The investment write-offs were due to uncertainty regarding the ultimate recovery of these investments. The asset sales provided proceeds of $28.

N. Capital Stock

In connection with its refinancing and reorganization, as discussed in Note Q, Crown Cork & Seal Company, Inc. formed a new public holding company, Crown Holdings, Inc. in February 2003. Crown Cork &

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc. Shareholders of Crown Cork & Seal Company, Inc. became shareholders of Crown Holdings, Inc. and have the same number of shares and percentage of ownership and the same rights, privileges and interests with respect to Crown Holdings, Inc. that they held in Crown Cork & Seal Company, Inc. immediately prior to the reorganization. The conversion of shares of Crown Cork & Seal Company, Inc. into shares of Crown Holdings, Inc. occurred without the physical exchange of certificates, and certificates formerly representing shares of Crown Cork & Seal Company, Inc. are deemed to represent shares of Crown Holdings, Inc. The common stock of Crown Holdings, Inc. continues to be publicly traded under the symbol “CCK” on the New York Stock Exchange.

During 2002, the Company entered into privately negotiated debt-for-equity exchanges with holders of its outstanding notes and debentures. The Company exchanged 33,386,880 shares of its common stock with a market value of $250 for debt with a face value of $271 and accrued interest of $7 and recognized a gain of $28.

During January 2003, the Company exchanged an additional 5,386,809 shares of its common stock for debt and related accrued interest, totaling $43.

During 2001, loans made in prior years to certain executive officers to purchase shares of the Company’s common stock were partially repaid. Upon repayment, $4 was recognized as a credit to paid in capital.

Also during 2001, the Company’s Board of Directors terminated the restricted stock plan for non-employee directors. The plan was replaced by a compensation plan in which the non-employee directors receive a majority of their compensation in the form of company stock. During 2002 and 2001, 68,076 and 101,103 shares, respectively, were issued to the non-employee directors under this new plan.

During 2000, approximately 8.3 million shares of the Company’s 4.5% cumulative convertible preferred stock (“acquisition preferred”) were converted into approximately 7.6 million shares of its common stock. No additional shares of acquisition preferred stock were outstanding at December 31, 2002 and 2001.

Also during 2000, the Company repurchased approximately 3.2 million shares of its common stock for an aggregate cost of $49 under a stock repurchase program approved by the Board of Directors in 1998. The repurchase program has been suspended as the Company’s credit agreement, prohibits the repurchase of common stock except to meet the requirements for its stock-based compensation and savings plans.

The Company’s credit facility prohibits the payment of dividends.

The Board of Directors has the authority to issue, at any time or from time to time, up to 30 million shares of additional preferred stock in one or more classes or series of classes. Such shares of additional preferred stock would not be entitled to more than one vote per share when voting as a class with holders of the Company’s common stock. The voting rights and such designations, preferences, limitations and special rights are subject to the terms of the Company’s Articles of Incorporation, determined by the Board of Directors.

O. Stock Options

As of December 31, 2002, the Company had four stock-based incentive compensation plans, 1990, 1994, 1997 and 2001. Stock-based compensation plans provide for the granting of awards in the form of stock options, deferred stock, restricted stock or stock appreciation rights (“SARs”) and may be subject to the achievement of certain performance goals as determined by the Plan Committee so designated by the Company’s Board of

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Directors. There have been no issuances of deferred stock or SARs under any of the plans. During 2000, the Company issued 60,000 shares of restricted stock from the 1997 plan. As of December 31, 2002, no further option grants are available under the 1990, 1994 and 1997 plans. Option grants under the 2001 plan are available through February 2006. Options outstanding at December 31, 2002 include grants from all four plans discussed above.

Stock options granted during 2002 generally have a maximum term of ten years and vest over two years. The maximum number of shares of the Company’s common stock authorized for issuance was 6,000,000 under the 2001 plan.

A summary of stock option activity is as follows:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at January 1	12,617,139	$22.11	7,503,437	$36.70	7,433,760	$38.33
Granted	1,820,000	5.33	5,907,469	5.17	873,738	22.14
Exercised	(279,750)	4.39
Canceled	(1,269,582)	30.48	(793,767)	34.01	(804,061)	35.98

Options outstanding at December 31	12,887,807	$19.30	12,617,139	$22.11	7,503,437	$36.70

Options exercisable at December 31	8,629,800	$25.43	7,251,160	$31.15	4,222,630	$40.84
Options available for grant at December 31	1,361,375		2,994,725		2,540,819

The following table summarizes information concerning currently outstanding and exercisable options:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 2.00 to $ 4.25	3,584,875	8.3	$4.25	1,748,875	$4.25
$ 4.31 to $ 5.30	1,782,394	9.1	5.30	440,250	5.30
$ 5.49 to $ 7.44	1,647,000	7.3	7.43	940,500	7.44
$16.00 to $22.25	1,682,638	7.0	21.02	1,472,400	21.20
$23.94 to $43.13	1,484,825	4.5	33.10	1,321,700	33.47
$44.13 to $54.38	2,706,075	3.8	47.03	2,706,075	47.03

	12,887,807	6.7	$19.30	8,629,800	$25.43

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of each stock option has been estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2002	2001	2000
Risk-free interest rate	2.4%	4.5%	5.0%
Expected life of option (years)	4.0	5.9	5.4
Expected stock price volatility	74.5%	58.0%	36.8%
Expected dividend yield	0.0%	0.0%	0.0%

The weighted average grant-date fair values for options granted during 2002, 2001 and 2000 were $2.98, $3.36, and $13.07, respectively.

P. Debt

	2002	2001
Short-term debt (1)
U.S. dollar bank loans/overdrafts	$16	$416
Other currency bank loans/overdrafts	38	48

Total short-term debt	$54	$464

Long-term debt
U.S. Dollars:
Credit facility borrowings (2)	$1,576	$1,402
Private placements:
7.54% due 2005	76	105
Senior notes and debentures:
7.13% due 2002		350
6.75% due 2003 (3)	393	400
6.75% due 2003	195	200
8.38% due 2005	208	300
7.00% due 2006 (3)	300	300
8.00% due 2023	200	200
7.38% due 2026	350	350
7.50% due 2096	150	150
Other indebtedness: rates in 2002 ranging from 1.82% to 8.10%, due 2003 through 2015	27	60

	3,475	3,817

Other currencies:
Credit facility borrowings (2)	100	741
6.00% Euro Bond due 2004	314	266
Other indebtedness in various currencies (average rates in 2002 ranging from 3.25% to 15.9%), due 2003 through 2007	94	13
Capital lease obligations in various currencies	17	19

Total long-term debt	4,000	4,856
Less: current maturities	(612)	(381)

Long-term debt, less current maturities	$3,388	$4,475

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	The weighted average interest rates for bank loans and overdrafts outstanding during 2002, 2001 and 2000 were 4.8%, 5.7% and 7.0%, respectively.
(2)	A committed $2,266 and $2,500 multicurrency revolving credit facility was in place at December 31, 2002 and December 31, 2001, respectively. At December 31, 2002, $479 was available under the credit facility. At December 31, 2002, the credit facility was reported as long-term, reflecting the Company’s intent and ability to refinance these borrowings. See Note Q for details of the Company’s 2003 debt refinancing. The weighted average interest rate for the credit facility outstanding during 2002 and 2001 was 4.8% and 6.5%, respectively.
(3)	On December 12, 1996, two wholly-owned finance subsidiaries located in the United Kingdom and France sold public debt securities that were fully and unconditionally guaranteed by the Company on a joint and several basis. The face value of the notes bear interest ranging from 6.75% to 7.0%. The offerings by the subsidiaries, amounting to $700, were simultaneously converted into fixed rate, 8.28% Sterling and 5.75% Euro obligations through cross-currency swaps with various counterparties. In May, 2000, the cross-currency swap on the Euro obligation was converted to a floating rate instrument with a coupon rate of EURIBOR less .89%. At December 31, 2002, the equivalent rate was 2.05%.

Based on long-term debt outstanding at December 31, 2002, aggregate maturities for the five years subsequent to 2002 are $2,357, $350, $305, $321 and $20, respectively. See Note Q for the impact on debt maturities from the Company’s 2003 debt refinancing. Cash payments for interest during 2002, 2001 and 2000 were $333, $469 and $385, respectively, (including amounts capitalized of $1 for 2001 and 2000).

The estimated fair value of the Company’s long-term borrowings, based on quoted market prices for the same or similar issues, was $3,614 at December 31, 2002.

During 2002, the Company entered into privately negotiated debt-for-equity exchanges with holders of its outstanding notes and debentures as discussed in Note N.

In 2001, the Company amended and restated its $2,500 multicurrency revolving credit facility and obtained a new $400 term loan. The amended and restated credit facility bears interest at LIBOR plus 2.5% and the maturity date was extended from February 4, 2002 to December 8, 2003. The term loan was repaid during 2002. In accordance with the terms of the credit facility, the commitment was reduced to $2,266 as of December 31, 2002, using proceeds of $234 from certain asset sales. At December 31, 2002, there were outstanding letters of credit of $133 including $111 which reduced the borrowings available under the credit facility.

Q. Debt Refinancing

On February 26, 2003, the Company completed a refinancing and formed Crown Holdings, Inc. (“Crown” or “the Company”) as a new public holding company. The formation of Crown Holdings, Inc is more fully described in Note N.

The proceeds from the refinancing consisted of the sale of $1,085 of 9.5% second priority senior secured notes due in 2011, €285 ($306 equivalent) of 10.25% second priority senior secured notes due in 2011, $725 of 10.875% third priority senior secured notes due in 2013, a $504 first priority term loan due in 2008 and a new $550 first priority revolving credit facility due in 2006.

The proceeds of $2,620 from the senior secured notes and the term loan, and $198 of borrowings under the new $550 credit facility, were used to repay the existing credit facility, to repurchase $568 of the Company’s outstanding unsecured notes, and to pay fees and expenses associated with the refinancing. The remaining proceeds of $344 were placed in accounts as collateral for the senior secured notes, the term loan and the revolving credit facility, and may only be used to repurchase or retire existing unsecured notes.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Immediately after the refinancing and debt-for-equity exchanges, discussed in Note N, and excluding the credit facility, which matures in 2006, aggregate maturities for long-term debt for the five years subsequent to 2002 are $319, $175, $233, $339 and $45, respectively.

The secured notes are senior obligations of Crown European Holdings SA (“CEH”), an indirect wholly-owned subsidiary, and are guaranteed on a senior basis by Crown, Crown Cork & Seal Company, Inc. (“Crown Cork”), substantially all other U.S. subsidiaries, and certain subsidiaries in the U.K., Canada, France, Germany, Mexico, Switzerland and Belgium. The holders of the notes have second and third priority liens on assets of certain of the guarantor subsidiaries and the stock of Crown Cork. CEH may redeem all or some of the second priority secured notes at any time prior to March 2007 and the third priority secured notes at any time prior to March 2008 by paying a make-whole premium. Thereafter, CEH may redeem some or all of the secured notes at redemption prices initially representing a premium to principal equal to one-half of the applicable interest rate on the notes, declining annually thereafter. At any time prior to March 2006, CEH may redeem up to 35% of each of the secured notes with the net cash proceeds of certain equity offerings of capital stock of Crown that are used to capitalize CEH. CEH is also required to make an offer to purchase the secured notes upon the occurrence of certain change of control transactions or asset sales. The note indentures contain covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional debt, pay dividends or repurchase capital stock, create liens, and engage in sale and leaseback transactions.

CEH and the guarantors of the secured notes entered into an agreement to file a registration statement for a registered exchange of the secured notes. If CEH and the guarantors do not comply with their obligations under the registration rights agreement, they may be obligated to pay additional interest on the secured notes until the default is cured.

The $504 first priority term loan facility is payable in annual installments equal to 5.0% of the original principal amounts, beginning January 15, 2004, with a final payment due in 2008. The maturity is accelerated to September 2006 in the event that Crown’s unsecured public debt that matures in 2006 is not repaid, or funds are not set aside in a designated account to repay such debt, by September 15, 2006. The term loans include $450 of borrowings in U.S. dollars by Crown Cork & Seal Americas, Inc. (“Crown Americas”), and $54 equivalent of €50 in borrowings by CEH and bear interest at LIBOR plus 4.25%. The U.S. dollar loans are guaranteed by Crown, Crown Cork, and substantially all other U.S. subsidiaries, and are collateralized by substantially all assets of the U.S. guarantor subsidiaries. The euro loans are guaranteed by Crown, Crown Cork and substantially all other U.S. subsidiaries and by certain subsidiaries in the U.K., Canada, France, Germany, Mexico, Switzerland and Belgium. The euro loans are collateralized by substantially all assets of the U.S. guarantor subsidiaries and assets of certain of the non-U.S. guarantor subsidiaries. The revolving credit facility contains the same guarantee and collateral provisions as the term loan facility and bears interest at LIBOR plus 4.0%. All guarantees are full and unconditional on a joint and several basis.

The term loan and revolving credit facilities contain financial covenants including an interest coverage ratio, a fixed charge coverage ratio, a net leverage ratio, a first lien net leverage ratio, and a cash-inflows to cash-outflows ratio of each of Crown Americas and CEH. The facilities are mandatorily prepayable with the proceeds from certain asset sales, certain insurance recoveries on asset losses, debt issuances, equity issuances and excess cash flows.

R. Derivative Financial Instruments

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Company manages these risks through a program that includes the use of derivative financial instruments. These instruments involve little complexity and are not used for trading or speculative purposes. The extent to which the Company uses such instruments is dependent upon

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

its access to them in the financial markets and its ability to utilize other methods, such as exposure netting for foreign exchange risk, to effectively achieve its goal of risk reduction. The Company enters into only those contracts that it considers appropriate for the conduct of its business. To limit its exposure to credit risk from counterparties, the Company diversifies the counterparties used and monitors the concentration of risk. Counterparties to these contracts are major financial institutions.

The derivative financial instruments used are primarily swaps and forwards. The Company enters into foreign exchange contracts to reduce the effects of fluctuations in foreign currency exchange rates on its assets, liabilities, firm commitments and anticipated transactions. The Company has not in the past hedged its exposure to foreign currency translation adjustments on its non-U.S. net assets because local cash flows are generally reinvested within the operations that generate them and, where possible, borrowings are obtained in the local currency. The Company enters into interest rate and cross-currency swaps to reduce interest rate risk and to modify the characteristics of its outstanding debt. The Company, to a lesser extent, enters into commodity forwards that are used in combination with commercial supply agreements to minimize exposure to significant price fluctuations in the basic raw materials for its products.

The Company formally documents all relationships between its hedging instruments and hedged items, as well as its risk management objective and strategy for establishing various hedge relationships. The Company formally assesses, both at the inception of the hedge and on an ongoing basis, whether each derivative instrument is highly effective in offsetting changes in the fair values or cash flows of the hedged item.

Cash Flow Hedges. The Company designates certain derivative instruments as cash flow hedges of anticipated purchases or sales, including certain foreign currency denominated intercompany transactions. The objective of these hedges is to protect functional currency cash flows from the effects of volatility in interest and foreign exchange rates and commodity prices. For hedges of anticipated cash flows outstanding during the year, the ineffective portion of these hedges was not material and no components of the hedge instruments were excluded from the measurement of hedge effectiveness.

The Company has designated two cross-currency swaps to hedge long-term U.S. dollar debt in the U.K. The combined notional value of the swaps of $500 corresponds to the combined notional value of the hedged debt. The swaps convert fixed rate U.S. dollar debt into fixed rate sterling debt. The swaps have been highly effective in reducing the related risk. The fair value of these swaps at December 31, 2002 and 2001 were $22 and $58 and were reported in noncurrent assets within the Consolidated Balance Sheets.

The Company has also designated foreign exchange swaps and forwards and commodity forwards as cash flow hedges of anticipated foreign exchange and commodity transactions. Contracts outstanding at December 31, 2002 mature between one and thirty-six months. The fair value of these contracts at December 31, 2002 and 2001 were credits of $4 and $3 and were reported in current liabilities and current assets within the Consolidated Balance Sheets.

Fair values for outstanding derivative instruments that are designated as cash flow hedges are accumulated in other comprehensive income in shareholders’ equity. The fair values are released to earnings when the related hedged items impact earnings. The changes in accumulated other comprehensive income associated with derivative hedging activities during the twelve months ended December 31, 2002 and 2001 were as follows:

	2002	2001
Balance at January 1	$(4)
Transition adjustment upon adoption of FAS 133, net of tax		$(18)
Current period changes in fair value, net of tax	(30)	21
Reclassifications to earnings, net of tax	36	(7)

Balance at December 31	$2	$(4)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The current period changes in fair value accumulated in other comprehensive income primarily reflect the impact of a weaker U.S. dollar and declining market interest rates. The reclassification to earnings includes the transfer of foreign exchange adjustments on the remeasurement of U.S. dollar debt into sterling at rates in effect at December 31, 2002 and 2001, respectively; interest, paid or to be paid, appropriately discounted at current market rates; and, to a lesser extent, net losses from maturing commodity contracts. During the next twelve months ending December 31, 2003, a net charge of approximately $6 (net of tax) is expected to be reclassified to earnings. This net charge includes the fair values of maturing commodity contracts and the payment and accrual of interest related to the cross-currency swaps. The actual amount that will be reclassified to earnings over the next twelve months may vary from this amount due to changing market conditions or the impact of the debt refinancing discussed in Note Q. No amounts were reclassified to earnings during 2002 in connection with forecasted transactions that were no longer considered probable.

Fair Value Hedges. The Company designates certain derivative financial instruments as fair value hedges of recognized assets, liabilities, and unrecognized firm commitments. The objective of these hedges is to protect the functional currency values of the recognized assets, liabilities and unrecognized firm commitments from the effects of volatility in interest rates and foreign exchange rates that might occur prior to their conversion into the functional currency. In the measurement of hedge effectiveness for fair value hedges, the Company excludes the time value component of the instrument for recognized assets and liabilities, but includes it for firm commitments. Amounts excluded from the assessment and measurement of hedge effectiveness were reported in earnings and amounted to less than $1 before income taxes.

The Company has designated a cross-currency swap to hedge long-term U.S. dollar debt in France. The swap converted fixed rate U.S. dollar debt into variable rate euro debt indexed to EURIBOR. At December 31, 2002, the notional value of the swap was $200 and the notional value of the debt was $193. The decline in the debt notional value was the result of debt-for-equity exchanges as discussed in Note N. The hedge ineffectiveness resulting from this difference in notional value was not material and was reported as interest expense within the Consolidated Statements of Operations. The fair value of the swap at December 31, 2002 was a credit of $22 compared to a charge of $18 at December 31, 2001. The fair values at December 31, 2002 and 2001 were reported in noncurrent liabilities and noncurrent assets, respectively, in the Consolidated Balance Sheets. Changes in the fair value of the swap during 2002 were reported in earnings along with changes in the fair value of the debt, including the foreign exchange adjustments from the remeasurement of the debt. The impact on earnings from the swap during 2002 was a charge of $2 and was reported as interest expense in the Consolidated Statements of Operations.

The Company designates certain foreign currency forward exchange contracts as fair value hedges of recognized foreign-denominated assets and liabilities, generally trade accounts receivable and payable and intercompany debt, and unrecognized foreign-denominated firm commitments. At December 31, 2002 the fair values of these contracts were not material and were reported in current assets or current liabilities consistent with the classification of the hedged items. There was no impact on earnings in 2002 from a hedged firm commitment that no longer qualified as a fair value hedge.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

S. Earnings Per Share (“EPS”)

The following table summarizes the basic and diluted earnings per share computations for 2002, 2001 and 2000:

	2002	2001	2000
Loss before cumulative effect of a change in accounting	$(191)	$(976)	$(174)
Cumulative effect of a change in accounting, net of tax	(1,014)	4
Preferred stock dividends			(2)

Net loss available to common shareholders	$(1,205)	$(972)	$(176)

Weighted average shares outstanding:
Basic	143.8	125.6	125.7

Dilutive effect of employee stock options *
Diluted	143.8	125.6	125.7

Basic and diluted loss per share:
Before cumulative effect of a change in accounting	$(1.33)	$(7.77)	$(1.40)

Cumulative effect of a change in accounting	(7.05)	.03
Net loss	$(8.38)	$(7.74)	$(1.40)

*	Potentially dilutive common stock equivalents resulting from the assumed exercise of dilutive stock options, amounting to 1.2 million in 2002, and the assumed conversion of weighted average outstanding preferred stock, amounting to 1.3 million in 2000, were excluded because they would have been anti-dilutive.

Basic EPS excludes all potentially dilutive securities and is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS includes the assumed exercise and conversion of potentially dilutive securities, including stock options and convertible preferred stock, in periods when they are not anti-dilutive; otherwise, it is the same as basic EPS.

Common shares contingently issuable upon the exercise of outstanding stock options, amounting to 8.0 million in 2002, 11.9 million in 2001 and 7.7 million in 2000, were excluded from the computation of diluted earnings per share because the exercise prices of the then outstanding options were above the average market price for the related periods.

As discussed in Note N, the acquisition preferred stock was mandatorily converted into common shares during 2000.

T. Pensions and Other Retirement Benefits

Pensions. The Company sponsors various pension plans, covering substantially all U.S. and Canadian and some non-U.S. and non-Canadian employees, and participates in certain multi-employer pension plans. The benefits under these plans are based primarily on years of service and the employees’ remuneration near retirement. Contributions to multi-employer plans in which the Company and its subsidiaries participate are determined in accordance with the provisions of negotiated labor contracts or applicable local regulations. The Company’s objective in funding its pension plans is to accumulate funds sufficient to provide for all accrued benefits. In certain countries the funding of pension plans is not a common practice, so the Company has some plans which are not funded.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Plan assets of Company-sponsored plans of $2,832 consist principally of common stocks, fixed income securities and other investments, including $49 of the Company’s common stock.

The 2002, 2001 and 2000 components of pension expense/(income) were as follows:

U.S.	2002	2001	2000
Service cost	$9	$9	$8
Interest cost	85	88	91
Expected return on plan assets	(76)	(98)	(127)
Recognized actuarial loss/(gain)	37	18	(2)
Recognized prior service cost	2	2	2

Total pension expense/(income)	$57	$19	$(28)

Non-U.S.
Service cost	$25	$27	$28
Interest cost	125	132	136
Expected return on plan assets	(192)	(227)	(227)
Recognized actuarial loss	19	3	2
Recognized prior service cost	(7)
Cost attributable to plant closings			3

Total pension income	$(30)	$(65)	$(58)

Additional pension expense of $4, $4 and $5 was recognized in 2002, 2001 and 2000, respectively, for non-Company sponsored plans.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for U.S. pension plans with accumulated benefit obligations in excess of plan assets were $1,212, $1,190 and $736, respectively, as of December 31, 2002, and $1,229, $1,203 and $844, respectively, as of December 31, 2001.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for non-U.S. pension plans with accumulated benefit obligations in excess of plan assets was $234, $212 and $98, respectively, as of December 31, 2002 and $199, $181 and $94, respectively, as of December 31, 2001.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligations and plan assets for 2002 and 2001 were as follows:

Change in Benefit Obligation	2002	2001
U.S.
Benefit obligation at January 1	$1,229	$1,198
Service cost	9	9
Interest cost	85	88
Plan participants’ contributions	1	1
Amendments		1
Settlements	(52)	(9)
Special termination benefits		5
Actuarial loss	61	60
Benefits paid	(121)	(124)

Benefit obligation at December 31	$1,212	$1,229

	2002	2001
Non-U.S.
Benefit obligation at January 1	$1,955	$1,942
Service cost	25	27
Interest cost	125	132
Plan participants’ contributions	8	7
Amendments	(65)
Settlements	(1)
Actuarial (gain)/loss	(86)	10
Benefits paid	(103)	(104)
Foreign currency exchange rate changes	202	(59)

Benefit obligation at December 31	$2,060	$1,955

Change in Plan Assets	2002	2001
U.S.
Fair value of plan assets at January 1	$844	$1,009
Actual return on plan assets	(68)	(131)
Employer contributions	125	98
Plan participants’ contributions	1	1
Settlements	(45)	(9)
Benefits paid	(121)	(124)

Fair value of plan assets at December 31	$736	$844

Plan assets less than benefit obligation	$(476)	$(385)
Net transition obligation	6	6
Unrecognized actuarial loss	774	639
Unrecognized prior service cost	12	16

Net amount recognized	$316	$276

Amounts recognized in the balance sheet consist of:
Accrued benefit liability	$(456)	$(361)
Intangible asset	19	23
Accumulated other comprehensive income	753	614

Net amount recognized	$316	$276

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Additional minimum pension liabilities of $772 and $637 have been recognized at December 31, 2002 and 2001, respectively. The U.S. settlement in 2002 relates to the Constar offering as discussed in Note M. An obligation for special termination benefits were recorded in 2001 related to the closure of a U.S. food can plant. Settlements in 2001 occurred in the Company’s executive retirement plan.

Change in Plan Assets	2002	2001
Non-U.S.
Fair value of plan assets at January 1	$1,979	$2,284
Actual return on plan assets	(6)	(161)
Employer contributions	19	20
Plan participants’ contributions	8	7
Benefits paid	(103)	(104)
Foreign currency exchange rate changes	199	(67)

Fair value of plan assets at December 31	$2,096	$1,979

Plan assets in excess of benefit obligation	$36	$24
Unrecognized actuarial loss	617	473
Unrecognized prior service cost	(53)	9

Net amount recognized	$600	$506

Amounts recognized in the balance sheet consist of:
Prepaid benefit cost	$672	$565
Accrued benefit liability	(143)	(117)
Intangible asset	9	7
Accumulated other comprehensive income	62	51

Net amount recognized	$600	$506

Additional minimum pension liabilities of $71 and $58 have been recognized at December 31, 2002 and 2001, respectively. The weighted average actuarial assumptions for the Company’s pension plans were as follows:

U.S.	2002	2001	2000
Discount rate	6.8%	7.3%	7.8%
Compensation increase	3.0%	3.5%	3.5%
Long-term rate of return	9.5%	10.0%	10.5%

Non-U.S.
Discount rate	6.9%	6.5%	7.2%
Compensation increase	4.4%	4.4%	5.2%
Long-term rate of return	9.2%	10.5%	10.5%

For 2003 the Company is lowering its expected rate of return on plan assets to 9.0% in the U.S. and Canada from 9.5% in 2002, and to 8.5% in the U.K. from 9.25% in 2002.

Other Postretirement Benefit Plans. The Company sponsors unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Life insurance benefits are generally provided by

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

insurance contracts. The Company reserves the right, subject to existing agreements, to change, modify or discontinue the plans.

The components of the net postretirement benefit cost were as follows:

	2002	2001	2000
Service cost	$3	$5	$4
Interest cost	47	47	45
Recognized prior service cost	(1)	(1)	(2)
Recognized actuarial loss	4
Loss attributable to plant closings		2

Net periodic benefit cost	$53	$53	$47

The following provides the components of the changes in the benefit obligation, and reconciles the obligation to the amount recognized:

	2002	2001
Benefit obligations at January 1	$677	$633
Service cost	3	5
Interest cost	47	47
Amendments	(8)
Special termination benefits		3
Settlements	(10)
Actuarial loss	76	48
Benefits paid	(65)	(58)
Foreign currency exchange rate changes	2	(1)

Benefit obligation at December 31	722	677
Unrecognized actuarial loss	(176)	(109)
Unrecognized prior service cost	12	5

Net amount recognized	$558	$573

The U.S. settlement in 2002 relates to the initial public offering of Constar as discussed in Note M. Special termination benefits were incurred in 2001 for the closing of a U.S. food can plant.

The health care accumulated postretirement benefit obligation was determined at December 31, 2002 and 2001 using health care trend rates of 10.2% and 8.5%, respectively, decreasing to 5.0% and 4.9% over seven years. The assumed long-term rate of compensation increase used for life insurance was 3.5% at both December 31, 2002 and 2001. The discount rate was 6.8% and 7.2% at December 31, 2002 and 2001, respectively. Changing the assumed health care cost trend rate by one percentage point in each year would change the accumulated postretirement benefit obligation by approximately $47 and the total of service and interest cost by $5.

Employee Savings Plan. The Company sponsors a Savings Investment Plan which covers substantially all domestic salaried employees who are 21 years of age. The Company matches up to 1.5% of a participant’s compensation and the total Company contributions were $2 in each of the last three years.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employee Stock Purchase Plan. The Company sponsors an Employee Stock Purchase Plan which covers all domestic employees with one or more years of service who are non-officers and non-highly compensated as defined by the Internal Revenue Code. Eligible participants contribute 85% of the quarter-ending market price towards the purchase of each common share. The Company’s contribution is equivalent to 15% of the quarter-ending market price. Total shares purchased under the plan in 2002 and 2001 were 132,905 and 606,657, respectively, and the Company’s contributions were less than $1 in both years.

U. Income Taxes

Pre-tax income/(loss) for the years ended December 31 was taxed under the following jurisdictions:

	2002	2001	2000
U.S.	$(324)	$(372)	$(398)
Foreign	179	(72)	181

	$(145)	$(444)	$(217)

The provision/(benefit) for income taxes consists of the following:
Current tax provision/(benefit):
U.S. Federal	$(10)		$1
State and foreign	71	$48	37

	61	48	38

Deferred tax provision/(benefit):
U.S. Federal	(26)	452	(128)
State and foreign	(5)	28	32

	(31)	480	(96)

Total	$30	$528	$(58)

During 2002, the Company created U.S. tax losses that will be used to recover $13 of U.S. federal taxes paid in prior years. Also during 2002, the Company used prior year tax losses to recover $24 of U.S. federal taxes paid in prior years. As of December 31, 2002, there are no additional recoveries available for U.S. federal taxes paid in prior years. During 2001, the Company established a valuation allowance of $659 to fully reserve its net U.S. deferred tax assets as of December 31, 2001. This allowance included a charge of $452 as shown in the table above for pre-2001 deferred tax assets, $114 for benefits not recognized on current-year losses, and $93 for the deferred tax on the 2001 addition to the minimum pension liability. The federal provision of $452 included a charge of $122 for deferred tax assets that were set up for prior years’ additional minimum pension liability. In the event that the minimum pension liability is substantially eliminated in future periods, the Company will recognize an income tax benefit of $122.

The provision/(benefit) for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pre-tax income/(loss) as a result of the following differences:

	2002	2001	2000
U.S. statutory rate at 35%	$(51)	$(155)	$(76)
Non-U.S. operations at different rates	(11)	(14)	(23)
Amortization of goodwill		39	40
Valuation allowance	(30)	588
Impairment loss on African subsidiaries		71
Sale of businesses	119
Other items, net	3	(1)	1

Income tax provision/(benefit)	$30	$528	$(58)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2002, the Company incurred pre-tax losses of $247 on the sale of various assets and businesses, primarily the sale of 89.5% of its interest in Constar and the sale of its European pharmaceutical packaging business. Due to the difference in the book and tax basis of these businesses, primarily due to goodwill, the Company incurred tax charges on these sales. The effect of these charges is included in the sale of businesses caption.

The valuation allowance caption in 2002 includes $24 for the recovery of U.S. federal taxes paid in prior years as discussed above, and other adjustments of $6. The caption also includes a credit of $20 for tax contingencies resolved in the U.S. and a charge of $20 for a tax contingency which arose in Europe. The valuation allowance caption for 2001 includes $566 for the current and prior year U.S. deferred tax assets and $22 for other adjustments, and for 2000 includes a benefit for the reduction of reserves for tax contingencies, offset by a net charge for valuation allowance adjustments, totaling less than $1. The impairment loss on African subsidiaries caption includes the non-deductible write-off of goodwill and accumulated foreign currency translation adjustments. Further information on this impairment loss is included in Note M.

The Company paid taxes, net of refunds, of $22, $54 and $43 in 2002, 2001 and 2000, respectively.

The components of deferred tax assets and liabilities at December 31, were:

	2002		2001
	Asset	Liability	Asset	Liability
Depreciation		$243		$303
Tax loss and credit carryforwards	$366		$428
Postretirement and postemployment benefits	208		203
Pensions		35		23
Asbestos	92		121
Inventories		16		14
Accruals and other	63	36	126	57

	729	330	878	397
Valuation allowance	(695)		(766)

	$34	$330	$112	$397

Prepaid expenses and other current assets included $17 and $12 of deferred tax assets at December 31, 2002 and 2001, respectively.

Carryforwards of $6 expire over the next five years; $227 expire in years six through twenty; and $133 can be utilized over an indefinite period.

The valuation allowance of $695 included $53 which, if reversed in future periods, will reduce goodwill.

The cumulative amount of the Company’s share of undistributed earnings of non-U.S. subsidiaries for which no deferred taxes have been provided was $719 and $816 as of December 31, 2002 and 2001, respectively. Management has no plans to distribute such earnings in the foreseeable future.

V. Segment Information

The Company is organized on the basis of geographic regions with three reportable operating segments: Americas, Europe and Asia-Pacific. The Americas includes the United States, Canada and South and Central

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

America. Europe includes Europe, Africa and the Middle East. Although the economic environments within each of these reportable segments are quite diverse, they are similar in the nature of their products, the production processes, the types or classes of customers for products and the methods used to distribute products. Asia-Pacific, although below reportable segment thresholds, has been designated as a reportable segment because considerable review is made of this region for the allocation of resources. Each segment is an operating division within the Company with a President who reports directly to the Chief Executive Officer of the Company. “Corporate” includes Corporate Technology and headquarters costs.

The Company evaluates performance and allocates resources based on segment income. Segment income is defined by the Company as net sales less cost of products sold, depreciation and amortization, selling and administrative expense and provision for restructuring. The accounting policies for each reportable segment are the same as those described in Note A.

The tables below present information about operating segments for the years ended December 31, 2002, 2001 and 2000:

	December 31, 2002
	Americas	Europe	Asia- Pacific	Corporate	Total
External sales	$3,227	$3,235	$330		$6,792
Depreciation & amortization	165	182	20	$8	375
Provision for restructuring	(1)	13	7		19
Segment income/(loss)	220	301	30	(89)	462
Capital expenditures	46	66	2	1	115
Equity investments	40	41		30	111
Deferred tax assets	5	115	8		128
Segment assets	2,144	4,832	321	208	7,505

	December 31, 2001
	Americas	Europe	Asia- Pacific	Corporate	Total
External sales	$3,666	$3,200	$321		$7,187
Depreciation & amortization	212	259	21	$7	499
Provision for restructuring	36	12			48
Segment income/(loss)	71	254	27	(85)	267
Capital expenditures	75	82	6	5	168
Equity investments	34	65			99
Deferred tax assets	5	100	11	1	117
Segment assets	3,364	5,644	388	224	9,620

	December 31, 2000
	Americas	Europe	Asia- Pacific	Corporate	Total
External sales	$3,742	$3,239	$308		$7,289
Depreciation & amortization	209	255	24	$7	495
Provision for restructuring	15	34		3	52
Segment income/(loss)	199	308	22	(83)	446
Capital expenditures	119	132	6	5	262
Equity investments	24	115		3	142
Deferred tax assets	306	113	12	147	578
Segment assets	4,358	6,066	424	311	11,159

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of segment income to consolidated loss before income taxes, minority interests and cumulative effect of a change in accounting for the years ended December 31, 2002, 2001 and 2000 follows:

INCOME	2002	2001	2000
Segment income	$462	$267	$446
Interest expense	342	455	393
Interest income	(11)	(18)	(20)
Provision for asset impairments and loss/gain on sale of assets	247	213	27
Provision for asbestos	30	51	255
Gain from early extinguishments of debt	(28)
Translation and exchange adjustments	27	10	8

Loss before income taxes, minority interests and cumulative effect of a change in accounting	$(145)	$(444)	$(217)

For the years ended December 31, 2002, 2001 and 2000, no one customer accounted for more than 10% of the Company’s consolidated net sales.

Sales by major product were:

PRODUCTS	2002	2001	2000
Metal beverage cans and ends	$2,309	$2,349	$2,339
Metal food cans and ends	1,944	2,057	2,135
Other metal packaging	1,113	1,171	1,243
Plastic packaging	1,367	1,550	1,495
Other products	59	60	77

Consolidated net sales	$6,792	$7,187	$7,289

Sales and long-lived assets for the major countries in which the Company operates were:

	Net Sales			Long-lived Assets
GEOGRAPHIC	2002	2001	2000	2002	2001	2000
United States	$2,528	$2,898	$2,981	$657	$985	$1,103
United Kingdom	842	834	876	340	389	446
France	652	657	690	204	205	242
Other	2,770	2,798	2,742	1,011	1,039	1,178

Consolidated total	$6,792	$7,187	$7,289	$2,212	$2,618	$2,969

W. Condensed Combining Financial Information

In connection with the Company’s refinancing as discussed in Note Q, Crown European Holdings, a subsidiary of the Company, issued $2,116 of senior secured notes that are fully and unconditionally guaranteed by Crown and certain subsidiaries. The guarantor information includes substantially all subsidiaries in the United States, the United Kingdom, France, Germany, Belgium, Canada, Mexico and Switzerland. The guarantors are

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

100% owned by the Company and the guarantees are made on a joint and several basis. The following condensed combining financial statements:

•	statements of operations and cash flows for the three years ended December 31, 2002, 2001 and 2000, and

•	balance sheets as of December 31, 2002 and 2001

are presented on the following pages.

As presented in the condensed combining balance sheets as of December 31, 2002 and 2001, receivables sold by certain U.S. and Canadian subsidiaries have been removed from the guarantor column and are included in the Company’s receivables securitization subsidiary in the non guarantor column. Those receivables that have not been resold by the receivables securitization subsidiary remain along with a corresponding intercompany note payable to the guarantor subsidiaries. As of December 31, 2002 and 2001, the receivables securitization subsidiary had receivables balances of $147 and $257, respectively.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net sales			$4,971	$1,821		$6,792
Cost of products sold, excluding depreciation and amortization		$(11)	4,139	1,491		5,619
Depreciation and amortization			274	101		375

Gross profit		11	558	229		798

Selling and administrative expense		(1)	253	65		317
Provision for asbestos			30			30
Provision for restructuring			10	9		19
Provision for asset impairments and loss/gain on sale of assets		32	223	8	$(16)	247
Gain from early extinguishment of debt			(28)			(28)
Net interest expense		19	315	(3)		331
Technology royalty			(22)	22
Translation and exchange adjustments			2	25		27

Loss before income taxes, minority interests and cumulative effect of a change in accounting		(39)	(225)	103	16	(145)
Provision for income taxes			1	29		30
Equity earnings/(loss)	$(191)	106	35		50

Loss before minority interests and cumulative effect of a change in accounting	(191)	67	(191)	74	66	(175)
Minority interests, net of equity earnings				(16)		(16)
Cumulative effect of a change in accounting, net of tax	(1,014)	(894)	(1,014)	(231)	2,139	(1,014)

Net income/(loss)	$(1,205)	$(827)	$(1,205)	$(173)	$2,205	$(1,205)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2001

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net sales			$5,346	$1,841		$7,187
Cost of products sold, excluding depreciation and amortization		$(13)	4,588	1,488		6,063
Depreciation and amortization			285	101		386

Gross profit		13	473	252		738

Goodwill amortization			88	25		113
Selling and administrative expense		(1)	240	71		310
Provision for asbestos			51			51
Provision for restructuring			40	8		48
Provision for asset impairments and loss/gain on sale of assets			5	208		213
Net interest expense		14	410	13		437
Technology royalty			(20)	20
Translation and exchange adjustments			1	9		10

Loss before income taxes, minority interests and cumulative effect of a change in accounting			(342)	(102)		(444)
Provision for income taxes			492	36		528
Equity earnings/(loss)	$(976)	(154)	(142)		$1,272

Loss before minority interests and cumulative effect of a change in accounting	(976)	(154)	(976)	(138)	1,272	(972)
Minority interests, net of equity earnings				(4)		(4)
Cumulative effect of a change in accounting, net of tax	4	4	4	4	(12)	4

Net income/(loss)	$(972)	$(150)	$(972)	$(138)	$1,260	$(972)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2000

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net sales			$5,498	$1,791		$7,289
Cost of products sold, excluding depreciation and amortization		$(13)	4,563	1,432		5,982
Depreciation and amortization			278	101		379

Gross Profit		13	657	258		928

Goodwill amortization			91	25		116
Selling and administrative expense			240	74		314
Provision for asbestos			255			255
Provision for restructuring			36	16		52
Provision for asset impairments and loss/gain on sale of assets		129	23	4	$(129)	27
Net interest expense		11	369	(7)		373
Technology royalty			(19)	19
Translation and exchange adjustments			2	6		8

Loss before income taxes and minority interests		(127)	(340)	121	129	(217)
Provision/(benefit) for income taxes		16	(88)	14		(58)
Equity earnings	$(174)	108	78		(12)

Loss before minority interests	(174)	(35)	(174)	107	117	(159)
Minority interests, net of equity earnings				(15)		(15)

Net income/(loss)	(174)	(35)	(174)	92	117	(174)
Preferred stock dividends	2					2

Net income/(loss) available to common shareholders	$(176)	$(35)	$(174)	$92	$117	$(176)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2002

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents		$1	$139	$223		$363
Receivables		4	278	500		782
Intercompany receivables			53	39	$(92)
Inventories			518	261		779
Prepaid expenses and other current assets			64	36		100

Total current assets		5	1,052	1,059	(92)	2,024

Long-term notes and receivables			17	7		24
Intercompany debt receivables		6	589	1,080	(1,675)
Investments			89	22		111
Investments in subsidiaries	$(1,399)	1,369	(270)		300
Investments in non-guarantor subsidiaries	1,312	1,168	1,312		(3,792)
Goodwill			1,762	507		2,269
Property, plant and equipment, net			1,493	719		2,212
Other non-current assets			739	126		865

Total	$(87)	$2,548	$6,783	$3,520	$(5,259)	$7,505

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Short-term debt			$23	$31		$54
Current maturities of long-term debt			399	213		612
Accounts payable and accrued liabilities		$7	1,069	465		1,541
Intercompany payables			39	53	$(92)
Income taxes		2	41	20		63

Total current liabilities		9	1,571	782	(92)	2,270

Long-term debt, excluding current maturities			2,971	417		3,388
Long-term intercompany debt		271	809	595	(1,675)
Other non-current liabilities			560	196		756
Postretirement and pension liabilities		1	959	22		982
Minority interests				196		196
Commitments and contingent liabilities
Shareholders’ equity/(deficit)	$(87)	2,267	(87)	1,312	(3,492)	(87)

Total liabilities and shareholders’ equity/(deficit)	$(87)	$2,548	$6,783	$3,520	$(5,259)	$7,505

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2001

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents			$168	$288		$456
Receivables		$11	321	664		996
Intercompany receivables		1	68	38	$(107)
Inventories			591	271		862
Prepaid expenses and other current assets			74	34		108

Total current assets		12	1,222	1,295	(107)	2,422

Long-term notes and receivables			10	8		18
Intercompany debt receivables		2	784	935	(1,721)
Investments			51	48		99
Investments in subsidiaries	$(711)	1,783	(361)		(711)
Investments in non-guarantor subsidiaries	1,515	1,393	1,515		(4,423)
Goodwill, net of amortization			2,935	690		3,625
Property, plant and equipment, net			1,881	737		2,618
Other non-current assets			697	141		838

Total	$804	$3,190	$8,734	$3,854	$(6,962)	$9,620

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt			$405	$59		$464
Current maturities of long-term debt			354	27		381
Accounts payable and accrued liabilities		$5	1,157	431		1,593
Intercompany payables			59	48	$(107)
Income taxes		2	39	27		68

Total current liabilities		7	2,014	592	(107)	2,506

Long-term debt, excluding current maturities			3,960	515		4,475
Long-term intercompany debt		366	569	786	(1,721)
Other non-current liabilities		1	534	225		760
Postretirement and pension liabilities		1	853	20		874
Minority interests				201		201
Shareholders’ equity	$804	2,815	804	1,515	(5,134)	804

Total liabilities and shareholders’ equity	$804	$3,190	$8,734	$3,854	$(6,962)	$9,620

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net cash provided by operating activities			$126	$289		$415

Cash flows from investing activities
Capital expenditures			(59)	(56)		(115)
Proceeds from sale of businesses			637	24		661
Proceeds from sales of property, plant and equipment			30	15		45
Intercompany investing activities		$148	42	(58)	$(132)
Other, net			(6)	6

Net cash provided by/(used for) investing activities		148	644	(69)	(132)	591

Cash flows from financing activities
Proceeds from long-term debt				87		87
Payments of long-term debt			(217)	(47)		(264)
Net change in short-term debt			(894)	(30)		(924)
Net change in long-term intercompany balances		(147)	305	(158)
Dividends paid			(4)	(128)	132
Common stock issued			3			3
Minority contributions, net of dividends paid				(30)		(30)

Net cash provided by/(used for) financing activities		(147)	(807)	(306)	132	(1,128)

Effect of exchange rate changes on cash and cash equivalents			8	21		29

Net change in cash and cash equivalents		1	(29)	(65)		(93)
Cash and cash equivalents at beginning of period			168	288		456

Cash and cash equivalents at end of period		$1	$139	$0	$0	$363

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2001

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(10)	$(8)	$328		$310

Cash flows from investing activities
Capital expenditures			(134)	(34)		(168)
Proceeds from sales of property, plant and equipment			19	9		28
Intercompany investing activities		(338)	607	(250)	$(19)
Other, net			(3)	(20)		(23)

Net cash provided by/(used for) investing activities		(338)	489	(295)	(19)	(163)

Cash flows from financing activities
Proceeds from long-term debt				2		2
Payments of long-term debt			(14)	(63)		(77)
Net change in short-term debt			(231)	(166)		(397)
Net change in long-term intercompany balances		348	(566)	218
New term loan borrowing			400			400
Repayment of shareholder notes			4			4
Dividends paid			(2)	(17)	19
Minority contributions, net of dividends paid				5		5

Net cash provided by/(used for) financing activities		348	(409)	(21)	19	(63)

Effect of exchange rate changes on cash and cash equivalents			(1)	(9)		(10)

Net change in cash and cash equivalents			71	3		74
Cash and cash equivalents at beginning of period			97	285		382

Cash and cash equivalents at end of period		$0	$168	$288	$0	$456

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2000

(in millions)

	Parent	Issuer	Guarantor	Non Guarantor	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$2	$(30)	$298		$270

Cash flows from investing activities
Capital expenditures			(207)	(55)		(262)
Acquisition of businesses, net of cash acquired				(11)		(11)
Proceeds from sales of property, plant and equipment			20	8		28
Intercompany investing activities		250	(141)		$(109)
Other, net				(3)		(3)

Net cash provided by/(used for) investing activities		250	(328)	(61)	(109)	(248)

Cash flows from financing activities
Proceeds from long-term debt				4		4
Payments of long-term debt			(137)	(79)		(216)
Net change in short-term debt			889	(288)		601
Net change in long-term intercompany balances		(252)	(150)	402
Stock repurchased			(49)			(49)
Dividends paid			(130)	(106)	109	(127)
Common stock issued			2			2
Acquisition of minority interests				(81)		(81)
Minority contributions, net of dividends paid				(7)		(7)

Net cash provided by/(used for) financing activities		(252)	425	(155)	109	127

Effect of exchange rate changes on cash and cash equivalents				(34)		(34)

Net change in cash and cash equivalents			67	48		115
Cash and cash equivalents at beginning of period			30	237		267

Cash and cash equivalents at end of period		$0	$97	$285	$0	$382

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

X.    Condensed Combining Financial Information

Crown Cork & Seal Company, Inc., a wholly-owned subsidiary, has outstanding registered debt that is fully and unconditionally guaranteed by CHI. No other subsidiary guarantees the debt. The following condensed combining financial statements:

•	statements of operations and cash flows for the fiscal years ended December 31, 2002, 2001 and 2000, and

•	balance sheets as of December 31, 2002 and 2001

are presented on the following pages.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2000

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net sales			$7,289		$7,289
Cost of products sold, excluding depreciation and amortization			5,982		5,982
Depreciation and amortization			379		379

Gross profit			928		928
Goodwill amortization			116		116
Selling and administrative expense			314		314
Provision for asbestos		$255			255
Provision for restructuring			52		52
Provision for asset impairments and loss/gain from sale of assets		17	10		27
Net interest expense		295	78		373
Translation and exchange adjustments			8		8

Income/(loss) before income taxes and minority interests		(567)	350		(217)
Provision / (benefit) for income taxes		(198)	140		(58)
Equity earnings/(loss)	$(176)	192		$(16)

Income/(loss) before minority interests	(176)	(177)	210	(16)	(159)
Minority interests, net of equity earnings		3	(18)		(15)

Net income/(loss)	(176)	(174)	192	(16)	(174)
Preference dividends		2			2

Net income/(loss) available to common shareholders	$(176)	$(176)	$192	$(16)	$(176)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2001

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net sales			$7,187		$7,187
Cost of products sold, excluding depreciation and amortization			6,063		6,063
Depreciation and amortization			386		386

Gross profit			738		738
Goodwill amortization			113		113
Selling and administrative expense			310		310
Provision for asbestos		$51			51
Provision for restructuring			48		48
Provision for asset impairments and loss/gain on sales of assets			213		213
Net interest expense		366	71		437
Translation and exchange adjustments			10		10

Loss before income taxes, minority interests and cumulative effect of a change in accounting		(417)	(27)		(444)
Provision for income taxes		290	238		528
Equity earnings/(loss)	$(976)	(274)		$1,250

Loss before minority interests and cumulative effect of a change in accounting	(976)	(981)	(265)	1,250	(972)
Minority interests, net of equity earnings		5	(9)		(4)
Cumulative effect of a change in accounting	4	4	4	(8)	4

Net income/(loss)	$(972)	$(972)	$(270)	$1,242	$(972)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net sales			$6,792		$6,792
Cost of products sold, excluding depreciation and amortization			5,619		5,619
Depreciation and amortization			375		375

Gross profit			798		798
Selling and administrative expense			317		317
Provision for asbestos		$30			30
Provision for restructuring			19		19
Provision for asset impairments and loss/gain on sale of assets		213	34		247
Gain from early extinguishment of debt		(22)	(6)		(28)
Net interest expense		311	20		331
Translation and exchange adjustments			27		27

Income/(loss) before income taxes, minority interests and cumulative effect of a change in accounting		(532)	387		(145)
Provision / (benefit) for income taxes		(92)	122		30
Equity earnings/(loss)	$(191)	242		$(51)

Income/(loss) before minority interests and cumulative effect of a change in accounting	(191)	(198)	265	(51)	(175)
Minority interests, net of equity earnings		7	(23)		(16)
Cumulative effect of a change in accounting	(1,014)	(1,014)	(1,014)	2,028	(1,014)

Net income/(loss)	$(1,205)	$(1,205)	$(772)	$1,977	$(1,205)

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2001

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents			$456		$456
Receivables			996		996
Inventories			862		862
Prepaid expenses and other current assets		$22	86		108

Total current assets		22	2,400		2,422

Long-term notes and receivables			18		18
Intercompany debt receivables			1,608	$(1,608)
Investments	$804	$6,096	48	(6,849)	99
Goodwill, net of amortization			3,625		3,625
Property, plant and equipment, net			2,618		2,618
Other non-current assets		28	810		838

Total	$804	$6,146	$11,127	$(8,457)	$9,620

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt		$400	$64		$464
Current maturities of long-term debt		351	30		381
Accounts payable and accrued liabilities		146	1,447		1,593
Income taxes payable			68		68

Total current liabilities		897	1,609		2,506

Long-term debt, excluding current maturities		2,600	1,875		4,475
Long-term intercompany debt		1,608		$(1,608)
Postretirement and pension liabilities			874		874
Other non-current liabilities		237	523		760
Minority interests			201		201
Commitments and contingent liabilities
Shareholders’ equity	$804	804	6,045	(6,849)	804

Total liabilities and shareholders’ equity	$804	$6,146	$11,127	$(8,457)	$9,620

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2002

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents			$363		$363
Receivables			782		782
Inventories			779		779
Prepaid expenses and other current assets		$20	80		100

Total current assets		20	2,004		2,024

Long-term notes and receivables			24		24
Intercompany debt receivables			1,974	$(1,974)
Investments	$(87)	$4,820	22	(4,644)	111
Goodwill			2,269		2,269
Property, plant and equipment, net			2,212		2,212
Other non-current assets		7	858		865

Total	$(87)	$4,847	$9,363	$(6,618)	$7,505

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Short-term debt			$54		$54
Current maturities of long-term debt		$195	417		612
Accounts payable and accrued liabilities		89	1,452		1,541
Income taxes payable			63		63

Total current liabilities		284	1,986		2,270

Long-term debt, excluding current maturities		2,483	905		3,388
Long-term intercompany debt		1,974		$(1,974)
Postretirement and pension liabilities			982		982
Other non-current liabilities		193	563		756
Minority interests			196		196
Commitments and contingent liabilities
Shareholders’ equity/(deficit)	$(87)	(87)	4,731	(4,644)	(87)

Total liabilities and shareholders’ equity/(deficit)	$(87)	$4,847	$9,363	$(6,618)	$7,505

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2000

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(303)	$573		$270

Cash flows from investing activities
Capital expenditures			(262)		(262)
Proceeds from sale of property, plant and equipment			28		28
Proceeds from sale of businesses			(11)		(11)
Intercompany investing activities		(233)	235	$(2)
Other, net			(3)		(3)

Net cash used for investing activities		(233)	(13)	(2)	(248)

Cash flows from financing activities
Proceeds from long-term debt			4		4
Payments of long-term debt		(1)	(215)		(216)
Net change in short-term debt		736	(135)		601
Net change in long-term intercompany balances		(25)	25
Stock repurchased		(49)			(49)
Dividends paid		(127)	(2)	2	(127)
Common stock issued		2			2
Acquisition of minority interests			(81)		(81)
Minority contributions, net of dividends paid			(7)		(7)

Net cash provided by/(used for) financing activities		536	(411)	2	127

Effect of exchange rate changes on cash and cash equivalents			(34)		(34)

Net change in cash and cash equivalents			115		115
Cash and cash equivalents at January 1			267		267

Cash and cash equivalents at December 31			$382		$382

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2001

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(537)	$847		$310

Cash flows from investing activities
Capital expenditures			(168)		(168)
Proceeds from sale of property, plant and equipment			28		28
Intercompany investing activities		242	(237)	$(5)
Other, net			(23)		(23)

Net cash provided by/(used for) investing activities		242	(400)	(5)	(163)

Cash flows from financing activities
Proceeds from long-term debt			2		2
Payments of long-term debt			(77)		(77)
Net change in short-term debt		(561)	164		(397)
New term loan borrowing		400			400
Net change in long-term intercompany balances		452	(452)
Dividends paid			(5)	5
Repayment of shareholder notes		4			4
Minority contributions, net of dividends paid			5		5

Net cash provided by/(used for) financing activities		295	(363)	5	(63)

Effect of exchange rate changes on cash and cash equivalents			(10)		(10)

Net change in cash and cash equivalents			74		74
Cash and cash equivalents at January 1			382		382

Cash and cash equivalents at December 31			$456		$456

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Subsidiaries	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(313)	$728		$415

Cash flows from investing activities
Capital expenditures			(115)		(115)
Proceeds from sale of businesses		460	201		661
Proceeds from sale of property, plant and equipment			45		45
Intercompany investing activities		(108)	89	$19

Net cash provided by investing activities		352	220	19	591

Cash flows from financing activities
Proceeds from long-term debt			87		87
Payments of long-term debt		(212)	(52)		(264)
Net change in short-term debt		(226)	(698)		(924)
Net change in long-term intercompany balances		366	(366)
Dividends paid			(11)	11
Common stock issued		33		(30)	3
Minority contributions, net of dividends paid			(30)		(30)

Net cash used for financing activities		(39)	(1,070)	(19)	(1,128)

Effect of exchange rate changes on cash and cash equivalents			29		29

Net change in cash and cash equivalents			(93)		(93)
Cash and cash equivalents at January 1			456		456

Cash and cash equivalents at December 31			$363		$363

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Quarterly Data (unaudited)

(in millions)

	2002								2001
	First		Second		Third		Fourth		First		Second		Third	Fourth
Net sales	$1,567		$1,789		$1,892		$1,544		$1,658		$1,878		$1,985	$1,666
Gross profit*	171		240		246		141		168		239		219	112
Income/(loss) before cumulative effect of a change in accounting	(54)		64		71		(272)		(50)		5		(13)	(918)
Cumulative effect of a change in accounting	(1,014)								4
Net income/(loss)	(1,068	)(1)(2)	64	(3)	71	(4)(5)	(272	)(6)(7)	(46	)(8)(9)	5	(10)(11)	(13)	(918	)(12)(13)

Earnings/(loss) per average common share: †
Basic—income/(loss) before cumulative effect of a change in accounting	$(.43)		$.49		$.45		$(1.71)		$(.40)		$.04		$(.10)	$(7.30)
Cumulative effect of a change in accounting	$(8.07)								$.03
Net income/(loss)	$(8.50)		$.49		$.45		$(1.71)		$(.37)		$.04		$(.10)	$(7.30)
Diluted—income (loss) before cumulative effect of a change in accounting	$(.43)		$.48		$.45		$(1.71)		$(.40)		$.04		$(.10)	$(7.30)
Cumulative effect of a change in accounting	$(8.07)								$.03
Net income/(loss)	$(8.50	)(1)(2)	$.48	(3)	$.45	(4)(5)	$(1.71	)(6)(7)	$(.37	)(8)(9)	$.04	(10)(11)	$(.10)	$(7.30	)(12)(13)
Average common shares outstanding:**
Basic	125.7		131.1		158.4		159.4		125.6		125.6		125.6	125.7
Diluted	125.7		133.2		159.1		159.4		125.6		125.6		125.6	125.7

Common stock price range:***
High	$9.14		$12.65		$7.50		$9.21		$9.75		$5.90		$5.04	$3.04
Low	2.55		6.30		3.20		4.01		3.35		2.51		2.00	.83
Close	8.95		6.85		5.25		7.95		4.05		3.75		2.29	2.54

†	Diluted earnings per share for 2002 and 2001 are the same as basic, except for the second quarter of 2002, because common shares contingently issuable upon the exercise of stock options were either not material, inclusion in the calculations would have been anti-dilutive or the grant prices of the then outstanding options were above the average market price for the related periods.
*	The Company defines gross profit as net sales less cost of products sold and depreciation and amortization (excluding goodwill amortization).
**	Average shares for the second, third and fourth quarters of 2002 were impacted by the issuance of shares, 33.4 million, in the second and third quarters, from the exchange of debt and accrued interest for equity.
***	Source: New York Stock Exchange—Composite Transactions
(1)	Includes net after-tax restructuring charges of $2. See Note L for additional details.
(2)	Includes a loss on the sale of businesses of $24 ($32 after taxes or $.25 per share) and a charge of $1,014 for the cumulative effect of a change in accounting from the adoption of FAS 142. See Notes B and M for additional details.
(3)	Includes a gain from the early extinguishment of debt of $25 ($25 after taxes or $.19 per share). See Note N for additional details.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(4)	Includes net after-tax restructuring charges of $1. See Note L for additional details.
(5)	Includes a loss on the sale of businesses of $3 ($3 after taxes or $.02 per share), a gain from the early extinguishment of debt of $3 ($3 after taxes or $.02 per share), fees related to the Constar offering of $3 ($3 after taxes or $.02 per share) and tax credits from the carryback of U.S. losses of $24 ($.15 per share). See Notes M, N and U for additional details.
(6)	Includes net after-tax restructuring charges of $12. See Note L for additional details.
(7)	Includes an after-tax loss on the sales of Constar and other assets of $221 or $1.39 per share and a provision for asbestos of $30 or $.19 per share. See Notes K and M for additional details.
(8)	Includes net after-tax restructuring charges of $1. See Note L for additional details.
(9)	Includes an after-tax credit of $4 for the cumulative effect of a change in accounting. See Note A for additional details.
(10)	Includes a net after-tax restructuring credit of $1. See Note L for additional details.
(11)	Includes after-tax impairment charges and gain/loss on sale of assets of $2 ($.02 per share).
(12)	Includes after-tax restructuring charges of $44. See Note L for additional details.
(13)	Includes an after-tax net charge of $206 or $1.64 per share for asset impairments and loss/gain on sale of assets, a provision for asbestos of $51 or $.41 per share and tax charges of $510 or $4.06 per share to increase the valuation allowance associated with net U.S. deferred tax assets. See Notes K, M and U for additional details.

Report of Independent Accountants

To the Board of Directors and Shareholder

of Crown Cork & Seal Company, Inc.:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Crown Cork & Seal Company, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As discussed in Note B the Company adopted a new financial accounting standard for goodwill during 2002.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 19, 2003

Crown Cork & Seal Company, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

	2002	2001	2000
Net sales	$6,792	$7,187	$7,289
Cost of products sold (excluding depreciation and amortization)	5,619	6,063	5,982
Depreciation and amortization	375	386	379

Gross profit	798	738	928
Goodwill amortization		113	116
Selling and administrative expense	317	310	314
Provision for asbestos. .Note K	30	51	255
Provision for restructuring. . Note L	19	48	52
Provision for asset impairments and loss/(gain) on sale of assets. .Note M	247	213	27
Gain from early extinguishments of debt. .Note N	(28)
Interest expense	342	455	393
Interest income	(11)	(18)	(20)
Translation and exchange adjustments	27	10	8

Loss before income taxes, minority interests and cumulative effect of a change in accounting	(145)	(444)	(217)
Provision/(benefit) for income taxes . . Note T	30	528	(58)
Minority interests, net of equity earnings	(16)	(4)	(15)

Loss before cumulative effect of a change in accounting	(191)	(976)	(174)
Cumulative effect of a change in accounting, net of tax. .Notes A and B	(1,014)	4

Net loss	(1,205)	(972)	(174)
Preferred stock dividends			2

Net loss available to common shareholders	$(1,205)	$(972)	$(176)

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

December 31	2002	2001
Assets
Current assets
Cash and cash equivalents	$363	$456
Receivables . . Note D	782	996
Inventories . . Note E	779	862
Prepaid expenses and other current assets	100	108

Total current assets	2,024	2,422

Long-term notes and receivables	24	18
Investments	111	99
Goodwill . .Note B	2,269	3,625
Property, plant and equipment, net . . Note F	2,212	2,618
Other non-current assets. .Note G	865	838

Total	$7,505	$9,620

Liabilities & Shareholder’s Equity/(Deficit)
Current liabilities
Short-term debt . . Note P	$54	$464
Current maturities of long-term debt . . Note P	612	381
Accounts payable and accrued liabilities . . Note H	1,541	1,593
Income taxes payable	63	68

Total current liabilities	2,270	2,506

Long-term debt, excluding current maturities . . Note P	3,388	4,475
Other non-current liabilities . . Note I	756	760
Postretirement and pension liabilities . . Note S	982	874
Minority interests	196	201
Commitments and contingent liabilities . . Notes J and K
Shareholder’s equity/(deficit)
Preferred stock, 4.5% cumulative convertible, par value: $41.8875; none outstanding, none authorized. .Note N
Additional preferred stock, authorized: 30,000,000; none issued . .Note N
Common Stock, par value: $5.00; authorized: 500,000,000 . .Note N
2002—issued 180,364,643	902
2001—issued 155,968,854		780
Additional paid-in capital	1,684	1,600
Retained earnings/(accumulated deficit)	(1,183)	22
Accumulated other comprehensive loss . . Note C	(1,386)	(1,447)
Treasury stock (2002—20,934,568 shares; 2001—30,266,798 shares)	(104)	(151)

Total shareholder’s equity/(deficit)	(87)	804

Total	$7,505	$9,620

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	2002	2001	2000
Cash flows from operating activities
Net loss	$(1,205)	$(972)	$(174)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	375	499	495
Cumulative effect of a change in accounting	1,014	(4)
Provision for asbestos	30	51	255
Asbestos-related payments	(114)	(118)	(94)
Provision for restructuring	19	48	52
Provision for asset impairments and loss on sale of assets	247	213	27
Gain from early extinguishments of debt	(28)
Deferred income taxes	(31)	480	(96)
Changes in assets and liabilities, net of businesses acquired:
Receivables	161	110	(110)
Inventories	20	377	(26)
Accounts payable and accrued liabilities	(12)	(221)	(33)
Other, net	(61)	(153)	(26)

Net cash provided by operating activities	415	310	270

Cash flows from investing activities
Capital expenditures	(115)	(168)	(262)
Proceeds from sale of businesses	661
Proceeds from sale of property, plant and equipment	45	28	28
Acquisition of businesses, net of cash acquired			(11)
Other, net		(23)	(3)

Net cash provided by/(used for) investing activities	591	(163)	(248)

Cash flows from financing activities
Proceeds from long-term debt	87	2	4
Payments of long-term debt	(264)	(77)	(216)
Net change in short-term debt	(924)	(397)	601
New term loan borrowing		400
Stock repurchased			(49)
Dividends paid			(127)
Common stock issued	3		2
Repayment of shareholder notes		4
Acquisition of minority interests			(81)
Minority contributions, net of dividends paid	(30)	5	(7)

Net cash provided by/(used for) financing activities	(1,128)	(63)	127

Effect of exchange rate changes on cash and cash equivalents	29	(10)	(34)

Net change in cash and cash equivalents	(93)	74	115
Cash and cash equivalents at January 1	456	382	267

Cash and cash equivalents at December 31	$363	$456	$382

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY/(DEFICIT)

(in millions, except share data)

	Comprehensive Income/(Loss)	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Total
Balance December 31, 1999		$349	$779	$1,317	$1,295	$(676)	$(173)	$2,891
Net loss—2000	$(174)				(174)			(174)
Translation adjustments	(221)					(221)		(221)
Minimum pension liability adjustment, net of $115 tax	(213)					(213)		(213)

Comprehensive loss	$(608)

Stock repurchased:
3,165,528 common shares				(33)			(16)	(49)
Dividends declared:
Common					(125)			(125)
Preferred					(2)			(2)
Preferred stock conversions		(349)	1	311			37
7,591,802 common shares
Stock issued: 114,221 shares				1			1	2

Balance December 31, 2000			780	1,596	994	(1,110)	(151)	2,109
Net loss—2001	$(972)				(972)			(972)
Derivatives qualifying as hedges	(4)					(4)		(4)
Translation adjustments	(131)					(131)		(131)
Translation adjustments—disposition of foreign investments	71					71		71
Minimum pension liability adjustment, net of $1 tax	(273)					(273)		(273)

Comprehensive loss	$(1,309)

Stock repurchased:
20,695 common shares
Stock issued: 101,103 shares
Repayment of shareholder notes				4				4

Balance December 31, 2001			780	1,600	22	(1,447)	(151)	804
Net loss—2002	$(1,205)				(1,205)			(1,205)
Derivatives qualifying as hedges	6					6		6
Translation adjustments	211					211		211
Translation adjustments—disposition of foreign investments	(8)					(8)		(8)
Minimum pension liability adjustment, net of $4 tax	(148)					(148)		(148)

Comprehensive loss	$(1,144)

Stock issued in debt-for-equity exchanges: 33,386,880 shares			122	83			45	250
Stock issued—benefit plans:
347,221 common shares				1			2	3
Stock repurchased:
6,082 common shares

Balance December 31, 2002			$902	$1,684	$(1,183)	$(1,386)	$(104)	$(87)

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except statistical data)

A. Summary of Significant Accounting Policies

Business and Principles of Consolidation. In connection with its refinancing and reorganization in 2003, as discussed in Notes N and Q, Crown Cork & Seal Company, Inc. formed a new public holding company, named Crown Holdings, Inc. (“CHI”), Crown Cork & Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc. The consolidated financial statements include the accounts of Crown Cork & Seal Company, Inc. and its wholly-owned and majority-owned subsidiary companies (the “Company”). The reorganization had no effect on the results of operations, financial position or cash flow of the Company or CHI. These financial statements are provided to comply with CHI’s requirement under Regulation S-X to provide financial statements of affiliates whose securities collateralize public debt.

The Company manufactures and sells metal containers, metal and plastic closures, crowns and canmaking equipment. These products are manufactured in the Company’s plants both within and outside the United States and are sold through the Company’s sales organization to the soft drink, food, citrus, brewing, household products, personal care and various other industries. The financial statements have been prepared in conformity with U.S. generally accepted accounting principles and reflect management’s estimates and assumptions. Actual results could differ from those estimates, impacting reported results of operations and financial position. All significant intercompany accounts and transactions are eliminated in consolidation. Investments in joint ventures and other companies in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies, are accounted for by the equity method. Other investments are carried at cost.

Foreign Currency Translation. For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated as a separate component of accumulated other comprehensive income/(loss) in shareholders’ equity. For non-U.S. subsidiaries which operate in U.S. dollars (functional currency), local currency inventories and plant and other property are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Revenue Recognition. The Company recognizes revenue from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are provided in the same period that the related sales are recorded.

Shipping and Handling. Shipping and handling costs are included in cost of products sold in the Consolidated Statements of Operations.

Stock-Based Compensation. Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant above the amount an employee must pay to acquire the stock granted under the option. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (“FAS 123”) “Accounting for Stock-Based Compensation,” to stock options:

	2002	2001	2000
Net loss available to common shareholders, as reported	$(1,205)	$(972)	$(176)
Deduct: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(11)	(14)	(13)

Pro forma net loss	$(1,216)	$(986)	$(189)

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents. Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable.

Inventory Valuation. Inventories are stated at the lower of cost or market, with cost for U.S. inventories principally determined under the last-in, first-out (“LIFO”) method. Non-U.S. inventories are principally determined under the average cost method.

Property, Plant and Equipment. Property, plant and equipment (“PP&E”) is carried at cost less accumulated depreciation and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives of existing PP&E. Cost of constructed assets includes capitalized interest incurred during the construction and development period. Maintenance, repairs and minor renewals are expensed as incurred. When PP&E is retired or otherwise disposed, the net carrying amount is eliminated with any gain or loss on disposition recognized in earnings at that time.

Depreciation and amortization are provided on a straight-line basis for financial reporting purposes and an accelerated basis for tax purposes over the estimated useful lives of the assets. The range of estimated economic lives in years assigned to each significant fixed asset category is as follows: Land Improvements-25; Buildings and Building Improvements-25 to 40; Machinery and Equipment-3 to 14.

Intangibles. Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost.

Goodwill and intangible assets with indefinite lives are no longer amortized, but instead are tested for impairment, at least annually. Potential impairment is identified by comparing the fair value of a reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, any impairment loss is measured by comparing the carrying value of the reporting unit’s goodwill to its implied fair value, using quoted market prices, a discounted cash flow model, or a combination of both.

Impairment or Disposal of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long-lived assets, primarily PP&E and certain identifiable intangible assets with defined lives, may be impaired, the Company performs a recoverability evaluation. If the evaluation indicates that the carrying amount of the asset is not recoverable from its undiscounted cash flows, then an impairment loss is measured by comparing the carrying amount of the asset to its fair value. Long-lived assets classified as held for sale are presented separately in the balance sheet at the lower of their carrying value or fair value less cost to sell.

Derivatives and Hedging. The Company recognizes all outstanding derivative financial instruments in the balance sheet at their fair values. The impact on earnings from recognizing the fair values of these instruments depends on their intended use, their hedge designation and their effectiveness in offsetting changes in the fair values of the exposures that they are hedging. The effectiveness of these instruments to reduce risk associated with the exposures hedged is assessed and measured using a dollar-offset method, at inception and on an ongoing basis. Any amounts excluded from the assessment of hedge effectiveness, as well as any ineffective portion of designated hedges, are reported currently in earnings.

Time value, a component of an instrument’s fair value, is excluded in assessing effectiveness for fair value hedges and included for cash flow hedges. If a derivative instrument ceases to be highly effective as a hedge, the Company discontinues hedge accounting immediately with changes in fair value reported currently in earnings. For derivative instruments that do not qualify for hedge accounting treatment, changes in fair value are reported currently in earnings.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accounting treatment of these instruments is dependent upon their intended use. For instruments used to reduce or eliminate adverse fluctuations in the fair values of recognized assets and liabilities and unrecognized firm commitments, changes in their fair values are reported currently in earnings along with the changes in fair values of the hedged assets, liabilities or firm commitments. For instruments used to reduce or eliminate adverse fluctuations in cash flows of anticipated or forecasted transactions, changes in their fair values are reported in shareholders’ equity as a component of other comprehensive income. Adjustments accumulated in other comprehensive income are released to earnings when the related hedged items impact earnings or the anticipated transaction is no longer probable.

Upon adoption of SFAS No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities,” as of January 1, 2002, the Company recorded a transition credit of $4, net of $1 tax, to earnings and a charge of $18, net of $10 tax, to accumulated other comprehensive income in shareholders’ equity. See Note R for details of the Company’s use of these instruments in 2002 along with disclosure of the fair values of those instruments outstanding at December 31, 2002 and 2001.

Treasury Stock. Treasury stock is reported at par value. The excess of fair value over par value is first charged to paid in capital, if any, and then to retained earnings.

Research and Development. Net research, development and engineering expenditures which amounted to $43, $40 and $41 in 2002, 2001 and 2000, respectively, are expensed as incurred and reported in selling and administrative expense in the Consolidated Statements of Operations. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products.

Other Recently Adopted Accounting Standards. In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145 (“FAS 145”), “Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” In the fourth quarter of 2002, effective January 1, 2002, the Company early-adopted FAS 145. Among other provisions, the new standard no longer permits gains or losses from the extinguishment of debt to be reported as an extraordinary item unless the extinguishment qualifies as extraordinary under the criteria of Accounting Principles Board Opinion No. 30 (“APB 30”). The standard requires that prior gains or losses which were reported as extraordinary items and do not qualify as extraordinary under APB 30 be reclassified within income/(loss) from continuing operations. Extraordinary gains, from the early extinguishment of debt, reported in the second and third quarters of 2002, are now classified in income/(loss) from continuing operations. See Note N for further details about the early extinguishments of debt.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The guarantee disclosure requirements of FIN 45 became effective in the fourth quarter of 2002. The initial recognition and measurement requirements are effective on a prospective basis for qualified guarantees issued or modified after December 31, 2002.

B. Goodwill

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“FAS 142”), “Goodwill and Other Intangible Assets.” During the second quarter of 2002, the Company completed its transitional impairment review and recognized a noncash, non-tax deductible impairment charge of $1,014 reported as the cumulative effect of a change in accounting, effective January 1, 2002. In evaluating and measuring the impairment charge, estimated fair values were calculated for each reporting unit using a combination of market values for comparable businesses and discounted cash flow projections.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the carrying amount of goodwill for the years ended December 31, 2002 and 2001 were as follows:

Total
Balance at January 1, 2001	$3,920
Amortization	(113)
Impairment	(69)
Additions	1
Foreign currency translation and other	(114)

Balance at December 31, 2001	3,625
Transitional impairment charge	(1,014)
Divestitures	(502)
Foreign currency translation and other	160

Balance at December 31, 2002	$2,269

The following is a reconciliation of previously reported financial information to adjusted amounts excluding goodwill amortization for the years ended December 31, 2002, 2001 and 2000, respectively:

	2002	2001	2000
Loss before cumulative effect of a change in accounting	$(191)	$(976)	$(174)
Add back: goodwill amortization		113	116

Adjusted loss before cumulative effect of a change in accounting	(191)	(863)	(58)

Cumulative effect of a change in accounting, net of tax	(1,014)	4

Adjusted net loss	$(1,205)	$(859)	$(58)

Identifiable intangible assets other than goodwill are recorded in other noncurrent assets in the Consolidated Balance Sheets and, excluding minimum pension assets, are not material.

C. Accumulated Other Comprehensive Loss

As of December 31, accumulated other comprehensive loss consists of the following:

	2002	2001
Minimum pension liability adjustments	$(675)	$(527)
Cumulative translation adjustments	(713)	(916)
Derivatives qualifying as hedges	2	(4)

	$(1,386)	$(1,447)

D. Receivables

	2002	2001
Accounts and notes receivable	$718	$938
Less: allowance for doubtful accounts	(54)	(95)

Net trade receivables	664	843
Miscellaneous receivables	118	153

	$782	$996

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company utilizes receivable securitization facilities in the normal course of business as part of its management of cash flow activities. Facilities were outstanding during 2002 and 2001 in North America and Europe providing for the accelerated receipt of cash from a qualified pool of receivables. The Company’s current facility entered into during 2001, provides for the accelerated receipt of cash up to $350 on the available pool of North American receivables. Under this facility the Company sells, on a revolving and non-recourse basis, accounts receivables to a wholly-owned, bankruptcy-remote subsidiary. This subsidiary was formed for the sole purpose of buying and selling receivables generated by the Company and, in turn, sells eligible accounts from the pool of purchased receivables to an unconsolidated entity of a leading financial institution. New receivables are added to the pool of receivables as collections reduce previously sold amounts. The Company continues to service these receivables for a fee but does not retain any interest in the receivables sold. The securitization facilities are accounted for as sales because the Company has relinquished control of the receivables. Accordingly, accounts receivable sold under securitization facilities are reflected as a reduction in receivables within the Consolidated Balance Sheets. At December 31, 2002 and 2001 receivables securitized were $100 and $110, respectively. During 2002 and 2001, the Company recorded expenses related to the outstanding securitization facilities of $10 and $18, respectively, as interest expense.

E. Inventories

	2002	2001
Finished goods	$314	$314
Work in process	89	112
Raw materials and supplies	376	436

	$779	$862

Approximately 23% and 24% of worldwide productive inventories at December 31, 2002 and 2001, respectively, were stated on the LIFO method of inventory valuation. Had average cost (which approximates replacement cost) been applied to such inventories at December 31, 2002 and 2001, total inventories would have been $32 higher in both years. Cost of products sold in 2001 included a charge of $10 for the liquidation of LIFO inventory layers carried at higher costs that prevailed in prior years.

F. Property, Plant and Equipment

	2002	2001
Buildings and improvements	$781	$856
Machinery and equipment	3,760	4,168

	4,541	5,024
Less: accumulated depreciation and amortization	(2,561)	(2,652)

	1,980	2,372
Land and improvements	172	157
Construction in progress	60	89

	$2,212	$2,618

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

G. Non-Current Assets

	2002	2001
Pension assets	$672	$565
Deferred tax assets	112	105
Fair value of derivatives	22	76
Pension intangibles	28	30
Other	31	62

	$865	$838

H. Accounts Payable and Accrued Liabilities

	2002	2001
Trade accounts payable	$820	$836
Salaries, wages and other employee benefits	312	305
Accrued taxes, other than on income	89	88
Asbestos	70	110
Deferred taxes	55	50
Interest	27	50
Restructuring	14	22
Fair value of derivatives	4
Other	150	132

	$1,541	$1,593

I. Other Non-Current Liabilities

	2002	2001
Deferred taxes	$370	$352
Asbestos	193	237
Postemployment benefits	43	43
Environmental	12	15
Fair value of derivatives	21
Other	117	113

	$756	$760

J. Lease Commitments

The Company leases manufacturing, warehouse and office facilities and certain equipment. Certain non-cancelable leases are classified as capital leases, and the leased assets are included in PP&E. Other long-term non-cancelable leases are classified as operating leases and are not capitalized. The amount of capital leases reported as capital assets, net of accumulated amortization, was $40 at both December 31, 2002 and 2001.

Under long-term operating leases, minimum annual rentals are $22 in 2003, $16 in 2004, $14 in 2005, $12 in 2006, $10 in 2007, and $40 thereafter. Such rental commitments have been reduced by minimum sublease rentals of $20 due under non-cancelable subleases. Under long-term capital leases, minimum annual rentals are $5 in 2003, $6 in 2004, $2 in 2005, $1 in 2006, $1 in 2007, and $3 thereafter. The present value of future minimum payments on capital leases is $17 with a current obligation of $5. Rental expense (net of sublease rental income of $3 in 2002, $4 in 2001 and $4 in 2000) was $33 in 2002, $34 in 2001 and $36 in 2000.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

K. Commitments and Contingent Liabilities

The Company is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock the Company purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation operations and was later merged into the Company

Prior to 1998, the amounts paid to asbestos claimants were covered by a fund of $80 made available to the Company under a 1985 settlement with carriers insuring the Company through 1976, when the Company became self-insured. Until 1998, the Company considered that the fund was adequate and that the likelihood of exposure in excess of the amount of the fund was remote. This view was based on the Company’s analysis of its potential exposure, the balance available under the 1985 settlement, historical trends and actual settlement ranges. However, an unexpected increase in claims activity, along with several larger group settlements, caused the Company to reevaluate its position.

Each quarter, the Company reviews and analyzes its claim experience, settlement trends, changes in the litigation environment and other factors to determine the adequacy of its asbestos accruals. Adjustments to the asbestos accrual are made based on changes to the above-mentioned factors.

During 2002, 2001 and 2000, respectively, the Company (i) received 36,000, 53,000 and 44,000 new claims, (ii) settled or dismissed 43,000, 31,000 and 40,000 claims, and (iii) has 59,000, 66,000 and 44,000 claims outstanding at the end of the respective years. The outstanding claims at December 31, 2002 exclude 33,000 pending claims involving plaintiffs who allege that they are, or were, maritime workers subject to exposure to asbestos, but whose claims the Company believes will not, in the aggregate, involve any material liability. During 2001, one jurisdiction accounted for 25,000 claims received, 17,000 of which were settled for $4 in 2001.

During 2002, 2001 and 2000, respectively, the Company (i) recorded pre-tax charges of $30, $51 and $255 to increase its accrual, (ii) made asbestos-related payments of $114, $118 and $94, (iii) settled claims totaling $77, $66 and $100, including amounts committed to be paid in future periods and (iv) had outstanding accruals of $263, $347 and $420 at the end of the year. The 2001 charge of $51 included an allowance of $6 for an insurance receivable.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value. The Company has already paid significantly more for asbestos claims than the acquired company’s asset value. On June 12, 2002, the Company received a favorable ruling from the Philadelphia Court of Common Pleas on its motion for summary judgment regarding the 376 asbestos-related cases pending against it in that court (in re Asbestos Litigation, October Term 1986, Number 001). The plaintiffs claimed that the legislation was procedurally inapplicable and that, if applicable, it violated due process and other clauses of the United States and Pennsylvania constitutions. The plaintiffs’ appeal of that ruling was heard by the Supreme Court of Pennsylvania on October 22, 2002, and a decision could come at any time. An unfavorable decision may require the Company to increase its accrual for pending and future asbestos-related claims.

Based on its review, the Company estimates that its probable and estimable asbestos liability for pending and future asbestos claims will range between $263 and $502. The accrual balance of $263 at the end of 2002 includes $146 for unasserted claims and $50 for committed settlements that will be paid over time, including $41

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

in 2003. Historically (1977-2002), the Company estimates that approximately one-quarter of all asbestos claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964. However, because of the Company’s settlement experience to date and the increased difficulty of establishing identification of the subsidiary’s insulation products as the cause of injury by persons alleging first exposure to asbestos after 1964, the Company has not included in its accrual and range of potential liability any amounts for settlements by persons alleging first exposure to asbestos after 1964. Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the U.S. company’s insulation business in 1964 would not be entitled to settlement payouts and that the Pennsylvania asbestos legislation described above is expected to have a highly favorable impact on the Company’s ability to settle or defend against asbestos-related claims. The Company’s accrual includes estimates for probable costs for claims through the year 2012. The upper end of the Company’s estimated range of possible asbestos costs of $502 includes claims beyond that date.

While it is not possible to predict the ultimate outcome of the asbestos-related claims and settlements, the Company believes that resolution of these matters is not expected to have a material adverse effect on the Company’s financial position. The Company cautions, however, that these estimates for asbestos cases and settlements are difficult to predict and may be influenced by many factors. Accordingly, these matters, if resolved in a manner different from the estimate, could have a material effect on the Company’s results of operations, financial position and cash flow.

The Company has been identified by the EPA as a potentially responsible party (along with others, in most cases) at a number of sites. Actual expenditures for remediation were $2, $4 and $2 in 2002, 2001, and 2000, respectively. The Company’s balance sheet reflects estimated gross remediation liabilities of $14 and $18 at December 31, 2002 and 2001, respectively, and probable recoveries related to indemnification from the sellers of acquired companies and the Company’s insurance carriers of $2 at December 31, 2001. The Company records an environmental reserve when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. The recorded reserve at December 31, 2002 is primarily for asserted claims and is based on internal and external environmental studies. The Company expects that the reserved amounts will be paid out over the period of remediation for the applicable sites, which in some cases may exceed ten years. Although the Company believes its reserves are adequate, there can be no assurance that the ultimate payments will not exceed the amount of the Company’s reserves and will not have a material effect on the Company’s consolidated results, financial position and cash flow. Any possible loss or range of potential loss that may be incurred in excess of the recorded reserves cannot be estimated.

On March 19, 2003, the European Commission informed the Company that it is in the process of issuing a Statement of Objections alleging that certain of the Company’s European subsidiaries engaged in commercial practices that violated European competition law. The Statement of Objections, which is understood to arise from an investigation of a complaint made by a competitor, alleges that certain food can contracts primarily in the United Kingdom and Ireland during the 1990’s infringed Article 82 of the EC Treaty (abuse of dominant position). The issuance of a Statement of Objections by the Commission is the initial step in formal proceedings. It does not constitute a decision on the merits. Under applicable procedures, the Company will have an opportunity to reply to the Statement of Objections and to contest its allegations at a formal hearing. The Commission will issue its formal decision sometime after the hearing and if it finds that the subsidiaries violated European competition law, the Commission has the authority to require the Company to modify its commercial practices and to levy fines. The Commission’s decision may be appealed to the European Court of First Instance. The Company believes that the allegations against it are without merit and intends to defend its position vigorously. However, because the matter is in its preliminary stages, the Company is unable to predict the

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ultimate outcome or its impact on the Company. The Company is also unable at this time to estimate the range of potential fines, which could be material to its results of operations, financial position and cash flow.

The Company is also subject to various other lawsuits and claims with respect to matters such as governmental and environmental regulations and other actions arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated results, liquidity or financial position of the Company.

The Company has various commitments to purchase materials and supplies as part of the ordinary conduct of business. The Company’s basic raw materials for its products are tinplate, aluminum and resins, all of which are purchased from multiple sources. The Company is subject to material fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to reflect these movements. There can be no assurances, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for standby letters of credit and for purchases of capital assets.

At December 31, 2002 the Company has guaranteed future rent payments for properties leased by Constar International. The guarantees represent an accommodation to landlords due to Constar’s divestiture from the Company. The maximum potential liability for these lease payments is $12. The lease agreements expire over the next five years with lease commitments of $4 in 2003, $4 in 2004, $2 in 2005, $1 in 2006 and $1 in 2007.

At December 31, 2002 the Company has certain indemnification agreements covering environmental remediation and other potential costs associated with properties sold or business divested. For agreements with defined liability limits the maximum potential amount of future liability is $57. Several agreements outstanding at December 31, 2002 do not provide liability limits. At December 31, 2002, the Company has recorded liabilities of approximately $3 covering these indemnification agreements. The Company accrues for costs associated with such indemnifications and potential costs when it is probable that a liability has been incurred and the amount can be reasonably estimated.

The Company also has guarantees aggregating $19 with various governmental agencies within Europe to cover imports and other tax matters.

L. Restructuring

During 2002, the Company provided a net charge of $19 ($15 after tax) for costs associated with (i) the closure of two European food can plants, (ii) the closure of a crown plant and elimination of a crown operation within Europe, (iii) the elimination of a European metal closures operation, (iv) the downsizing of a European specialty plastics operation and (v) the elimination of a plastic bottle operation in China; partially offset by a credit for the reversal of other exit costs recognized in 2001 due to the favorable resolution of a lease termination in a U.S. food can plant. The related severance charges for these actions were associated with the termination of approximately 500 employees, 400 of whom were directly involved in manufacturing operations.

During 2001, the Company provided a net charge of $48 ($46 after tax) for costs associated with (i) the closure of six U.S. food can plants, two European crown operations, a European food can plant and a European PET bottle plant and (ii) severance related to downsizing three plants in Africa; partially offset by a credit for the reversal of severance charges recognized in 2000 for certain restructuring plans which the Company decided not

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to pursue. The severance charge was associated with the termination of approximately 700 employees, 600 of whom were directly involved in manufacturing operations.

During 2000, the Company provided $52 ($37 after-tax) for costs associated with overhead structure modifications in Europe, the closure of three plants in the Americas division, and the loss on sale of a South American operation to local management. This provision included (i) $42 for severance costs for approximately 1,000 employees, (ii) $5 for lease termination and other exit costs, (iii) $1 for the write-down of assets and (iv) $4 for the loss on sale.

The write-downs of assets were made under announced restructuring plans, as the carrying values exceeded the Company’s estimated proceeds from abandonment or disposal. The sale of plant sites may require more than one year to complete due to preparations for sale, such as site cleanup and buyer identification, as well as market conditions and the location of the properties.

Balances remaining in the reserves included provisions for current year actions as well as for contracts or agreements for which payments from prior restructuring actions are extended over time. This includes employee-related agreements with unions and governmental agencies as well as lease arrangements with landlords. The balance of the restructuring reserves (excluding asset write-downs that were recorded as a reduction to the related asset accounts) were included in accounts payable and accrued liabilities.

The components of the restructuring reserve and movements within these components during 2001 and 2002 were as follows:

	Termination Benefits	Other Exit Costs	Asset Write- downs	Total
Balance at January 1, 2001	$24	$8		$32
Provisions—2001	14	14	$20	48
Payments—2001	(28)	(5)		(33)
Transfer against assets			(20)	(20)
Other movements*	(2)	(3)		(5)

Balance at December 31, 2001	8	14		22
Provisions—2002	13	(2)	8	19
Payments—2002	(11)	(4)		(15)
Transfer against assets			(8)	(8)
Other movements*	(1)	(3)		(4)

Balance at December 31, 2002	$9	$5		$14

*	Includes translation adjustments

During 2002, severance payments were made related to the termination of approximately 500 employees, 400 of whom were involved in direct manufacturing operations. The remaining termination benefits of $9 are expected to be paid in 2003.

M. Asset Impairments and Loss/Gain on Sale of Assets

During 2002, the Company recorded pre-tax charges of $247 ($258 after tax) for losses from divestitures of businesses, the sale of assets, and asset impairments outside of restructuring programs. During the fourth quarter of 2002, Constar International Inc. (“Constar”), the Company’s wholly-owned subsidiary, completed its initial

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

public offering. The Company retained a 10.5% interest in Constar with a carrying value of $30, received net proceeds of $460, and recorded a loss of $213 on the portion sold. The Company also completed the sales of its U.S. fragrance pumps business, its European pharmaceutical packaging business, its 15% shareholding in Crown Nampak (Pty) Ltd., and certain businesses in Central and East Africa. The Company received total proceeds of $201 and recorded total pre-tax losses of $26 on these divestitures. In addition to the business divestitures, the Company sold various other assets, primarily real estate, for total proceeds of $45 and a pre-tax gain of $11. The Company also recorded asset impairment charges of (i) $10 to write-off certain surplus assets in the U.S. due to the Company’s assessment that their carrying value will not be recovered based on current operating plans, (ii) $4 to write-down the assets of a U.S. operation the Company is considering for sale or closure, (iii) $3 to write-down the value of surplus U.S. real estate the Company has for sale, and (iv) $2 to write-off the carrying value of other assets.

As of December 31, 2001, the following balances were included related to the divested businesses, other than Constar:

Receivables	$19
Inventories	26
Investments	24
Property, plant and equipment, net	73
Goodwill, net of amortization	126
Accounts payable and accrued liabilities	(25)
Other net liabilities	(7)

The results of operations for these businesses included in the financial statements for 2001, excluding Constar, were:

Net sales	$158
Cost of products sold	109
Depreciation	7
Amortization	6
Selling and administrative expenses	4

The results of operations for these businesses were not material for the portion of 2002 prior to their divestiture.

The divested businesses other than Constar were not presented as discontinued operations because their sales were initiated prior to the initial application of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Constar was not presented as a discontinued operation because the Company retained a 10.5% ownership interest and accounts for its investment in Constar under the equity method of accounting.

During 2001, the Company recorded a net charge of $213 ($208 after-tax) for noncash asset impairment charges and gains from asset sales. Of the total impairment charge, $204 arose from the Company’s planned divestitures of certain interests in Africa, including $71 for the reclassification of cumulative translation adjustments to earnings. The remaining impairment charge of $11 was due to the write-down of surplus equipment. The sale of surplus properties generated proceeds of $28 and a net gain of $2.

A charge of $27 ($20 after-tax) was recorded in 2000 for the noncash write-off of a minority interest in a machinery company and an investment in Moldova and for losses on the sale of various assets. The investment

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

write-offs were due to uncertainty regarding the ultimate recovery of these investments. The asset sales provided proceeds of $28.

N. Capital Stock

In connection with its refinancing and reorganization, as discussed in Note Q, Crown Cork & Seal Company, Inc. formed a new public holding company, Crown Holdings, Inc. in February 2003. Crown Cork & Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc.

During 2002, the Company entered into privately negotiated debt-for-equity exchanges with holders of its outstanding notes and debentures. The Company exchanged 33,386,880 shares of its common stock with a market value of $250 for debt with a face value of $271 and accrued interest of $7 and recognized a gain of $28.

During January 2003, the Company exchanged an additional 5,386,809 shares of its common stock for debt and related accrued interest, totaling $43.

During 2001, loans made in prior years to certain executive officers to purchase shares of the Company’s common stock were partially repaid. Upon repayment, $4 was recognized as a credit to paid in capital.

Also during 2001, the Company’s Board of Directors terminated the restricted stock plan for non-employee directors. The plan was replaced by a compensation plan in which the non-employee directors receive a majority of their compensation in the form of company stock. During 2002 and 2001, 68,076 and 101,103 shares, respectively, were issued to the non-employee directors under this new plan.

During 2000, approximately 8.3 million shares of the Company’s 4.5% cumulative convertible preferred stock (“acquisition preferred”) were converted into approximately 7.6 million shares of its common stock. No additional shares of acquisition preferred stock were outstanding at December 31, 2002 and 2001.

Also during 2000, the Company repurchased approximately 3.2 million shares of its common stock for an aggregate cost of $49 under a stock repurchase program approved by the Board of Directors in 1998. The repurchase program has been suspended as the Company’s credit agreement, prohibits the repurchase of common stock except to meet the requirements for its stock-based compensation and savings plans.

The Company’s credit facility prohibits the payment of dividends.

The Board of Directors has the authority to issue, at any time or from time to time, up to 30 million shares of additional preferred stock in one or more classes or series of classes. Such shares of additional preferred stock would not be entitled to more than one vote per share when voting as a class with holders of the Company’s common stock. The voting rights and such designations, preferences, limitations and special rights are subject to the terms of the Company’s Articles of Incorporation, determined by the Board of Directors.

O. Stock Options

As of December 31, 2002, prior to the formation of CHI, the Company had four stock-based incentive compensation plans, 1990, 1994, 1997 and 2001. Stock-based compensation plans provide for the granting of awards in the form of stock options, deferred stock, restricted stock or stock appreciation rights (“SARs”) and may be subject to the achievement of certain performance goals as determined by the Plan Committee so designated by the Company’s Board of Directors. There have been no issuances of deferred stock or SARs under any of the plans. During 2000, the Company issued 60,000 shares of restricted stock from the 1997 plan. As of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002, no further option grants are available under the 1990, 1994 and 1997 plans. Option grants under the 2001 plan are available through February 2006. Options outstanding at December 31, 2002 include grants from all four plans discussed above.

Stock options granted during 2002 generally have a maximum term of ten years and vest over two years. The maximum number of shares of the Company’s common stock authorized for issuance was 6,000,000 under the 2001 plan.

A summary of stock option activity is as follows:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at January 1	12,617,139	$22.11	7,503,437	$36.70	7,433,760	$38.33
Granted	1,820,000	5.33	5,907,469	5.17	873,738	22.14
Exercised	(279,750)	4.39
Canceled	(1,269,582)	30.48	(793,767)	34.01	(804,061)	35.98

Options outstanding at December 31	12,887,807	$19.30	12,617,139	$22.11	7,503,437	$36.70

Options exercisable at December 31	8,629,800	$25.43	7,251,160	$31.15	4,222,630	$40.84
Options available for grant at December 31	1,361,375		2,994,725		2,540,819

The following table summarizes information concerning currently outstanding and exercisable options:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 2.00 to $ 4.25	3,584,875	8.3	$4.25	1,748,875	$4.25
$ 4.31 to $ 5.30	1,782,394	9.1	5.30	440,250	5.30
$ 5.49 to $ 7.44	1,647,000	7.3	7.43	940,500	7.44
$16.00 to $22.25	1,682,638	7.0	21.02	1,472,400	21.20
$23.94 to $43.13	1,484,825	4.5	33.10	1,321,700	33.47
$44.13 to $54.38	2,706,075	3.8	47.03	2,706,075	47.03

	12,887,807	6.7	$19.30	8,629,800	$25.43

The fair value of each stock option has been estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2002	2001	2000
Risk-free interest rate	2.4%	4.5%	5.0%
Expected life of option (years)	4.0	5.9	5.4
Expected stock price volatility	74.5%	58.0%	36.8%
Expected dividend yield	0.0%	0.0%	0.0%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted average grant-date fair values for options granted during 2002, 2001 and 2000 were $2.98, $3.36, and $13.07, respectively.

P. Debt

	2002	2001
Short-term debt(1)
U.S. dollar bank loans/overdrafts	$16	$416
Other currency bank loans/overdrafts	38	48

Total short-term debt	$54	$464

Long-term debt
U.S. Dollars:
Credit facility borrowings(2)	$1,576	$1,402
Private placements:
7.54% due 2005	76	105
Senior notes and debentures:
7.13% due 2002		350
6.75% due 2003(3)	393	400
6.75% due 2003	195	200
8.38% due 2005	208	300
7.00% due 2006(3)	300	300
8.00% due 2023	200	200
7.38% due 2026	350	350
7.50% due 2096	150	150
Other indebtedness: rates in 2002 ranging from 1.82% to 8.10%, due 2003 through 2015	27	60

	3,475	3,817

Other currencies:
Credit facility borrowings(2)	100	741
6.00% Euro Bond due 2004	314	266
Other indebtedness in various currencies (average rates in 2002 ranging from 3.25% to 15.9%), due 2003 through 2007	94	13
Capital lease obligations in various currencies	17	19

Total long-term debt	4,000	4,856
Less: current maturities	(612)	(381)

Long-term debt, less current maturities	$3,388	$4,475

(1)	The weighted average interest rates for bank loans and overdrafts outstanding during 2002, 2001 and 2000 were 4.8%, 5.7% and 7.0%, respectively.
(2)	A committed $2,266 and $2,500 multicurrency revolving credit facility was in place at December 31, 2002 and December 31, 2001, respectively. At December 31, 2002, $479 was available under the credit facility. At December 31, 2002, the credit facility was reported as long-term, reflecting the Company’s intent and ability to refinance these borrowings. See Note Q for details of the Company’s 2003 debt refinancing. The weighted average interest rate for the credit facility outstanding during 2002 and 2001 was 4.8% and 6.5%, respectively.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3)	On December 12, 1996, two wholly-owned finance subsidiaries located in the United Kingdom and France sold public debt securities that are fully and unconditionally guaranteed by CHI on a joint and several basis. The face value of the notes bear interest ranging from 6.75% to 7.0%. The offerings by the subsidiaries, amounting to $700, were simultaneously converted into fixed rate, 8.28% Sterling and 5.75% Euro obligations through cross-currency swaps with various counterparties. In May, 2000, the cross-currency swap on the Euro obligation was converted to a floating rate instrument with a coupon rate of EURIBOR less .89%. At December 31, 2002, the equivalent rate was 2.05%.

Based on long-term debt outstanding at December 31, 2002, aggregate maturities for the five years subsequent to 2002 are $2,357, $350, $305, $321 and $20, respectively. See Note Q for the impact on debt maturities from the Company’s 2003 debt refinancing. Cash payments for interest during 2002, 2001 and 2000 were $333, $469 and $385, respectively, (including amounts capitalized of $1 for 2001 and 2000).

The estimated fair value of the Company’s long-term borrowings, based on quoted market prices for the same or similar issues, was $3,614 at December 31, 2002.

During 2002, the Company entered into privately negotiated debt-for-equity exchanges with holders of its outstanding notes and debentures as discussed in Note N.

In 2001, the Company amended and restated its $2,500 multicurrency revolving credit facility and obtained a new $400 term loan. The amended and restated credit facility bears interest at LIBOR plus 2.5% and the maturity date was extended from February 4, 2002 to December 8, 2003. The term loan was repaid during 2002. In accordance with the terms of the credit facility, the commitment was reduced to $2,266 as of December 31, 2002, using proceeds of $234 from certain asset sales. At December 31, 2002, there were outstanding letters of credit of $133 including $111 which reduced the borrowings available under the credit facility.

Q. Debt Refinancing

On February 26, 2003, the Company completed a refinancing. The proceeds from the refinancing consisted of the sale of $1,085 of 9.5% second priority senior secured notes due in 2011, € 285 ($306 equivalent) of 10.25% second priority senior secured notes due in 2011, $725 of 10.875% third priority senior secured notes due in 2013, a $504 first priority term loan due in 2008 and a new $550 first priority revolving credit facility due in 2006.

The proceeds of $2,620 from the senior secured notes and the term loan, and $198 of borrowings under the new $550 credit facility, were used to repay the existing credit facility, to repurchase $568 of the Company’s outstanding unsecured notes, and to pay fees and expenses associated with the refinancing. The remaining proceeds of $344 were placed in accounts as collateral for the senior secured notes, the term loan and the revolving credit facility, and may only be used to repurchase or retire existing unsecured notes.

Immediately after the refinancing and debt-for-equity exchanges, discussed in Note N, and excluding the credit facility, which matures in 2006, aggregate maturities for long-term debt for the five years subsequent to 2002 are $319, $175, $233, $339 and $45, respectively.

The secured notes are senior obligations of Crown European Holdings SA (“CEH”), an indirect wholly-owned subsidiary, and are guaranteed on a senior basis by the Company, CHI, substantially all other U.S. subsidiaries, and certain subsidiaries in the U.K., Canada, France, Germany, Mexico, Switzerland and Belgium. The holders of the notes have second and third priority liens on assets of certain of the guarantor subsidiaries and the stock of the Company. CEH may redeem all or some of the second priority secured notes at any time prior to

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

March 2007 and the third priority secured notes at any time prior to March 2008 by paying a make-whole premium. Thereafter, CEH may redeem some or all of the secured notes at redemption prices initially representing a premium to principal equal to one-half of the applicable interest rate on the notes, declining annually thereafter. At any time prior to March 2006, CEH may redeem up to 35% of each of the secured notes with the net cash proceeds of certain equity offerings of capital stock of CHI that are used to capitalize CEH. CEH is also required to make an offer to purchase the secured notes upon the occurrence of certain change of control transactions or asset sales. The note indentures contain covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional debt, pay dividends or repurchase capital stock, create liens, and engage in sale and leaseback transactions.

CEH and the guarantors of the secured notes entered into an agreement to file a registration statement for a registered exchange of the secured notes. If CEH and the guarantors do not comply with their obligations under the registration rights agreement, they may be obligated to pay additional interest on the secured notes until the default is cured.

The $504 first priority term loan facility is payable in annual installments equal to 5.0% of the original principal amounts, beginning January 15, 2004, with a final payment due in 2008. The maturity is accelerated to September 2006 in the event that the Company’s unsecured public debt that matures in 2006 is not repaid, or funds are not set aside in a designated account to repay such debt, by September 15, 2006. The term loans include $450 of borrowings in U.S. dollars by Crown Cork & Seal Americas, Inc. (“Crown Americas”), and $54 equivalent of €50 in borrowings by CEH and bear interest at LIBOR plus 4.25%. The U.S. dollar loans are guaranteed by the Company, CHI and substantially all other U.S. subsidiaries, and are collateralized by substantially all assets of the U.S. guarantor subsidiaries. The euro loans are guaranteed by the Company, CHI and substantially all other U.S. subsidiaries and by certain subsidiaries in the U.K., Canada, France, Germany, Mexico, Switzerland and Belgium. The euro loans are collateralized by substantially all assets of the U.S. guarantor subsidiaries and assets of certain of the non-U.S. guarantor subsidiaries. The revolving credit facility contains the same guarantee and collateral provisions as the term loan facility and bears interest at LIBOR plus 4.0%. All guarantees are full and unconditional on a joint and several basis.

The term loan and revolving credit facilities contain financial covenants including an interest coverage ratio, a fixed charge coverage ratio, a net leverage ratio, a first lien net leverage ratio, and a cash-inflows to cash-outflows ratio of each of Crown Americas and CEH. The facilities are mandatorily prepayable with the proceeds from certain asset sales, certain insurance recoveries on asset losses, debt issuances, equity issuances and excess cash flows.

R. Derivative Financial Instruments

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Company manages these risks through a program that includes the use of derivative financial instruments. These instruments involve little complexity and are not used for trading or speculative purposes. The extent to which the Company uses such instruments is dependent upon its access to them in the financial markets and its ability to utilize other methods, such as exposure netting for foreign exchange risk, to effectively achieve its goal of risk reduction. The Company enters into only those contracts that it considers appropriate for the conduct of its business. To limit its exposure to credit risk from counterparties, the Company diversifies the counterparties used and monitors the concentration of risk. Counterparties to these contracts are major financial institutions.

The derivative financial instruments used are primarily swaps and forwards. The Company enters into foreign exchange contracts to reduce the effects of fluctuations in foreign currency exchange rates on its assets,

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

liabilities, firm commitments and anticipated transactions. The Company has not in the past hedged its exposure to foreign currency translation adjustments on its non-U.S. net assets because local cash flows are generally reinvested within the operations that generate them and, where possible, borrowings are obtained in the local currency. The Company enters into interest rate and cross-currency swaps to reduce interest rate risk and to modify the characteristics of its outstanding debt. The Company, to a lesser extent, enters into commodity forwards that are used in combination with commercial supply agreements to minimize exposure to significant price fluctuations in the basic raw materials for its products.

The Company formally documents all relationships between its hedging instruments and hedged items, as well as its risk management objective and strategy for establishing various hedge relationships. The Company formally assesses, both at the inception of the hedge and on an ongoing basis, whether each derivative instrument is highly effective in offsetting changes in the fair values or cash flows of the hedged item.

Cash Flow Hedges. The Company designates certain derivative instruments as cash flow hedges of anticipated purchases or sales, including certain foreign currency denominated intercompany transactions. The objective of these hedges is to protect functional currency cash flows from the effects of volatility in interest and foreign exchange rates and commodity prices. For hedges of anticipated cash flows outstanding during the year, the ineffective portion of these hedges was not material and no components of the hedge instruments were excluded from the measurement of hedge effectiveness.

The Company has designated two cross-currency swaps to hedge long-term U.S. dollar debt in the U.K. The combined notional value of the swaps of $500 corresponds to the combined notional value of the hedged debt. The swaps convert fixed rate U.S. dollar debt into fixed rate sterling debt. The swaps have been highly effective in reducing the related risk. The fair value of these swaps at December 31, 2002 and 2001 were $22 and $58 and were reported in noncurrent assets within the Consolidated Balance Sheets.

The Company has also designated foreign exchange swaps and forwards and commodity forwards as cash flow hedges of anticipated foreign exchange and commodity transactions. Contracts outstanding at December 31, 2002 mature between one and thirty-six months. The fair value of these contracts at December 31, 2002 and 2001 were credits of $4 and $3 and were reported in current liabilities and current assets within the Consolidated Balance Sheets.

Fair values for outstanding derivative instruments that are designated as cash flow hedges are accumulated in other comprehensive income in shareholders’ equity. The fair values are released to earnings when the related hedged items impact earnings. The changes in accumulated other comprehensive income associated with derivative hedging activities during the twelve months ended December 31, 2002 and 2001 were as follows:

	2002	2001
Balance at January 1	$(4)
Transition adjustment upon adoption of FAS 133, net of tax		$(18)
Current period changes in fair value, net of tax	(30)	21
Reclassifications to earnings, net of tax	36	(7)

Balance at December 31	$2	$(4)

The current period changes in fair value accumulated in other comprehensive income primarily reflect the impact of a weaker U.S. dollar and declining market interest rates. The reclassification to earnings includes the transfer of foreign exchange adjustments on the remeasurement of U.S. dollar debt into sterling at rates in effect at December 31, 2002 and 2001, respectively; interest, paid or to be paid, appropriately discounted at current

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

market rates; and, to a lesser extent, net losses from maturing commodity contracts. During the next twelve months ending December 31, 2003, a net charge of approximately $6 (net of tax) is expected to be reclassified to earnings. This net charge includes the fair values of maturing commodity contracts and the payment and accrual of interest related to the cross-currency swaps. The actual amount that will be reclassified to earnings over the next twelve months may vary from this amount due to changing market conditions or the impact of the debt refinancing discussed in Note Q. No amounts were reclassified to earnings during 2002 in connection with forecasted transactions that were no longer considered probable.

Fair Value Hedges. The Company designates certain derivative financial instruments as fair value hedges of recognized assets, liabilities, and unrecognized firm commitments. The objective of these hedges is to protect the functional currency values of the recognized assets, liabilities and unrecognized firm commitments from the effects of volatility in interest rates and foreign exchange rates that might occur prior to their conversion into the functional currency. In the measurement of hedge effectiveness for fair value hedges, the Company excludes the time value component of the instrument for recognized assets and liabilities, but includes it for firm commitments. Amounts excluded from the assessment and measurement of hedge effectiveness were reported in earnings and amounted to less than $1 before income taxes.

The Company has designated a cross-currency swap to hedge long-term U.S. dollar debt in France. The swap converted fixed rate U.S. dollar debt into variable rate euro debt indexed to EURIBOR. At December 31, 2002, the notional value of the swap was $200 and the notional value of the debt was $193. The decline in the debt notional value was the result of debt-for-equity exchanges as discussed in Note N. The hedge ineffectiveness resulting from this difference in notional value was not material and was reported as interest expense within the Consolidated Statements of Operations. The fair value of the swap at December 31, 2002 was a credit of $22 compared to a charge of $18 at December 31, 2001. The fair values at December 31, 2002 and 2001 were reported in noncurrent liabilities and noncurrent assets, respectively, in the Consolidated Balance Sheets. Changes in the fair value of the swap during 2002 were reported in earnings along with changes in the fair value of the debt, including the foreign exchange adjustments from the remeasurement of the debt. The impact on earnings from the swap during 2002 was a charge of $2 and was reported as interest expense in the Consolidated Statements of Operations.

The Company designates certain foreign currency forward exchange contracts as fair value hedges of recognized foreign-denominated assets and liabilities, generally trade accounts receivable and payable and intercompany debt, and unrecognized foreign-denominated firm commitments. At December 31, 2002 the fair values of these contracts were not material and were reported in current assets or current liabilities consistent with the classification of the hedged items. There was no impact on earnings in 2002 from a hedged firm commitment that no longer qualified as a fair value hedge.

S. Pensions and Other Retirement Benefits

Pensions. Prior to the formation of CHI, the Company sponsored various pension plans, covering substantially all U.S. and Canadian and some non-U.S. and non-Canadian employees, and participates in certain multi-employer pension plans. The benefits under these plans are based primarily on years of service and the employees’ remuneration near retirement. Contributions to multi-employer plans in which the Company and its subsidiaries participate are determined in accordance with the provisions of negotiated labor contracts or applicable local regulations. The Company’s objective in funding its pension plans is to accumulate funds sufficient to provide for all accrued benefits. In certain countries the funding of pension plans is not a common practice, so the Company has some plans which are not funded.

Plan assets of $2,832 consist principally of common stocks, fixed income securities and other investments, including $49 of the Company’s common stock.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The 2002, 2001 and 2000 components of pension expense/(income) were as follows:

U.S.	2002	2001	2000
Service cost	$9	$9	$8
Interest cost	85	88	91
Expected return on plan assets	(76)	(98)	(127)
Recognized actuarial loss/(gain)	37	18	(2)
Recognized prior service cost	2	2	2

Total pension expense/(income)	$57	$19	$(28)

Non-U.S.
Service cost	$25	$27	$28
Interest cost	125	132	136
Expected return on plan assets	(192)	(227)	(227)
Recognized actuarial loss	19	3	2
Recognized prior service cost	(7)
Cost attributable to plant closings			3

Total pension income	$(30)	$(65)	$(58)

Additional pension expense of $4, $4 and $5 was recognized in 2002, 2001 and 2000, respectively, for non-Company sponsored plans.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for U.S. pension plans with accumulated benefit obligations in excess of plan assets were $1,212, $1,190 and $736, respectively, as of December 31, 2002, and $1,229, $1,203 and $844, respectively, as of December 31, 2001.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for non-U.S. pension plans with accumulated benefit obligations in excess of plan assets was $234, $212 and $98, respectively, as of December 31, 2002 and $199, $181 and $94, respectively, as of December 31, 2001.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligations and plan assets for 2002 and 2001 were as follows:

Change in Benefit Obligation	2002	2001
U.S.
Benefit obligation at January 1	$1,229	$1,198
Service cost	9	9
Interest cost	85	88
Plan participants’ contributions	1	1
Amendments		1
Settlements	(52)	(9)
Special termination benefits		5
Actuarial loss	61	60
Benefits paid	(121)	(124)

Benefit obligation at December 31	$1,212	$1,229

	2002	2001
Non-U.S.
Benefit obligation at January 1	$1,955	$1,942
Service cost	25	27
Interest cost	125	132
Plan participants’ contributions	8	7
Amendments	(65)
Settlements	(1)
Actuarial (gain)/loss	(86)	10
Benefits paid	(103)	(104)
Foreign currency exchange rate changes	202	(59)

Benefit obligation at December 31	$2,060	$1,955

Change in Plan Assets	2002	2001
U.S.
Fair value of plan assets at January 1	$844	$1,009
Actual return on plan assets	(68)	(131)
Employer contributions	125	98
Plan participants’ contributions	1	1
Settlements	(45)	(9)
Benefits paid	(121)	(124)

Fair value of plan assets at December 31	$736	$844

Plan assets less than benefit obligation	$(476)	$(385)
Net transition obligation	6	6
Unrecognized actuarial loss	774	639
Unrecognized prior service cost	12	16

Net amount recognized	$316	$276

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amounts recognized in the balance sheet consist of:

Accrued benefit liability	$(456)	$(361)
Intangible asset	19	23
Accumulated other comprehensive income	753	614

Net amount recognized	$316	$276

Additional minimum pension liabilities of $772 and $637 have been recognized at December 31, 2002 and 2001, respectively. The U.S. settlement in 2002 relates to the Constar offering as discussed in Note M. An obligation for Additional minimum pension liabilities of $772 and $637 have been recognized at December 31, 2002 and 2001, respectively. The U.S. settlement in 2002 relates to the Constar offering as discussed in Note M. An obligation for special termination benefits were recorded in 2001 related to the closure of a U.S. food can plant. Settlements in 2001 occurred in the Company’s executive retirement plan.

Change in Plan Assets	2002	2001
Non-U.S.
Fair value of plan assets at January 1	$1,979	$2,284
Actual return on plan assets	(6)	(161)
Employer contributions	19	20
Plan participants’ contributions	8	7
Benefits paid	(103)	(104)
Foreign currency exchange rate changes	199	(67)

Fair value of plan assets at December 31	$2,096	$1,979

Plan assets in excess of benefit obligation	$36	$24
Unrecognized actuarial loss	617	473
Unrecognized prior service cost	(53)	9

Net amount recognized	$600	$506

Amounts recognized in the balance sheet consist of:
Prepaid benefit cost	$672	$565
Accrued benefit liability	(143)	$(117)
Intangible asset	9	7
Accumulated other comprehensive income	62	51

Net amount recognized	$600	$506

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Additional minimum pension liabilities of $71 and $58 have been recognized at December 31, 2002 and 2001, respectively. The weighted average actuarial assumptions for the Company’s pension plans were as follows:

	2002	2001	2000
U.S.
Discount rate	6.8%	7.3%	7.8%
Compensation increase	3.0%	3.5%	3.5%
Long-term rate of return	9.5%	10.0%	10.5%

Non-U.S.
Discount rate	6.9%	6.5%	7.2%
Compensation increase	4.4%	4.4%	5.2%
Long-term rate of return	9.2%	10.5%	10.5%

For 2003 the Company is lowering its expected rate of return on plan assets to 9.0% in the U.S. and Canada from 9.5% in 2002, and to 8.5% in the U.K. from 9.25% in 2002.

Other Postretirement Benefit Plans. Prior to the formation of CHI, the Company sponsored unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Life insurance benefits are generally provided by insurance contracts. The Company reserves the right, subject to existing agreements, to change, modify or discontinue the plans.

The components of the net postretirement benefit cost were as follows:

	2002	2001	2000
Service cost	$3	$5	$4
Interest cost	47	47	45
Recognized prior service cost	(1)	(1)	(2)
Recognized actuarial loss	4
Loss attributable to plant closings		2

Net periodic benefit cost	$53	$53	$47

The following provides the components of the changes in the benefit obligation, and reconciles the obligation to the amount recognized:

	2002	2001
Benefit obligations at January 1	$677	$633
Service cost	3	5
Interest cost	47	47
Amendments	(8)
Special termination benefits		3
Settlements	(10)
Actuarial loss	76	48
Benefits paid	(65)	(58)
Foreign currency exchange rate changes	2	(1)

Benefit obligation at December 31	722	677
Unrecognized actuarial loss	(176)	(109)
Unrecognized prior service cost	12	5

Net amount recognized	$558	$573

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The U.S. settlement in 2002 relates to the initial public offering of Constar as discussed in Note M. Special termination benefits were incurred in 2001 for the closing of a U.S. food can plant.

The health care accumulated postretirement benefit obligation was determined at December 31, 2002 and 2001 using health care trend rates of 10.2% and 8.5%, respectively, decreasing to 5.0% and 4.9% over seven years. The assumed long-term rate of compensation increase used for life insurance was 3.5% at both December 31, 2002 and 2001. The discount rate was 6.8% and 7.2% at December 31, 2002 and 2001, respectively. Changing the assumed health care cost trend rate by one percentage point in each year would change the accumulated postretirement benefit obligation by approximately $47 and the total of service and interest cost by $5.

Employee Savings Plan. The Company sponsors a Savings Investment Plan which covers substantially all domestic salaried employees who are 21 years of age. The Company matches up to 1.5% of a participant’s compensation and the total Company contributions were $2 in each of the last three years.

Employee Stock Purchase Plan. The Company sponsors an Employee Stock Purchase Plan which covers all domestic employees with one or more years of service who are non-officers and non-highly compensated as defined by the Internal Revenue Code. Eligible participants contribute 85% of the quarter-ending market price towards the purchase of each common share. The Company’s contribution is equivalent to 15% of the quarter-ending market price. Total shares purchased under the plan in 2002 and 2001 were 132,905 and 606,657, respectively, and the Company’s contributions were less than $1 in both years.

T. Income Taxes

Pre-tax income/(loss) for the years ended December 31 was taxed under the following jurisdictions:

	2002	2001	2000
U.S.	$(324)	$(372)	$(398)
Foreign	179	(72)	181

	$(145)	$(444)	$(217)

The provision/(benefit) for income taxes consists of the following:
Current tax provision/(benefit):
U.S. Federal	$(10)		$1
State and foreign	71	$48	37

	61	48	38

Deferred tax provision/(benefit):
U.S. Federal	(26)	452	(128)
State and foreign	(5)	28	32

	(31)	480	(96)

Total	$30	$528	$(58)

During 2002, the Company created U.S. tax losses that will be used to recover $13 of U.S. federal taxes paid in prior years. Also during 2002, the Company used prior year tax losses to recover $24 of U.S. federal taxes paid in prior years. As of December 31, 2002, there are no additional recoveries available for U.S. federal taxes paid in prior years. During 2001, the Company established a valuation allowance of $659 to fully reserve its net U.S. deferred tax assets as of December 31, 2001. This allowance included a charge of $452 as shown in the table

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

above for pre-2001 deferred tax assets, $114 for benefits not recognized on current-year losses, and $93 for the deferred tax on the 2001 addition to the minimum pension liability. The federal provision of $452 included a charge of $122 for deferred tax assets that were set up for prior years’ additional minimum pension liability. In the event that the minimum pension liability is substantially eliminated in future periods, the Company will recognize an income tax benefit of $122.

The provision/(benefit) for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pre-tax income/(loss) as a result of the following differences:

	2002	2001	2000
U.S. statutory rate at 35%	$(51)	$(155)	$(76)
Non-U.S. operations at different rates	(11)	(14)	(23)
Amortization of goodwill		39	40
Valuation allowance	(30)	588
Impairment loss on African subsidiaries		71
Sale of businesses	119
Other items, net	3	(1)	1

Income tax provision/(benefit)	$30	$528	($58)

During 2002, the Company incurred pre-tax losses of $247 on the sale of various assets and businesses, primarily the sale of 89.5% of its interest in Constar and the sale of its European pharmaceutical packaging business. Due to the difference in the book and tax basis of these businesses, primarily due to goodwill, the Company incurred tax charges on these sales. The effect of these charges is included in the sale of businesses caption.

The valuation allowance caption in 2002 includes $24 for the recovery of U.S. federal taxes paid in prior years as discussed above, and other adjustments of $6. The caption also includes a credit of $20 for tax contingencies resolved in the U.S. and a charge of $20 for a tax contingency which arose in Europe. The valuation allowance caption for 2001 includes $566 for the current and prior year U.S. deferred tax assets and $22 for other adjustments, and for 2000 includes a benefit for the reduction of reserves for tax contingencies, offset by a net charge for valuation allowance adjustments, totaling less than $1. The impairment loss on African subsidiaries caption includes the non-deductible write-off of goodwill and accumulated foreign currency translation adjustments. Further information on this impairment loss is included in Note M.

The Company paid taxes, net of refunds, of $22, $54 and $43 in 2002, 2001 and 2000, respectively.

The components of deferred tax assets and liabilities at December 31, were:

	2002		2001
	Asset	Liability	Asset	Liability
Depreciation		$243		$303
Tax loss and credit carryforwards	$366		$428
Postretirement and postemployment benefits	208		203
Pensions		35		23
Asbestos	92		121
Inventories		16		14
Accruals and other	63	36	126	57

	729	330	878	397
Valuation allowance	(695)		(766)

	$34	$330	$112	$397

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Prepaid expenses and other current assets included $17 and $12 of deferred tax assets at December 31, 2002 and 2001, respectively.

Carryforwards of $6 expire over the next five years; $227 expire in years six through twenty; and $133 can be utilized over an indefinite period.

The valuation allowance of $695 included $53 which, if reversed in future periods, will reduce goodwill.

The cumulative amount of the Company’s share of undistributed earnings of non-U.S. subsidiaries for which no deferred taxes have been provided was $719 and $816 as of December 31, 2002 and 2001, respectively. Management has no plans to distribute such earnings in the foreseeable future.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

(Unaudited)

	Three months ended June 30,
	2003	2002
Net sales	$1,726	$1,789
Cost of products sold, excluding depreciation and amortization	1,422	1,455
Depreciation and amortization	85	94

Gross profit	219	240
Selling and administrative expense	81	76
Provision for asset impairments and loss on sale of assets	(3)
(Gain)/loss from early extinguishment of debt	(2)	(25)
Interest expense	101	86
Interest income	(3)	(2)
Translation and exchange adjustments	(56)	9

Income before income taxes, minority interests and cumulative effect of a change in accounting	101	96
Provision for income taxes	20	26
Minority interests, net of equity earnings	(31)	(6)

Net income	$50	$64

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

(Unaudited)

	Six months ended June 30,
	2003	2002
Net sales	$3,186	$3,356
Cost of products sold, excluding depreciation and amortization	2,656	2,760
Depreciation and amortization	163	185

Gross profit	367	411
Selling and administrative expense	162	152
Provision for restructuring		2
Provision for asset impairments and (gain)/loss on sale of assets	(3)	24
(Gain)/loss from early extinguishment of debt	9	(25)
Interest expense	180	179
Interest income	(5)	(5)
Translation and exchange adjustments	(69)	18

Income before income taxes, minority interests and cumulative effect of a change in accounting	93	66
Provision for income taxes	39	46
Minority interests, net of equity earnings	(38)	(10)

Income before cumulative effect of a change in accounting	16	10
Cumulative effect of a change in accounting		(1,014)

Net income/(loss)	$16	$(1,004)

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATED BALANCE SHEETS (Condensed)

(In millions)

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets
Cash and cash equivalents	$276	$363
Receivables	1,023	782
Inventories	975	779
Restricted cash	162
Prepaid expenses and other current assets	94	100

Total current assets	2,530	2,024

Long-term notes and receivables	27	24
Investments	93	111
Goodwill	2,362	2,269
Property, plant and equipment, net	2,176	2,212
Other non-current assets	1,019	865

Total	$8,207	$7,505

LIABILITIES AND SHAREHOLDER’S EQUITY/(DEFICIT)
Current liabilities
Short-term debt	$62	$54
Current maturities of long-term debt	190	612
Accounts payable and accrued liabilities	1,762	1,541
Income taxes payable	58	63

Total current liabilities	2,072	2,270

Long-term debt, excluding current maturities	4,112	3,388
Postretirement and pension liabilities	1,029	982
Other non-current liabilities	722	756
Minority interests	216	196
Commitments and contingent liabilities (Note K)
Shareholder’s equity/(deficit)	56	(87)

Total	$8,207	$7,505

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Condensed)

(In millions)

(Unaudited)

	Six months ended June 30,
	2003	2002
Cash flows from operating activities
Net income/(loss)	$16	$(1,004)
Depreciation and amortization	163	185
Provision for restructuring		2
Provision for asset impairments and (gain)/loss on sale of assets	(3)	24
(Gain)/loss from early extinguishment of debt	9	(25)
Translation and foreign exchange (gain)/loss	(69)	18
Cumulative effect of a change in accounting		1,014
Changes in assets and liabilities	(201)	(216)

Net cash used for operating activities	(85)	(2)

Cash flows from investing activities
Capital expenditures	(54)	(56)
Proceeds from sale of property, plant and equipment	16	7
Change in restricted cash	(162)
Proceeds from sale of businesses		181
Other, net	1	(3)

Net cash provided by / (used for) investing activities	(199)	129

Cash flows from financing activities
Proceeds from long-term debt	2,622	14
Payments of long-term debt	(798)	(18)
Net change in short-term debt	(1,522)	(237)
Debt issue costs	(131)
Proceeds from termination of currency swap	13
Common stock issued	2	1
Minority contributions, net of dividends paid	(6)	(15)

Net cash provided by / (used for) financing activities	180	(255)

Effect of exchange rate changes on cash and cash equivalents	17	(20)

Net change in cash and cash equivalents	(87)	(148)
Cash and cash equivalents at beginning of period	363	456

Cash and cash equivalents at end of period	$276	$308

The accompanying notes are an integral part of these financial statements.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions)

(Unaudited)

A. Statement of Information Furnished

In February, 2003, shares of Crown Cork & Seal Company, Inc. common stock were converted to shares of Crown Holdings, Inc. (“CHI”). CHI was formed as part of the Company’s refinancing and is the parent company of Crown Cork & Seal Company, Inc. (the “Company”). This conversion had no effect on the results of operations, financial position or cash flow of the Company. These financial statements are provided to comply with CHI’s requirement under Regulation S-X to provide financial statements of affiliates whose securities collateralize public debt.

In the opinion of management, these unaudited interim consolidated financial statements contain all adjustments of a normal and recurring nature necessary to present fairly the financial position of Crown Cork & Seal Company, Inc. as of June 30, 2003 and the results of its operations and cash flows for the periods ended June 30, 2003 and 2002, respectively. These results have been determined on the basis of U.S. generally accepted accounting principles and practices consistently applied.

Certain information and footnote disclosures, normally included in financial statements presented in accordance with U.S. generally accepted accounting principles, have been condensed or omitted. The December 31, 2002 balance sheet data was derived from the audited consolidated financial statements as of December 31, 2002. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2002 included elsewhere in this registration statement.

B. Stock-Based Compensation

At June 30, 2003, the Company participated in four active stock option plans sponsored by CHI. The Company accounts for those plans under the recognition and measurement principles of APB 25 and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of CHI’s common stock at the date of grant. The following table illustrates the effect on net income/(loss) and earnings per share if the Company had applied the fair value recognition provisions of FAS 123, to stock-based employee compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income/(loss), as reported	$ 50	$ 64	$16	$(1,004)
Deduct: total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(3)	(3)	(5)	(5)

Pro forma net income/(loss)	$47	$61	$11	$(1,009)

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

C. Goodwill

The changes in the carrying amount of goodwill for the six months ended June 30, 2003 and 2002, respectively, were as follows:

Balance as of January 1, 2003	$2,269
Foreign currency translation and other	93

Balance as of June 30, 2003	$2,362

Balance as of January 1, 2002	$3,625
Transitional impairment charge	(1,014)
Divestitures	(131)
Foreign currency translation and other	83

Balance as of June 30, 2002	$2,563

During the second quarter of 2002, the Company completed its transitional impairment review and recognized a noncash, non-tax deductible impairment charge of $1,014 reported as the cumulative effect of a change in accounting, effective January 1, 2002. In evaluating and measuring the impairment charge, estimated fair values were calculated for each reporting unit using a combination of market values for comparable businesses and discounted cash flow projections.

D. Inventories

	June 30, 2003	December 31, 2002
Finished goods	$439	$314
Work in process	116	89
Raw material and supplies	420	376

	$975	$779

E. Debt and Liquidity

On February 26, 2003, the Company completed a refinancing. The proceeds from the refinancing consisted of the sale of $1,085 of 9.5% second priority senior secured notes due in 2011, € 285 ($306 equivalent at February 26, 2003) of 10.25% second priority senior secured notes due in 2011, $725 of 10.875% third priority senior secured notes due in 2013, and $504 of first priority term loans due in 2008 (which are accelerated to 2006 in the event that the Company’s unsecured public debt that matures in 2006 is not repaid, or funds are not set aside in a designated account to repay such debt, by September 15, 2006) and a new $550 first priority revolving credit facility due in 2006.

The proceeds of $2,620 from the senior secured notes and term loans, and $198 of borrowings under the new $550 credit facility, were used to repay the existing credit facility, to repurchase outstanding unsecured notes, and to pay fees and expenses associated with the refinancing. The remaining proceeds were placed in restricted cash accounts as collateral for the senior secured notes, the term loans and the revolving credit facility, and may only be used to repurchase or retire certain existing unsecured notes. As of June 30, 2003 the remaining balance of $162 in the collateral accounts was reported as restricted cash in the Consolidated Balance Sheet. The Company expects to use the remaining restricted cash balance to repay the remaining notes due in 2003.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the first six months of 2003, the Company repurchased or retired $784 of unsecured notes. The Company also exchanged 5.4 million shares of its common stock for debt with a face value of $43 in privately negotiated debt-for-equity exchanges. In connection with the repurchases and exchanges and the write-off of unamortized financing fees and expenses from its previous credit facility, the Company recognized a pretax loss of $9 from the early extinguishment of debt for the six months ended June 30, 2003.

During the second quarter of 2002, the Company exchanged 24.4 million shares of its common stock with a market value of $190 for debt with face value of $210 and accrued interest of $5. In connection with the exchanges, the Company recorded a pretax gain of $25 from the early extinguishment of debt.

During the first six months of 2003, the Company recognized unrealized foreign exchange gains of $64 due to the net U.S. dollar exposure in certain European subsidiaries arising from the sale of the senior secured notes as described above.

In July, 2003, the Company refinanced the $450 first priority term loan with the proceeds from a new first priority term loan on substantially the same terms except that the new term loan bears interest at LIBOR plus 3.00%, compared to LIBOR plus 4.25% for the refinanced term loan, and includes a prepayment premium of 1.00% if the new term loan is paid back in full within one year.

F. Derivative Financial Instruments

During the first quarter of 2003, two cross-currency swaps that had effectively converted U.S. dollar-denominated fixed rate debt into variable rate euro-denominated debt and fixed rate sterling-denominated debt were deemed ineffective due to the repurchase of a significant portion of the hedged debt. As such, hedge accounting for these derivatives was discontinued prospectively. The debt and related swaps had original maturity dates of December 2003 and notional values of $200 each. In April 2003, the sterling swap was settled prior to maturity at its fair value of $13.

In July, 2003, the Company entered into three interest rate swaps with a combined notional value of $800. The swaps effectively convert $800 of 9.5% fixed rate debt into variable rate debt at LIBOR plus 5.48%. The swaps will be accounted for as fair value hedges of the second priority U.S. dollar notes due 2011.

G. Restructuring

During the first quarter of 2002, the Company provided $2 for severance costs in connection with the closing of a crown plant and elimination of a crown operation in Europe.

The balance in the restructuring reserve represents contracts or agreements whereby payments are extended over time. This includes agreements with unions and governmental agencies related to employees as well as with landlords in lease arrangements. The balance of the restructuring reserve (excluding write-down of assets which is reflected as a reduction of the related asset account) is included within “accounts payable and accrued liabilities” in the Consolidated Balance Sheets.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of the restructuring reserve and movements within these components during the first six months of 2002 and 2003 were as follows:

	Termination Benefits	Other Exit Costs	Total
Balance as of January 1, 2002	$8	$14	$22
Provision	2		2
Payments made	(7)	(2)	(9)
Foreign currency translation and other		(2)	(2)

Balance as of June 30, 2002	$3	$10	$13

Balance as of January 1, 2003	$9	$5	$14
Payments made	(3)	(1)	(4)
Foreign currency translation and other		(1)	(1)

Balance as of June 30, 2003	$6	$3	$9

H. Asset Impairments and (Gain)/Loss on Sale of Assets

During the first six months of 2003, the Company sold various assets for $16 and recorded a net gain of $3 before tax.

During the first six months of 2002, the Company completed the sales of its U.S. fragrance pumps business, its European pharmaceutical packaging business, and its 15% shareholding in Crown Nampak (Pty) Ltd. for total net proceeds of $181. A net loss of $32 was recognized in connection with these sales, including a tax charge of $8. The loss was primarily in Europe from the sale of the pharmaceutical packaging business. During the first six months of 2002, the Company sold various other assets for $7 with no net gain or loss.

During the second half of 2002, the Company completed the sale of its businesses in Central and East Africa and an initial public offering of Constar International Inc. (“Constar”). The divested businesses other than Constar were not presented as discontinued operations because their sale was initiated prior to the initial application of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Constar was not presented as a discontinued operation because the Company retained a 10.5% ownership interest and accounts for its investment in Constar as an equity investment.

I. Commitments and Contingent Liabilities

The Company is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock the Company purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation operations and was later merged into the Company.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value adjusted for inflation. The Company has already paid significantly more for asbestos claims than the acquired company’s asset value. On June 12, 2002, the Company received a favorable ruling from the Philadelphia Court of Common Pleas on its motion for summary judgment regarding the 376 asbestos-related cases pending against

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

it in that court (in re Asbestos Litigation, October Term 1986, Number 001). The plaintiffs claimed that the legislation was procedurally inapplicable and that, if applicable, it violated due process and other clauses of the United States and Pennsylvania constitutions. The plaintiffs’ appeal of that ruling was heard by the Supreme Court of Pennsylvania on October 22, 2002, and a decision could come at any time. An unfavorable decision may require the Company to increase its accrual for pending and future asbestos-related claims.

In June 2003, the State of Texas enacted general tort reform legislation. The bill includes a provision that limits the asbestos-related liabilities in Texas courts of companies, such as the Company, that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The new Texas legislation, which applies to future claims and pending claims, caps asbestos-related liabilities at the total value of the predecessor’s assets adjusted for inflation. The Company has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets. The Company estimates that pending claims in Texas currently constitute approximately 25% to 30% of total claims outstanding. For the near term, the Company does not anticipate that the new legislation will affect its current accrual for asbestos-related claims. Relying on the new legislation, the Company filed a motion for summary judgment on July 1, 2003 in two asbestos-related cases pending against it in the District Court of Harris County, Texas. The plaintiffs have opposed the Company’s motion and are contesting the validity of the Texas legislation. (In Re Asbestos Litigation (Claimants Represented by Mundy & Singley), No. 90-23333, District Court, Harris County, Texas) The Company cautions, however, that the legislation is novel and may be further challenged and there can be no assurance regarding the ultimate effect of the legislation or related litigation on the Company.

On July 10, 2003, the Senate Judiciary Committee approved a bill that would create a national trust fund to compensate people with asbestos-related diseases and limit the payments made by companies relating to asbestos-related liabilities. The bill has not yet been considered by the Senate or House of Representatives. There can be no assurance that this bill will be passed in its present form or at all and the Company is unable to predict the impact that any such legislation will have on the Company. Due to this uncertainty, the Company has not considered the bill in evaluating the adequacy of its reserve for asbestos-related claims.

During the six months ended June 30, 2003, the Company received 28,000 new claims, settled or dismissed 11,000 claims for a total of $11 and had 76,000 claims outstanding at the end of the period. During the six months ended June 30, 2002, the Company received 20,000 new claims, settled or dismissed 20,000 claims for a total of $35 and had 66,000 claims outstanding at the end of the period. Settlement amounts include amounts committed to be paid in future periods.

As of June 30, 2003, the Company’s accrual for pending and future asbestos-related claims was $233, a decrease of $30 since December 31, 2002 due to payments made during the first six months of 2003. The 2003 payments included amounts for claims that were settled in previous years. The Company estimates that its probable and estimable asbestos liability for pending and future asbestos-related claims will range between $233 and $472. The accrual balance of $233 includes $114 for unasserted claims and $41 for committed settlements that will be paid over time. Historically (1977-2002), the Company estimates that approximately one-quarter of all asbestos-related claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964. However, because of the Company’s settlement experience to date and the increased difficulty of establishing identification of the subsidiary’s insulation products as the cause of injury by persons alleging first exposure to asbestos after 1964, the Company has not included in its accrual and range of potential liability any amounts for settlements by persons alleging first exposure to asbestos after 1964.

Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the U.S. company’s insulation business in 1964 would not be entitled to settlement payouts and that the Pennsylvania asbestos legislation described above is expected to have a highly favorable impact on the Company’s ability to settle or defend against asbestos-related claims. The Company’s accrual includes estimates for probable costs for claims through the year 2012. The upper end of the Company’s estimated range of possible asbestos costs of $472 includes claims beyond that date.

Crown Cork & Seal Company, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

While it is not possible to predict the ultimate outcome of the asbestos-related claims and settlements, the Company believes that resolution of these matters is not expected to have a material adverse effect on the Company’s financial position. The Company cautions, however, that these estimates for asbestos cases and settlements are difficult to predict and may be influenced by many factors. Accordingly, these matters, if resolved in a manner different from the estimate, could have a material effect on the Company’s results of operations, financial position and cash flow.

On March 18, 2003, the European Commission issued a Statement of Objections alleging that certain of the Company’s European subsidiaries engaged in commercial practices that violated European competition law. The Statement of Objections, which is understood to arise from an investigation of a complaint made by a competitor, alleges that certain food can contracts primarily in the United Kingdom and Ireland during the 1990’s infringed Article 82 of the EC Treaty (abuse of dominant position). The issuance of a Statement of Objections by the Commission is the initial step in formal proceedings. It does not constitute a decision on the merits. The Company has filed its reply to the Statement of Objections and, under applicable procedures, will have the opportunity to contest its allegations at a formal hearing. The Commission will issue its formal decision sometime after the hearing and if it finds that the subsidiaries violated European competition law, the Commission has the authority to require the Company to modify its commercial practices and to levy fines. The Commission’s decision may be appealed to the European Court of First Instance. The Company believes that the allegations against it are without merit and intends to defend its position vigorously. However, the matter is in its preliminary stages and the Company is unable to predict the ultimate outcome or its impact on the Company. The Company is also unable at this time to estimate the range of potential fines, which could be material to its results of operations, financial position and cash flow.

The Company is also subject to various other lawsuits and claims with respect to matters such as governmental and environmental regulations and other actions arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated results, liquidity or financial position of the Company.

The Company has various commitments to purchase materials and supplies as part of the ordinary conduct of business. The Company’s basic raw materials for its products are tinplate, aluminum and resins, all of which are purchased from multiple sources. The Company is subject to material fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to reflect these movements. There can be no assurances, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for standby letters of credit and for purchases of capital assets.

The Company has guaranteed future rent payments for properties leased by Constar International, Inc. The guarantees represent an accommodation to landlords due to Constar’s divestiture from the Company in 2002. There has been no material change to these guarantees since December 31, 2002.

At June 30, 2003 the Company has certain indemnification agreements covering environmental remediation and other potential costs associated with properties sold or businesses divested. There has been no material change to these guarantees since December 31, 2002. The Company accrues for costs associated with such indemnifications when it is probable that a liability has been incurred and the amount can be reasonably estimated.

The Company also has guarantees with various governmental agencies within Europe to cover imports and other tax matters. There has been no material change to these guarantees since December 31, 2002.

Crown Holdings, Inc.

Crown European Holdings

OFFER TO EXCHANGE

$1,085,000,000 9 1/2% Second Priority Senior Secured Notes due 2011 and related Guarantees for all outstanding 9 1/2% Second Priority Senior Secured Notes due 2011

€285,000,000 10 1/4% Second Priority Senior Secured Notes due 2011 and related Guarantees for all outstanding 10 1/4% Second Priority Senior Secured Notes due 2011

$725,000,000 10 7/8% Third Priority Senior Secured Notes due 2013 and related Guarantees for all outstanding 10 7/8% Third Priority Senior Secured Notes due 2013

Prospectus

, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation’s bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney’s fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Crown’s Bylaws provide that Crown shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Crown, against all liability, loss and expense (including attorney’s fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of Crown. Crown’s Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and following a “change of control of the Company” shall) be paid by Crown in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Crown under applicable law. Additionally, Crown’s Bylaws limit directors’ personal liability for monetary damages for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office under the PBCL’s standard of care and justifiable reliance provisions and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law. Crown has purchased directors’ and officers’ liability insurance covering certain liabilities which may be incurred by the officers and directors of Crown in connection with the performance of their duties.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

3.a	Articles of Incorporation of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Crown Holdings, Inc.’s (the “Registrant”) Current Report on Form 8-K dated February 26, 2003 (File No. 000-50189))

3.b	By-laws of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 000-50189))

4.a	Credit Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown International Holdings, Inc., as Parent Guarantors, Crown European Holdings, as Euro Borrower, Crown Cork & Seal Americas, Inc. as U.S. Borrower, the Subsidiary Borrowers Named therein, the Lenders referred to therein, Citicorp North America, Inc., as Administrative Agent and Citibank International plc, as U.K. Administrative Agent (incorporated by reference to Exhibit 4.cc of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-50189) (the “2002 Annual Report”))

4.b	Euro Pledge Agreement, dated as of February 26, 2003 among Crown Cork & Seal Company, Inc., Crown International Holdings, Inc., Crown Cork & Seal Americas, Inc. and the Domestic Subsidiaries party thereto, as Pledgors, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.dd of the 2002 Annual Report)

4.c	CEH Pledge Agreement, dated as of February 26, 2003 among Crown European Holdings, as Pledgor, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.ee of the 2002 Annual Report)

4.d	Shared Pledge Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Pledgors, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.ff of the 2002 Annual Report)

4.e	Bank Pledge Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Grantors, and Citicorp North Americas, Inc., as U.S. Collateral Agent (incorporated by reference to Exhibit 4.gg of the 2002 Annual Report)

4.f	LLC Pledge Agreement, dated as of February 26, 2003 among CCK Investments LLC, as Pledgor, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.hh of the 2002 Annual Report)

4.g	U.S. Security Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Grantors, and Citicorp North America, Inc., as U.S. Collateral Agent (incorporated by reference to Exhibit 4.ii of the 2002 Annual Report)

4.h	U.S. Guarantee Agreement, dated as of February 26, 2003 among the Domestic Subsidiaries referred to therein and Citicorp North America, Inc., as Administrative Agent (incorporated by reference to Exhibit 4.jj of the 2002 Annual Report)

4.i	Non-U.S. Guarantee Agreement, dated as of February 26, 2003 among the Guarantors referred to therein and Citibank International plc, as U.K. Administrative Agent (incorporated by reference to Exhibit 4.kk of the 2002 Annual Report)

4.j	Global Participation and Proceeds Sharing Agreement, dated as of February 26, 2003 among Citicorp North America, Inc., as Bank Agent, U.S. Collateral Agent and Sharing Agent, Citibank International plc, as U.K. Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 3.2 of the 2002 Annual Report)

4.k	Registration Rights Agreement relating to the 9.5% Second Priority Senior Secured Notes due 2011 and the 10.25% Second Priority Senior Secured Notes due 2011, dated as of February 26, 2003 among Crown European Holdings, Crown Holdings, Inc. and the other Guarantors named therein and the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.mm of the 2002 Annual Report)

4.l	Registration Rights Agreement relating to the 10.875% Third Priority Senior Secured Notes due 2013, dated as of February 26, 2003 among Crown European Holdings, Crown Holdings, Inc. and the other Guarantors named therein and the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.nn of the 2002 Annual Report)

4.m	Indenture dated as of February 26, 2003, by and among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing Crown European Holdings’ 9.5% Second Priority Senior Secured Notes due 2011 and 10.25% Second Priority Senior Secured Notes due 2001 (incorporated by reference to Exhibit 4.oo of the 2002 Annual Report)

4.n	Form of Crown European Holdings’ 9.5% Second Priority Senior Secured Notes due 2011 (incorporated by reference to Exhibit 4.pp of the 2002 Annual Report)

4.o	Form of Crown European Holdings’ 10.25% Second Priority Senior Secured Notes due 2011 (incorporated by reference to Exhibit 4.qq of the 2002 Annual Report)

4.p	Indenture dated as of February 26, 2003, by and among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing Crown European Holdings’ 10.875% Third Priority Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.rr of the 2002 Annual Report)

4.q	Form of Crown European Holdings’ 10.875% Third Priority Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.ss of the 2002 Annual Report)

4.r	U.S. Intercreditor and Collateral Agency Agreement, dated as of February 26, 2003 among Citicorp North America, Inc., as Administrative Agent and U.S. Collateral Agent, Citibank International plc, as U.K. Administrative Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, Crown Holdings, Inc., Crown Cork & Seal Americas, Inc., Crown Cork & Seal Company, Inc., Crown International Holdings, Inc. and each of the U.S. subsidiaries of Crown Holdings, Inc. listed on Schedule I thereto (incorporated by reference to Exhibit 4.tt of the 2002 Annual Report)

4.s	Euro Intercreditor and Collateral Agency Agreement, dated as of February 26, 2003 among Citibank International plc, as Bank Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, Citicorp Trustee Company Limited, as Euro Collateral Agent, Crown European Holdings and the subsidiaries of Crown European Holdings listed on Schedule I thereto (incorporated by reference to Exhibit 4.uu of the 2002 Annual Report)

5.a	Opinion of Dechert LLP, Philadelphia, Pennsylvania

5.b	Opinion of Holland & Knight LLP, Orlando, Florida

5.c	Opinion of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio

5.d	Opinion of Miller Thomson, LLP, Toronto, Canada

5.e	Opinion of Hoelters & Elsing, Frankfurt, Germany

5.f	Opinion of JeantetAssociés, Paris, France

5.g	Opinion of Basham, Ringe y Correa, S.C., Mexico City, Mexico

5.h	Opinion of Homburger, Zurich, Switzerland

5.i	Opinion of Dechert, London, England

5.j	Opinion of Cannizo Ortiz y Asociados, S.C., Mexico City, Mexico

5.k	Opinion of Stewart McKelvey Stirling Scales, Halifax, Canada

12	Computation of Ratio of Earnings to Fixed Charges†

21	Subsidiaries of Crown Holdings, Inc. (incorporated by reference to Exhibit 21 of the 2002 Annual Report)

23.a	Consent of PricewaterhouseCoopers LLP

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a)

23.c	Consent of Holland & Knight LLP, Orlando, Florida (included in Exhibit 5.b)

23.d	Consent of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio (included in Exhibit 5.c)

23.e	Consent of Miller Thomson, LLP, Toronto, Canada (included in Exhibit 5.d)

23.f	Consent of Hoelters & Elsing, Frankfurt, Germany (included in Exhibit 5.e)

23.g	Consent of JeantetAssociés, Paris, France (included in Exhibit 5.f)

23.h	Consent of Basham, Ringe y Correa, S.C., Mexico City, Mexico (included in Exhibit 5.g)

23.i	Consent of Homburger, Zurich, Switzerland (included in Exhibit 5.h)

23.j	Consent of Dechert, London, England (included in Exhibit 5.i)

23.k	Consent of Cannizo Ortiz y Asociados, S.C., Mexico City, Mexico (included in Exhibit 5.j)

23.l	Consent of Stewart McKelvey Stirling Scales, Halifax, Canada (included in Exhibit 5.k)

24.a	Powers of Attorney†

24.b	Resolutions of the Board of Directors of Certain Registrants Authorizing Signature by Power of Attorney†

25	Statements of Eligibility and Qualification of Wells Fargo Bank Minnesota, National Association on Form T-1†

99.a	Form of Letter of Transmittal

99.b	Form of Letter to Holders of 9.5% Second Priority Senior Secured Notes due 2011, Holders of 10.25% Second Priority Senior Secured Notes due 2011 and Holders of 10.875% Third Priority Senior Secured Notes due 2013 Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended†

99.d	Form of Letter to Clients Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9†

†	Previously filed.

(b) Financial Statement Schedules:

Report of Independent Accountants on

Financial Statement Schedule

To the Board of Directors and Shareholders of Crown Holdings, Inc:

Our audits of the consolidated financial statements referred to in our report dated March 19, 2003 except for Note X, as to which the date is May 22, 2003, appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement on Form S-4. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 19, 2003

Crown Holdings, Inc.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(In millions)
COLUMN A	COLUMN B	COLUMN C			COLUMN D	COLUMN E
		Additions
Description	Balance at beginning of period	Charged to costs and expenses		Charged to other accounts	Deductions – Write-offs	Balance at end of period
For the Year Ended December 31, 2002
Allowances deducted from assets to which they apply
Trade accounts receivable	$95	$20			$61	$54
Deferred tax assets	766	(30)		(41)		695

For the Year Ended December 31, 2001
Allowances deducted from assets to which they apply
Trade accounts receivable	116	5			26	95
Deferred tax assets	104	574	*	93	5	766

* Includes $452 for pre-2001 U.S. deferred tax assets and $114 for tax benefits not recognized on 2001 U.S. losses.

For the Year Ended December 31, 2000
Allowances deducted from assets to which they apply
Trade accounts receivable	48	74	**		6	116
Deferred tax assets	146	(7)			35	104

** Includes $55 for the provisions against bad debts for a U.S. food can customer that has filed a voluntary Chapter 11 bankruptcy petition.

Report of Independent Accountants on

Financial Statement Schedule

To the Board of Directors and Shareholder of Crown Cork & Seal Company, Inc:

Our audits of the consolidated financial statements referred to in our report dated March 19, 2003 appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement on Form S-4. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 19, 2003

Crown Cork & Seal Company, Inc.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(In millions)
COLUMN A	COLUMN B	COLUMN C			COLUMN D	COLUMN E
		Additions
Description	Balance at beginning of period	Charged to costs and expenses		Charged to other accounts	Deductions – Write-offs	Balance at end of period
For the Year Ended December 31, 2002
Allowances deducted from assets to which they apply
Trade accounts receivable	$95	$20			$61	$54
Deferred tax assets	766	(30)		(41)		695

For the Year Ended December 31, 2001
Allowances deducted from assets to which they apply
Trade accounts receivable	116	5			26	95
Deferred tax assets	104	574	*	93	5	766

* Includes $452 for pre-2001 U.S. deferred tax assets and $114 for tax benefits not recognized on 2001 U.S. losses.

For the Year Ended December 31, 2000
Allowances deducted from assets to which they apply
Trade accounts receivable	48	74	**		6	116
Deferred tax assets	146	(7)			35	104

** Includes $55 for the provisions against bad debts for a U.S. food can customer that has filed a voluntary Chapter 11 bankruptcy petition.

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

CROWN EUROPEAN HOLDINGS

By:	/s/ WILLIAM R. APTED
Name:	William R. Apted
Title:	Président and Directeur Général

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ WILLIAM R. APTED William R. Apted		Président and Directeur Général (Principal Executive Officer)	September 4, 2003

/s/ HOWARD LOMAX Howard Lomax		Directeur Délégé (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* John W. Conway		Administrateur	September 4, 2003

* Alan W. Rutherford		Administrateur (Authorized U.S. Representative)	September 4, 2003

* François DeWendel		Administrateur	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN HOLDINGS, INC.

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 4, 2003

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 4, 2003

/s/ THOMAS A. KELLY Thomas A. Kelly	Vice President and Corporate Controller (Principal Accounting Officer)	September 4, 2003

* Jenne K. Britell	Director	September 4, 2003

* Arnold W. Donald	Director	September 4, 2003

* Marie L. Garibaldi	Director	September 4, 2003

* Hans J. Löliger	Director	September 4, 2003

* John B. Neff	Director	September 4, 2003

* Thomas A. Ralph	Director	September 4, 2003

* Hugues du Rouret	Director	September 4, 2003

Signature		Title	Date

* Harold A. Sorgenti		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	President and Director (Principal Executive Officer)	September 4, 2003

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Vice President, Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary, General Counsel and Director	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN HOLDINGS (PA), LLC

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President (Principal Executive Officer)	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President and Secretary	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

By:	/s/ RAYMOND L. MCGOWAN
Name:	Raymond L. McGowan
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ RAYMOND L. MCGOWAN Raymond L. McGowan		President (Principal Executive Officer)	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns		Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Vice President, Secretary and Director	September 4, 2003

* Patrick D. Szmyt		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN BEVERAGE PACKAGING, INC.

By:	/s/ ROBERT J. TRUITT
Name:	Robert J. Truitt
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ ROBERT J. TRUITT Robert J. Truitt		President and Director (Principal Executive Officer)	September 4, 2003

/s/ PATRICK D. SZMYT Patrick D. Szmyt		Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Frank J. Mechura		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CONSULTANTS, INC.

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford		President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns		Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Frank J. Mechura		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003 .

CROWN CORK & SEAL AMERICAS, INC.

By:	/s/ FRANK J. MECHURA
Name:	Frank J. Mechura
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ E.C. NORRIS ROBERTS E.C. Norris Roberts	Executive Vice President – Information Systems, Planning and World Class Performance, Secretary and Director	September 4, 2003

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003 .

CROWN OVERSEAS INVESTMENTS CORPORATION FOREIGN MANUFACTURERS FINANCE CORPORATION

By:	/s/ PATRICK D. SZMYT
Name:	Patrick D. Szmyt
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK D. SZMYT Patrick D. Szmyt	President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL COMPANY (PA), INC.

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	Chairman of the Board	September 4, 2003

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President and Director (Principal Executive Officer)	September 4, 2003

/s/ THOMAS A. KELLY Thomas A. Kelly	Vice President, Secretary and Director	September 4, 2003

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL COMPANY (USA), INC.

By:	/s/ FRANK J. MECHURA
Name:	Frank J. Mechura
Title:	Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ FRANK J. MECHURA Frank J. Mechura	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 4, 2003

	/s/ PATRICK D. SZMYT Patrick D. Szmyt	Senior Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	/s/ ROBERT J. TRUITT Robert J. Truitt	Executive Vice President & President, Beverage Packaging Division and Director	September 4, 2003

	/s/ JOSEPH R. PIERCE Joseph R. Pierce	Vice President & President, Closures Division and Director	September 4, 2003

	/s/ RAYMOND L. MCGOWAN Raymond L. McGowan	Vice President & President, Food Packaging Division and Director	September 4, 2003

	/s/ JOHN E. ROYCROFT John E. Roycroft	Vice President & President, Aerosol Can Division and Director	September 4, 2003

	/s/ GARY L. BURGESS Gary L. Burgess	Senior Vice President – Human Resources & Secretary and Director	September 4, 2003

	/s/ EDWARD C. VESEY Edward C. Vesey	Senior Vice President – Procurement and Director	September 4, 2003

	* E.C. Norris Roberts	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL COMPANY (DE), LLC.

By:	/s/ ROBERT J. TRUITT
Name:	Robert J. Truitt
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ ROBERT J. TRUITT Robert J. Truitt	President (Principal Executive Officer)	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

	/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	* Frank J. Mechura	Director	September 4, 2003

	* Alan W. Rutherford	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL TECHNOLOGIES CORPORATION

By:	/s/ DANIEL A. ABRAMOWICZ
Name:	Daniel A. Abramowicz
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ DANIEL A. ABRAMOWICZ Daniel A. Abramowicz	President (Principal Executive Officer)	September 4, 2003

	/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary, General Counsel and Director	September 4, 2003

	* John W. Conway	Director	September 4, 2003

	* Alan W. Rutherford	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK DE PUERTO RICO, INC.

By:	/s/ FRANK J. MECHURA
Name:	Frank J. Mechura
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura		President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns		Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Patrick D. Szmyt		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN FINANCIAL CORPORATION

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President and Director (Principal Executive Officer)	September 4, 2003

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	Vice President and Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN FINANCIAL MANAGEMENT, INC.

By:	/s/ TIMOTHY J. DONAHUE
Name:	Timothy J. Donahue
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN W. CONWAY John W. Conway		President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Vice President, Secretary and Director	September 4, 2003

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Alan W. Rutherford		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN NEW DELAWARE HOLDINGS, INC.

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

RISDON-AMS (USA), INC.

By:	/s/ STEPHEN PEARLMAN
Name:	Stephen Pearlman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ STEPHEN PEARLMAN Stephen Pearlman		President and Director (Principal Executive Officer)	September 4, 2003

/s/ JOHN F. BASSI John F. Bassi		Director of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Patrick D. Szmyt		Director	September 4, 2003

* Frank J. Mechura		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

EYELET SPECIALTY CO., INC.

EYELET, INC.

By:	/s/ STEPHEN PEARLMAN
Name:	Stephen Pearlman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ STEPHEN PEARLMAN Stephen Pearlman	President (Principal Executive Officer)	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

	/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	* Patrick D. Szmyt	Director	September 4, 2003

	* Frank J. Mechura	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

HOCKING VALLEY LEASING COMPANY

By:	/s/ JOSEPH R. PIERCE
Name:	Joseph R. Pierce
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JOSEPH R. PIERCE Joseph R. Pierce	President (Principal Executive Officer)	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

	/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	/s/ PATRICK D. SZMYT Patrick D. Szmyt	Vice President—Finance and Director	September 4, 2003

	* Frank J. Mechura	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

NWR, INC.

By:	/s/ FRANK J. MECHURA
Name:	Frank J. Mechura
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President and Director (Principal Executive Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

ZELLER PLASTIK, INC.

By:	/s/ JOSEPH R. PIERCE
Name:	Joseph R. Pierce
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOSEPH R. PIERCE Joseph R. Pierce		President and Director (Principal Executive Officer)	September 4, 2003

/s/ RICHARD BLAUSTEIN Richard Blaustein		Vice President—Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Frank J. Mechura		Director	September 4, 2003

* Patrick D. Szmyt		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, on September 4, 2003.

889273 ONTARIO INC.

By:	/s/ ALFRED J. WAREING
Name:	Alfred J. Wareing
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALFRED J. WAREING Alfred J. Wareing	President and Director (Principal Executive Officer)	September 4, 2003

/s/ ADRIAN COBBOLD Adrian Cobbold	Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, on September 4, 2003.

CROWN CORK & SEAL CANADA INC.

By:	/s/ ALFRED J. WAREING
Name:	Alfred J. Wareing
Title:	Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ ALFRED J. WAREING Alfred J. Wareing	Chairman of the Board and President (Principal Executive Officer)	September 4, 2003

	/s/ ADRIAN COBBOLD Adrian Cobbold	Chief Financial Officer, Vice President—Finance, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	/s/ BARRY R. CURRAN Barry R. Curran	Vice President—Purchasing and Administration and Director	September 4, 2003

	/s/ IAN ANDERSON Ian Anderson	Vice President—Operations and Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Director (Authorized U.S. Representative)	September 4, 2003

	* Alan W. Rutherford	Director	September 4, 2003

	* Frank J. Mechura	Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

RISDON-AMS (CANADA), INC.

By:	/s/ STEPHEN PEARLMAN
Name:	Stephen Pearlman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ STEPHEN PEARLMAN Stephen Pearlman	President and Director (Principal Executive Officer)	September 4, 2003

	/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	/s/ ALFRED J. WAREING Alfred J. Wareing	Vice President and Director	September 4, 2003

	/s/ ADRIAN COBBOLD Adrian Cobbold	Vice President, Secretary and Director	September 4, 2003

	/s/ RICHARD SNIDER Richard Snider	Plant Manager and Director	September 4, 2003

	* Frank J. Mechura	Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

ZELLER PLASTIK CANADA INC.

By:	/s/ JOSEPH R. PIERCE
Name:	Joseph R. Pierce
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH R. PIERCE Joseph R. Pierce	President and Director (Principal Executive Officer)	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ ADRIAN COBBOLD Adrian Cobbold	Vice President, Secretary and Director	September 4, 2003

/s/ ALFRED J. WAREING Alfred J. Wareing	Vice President and Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

ENVASES GENERALES CROWN S.A. DE C.V.

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	President of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	President of the Board (Authorized U.S. Representative)	September 4, 2003

/s/ WILLIAM S. FILOTAS William S. Filotas	Chief Executive Officer and Vice President of the Board (Principal Executive Officer)	September 4, 2003

/s/ LUIS A. RUIZ Luis A. Ruiz	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ MIGUEL A. PERALTA Miguel A. Peralta	Secretary and Director	September 4, 2003

/s/ MAXIMILIANO MILLAN Maximiliano Millan	Assistant Secretary and Director	September 4, 2003

/s/ JORGE B. CADENA Jorge B. Cadena	Director	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

ZELLER PLASTIK DE MEXICO S.A. DE C.V.

By:	/s/ JOSEPH R. PIERCE
Name:	Joseph R. Pierce
Title:	President of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH R. PIERCE Joseph R. Pierce	President of the Board (Authorized U.S. Representative)	September 4, 2003

/s/ GERARDO ORTA Gerardo Orta	General Manager (Principal Executive Officer)	September 4, 2003

/s/ JORGE RAMIREZ Jorge Ramirez	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ FRANK J. MECHURA Frank J. Mechura	Secretary and Director	September 4, 2003

/s/ WILLIAM S. FILOTAS William S. Filotas	Director	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deurne, Belgium, on September 4, 2003.

CROWN CORK COMPANY BELGIUM NV

By:	*
Name:	Xavier Blanpain
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Xavier Blanpain		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Jan Adriaenssen		Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* William Apted		Director	September 4, 2003

* Howard Lomax		Director	September 4, 2003

* Alan W. Rutherford		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

ZP FRANCE

By:	/s/ O. D’ERCEVILLE
Name:	O. d’Erceville
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ O. D’ERCEVILLE O. d’Erceville		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ ERIC KEFF Eric Keff		Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Chris Harrison		Director	September 4, 2003

* Howard Lomax		Director	September 4, 2003

* A. Oberhofer		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

SOCIÉTÉ DE PARTICIPATIONS CARNAUDMETALBOX

By:	/s/ HOWARD LOMAX
Name:	Howard Lomax
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ HOWARD LOMAX Howard Lomax		Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	September 4, 2003

/s/ PAUL BROWETT Paul Browett		Comptroller and Director (Principal Accounting Officer)	September 4, 2003

* Peter Collier		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

ASTRA PLASTIQUE S.A.S.

By:	/s/ CHRIS HARRISON
Name:	Chris Harrison
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ CHRIS HARRISON Chris Harrison		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ ERIC KEFF Eric Keff		Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* O. d’Erceville		Director	September 4, 2003

* R. Batailly		Director	September 4, 2003

* Howard Lomax on behalf of Société de Participations Carnaudmetalbox		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

POLYFLEX

By:	/s/ CHRIS HARRISON
Name:	Chris Harrison
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ CHRIS HARRISON Chris Harrison		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ ERIC KEFF Eric Keff		Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* A. Oberhofer		Director	September 4, 2003

* D. Pandolfi		Director	September 4, 2003

* Howard Lomax on behalf of Société de Participations Carnaudmetalbox		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

LA FRANCAISE DE DÉVELOPPEMENT DE LA BOÎTE BOISSONS

By:	/s/ GEORGE NICOL
Name:	George Nicol
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ GEORGE NICOL George Nicol		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ RALPH LAMBERT Ralph Lambert		Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* I. D’Ornellas		Director	September 4, 2003

* F. Querrioux		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

CROWN CORK COMPANY FRANCE SA

By:	/s/ FRANÇOIS DE WENDEL
Name:	François de Wendel
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ FRANÇOIS DE WENDEL François de Wendel		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ ANTOINE ROSSIGNOL Antoine Rossignol		Chief Financial Officer—Food and Comptroller—Food (Co-Principal Financial Officer and Co-Principal Accounting Officer)	September 4, 2003

/s/ OLIVIER ZOSI Olivier Zosi		Chief Financial Officer—Specialty Packaging and Comptroller— Specialty Packaging (Co-Principal Financial Officer and Co-Principal Accounting Officer)	September 4, 2003

* Olivier Tanneau		Director	September 4, 2003

* G. Leopold		Director	September 4, 2003

* Marc Lessertisseur		Director	September 4, 2003

* Howard Lomax		Director	September 4, 2003

* Howard Lomax on behalf of Crown Cork & Seal Company, Inc.		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on September 4, 2003.

CROWN DEVELOPPEMENT SNC

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ HOWARD LOMAX Howard Lomax	Chief Financial Officer, Comptroller and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

CARNAUDMETALBOX DEUTSCHLAND GMBH

By:	*
Name:	Peter Brylka
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Peter Brylka		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Rolfe Willke		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Howard Lomax		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

CROWN BENDER GMBH

By:	*
Name:	D. Wilmer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* D. Wilmer	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Thomas Friedrich	Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER	September 4, 2003

William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, September 4, 2003.

ZUCHNER VERPACKUNGEN GMBH

By:	*
Name:	M. Casagrande
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* M. Casagrande		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Luca Stoppelli		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Françios de Wendel		Director	September 4, 2003

* K. Feldman		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

ZUCHNER VERSCHLUSSE GMBH

By:	*
Name:	C. Reuss
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* C. Reuss	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Volker Deppe	Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER	September 4, 2003

William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

ZUCHNER & GRUSS METALLVERPACKUNGEN GMBH

By:	*
Name:	G. Bollmus
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* G. Bollmus	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Tatyos Pasoglu	Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER	September 4, 2003

William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

CARNAUDMETALBOX NAHRUNGSMITTELDOSEN GMBH

By:	*
Name:	M. Casagrande
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* M. Casagrande		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Luca Stoppelli		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* K. Feldman		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

ZELLER PLASTIK GMBH

By:	*
Name:	A. Oberhofer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* A. Oberhofer		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Bernhard Wilhelms		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Chris Harrison		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

RAKU RASTATT GMBH

By:	*
Name:	A. Oberhofer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* A. Oberhofer	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Bernhard Wilhelms	Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER	September 4, 2003

William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

ZELLER ENGINEERING GMBH

By:	*
Name:	A. Oberhofer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* A. Oberhofer		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Bernhard Wilhelms		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Chris Harrison		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seesen, Germany, on September 4, 2003.

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:	*
Name:	Peter Brylka
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Peter Brylka		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Rolfe Willke		Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

* Howard Lomax		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reinach, Switzerland, on September 4, 2003.

CROWN CORK AG

By:	*
Name:	Richard Jauslin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard Jauslin	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Monika Schraner	Comptroller (Principal Accounting Officer)	September 4, 2003

* Valerie Veziant	Chief Financial Officer (Principal Financial Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reinach, Switzerland, on September 4, 2003.

CROWN OBRIST AG

By:	*
Name:	Ernst Hotan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Ernst Hotan	Chief Executive Officer (Principal Executive Officer)	September 4, 2003

	* Gallus Rohrer	Comptroller (Principal Accounting Officer)	September 4, 2003

	* Valerie Veziant	Chief Financial Officer (Principal Financial Officer)	September 4, 2003

	* Richard Jauslin	Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reinach, Switzerland, on September 4, 2003.

BMW VOGEL AG

By:	*
Name:	Nick Mullen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Nick Mullen	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

	* Raymond Clerc	Chief Financial Officer and Comptroller (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

	* Ernst Hotan	Director	September 4, 2003

	* K. Dannenberger	Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN UK HOLDINGS LIMITED

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JOHN W. CONWAY John W. Conway	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

	* Keith Heron	Comptroller (Principal Accounting Officer)	September 4, 2003

	/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

	* John Davidson	Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

THE CROWN CORK COMPANY LIMITED

By:	*
Name:	David Pollen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* David Pollen	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

	* Keith Heron	Comptroller (Principal Accounting Officer)	September 4, 2003

	* Judith White	Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

	* Alan W. Rutherford	Director	September 4, 2003

	/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER		September 4, 2003
William T. Gallagher Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

CARNAUDMETALBOX OVERSEAS LIMITED

By:	*
Name:	David Pollen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Pollen	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron	Comptroller (Principal Accounting Officer)	September 4, 2003

* Ralph Lambert	Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CORK & SEAL FINANCE PLC

By:	/s/ TIMOTHY J. DONAHUE
Name:	Timothy J. Donahue
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

* Keith Heron	Comptroller (Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

CARNAUDMETALBOX PLC

By:	*
Name:	John Davidson
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* John Davidson		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

* Howard Lomax		Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

* Peter Calder		Director	September 4, 2003

* Peter Collier		Director	September 4, 2003

* R. Dachs		Director	September 4, 2003

* Françios de Wendel		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

*By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

UNITED CLOSURES & PLASTICS PLC

By:	*
Name:	Chris Harrison
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Chris Harrison		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

* F. Steven Edwards		Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

* M. Dewhurst		Director	September 4, 2003

* E. Saxon		Director	September 4, 2003

* Geoffrey Vaughan		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

CARNAUDMETALBOX ENGINEERING PLC

By:	*
Name:	F. Jowitt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* F. Jowitt		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

* P. Leeming		Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

* J. Fox-Mills		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

MASSMOULD HOLDINGS LIMITED

By:	*
Name:	Geoffrey Vaughan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Geoffrey Vaughan		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

* Paul Webb		Chief Financial Officer (Principal Financial Officer)	September 4, 2003

* Chris Harrison		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wantage, United Kingdom, on September 4, 2003.

SPECIALTY PACKAGING (UK) PLC

By:	*
Name:	Nick Mullen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Nick Mullen		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

* John Parker		Chief Financial Officer (Principal Financial Officer)	September 4, 2003

* J. McCann		Director	September 4, 2003

* John Davidson on behalf of CarnaudMetalbox Group UK Limited		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Authorized U.S. Representative	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CARNAUDMETALBOX GROUP UK LIMITED

By:	/s/ JOHN W. CONWAY
Name:	John W. Conway
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN W. CONWAY John W. Conway		Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2003

* Keith Heron		Comptroller (Principal Accounting Officer)	September 4, 2003

/s/ ALAN W. RUTHERFORD Alan W. Rutherford		Chief Financial Officer and Director (Principal Financial Officer)	September 4, 2003

* Peter Collier		Director	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher		Director (Authorized U.S. Representative)	September 4, 2003

* John Davidson		Director	September 4, 2003

* Xavier Blanpain		Director	September 4, 2003

* William Apted		Director	September 4, 2003

* By:	/s/ WILLIAM T. GALLAGHER William T. Gallagher Attorney-in-Fact		September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN MEXICAN HOLDINGS, S. DE R.L. DE C.V.

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W Rutherford	President and Director (Principal Executive Officer and Authorized U.S Representative)	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President and Director	September 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 4, 2003.

CROWN CANADIAN HOLDINGS ULC

By:	/s/ ALAN W. RUTHERFORD
Name:	Alan W Rutherford
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President (Principal Executive Officer and Authorized U.S. Representative)	September 4, 2003

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 4, 2003

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 4, 2003

EXHIBIT INDEX

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
3.a	Articles of Incorporation of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Crown Holdings, Inc.’s (the “Registrant”) Current Report on Form 8-K dated February 26, 2003 (File No. 000-50189))

3.b	By-laws of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 000-50189))

4.a	Credit Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown International Holdings, Inc., as Parent Guarantors, Crown European Holdings, as Euro Borrower, Crown Cork & Seal Americas, Inc. as U.S. Borrower, the Subsidiary Borrowers Named therein, the Lenders referred to therein, Citicorp North America, Inc., as Administrative Agent and Citibank International plc, as U.K. Administrative Agent (incorporated by reference to Exhibit 4.cc of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-50189) (the “2002 Annual Report”))

4.b	Euro Pledge Agreement, dated as of February 26, 2003 among Crown Cork & Seal Company, Inc., Crown International Holdings, Inc., Crown Cork & Seal Americas, Inc. and the Domestic Subsidiaries party thereto, as Pledgors, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.dd of the 2002 Annual Report)

4.c	CEH Pledge Agreement, dated as of February 26, 2003 among Crown European Holdings, as Pledgor, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.ee of the 2002 Annual Report)

4.d	Shared Pledge Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Pledgors, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.ff of the 2002 Annual Report)

4.e	Bank Pledge Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Grantors, and Citicorp North Americas, Inc., as U.S. Collateral Agent (incorporated by reference to Exhibit 4.gg of the 2002 Annual Report)

4.f	LLC Pledge Agreement, dated as of February 26, 2003 among CCK Investments LLC, as Pledgor, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 4.hh of the 2002 Annual Report)

4.g	U.S. Security Agreement, dated as of February 26, 2003 among Crown Holdings, Inc., Crown Cork & Seal Company, Inc., Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc. and the Domestic Subsidiaries party thereto, as Grantors, and Citicorp North America, Inc., as U.S. Collateral Agent (incorporated by reference to Exhibit 4.ii of the 2002 Annual Report)

4.h	U.S. Guarantee Agreement, dated as of February 26, 2003 among the Domestic Subsidiaries referred to therein and Citicorp North America, Inc., as Administrative Agent (incorporated by reference to Exhibit 4.jj of the 2002 Annual Report)

4.i	Non-U.S. Guarantee Agreement, dated as of February 26, 2003 among the Guarantors referred to therein and Citibank International plc, as U.K. Administrative Agent (incorporated by reference to Exhibit 4.kk of the 2002 Annual Report)

4.j	Global Participation and Proceeds Sharing Agreement, dated as of February 26, 2003 among Citicorp North America, Inc., as Bank Agent, U.S. Collateral Agent and Sharing Agent, Citibank International plc, as U.K. Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, and Citicorp Trustee Company Limited, as Euro Collateral Agent (incorporated by reference to Exhibit 3.2 of the 2002 Annual Report)

4.k	Registration Rights Agreement relating to the 9.5% Second Priority Senior Secured Notes due 2011 and the 10.25% Second Priority Senior Secured Notes due 2011, dated as of February 26, 2003 among Crown European Holdings, Crown Holdings, Inc. and the other Guarantors named therein and the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.mm of the 2002 Annual Report)

4.l	Registration Rights Agreement relating to the 10.875% Third Priority Senior Secured Notes due 2013, dated as of February 26, 2003 among Crown European Holdings, Crown Holdings, Inc. and the other Guarantors named therein and the several purchasers named in Schedule I thereto (incorporated by reference to Exhibit 4.nn of the 2002 Annual Report)

4.m	Indenture dated as of February 26, 2003, by and among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing Crown European Holdings’ 9.5% Second Priority Senior Secured Notes due 2011 and 10.25% Second Priority Senior Secured Notes due 2001 (incorporated by reference to Exhibit 4.oo of the 2002 Annual Report)

4.n	Form of Crown European Holdings’ 9.5% Second Priority Senior Secured Notes due 2011 (incorporated by reference to Exhibit 4.pp of the 2002 Annual Report)

4.o	Form of Crown European Holdings’ 10.25% Second Priority Senior Secured Notes due 2011 (incorporated by reference to Exhibit 4.qq of the 2002 Annual Report)

4.p	Indenture dated as of February 26, 2003, by and among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing Crown European Holdings’ 10.875% Third Priority Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.rr of the 2002 Annual Report)

4.q	Form of Crown European Holdings’ 10.875% Third Priority Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.ss of the 2002 Annual Report)

4.r	U.S. Intercreditor and Collateral Agency Agreement, dated as of February 26, 2003 among Citicorp North America, Inc., as Administrative Agent and U.S. Collateral Agent, Citibank International plc, as U.K. Administrative Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, Crown Holdings, Inc., Crown Cork & Seal Americas, Inc., Crown Cork & Seal Company, Inc., Crown International Holdings, Inc. and each of the U.S. subsidiaries of Crown Holdings, Inc. listed on Schedule I thereto (incorporated by reference to Exhibit 4.tt of the 2002 Annual Report)

4.s	Euro Intercreditor and Collateral Agency Agreement, dated as of February 26, 2003 among Citibank International plc, as Bank Agent, Wells Fargo Bank Minnesota, National Association, as Second and Third Priority Notes Trustee, Citicorp Trustee Company Limited, as Euro Collateral Agent, Crown European Holdings and the subsidiaries of Crown European Holdings listed on Schedule I thereto (incorporated by reference to Exhibit 4.uu of the 2002 Annual Report)

5.a	Opinion of Dechert LLP, Philadelphia, Pennsylvania

5.b	Opinion of Holland & Knight LLP, Orlando, Florida

5.c	Opinion of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio

5.d	Opinion of Miller Thomson, LLP, Toronto, Canada

5.e	Opinion of Hoelters & Elsing, Frankfurt, Germany

5.f	Opinion of JeantetAssociés, Paris, France

5.g	Opinion of Basham, Ringe y Correa, S.C., Mexico City, Mexico

5.h	Opinion of Homburger, Zurich, Switzerland

5.i	Opinion of Dechert, London, England

5.j	Opinion of Cannizo Ortiz y Asociados, S.C., Mexico City, Mexico

5.k	Opinion of Stewart McKelvey Stirling Scales, Halifax, Canada

12	Computation of Ratio of Earnings to Fixed Charges†

21	Subsidiaries of Crown Holdings, Inc. (incorporated by reference to Exhibit 21 of the 2002 Annual Report)

23.a	Consent of PricewaterhouseCoopers LLP

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a)

23.c	Consent of Holland & Knight LLP, Orlando, Florida (included in Exhibit 5.b)

23.d	Consent of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio (included in Exhibit 5.c)

23.e	Consent of Miller Thomson, LLP, Toronto, Canada (included in Exhibit 5.d)

23.f	Consent of Hoelters & Elsing, Frankfurt, Germany (included in Exhibit 5.e)

23.g	Consent of JeantetAssociés, Paris, France (included in Exhibit 5.f)

23.h	Consent of Basham, Ringe y Correa, S.C., Mexico City, Mexico (included in Exhibit 5.g)

23.i	Consent of Homburger, Zurich, Switzerland (included in Exhibit 5.h)

23.j	Consent of Dechert, London, England (included in Exhibit 5.i)

23.k	Consent of Cannizo Ortiz y Asociados, S.C., Mexico City, Mexico (included in Exhibit 5.j)

23.l	Consent of Stewart McKelvey Stirling Scales, Halifax, Canada (included in Exhibit 5.k)

24.a	Powers of Attorney†

24.b	Resolutions of the Board of Directors of Certain Registrants Authorizing Signature by Power of Attorney†

25	Statements of Eligibility and Qualification of Wells Fargo Bank Minnesota, National Association on Form T-1†

99.a	Form of Letter of Transmittal

99.b	Form of Letter to Holders of 9.5% Second Priority Senior Secured Notes due 2011, Holders of 10.25% Second Priority Senior Secured Notes due 2011 and Holders of 10.875% Third Priority Senior Secured Notes due 2013 Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended†

99.d	Form of Letter to Clients Concerning Offer For All Outstanding 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, in Exchange for 9.5% Second Priority Senior Secured Notes due 2011, 10.25% Second Priority Senior Secured Notes due 2011 and 10.875% Third Priority Senior Secured Notes due 2013, respectively, of Crown European Holdings Which Have Been Registered Under the Securities Act of 1933, as amended

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9†

†	Previously filed.